The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-156305

SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2012

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 14, 2011)

The Korea Development Bank

US$                  % Notes due 20

Our US$             aggregate principal amount of notes due 20     (the “Notes”) will bear interest at a rate of     % per annum. Interest on the Notes is payable semi-annually in arrears on              and              of each year, beginning on             , 2012. The Notes will mature on             , 20    .

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein). However, under The Korea Development Bank Act, as amended (“the KDB Act”), the Government is obligated to guarantee the payment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance (including the Notes offered hereby) outstanding as of the date of the initial sale of the Government’s equity interest in KDB Financial Group (“KDBFG”), subject to the authorization of the Government guarantee amount by the National Assembly of the Republic of Korea. See “The Korea Development Bank—Overview” and “—Business—Government Support and Supervision” in the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public offering price		%	US$
Underwriting discount		%	US$
Proceeds to us (before deduction of expenses)		%	US$

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including             , 2012.

Application has been made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Admission of the Notes to the Official List of, and quotation of the Notes on, the SGX-ST is not to be taken as an indication of the merits of the issuer or the Notes. Currently, there is no public market for the Notes.

We expect to make delivery of the Notes to investors through the book-entry facilities of The Depository Trust Company on or about             , 2012.

Joint Bookrunners

BNP PARIBAS
Citigroup
Deutsche Bank
HSBC
J.P. Morgan
KDB Asia
The Royal Bank of Scotland

Prospectus Supplement Dated             , 2012

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Prior to 2011, we prepared our financial statements in accordance with generally accepted accounting principles in Korea (“Korean GAAP” or “K-GAAP”). Our non-consolidated financial information as of and for the years ended December 31, 2009 and 2010 appearing in the accompanying prospectus was prepared in accordance with Korean GAAP. Commencing in 2011, we prepare our financial statements in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”) and our separate financial information as of December 31, 2010, June 30, 2011 and September 30, 2011 and for the six months ended June 30, 2010 and 2011 and nine months ended September 30, 2010 and 2011 included in this prospectus supplement has been prepared in accordance with Korean IFRS, which differs in certain significant respects from Korean GAAP. As a result, our interim separate K-IFRS financial statements included in this prospectus supplement are not comparable with our non-consolidated K-GAAP financial statements included in the accompanying prospectus. Both our interim non-consolidated K-GAAP financial statements and our interim separate K-IFRS financial statements have not been audited. Note 48 of the notes to our interim separate financial statements as of December 31, 2010 and June 30, 2011 and for the six months ended June 30, 2010 and 2011 included in this prospectus supplement provides a description of the effects of the conversion from Korean GAAP to Korean IFRS. References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated July 14, 2011. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-156305, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any statements made or opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Admission of the Notes to the Official List of, and the quotation of any Notes on, the SGX-ST is not to be taken as an indication of the merits of the issuer or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$             aggregate principal amount of         % notes due             , 20        .

The Notes will bear interest at a rate of         % per annum, payable semi-annually in arrears on              and             , beginning on             , 2012. Interest on the Notes will accrue from             , 2012 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government. However, under the KDB Act, the Government is obligated to guarantee the payment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance (including the Notes offered hereby) outstanding as of the date of the initial sale of the Government’s equity interest in KDBFG, subject to the authorization of the Government guarantee amount by the National Assembly of the Republic of Korea. See “The Korea Development Bank—Overview” and “—Business—Government Support and Supervision” in the accompanying prospectus.

We do not have any right to redeem the Notes prior to maturity.

Listing

Application has been made to the SGX-ST for the listing and quotation of the Notes. Settlement of the Notes is not conditioned on obtaining the listing. The Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000 for so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require.

Form and Settlement

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as the Notes in all respects so that such further issue shall be consolidated and form a single series with the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about             , 2012, which will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$            . We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated July 14, 2011. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Overview

As of June 30, 2011, we had (Won)74,792.8 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of (Won)122,786.8 billion and total equity of (Won)17,368.0 billion, as compared to (Won)72,057.4 billion of loans outstanding, (Won)113,949.9 billion of total assets and (Won)16,733.0 billion of total equity as of December 31, 2010. For the six months ended June 30, 2011, we recorded interest income of (Won)2,203.5 billion, interest expense of (Won)1,403.1 billion and net income of (Won)1,040.9 billion, as compared to (Won)2,307.8 billion of interest income, (Won)1,452.6 billion of interest expense and (Won)411.0 billion of net income for the six months ended June 30, 2010.

On January 31, 2012, the Government took three Government-owned financial institutions (including us) off the list of public institutions to grant them more autonomy in such areas as budgeting and human resources and to facilitate their privatization. Although the Government has previously announced plans to privatize us, the specific timing and procedure for our privatization have not yet been announced.

Capitalization

As of September 30, 2011, our authorized capital was (Won)15,000 billion and capitalization was as follows:

September 30, 2011(1)
(billions of won) (unaudited)
Long-term debt(2)(3):
Won currency borrowings	4,783.1
Foreign currency borrowings	3,728.2
Industrial finance bonds	44,482.3

Total long-term debt	52,993.6

Capital:
Issued capital	9,251.9
Capital surplus	44.4
Capital adjustments	—
Retained earnings(4)	7,457.0
Accumulated other comprehensive income	503.1

Total capital	17,256.4

Total capitalization	70,250.0

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2011.

(2)	We have translated borrowings in foreign currencies into Won at the rate of (Won)1,179.5 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 30, 2011.
(3)	As of September 30, 2011, we had contingent liabilities totaling (Won)13,054.5 billion under outstanding guarantees issued on behalf of our clients.
(4)	Includes planned regulatory reserve for possible loan losses of (Won)740.9 billion as of September 30, 2011. Under Korean IFRS, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings.

Selected Financial Statement Data

Recent Developments

As of September 30, 2011, we had (Won)81,671.2 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of (Won)131,896.4 billion and total equity of (Won)17,256.3 billion, as compared to (Won)72,057.4 billion of loans outstanding, (Won)113,949.9 billion of total assets and (Won)16,733.0 billion of total equity as of December 31, 2010. For the nine months ended September 30, 2011, we recorded interest income of (Won)3,373.3 billion, interest expense of (Won)2,178.0 billion and net income of (Won)1,073.1 billion, as compared to (Won)3,394.3 billion of interest income, (Won)2,144.0 billion of interest expense and (Won)595.2 billion of net income for the nine months ended September 30, 2010.

The following tables present selected separate financial information as of December 31, 2010 and September 30, 2011 and for the nine months ended September 30, 2010 and 2011, which has been derived from our unaudited separate financial statements as of December 31, 2010 and September 30, 2011 and for the nine months ended September 30, 2010 and 2011 prepared in accordance with Korean IFRS. Korean IFRS differs in significant respects from Korean GAAP, based on which our non-consolidated financial statements as of and for the years ended December 31, 2009 and 2010 included in the accompanying prospectus were prepared. As a result, our interim separate K-IFRS financial information included in this prospectus supplement is not comparable with our non-consolidated K-GAAP financial information included in the accompanying prospectus.

Separate K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2010	2011
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	3,394.3	3,373.3
Total Interest Expenses	2,144.0	2,178.0
Net Interest Income	1,250.3	1,195.3
Operating Income	942.8	1,378.3
Net Income	595.2	1,073.1

	As of December 31, 2010	As of September 30, 2011
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	72,057.4	81,671.2
Total Borrowings(2)	85,994.4	100,782.0
Total Assets	113,949.9	131,896.4
Total Liabilities	97,216.9	114,640.1
Equity	16,733.0	17,256.3

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at fair value through profit or loss (“FVTPL”), due to customers, borrowings and debt issued.

The following tables present selected consolidated financial information for the nine months ended September 30, 2010 and 2011 and as of December 31, 2010 and September 30, 2011, which has been derived from our unaudited consolidated financial statements as of December 31, 2010 and September 30, 2011 and for the nine months ended September 30, 2010 and 2011 prepared in accordance with Korean IFRS.

Consolidated K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2010	2011
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	3,715.3	3,690.2
Total Interest Expenses	2,223.8	2,287.7
Net Interest Income	1,491.6	1,402.4
Operating Income	861.9	1,319.7
Net Income	713.8	1,003.8

	As of December 31, 2010	As of September 30, 2011
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	75,218.9	83,323.1
Total Borrowings(2)	88,939.2	105,412.5
Total Assets	125,859.2	153,061.9
Total Liabilities	108,866.0	132,862.8
Equity	16,993.2	20,199.0

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at FVTPL, due to customers, borrowings and debt issued.

Nine Months Ended September 30, 2011

For the nine months ended September 30, 2011, we had net income of (Won)1,073.1 billion compared to net income of (Won)595.2 billion for the nine months ended September 30, 2010, on a separate K-IFRS basis.

Principal factors for the increase in net income for the nine months ended September 30, 2011 compared to the nine months ended September 30, 2010 included:

•

a decrease in credit loss expense to (Won)142.3 billion in the nine months ended September 30, 2011 from (Won)927.1 billion in the corresponding period of 2010, primarily due to a decrease in non-performing loans; and

•

an increase in net gain from foreign currency transactions and derivative financial instruments to (Won)431.6 billion in the nine months ended September 30, 2011 from (Won)133.9 billion in the corresponding period of 2010, primarily due to a valuation gain on Kumho Petrochemical convertible bonds; commencing in 2011, embedded derivative instruments (such as conversion rights) were treated as separate derivatives and recorded at fair value under Korean IFRS.

The above factors were partially offset by a decrease in net gain from financial assets available-for-sale to (Won)40.7 billion in the nine months ended September 30, 2011 from (Won)419.6 billion in the corresponding period of 2010, primarily due to a decrease in sales of available-for-sale securities.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Kumho Tires Co., Inc., Daehan Shipbuilding Co., Ltd., Daewoo Motor Sales, Kumho Industrial and Hanil Engineering & Construction Co., Ltd. As of September 30, 2011, our credit extended to these companies totaled (Won)2,320.7 billion, accounting for 1.8% of our total assets as of such date.

As of September 30, 2011, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to Kumho Tires increased to (Won)1,063.2 billion from (Won)1,040.4 billion as of June 30, 2011, due to, among others, an increase in the Won value of loans denominated in certain foreign currencies as a result of the depreciation of the Won against those foreign currencies including the U.S. dollar. As of September 30, 2011, our exposure to Daehan Shipbuilding decreased to (Won)478.3 billion from (Won)595.2 billion as of June 30, 2011, primarily due to debt-equity swaps. As of September 30, 2011, our exposure to Daewoo Motor Sales decreased slightly to (Won)349.2 billion from (Won)351.4 billion as of June 30, 2011. As of September 30, 2011, our exposure to Kumho Industrial decreased to (Won)229.7 billion from (Won)271.7 billion as of June 30, 2011, primarily due to repayment of debt. As of September 30, 2011, our exposure to Hanil Engineering & Construction Co., Ltd. increased slightly to (Won)200.3 billion from (Won)196.0 billion as of June 30, 2011.

As of September 30, 2011, we established provisions of (Won)62.7 billion for our exposure to Kumho Tires, (Won)19.8 billion for Daehan Shipbuilding, (Won)164.2 billion for Daewoo Motor Sales and (Won)29.9 billion for Kumho Industrial.

Based on our unaudited internal management accounts, as of September 30, 2011, our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines was (Won)1,063.2 billion, (Won)229.7 billion, (Won)1,182.7 billion and (Won)904.2 billion, respectively. Based on our unaudited internal management accounts, as of September 30, 2011, we established provisions of (Won)62.7 billion, (Won)29.9 billion, (Won)2.6 billion and (Won)1.4 billion for our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines, respectively.

For the nine months ended September 30, 2011, we did not sell any non-performing loans to KAMCO.

Results of Operation

The following tables present selected unaudited separate financial information as of December 31, 2010 and June 30, 2011 and for the six months ended June 30, 2010 and 2011, which has been derived from our unaudited separate financial statements as of December 31, 2010 and June 30, 2011 and for the six months ended June 30, 2010 and 2011 prepared in accordance with Korean IFRS and included in this prospectus supplement. Korean IFRS differs in significant respects from Korean GAAP, based on which our non-consolidated financial statements as of and for the years ended December 21, 2009 and 2010 included in the accompanying prospectus were prepared. As a result, our interim separate K-IFRS financial statements included in this prospectus supplement are not comparable with our non-consolidated K-GAAP financial statements included in the accompanying prospectus. For a reconciliation of our separate financial statements prepared under Korean IFRS to Korean GAAP, see Note 48 of the notes to our separate financial statements included in this prospectus supplement. You should read the following financial statement data together with the separate financial statements and notes included in this prospectus supplement:

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2010	2011
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	2,307.8	2,203.5
Total Interest Expenses	1,452.6	1,403.1
Net Interest Income	855.2	800.4
Operating Income	626.3	1,291.8
Net Income	411.0	1,040.9

	As of December 31, 2010	As of June 30, 2011
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	72,057.4	74,792.8
Total Borrowings(2)	85,994.4	92,168.9
Total Assets	113,949.9	122,786.8
Total Liabilities	97,216.9	105,418.8
Equity	16,733.0	17,368.0

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include due to customers, financial liabilities designated at fair value through profit or loss (“FVTPL”), borrowings and debt issued.

The following tables present selected consolidated financial information for the six months ended June 30, 2010 and 2011 and as of December 31, 2010 and June 30, 2011, which has been derived from our unaudited consolidated financial statements as of December 31, 2010 and June 30, 2011 and for the six months ended June 30, 2010 and 2011 prepared in accordance with Korean IFRS.

Consolidated K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2010	2011
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	2,471.7	2,395.5
Total Interest Expenses	1,488.1	1,478.9
Net Interest Income	983.6	916.7
Operating Income	597.0	1,342.5
Net Income	392.6	1,005.6

	As of December 31, 2010	As of June 30, 2011
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	75,218.9	76,715.1
Total Borrowings(2)	88,939.2	96,623.1
Total Assets	125,859.2	143,615.8
Total Liabilities	108,866.0	123,288.1
Equity	16,993.2	20,327.7

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include due to customers, financial liabilities designated at FVTPL, borrowings and debt issued.

Six Months Ended June 30, 2011

For the six months ended June 30, 2011, we had net income of (Won)1,040.9 billion compared to net income of (Won)411.0 billion for the six months ended June 30, 2010, on a separate K-IFRS basis.

Principal factors for the increase in net income for the six months ended June 30, 2011 compared to the six months ended June 30, 2010 included:

•

a decrease in credit loss expense to (Won)72.6 billion in the six months ended June 30, 2011 from (Won)547.2 billion in the corresponding period of 2010, primarily due to a decrease in non-performing loans; and

•

an increase in net gain from foreign currency transactions and derivative financial instruments to (Won)558.6 billion in the six months ended June 30, 2011 from (Won)74.2 billion in the corresponding period of 2010, primarily due to a valuation gain on Kumho Petrochemical convertible bonds; commencing in 2011, embedded derivative instruments (such as conversion rights) were treated as separate derivatives and recorded at fair value under Korean IFRS.

The above factors were partially offset by a decrease in net gain from financial assets available-for-sale to W64.1 billion in the six months ended June 30, 2011 from (Won)281.0 billion in the corresponding period of 2010, primarily due to a decrease in sales of available-for-sale securities.

Provisions for Possible Loan Losses and Loans in Arrears

As of June 30, 2011, we established provisions of (Won)1,196.8 billion for possible loan losses under Korean IFRS. The method of recognizing provisions for possible loan losses under Korean IFRS is different from that under Korean GAAP. Under Korean GAAP, we established a provision for possible loan losses, which was available to absorb losses that we incurred in our loan portfolio. This provision was based on our classification of the loans in our portfolio as of the balance sheet date under the asset classification criteria of the Financial Services Commission. Similarly, we have established provisions for possible loan losses under Korean IFRS to absorb such losses. The provisions for possible loan losses under Korean IFRS are recorded for those loans for which objective evidence of impairment exists as a result of one or more events that occurred after initial recognition and, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings. See Notes 37, 48 and 49 of the notes to our separate financial statements included in this prospectus supplement.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2011, we have provided loans of (Won)3,796.1 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of (Won)552.6 billion following debt-equity swaps. As of June 30, 2011, we had established provisions of (Won)718.1 billion for possible loan losses. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

The following table provides information on our loan loss provisions.

		As of June 30, 2011(1)
		Loan Amount	Loan Loss Provisions
		(in billions of won, except percentages)
Loans not impaired	Normal(2)	69,993.9	262.6
	Precautionary	2,584.2	271.7
	Substandard	192.9	59.8
	Doubtful	—	—
	Expected Loss	0.5	0.4
Loans impaired(3)		2,021.3	602.4

Total		74,792.8	1,196.8

(1)	These figures include loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.
(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss provisions for all loans including loans guaranteed by the Government.
(3)	Classified as substandard or below. See note 2 of the notes to our separate financial statements for a summary of significant accounting policies with respect to impairment of loans.

As of June 30, 2011, our delinquent loans totaled (Won)2,214.7 billion, representing 3.0% of our outstanding loans as of such date. Delinquent loans are defined as loans that are classified as substandard or below. On June 30, 2011, our legal reserve was (Won)5,076.4 billion, representing 6.8% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Kumho Tires Co., Inc., Daehan Shipbuilding Co., Ltd., Daewoo Motor Sales, Kumho Industrial and Hanil Engineering & Construction Co., Ltd. As of June 30, 2011, our credit extended to these companies totaled (Won)2,450.1 billion, accounting for 2.0% of our total assets as of such date.

As of June 30, 2011, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to Kumho Tires increased to (Won)1,040.4 billion from (Won)994.2 billion as of December 31, 2010, due to, among others, an increase in valuation of equity investments. As of June 30, 2011, our exposure to Daehan Shipbuilding was (Won)592.8 billion, a slight increase from (Won)586.9 billion as of December 31, 2010. As of June 30, 2011, our exposure to Daewoo Motor Sales decreased slightly to (Won)351.4 billion from (Won)351.7 billion as of December 31, 2010. As of June 30, 2011, our exposure to Kumho Industrial decreased to (Won)271.7 billion from (Won)314.7 billion as of December 31, 2010, primarily due to repayment of debt. As of June 30, 2011, our exposure to Hanil Engineering & Construction Co. Ltd. increased slightly to (Won)193.8 billion from (Won)192.2 billion as of December 31, 2010.

As of June 30, 2011, we established provisions of (Won)65.9 billion for our exposure to Kumho Tires, (Won)41.9 billion for Daehan Shipbuilding, (Won)166.0 billion for Daewoo Motor Sales and (Won)37.7 billion for Kumho Industrial.

Based on our unaudited internal management accounts, as of June 30, 2011, our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines was (Won)1,040.4 billion, (Won)271.7 billion, (Won)1,156.5 billion and (Won)870.3 billion, respectively. Based on our unaudited internal management accounts, as of June 30, 2011, we established provisions of (Won)65.9 billion, (Won)37.7 billion, (Won)2.5 billion and (Won)1.4 billion for our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines, respectively.

For the six months ended June 30, 2011, we did not sell any non-performing loans to KAMCO.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2011:

Loans(1)

June 30, 2011
(billions of won)
Equipment Capital Loans:
Domestic currency	26,890.0
Foreign currency(2)	12,608.1

39,498.1
Working Capital Loans:
Domestic currency(3)	16,323.9
Foreign currency(2)	3,065.4

19,389.3
Other Loans(4)	15,905.4

Total loans	74,792.8

(1)	Includes loans extended to affiliates.
(2)	Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled (Won)2,563.7 billion as of June 30, 2011. See “The Korea Development Bank—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies” in the accompanying prospectus.
(3)	Includes loans on households.
(4)	Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2011, we had (Won)74,792.8 billion in outstanding loans, a 3.8% increase from December 31, 2010.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	June 30, 2011	As % of June 30, 2011 Total
	(billions of won, except percentages)
Loans with remaining maturities of one year or less	10,523.3	17.9%
Loans with remaining maturities of more than one year	48,364.1	82.1%

Total	58,887.4	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2011:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	June 30, 2010	As % of June 30, 2010 Total
	(billions of won, except percentages)
Manufacturing	31,199.1	53.0%
Banking and Insurance	8,777.8	14.9%
Transportation and Communication	6,043.4	10.3%
Public Administration	595.5	1.0%
Electric, Gas and Water Supply Industry	1,725.6	2.9%
Others	10,546.0	17.9%

Total	58,887.4	100.0%

Percentage increase from December 31, 2010	8.7%

(1)	Includes loans extended to affiliates.

The manufacturing sector accounted for 53.0% of our outstanding equipment capital and working capital loans as of June 30, 2011. As of June 30, 2011, loans to the petrochemical manufacturing businesses and metal-related manufacturing businesses accounted for 17.4% and 9.9%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

LG Electronics Inc. was our single largest borrower as of June 30, 2011, accounting for 2.1% of our outstanding equipment capital and working capital loans. As of June 30, 2011, our five largest borrowers accounted for 8.4% of our outstanding equipment capital and working capital loans and the 20 largest borrowers for 22.1%. The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2011 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2011 Total Outstanding Equipment Capital and Working Capital Loans
Manufacturing	57.3%
Transportation and Communication	17.1%
Banking and Insurance	17.4%
Public Administration	3.9%
Others	4.2%

Total	100.0%

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2011:

	Equipment Capital Loans(1)		Working Capital Loans(1)
	June 30, 2011%		June 30, 2011%
	(billions of won, except percentages)
Industrial fund loans	20,115.0	50.9%	15,210.7	78.4%
Foreign currency loans	11,845.2	30.0%	3,065.4	15.8%
Offshore loans in foreign currencies	3,828.3	9.7%	—	—
Government fund loans	3,709.6	9.4%	756.4	3.9%
Overdraft	—	—	356.8	1.8%

Total	39,498.1	100.0	19,389.3	100.0

(1)	Includes loans on households and loans extended to affiliates.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2011:

June 30, 2011
(billions of won)
Acceptances	841.9
Guarantees on local borrowing	801.6
Guarantees on foreign borrowing	10,541.3
Letter of guarantee for importers	45.7

Total	12,230.5

Investments

Our equity investments increased to (Won)7,775.8 billion as of June 30, 2011 from (Won)7,061.9 billion as of December 31, 2010, due to, among others, increases in valuation of our equity investments.

As of June 30, 2011, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled (Won)7,775.8 billion, equal to 27.1% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “The Korea Development Bank—Financial Statements and the Auditors” in the accompanying prospectus.

The following table sets out our equity investments by industry sector on a book value basis as of June 30, 2011:

Equity Investments

Book Value as of June 30, 2011
(billions of won)
Electric, Gas and Water Supply Industry	1.6
Construction	45.4
Banking and Insurance	3,903.3
Real Estate Business	116.6
Manufacturing	3,106.1
Transportation and Communication	449.5
Others	153.3

Total	7,775.8

As of June 30, 2011, we held total equity investments, on a book value basis, of (Won)2,194.0 billion in one of our five largest borrowers and (Won)2,448.7 billion in five of our 20 largest borrowers.

As of June 30, 2011, the aggregate value of our equity investments accounted for approximately 113.2% of their aggregate cost basis. For a discussion on how we determine the value of our equity investments, see “The Korea Development Bank—Operations—Investments” in the accompanying prospectus.

Other Activities

As of June 30, 2011, we held in trust cash and other assets totaling (Won)17,309.0 billion, and we generated in the first half of 2011 trust fee income equaling (Won)12.2 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2011:

Type of Funds Borrowed	Amount as of June 30, 2011
(billions of won)
General purpose	745.1
Special purpose	4,170.4

Total	4,915.5

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2011:

Outstanding Balance	Amount as of June 30, 2011
(billions of won)
Denominated in Won	28,620.6
Denominated in other currencies	15,109.9

Total	43,730.5

As of June 30, 2011, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2011) was (Won)64,806.8 billion, equal to 15.1% of our authorized amount under the KDB Act, which was (Won)429,847.6 billion.

Foreign Currency Borrowings

As of June 30, 2011, the outstanding amount of our foreign currency borrowings was US$12.11 billion.

Our long term and short term foreign currency borrowings increased to (Won)13,052.4 billion as of June 30, 2011 from (Won)11,573.9 billion as of December 31, 2010.

Deposits

As of June 30, 2011, demand deposits held by us totaled (Won)788.5 billion and time and savings deposits held by us totaled (Won)22,311.7 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2011:

Debt Principal Repayment Schedule

	Maturing on or before June 30,
Currency(1)(2)	2012	2013	2014	2015	Thereafter
	(billions of won)
Won	14,270	7,725	4,798	2,054	5,029
Foreign	14,294	4,784	5,060	655	3,336

Total Won Equivalent	28,564	12,508	9,858	2,708	8,365

(1)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2011, as announced by the Seoul Money Brokerage Services Ltd.
(2)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Directors and Management; Employees

As of June 30, 2011, we employed 2,540 persons with 1,598 located in our Seoul head office.

Financial Statements and the Auditors

Our present Auditor is Hae Jong Lim, who was appointed by the Financial Services Commission for a three-year term on April 11, 2011. Our interim separate financial statements as of December 31, 2010 and June 30, 2011 and for the six months ended June 30, 2010 and 2011 appearing in this prospectus supplement were prepared in conformity with Korean IFRS, as summarized in Note 2 of the notes to our separate financial statements included in this prospectus supplement. Our non-consolidated financial statements for the years ended December 31, 2010 and 2009 included in the accompanying prospectus have been prepared in accordance with Korean GAAP. Korean IFRS differs in significant respects from Korean GAAP, particularly with respect to accounting for cash and due from banks and loans (including establishment of loan loss allowances and provisions). As a result, our interim separate financial statements prepared in accordance with Korean IFRS are not comparable with our non-consolidated financial statements prepared in accordance with Korean GAAP, and our levels of cash and due from banks and loans (including allowance and provision levels), as well as certain other balance sheet and income statement items, reflected in our financial statements prepared in accordance with Korean IFRS may differ substantially from those reflected under Korean GAAP. See Note 48 of the notes to our separate financial statements included in this prospectus supplement.

Korea Development Bank

Interim separate statements of financial position

As of June 30, 2011, December 31, 2010 and January 1, 2010

(Korean Won in millions)	Notes	June 30, 2011		December 31, 2010		January 1, 2010
Assets
Cash and due from banks	17,44	(Won)	2,278,704	(Won)	1,175,103	(Won)	1,975,356
Financial assets held-for-trading	18,43,44		3,134,117		4,239,195		1,609,318
Financial assets designated at FVTPL	19,43,44		—		—		89,503
Financial assets available-for-sale	20,43,44		24,539,755		22,676,895		28,256,641
Financial assets held-to-maturity	21,44		125,169		137,695		67,521
Loans	22,44		73,472,476		70,770,527		75,100,464
Derivative financial assets	23,43,44		5,958,548		6,088,100		7,661,669
Investments in subsidiaries and associates	24		4,439,609		3,058,626		1,665,474
Property and equipment	25		439,650		435,789		449,064
Investment properties	26		82,747		90,177		89,251
Intangible assets	27		47,165		46,868		40,580
Other assets	28		7,228,348		4,190,422		4,752,666
Non-current assets held-for-sale	46		1,040,486		1,040,486		1,044,356

Total assets		(Won)	122,786,774	(Won)	113,949,883	(Won)	122,801,863

Liabilities
Financial liabilities designated at FVTPL	29,43,44	(Won)	968,705	(Won)	951,752	(Won)	1,308,299
Due to customers	30,44		23,443,914		18,929,843		13,935,926
Borrowings	31,44		24,025,824		22,877,558		28,580,446
Debt issued	32,44		43,730,498		43,235,249		50,740,788
Derivative financial liabilities	23,43,44		3,998,220		4,667,703		6,633,175
Severance and retirement benefits	33		56,030		46,764		65,175
Provisions	34		236,940		173,276		233,576
Deferred tax liabilities	35		395,645		277,030		226,141
Current tax liabilities			101,359		191,716		10,182
Other liabilities	36		8,461,658		5,865,975		5,515,468

Total liabilities		(Won)	105,418,793	(Won)	97,216,866	(Won)	107,249,176

Equity
Issued capital	37		9,251,861		9,251,861		9,241,861
Capital surplus	37		44,373		44,373		44,373
Capital adjustments			—		(51)		—
Accumulated other comprehensive income			647,017		755,039		657,351
Retained earnings	37		7,424,730		6,681,795		5,609,102
(Planned regulatory reserve for possible loan losses (Won)669,340 million at June 30, 2011 (Won)822,032 million at December 31, 2010)

Total equity			17,367,981		16,733,017		15,552,687

Total liabilities and equity		(Won)	122,786,774	(Won)	113,949,883	(Won)	122,801,863

See accompanying notes.

Korea Development Bank

Interim separate statement of comprehensive income

For the six-months periods ended June 30, 2011 and 2010

		2011				2010
(Korean Won in millions, except per share amounts)	Notes	three-months period		six-months period		three-months period		six-months period
Net interest income
Interest income	5	(Won)	1,146,725	(Won)	2,203,538	(Won)	1,143,371	(Won)	2,307,831
Interest expense	5		(740,682)		(1,403,125)		(703,876)		(1,452,631)

			406,043		800,413		439,495		855,200
Net non-interest income
Net fee and commission income	6		145,055		233,007		144,054		240,094
Dividend income	7		17,534		122,118		29,064		90,551
Net gain from financial assets and liabilities held-for-trading	8		31,947		47,984		10,268		28,188
Net loss from financial assets and liabilities designated at FVTPL	9		(15,905)		(13,670)		16,093		(46,270)
Net gain from financial assets available-for-sale	10		34,243		64,072		239,982		281,034
Net gain from foreign currency transactions and derivative financial instruments	11		292,098		558,636		35,652		74,160
Other operating loss	12		(156,908)		(221,964)		(175,309)		(142,134)

			348,064		790,183		299,804		525,623

Credit loss expense	22		46,873		72,567		216,517		547,239

General administrative expenses	13		124,138		226,193		110,085		207,292

Operating income			583,096		1,291,836		412,697		626,292

Non-operating income (expense)
Impairment losses on investments in subsidiaries and associates			(1,552)		(1,552)		(13,170)		(30,789)
Other net income	14		336		1,101		1,686		3,548
Other net expense	14		(477)		(7,201)		(904)		(2,040)

			(1,693)		(7,652)		(12,388)		(29,281)

Net income before income tax			581,403		1,284,184		400,309		597,011

Income tax expense	15		109,085		243,289		135,314		186,024

Net income	37		472,318		1,040,895		264,995		410,987
(Net income after adjusting regulatory reserve for possible loan losses: (Won)1,193,587 million)

Other comprehensive income
Gain on valuation of financial assets available-for-sale			(71,925)		(111,167)		(289,141)		169,216
Exchange differences on translation of foreign operations	40		(13,194)		(29,304)		42,775		25,712
Tax effect	15		18,917		32,449		53,741		(40,350)

			(66,202)		(108,022)		(192,625)		154,578

Total comprehensive income		(Won)	406,116	(Won)	932,873	(Won)	72,370	(Won)	565,565

Earnings per share
Basic and diluted	16	(Won)	255	(Won)	563	(Won)	143	(Won)	222

See accompanying notes.

Korea Development Bank

Interim separate statements of changes in equity

For the six-months periods ended June 30, 2011 and 2010

(Korean won in millions)	Issued capital		Capital surplus		Capital adjustments		Accumulated other comprehensive income		Retained earnings		Total equity
As of January 1, 2011	(Won)	9,251,861	(Won)	44,373	(Won)	(51)	(Won)	755,039	(Won)	6,681,795	(Won)	16,733,017
Dividends		—		—		—		—		(297,909)		(297,909)
Appropriations of retained earnings		—		—		51		—		(51)		—

		9,251,861		44,373		—		755,039		6,383,835		16,435,108
Net income		—		—		—		—		1,040,895		1,040,895
Gain on valuation of financial assets available-for-sale		—		—		—		(111,167)		—		(111,167)
Changes in exchange differences on translation of foreign operations		—		—		—		(29,304)		—		(29,304)
Income tax effect		—		—		—		32,449		—		32,449

Total comprehensive income		—		—		—		(108,022)		1,040,895		932,873

As of June 30, 2011	(Won)	9,251,861	(Won)	44,373	(Won)	—	(Won)	647,017	(Won)	7,424,730	(Won)	17,367,981

As of January 1, 2010 (the date of transition)	(Won)	9,241,861	(Won)	44,373	(Won)	—	(Won)	657,351	(Won)	5,609,102	(Won)	15,552,687
Capital injection		10,000		—		—		—		—		10,000
Discount on stock issuance		—		—		(51)		—		—		(51)

		9,251,861		44,373		(51)		657,351		5,609,102		15,562,636
Net income		—		—		—		—		410,987		410,987
Gain on valuation of financial assets available-for-sale		—		—		—		169,216		—		169,216
Changes in exchange differences on translation of foreign operations		—		—		—		25,712		—		25,712
Income tax effect		—		—		—		(40,350)		—		(40,350)

Total comprehensive income		—		—		—		154,578		410,987		565,565

As of June 30, 2010	(Won)	9,251,861	(Won)	44,373	(Won)	(51)	(Won)	811,929	(Won)	6,020,089	(Won)	16,128,201

See accompanying notes.

Korea Development Bank

Interim separate statement of cash flows

For the six-months periods ended June 30, 2011 and 2010

		For the six-months periods ended June 30
(Korean Won in millions)	Notes	2011		2010
Cash flows from operating activities
Net income before income tax		(Won)	1,284,184	(Won)	597,011
Non-cash items included in profit before income tax and gain (loss) from operating activities:
Loss (gain) from hedge accounting, net			(128,975)		177,208
Gain from financial assets available-for-sale			(66,261)		(271,113)
Loss from financial assets held-to-maturity			107		970
Impairment losses on investments in associates and subsidiaries			1,552		30,789
Gain on disposal of investments in associates and subsidiaries			(1,630)		(5,431)
Depreciation of property and equipment	25		8,484		8,537
Gain on disposal of property and equipment	14		—		(20)
Loss on disposal of property and equipment	14		17		—
Depreciation of investment properties	26		540		496
Amortization of intangible assets	27		7,842		5,596
Loss on redemption of debt issued, net			2,456		20

			(175,868)		(52,948)
Changes in operating assets and liabilities:
Financial assets held-for-trading			1,704,538		(3,711,953)
Financial assets designated at FVTPL			—		89,503
Loans			(3,679,198)		(2,716,107)
Derivative financial assets and liabilities			(595,958)		237,253
Other assets			(3,024,213)		(2,136,242)
Financial liabilities designated at FVTPL			16,953		(142,099)
Due to customers			4,514,071		2,012,897
Severance and retirement benefits			9,266		8,367
Provisions			63,664		129,172
Other liabilities			2,595,683		1,366,704

			1,604,806		(4,862,505)
Income tax paid			(196,295)		(96,929)

Net cash flows provided by (used in) operating activities			2,516,827		(4,415,371)

Cash flows from investing activities
Withdrawal of deposits			629,071		619,523
Increase of deposits			(1,654,254)		(153,496)
Disposal of financial assets available-for-sale			10,614,644		11,143,451
Acquisition of financial assets available-for-sale			(12,733,336)		(4,309,130)
Disposal of financial assets held-to-maturity			13,696		7,359
Acquisition of financial assets held-to-maturity			(1,277)		(61,153)
Disposal of investment in subsidiaries and associates			26,979		117,701
Acquisition of investment in subsidiaries and associates			(1,354,743)		(402,611)
Disposal of property and equipment			8		37
Acquisition of property and equipment	25		(5,607)		(3,244)
Acquisition of intangible assets	27		(8,151)		(4,750)
Disposal of non-current assets held-for-sale			—		3,870

Net cash flows provided by (used in) investing activities			(4,472,970)		6,957,557

Cash flows from financing activities
Proceeds from borrowings			10,762,911		3,730,468
Repayment of borrowings			(4,556,367)		(2,789,616)
Repayment of other borrowings			(5,058,278)		(2,973,419)
Proceeds from bonds			4,621,474		(7,320,774)
Repayment of bonds			(3,943,679)		5,541,680
Capital injection			—		9,949
Dividends paid			(297,910)		—

Net cash flows provided by (used in) financing activities			1,528,151		(3,801,712)

Net decrease in cash and cash equivalents			(427,992)		(1,259,526)

Cash and cash equivalents at the beginning of the period	47		2,641,339		2,035,613

Cash and cash equivalents at the end of the period	47	(Won)	2,213,347	(Won)	776,087

See accompanying notes.

Korea Development Bank

Notes to the interim separate financial statements

June 30, 2011 and 2010

1. Bank information

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with Korea Development Bank Act of the Republic of Korea to finance and manage major industrial projects to expedite industrial development and enhance the national economy. The Bank is engaged in the banking industry under the Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

The Bank is a fully-owned subsidiary of the KDB Finance Group (“KDBFG”), which is owned by Korea government and Korea Finance Corporation (“KoFC”), and its capital stock amounts to (Won)9,251,861 million as of June 30, 2011.

The Bank’s head office is located in Yeouido-dong, Yeongdeungpo-gu, Seoul and its service network is as follows:

	Domestic		Overseas
	Head office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	51	7	5	2	66

2. Summary of significant accounting policies

Basis of financial statements preparation

The separate financial statements of the Bank have been prepared under Korea International Financial Reporting Standards (“K-IFRS”) in accordance with the Act of External Audit of Stock Companies, Article 13(1)(1).

The Bank has prepared its interim separate financial statements in accordance with K-IFRS, including K-IFRS 1034 Interim Financial Reporting, and its interpretations expected to be effective, and the accounting policies expected to be adopted, when management prepares its first complete set of K-IFRS financial statements as of December 31, 2011. There is a possibility that interim separate financial statements may require adjustment before constituting the K-IFRS first time adoption annual financial statement as of December 31, 2011.

The significant accounting policies followed by the Bank in preparation of the K-IFRS interim separate financial statements are summarized below. These policies are applied to the separate financial statements as of December 31, 2010 and January 1, 2010, which are presented for comparative purposes, unless separately mentioned.

Interest income and interest expense

The Bank recognizes interest income and interest expense using the effective interest rate (EIR) method on an accrual basis. When a financial instrument bearing interest is impaired, the Bank reduces the carrying amount to its recoverable amount, being the estimated future cash flows discounted at its original effective interest rate of the instrument, and continues unwinding the discount as interest income.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Fee and commission income

Fee and commission are generally recognized on an accrual basis when the service has been provided. The revenue recognition of financial service fee is various based on the nature of service and the purpose of charge, and categorized as follows:

•	Fees earned for the rendering of services over a period of time are accrued over that period using the straight line method.

•	Fees arising from providing significant transaction services for a third party are recognized on completion of the transaction services.

•	Fees which are regarded as the part of the interest of financial instruments are recognized using the EIR.

Dividend income

Dividend income is recognized when the Bank’s right to receive the payment is established.

Cash and cash equivalents

Cash and cash equivalents comprise of cash on hand, due from banks on demand and short-term highly liquid investments with an original maturity of three months or less.

Financial assets

The Bank’s management determines the category of its financial assets at initial recognition and initially measures financial assets at their fair value on the date of recognition. The Bank classifies its financial assets in the following categories: financial assets at Fair Value through Profit or Loss (FVTPL), financial assets available-for-sale, financial assets held-to-maturity, loans and receivables, and derivative financial instruments.

The Bank recognizes conventional dealing, which is bought or sold within generally expected period in accordance with related market regulations, on the date of trading.

(i) Financial assets at FVTPL

Financial assets at FVTPL include financial assets held-for-trading and financial assets designated at FVTPL upon initial recognition. Financial assets are classified as held-for-trading if they are acquired for the purpose of selling in the near term. Derivative financial assets presented in the statement of financial position include derivative contracts that are designated as hedging instruments in hedge relationships and separately disclosed in Note 23. The Bank’s management may only designate a financial asset at FVTPL upon initial recognition when they determine that such classification provides more useful information. Gain or loss from financial assets at FVTPL are credited or charged to current operation results.

(ii) Financial assets available-for-sale

Financial assets available-for-sale are non-derivative financial instruments designated at available-for-sale item, and are not classified as loans and receivables, financial assets held-to-maturity or financial assets at FVTPL. They are measured at fair value and their valuation gains and losses are recognized in equity as other comprehensive income. The equity ownership, whose active market values are not available and fair values

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

cannot be reliably measured, are valued at acquisition cost. Accumulated other comprehensive income previously recognized in equity is recognized in the income statement when the investment is disposed of or impairment loss for the investment is recognized. Dividends earned whilst holding financial assets available-for-sale are recognized in the income statement when the right of the payment has been established.

(iii) Financial assets held-to-maturity

Financial assets held-to-maturity are non-derivative financial instruments with fixed or determinable payments and fixed maturities, which the Bank has the positive intention and ability to hold to maturity. When the financial assets meet the definition of loans and receivables or are designated at FVTPL, or financial assets available-for-sale, they will not be classified as financial assets held-to-maturity. After initial measurement, financial assets held-to-maturity are subsequently measured at amortized cost using the effective interest rate (“EIR”). Also, interest income on financial assets held-to-maturity is recognized using the EIR method.

(iv) Loans and receivables

Loans and receivables are non-derivative financial instruments with fixed or determinable payments and are not traded in an active market. Loans and receivables (excluding short-term loan) are subsequently measured at amortized cost using the EIR, less allowance for impairment. The amortization is included in interest income in the income statement.

Impairment of financial assets

(i) Impairment of financial assets available-for-sale

The Bank assesses at each statement of financial position date whether there is objective evidence that an investment is impaired. If any such evidence exists, the amount recorded for impairment is the cumulative loss measured as the difference between the acquisition cost (or amortized cost for debt instrument) and current fair value, less any impairment loss on that investment previously recognized in the income statement. Impairment losses on equity ownership are not reversed through the income statement. If, in a subsequent period, the fair value of a debt instrument increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in, the impairment loss is reversed through the income statement. The impairment loss is reduced from the carrying amount of the asset directly.

(ii) Impairment of financial assets held-to-maturity

The Bank assesses individually at each statement of financial position date whether there is objective evidence that a financial assets held-to-maturity is impaired. If any such evidence exists, the amount of loss is measured as the difference between the carrying amount and the present value of estimated future cash flows, which is discounted using the initial effective interest rate. The amount of the loss is recognized in the income statement. If, in a subsequent period, the fair value of a financial assets held-to-maturity increases and the increase can be objectively related to an event occurring after the impairment was recognized, the impairment loss is reversed through the income statement. The impairment loss is reduced from the carrying amount of the asset directly.

(iii) Impairment of loans and receivables

The Bank assesses at each statement of financial position date whether there is objective evidence that loans and receivables are impaired. If there is objective evidence that an impairment loss has been incurred, the amount of

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

the loss is measured as the difference between the carrying amount and the present value of estimated future cash flows, which is discounted using the initial effective interest rate. The carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognized in the income statement.

The Bank first assesses whether objective evidence of impairment exists for individual loans and receivables that are significant (“individual assessment”). If the Bank determines that no objective evidence of impairment exists for an individually assessed loans and receivables, the Bank includes loans and receivables in a group of loans and receivables with similar credit risk characteristics and collectively assesses them for impairment (“collective assessment”).

When individual loans and receivables are impaired, the amount of the loss is measured as the difference between the carrying amount and the present value of estimated future cash flows (including estimated future cash flows from its collateral). In collective assessments, the amount of the loss is statistically evaluated using the Bank’s historical loss data.

The present value of estimated future cash flows is measured using the initial effective interest rate. If loans and receivables have a floating interest rate, the Bank uses the current effective interest rate for the measurement. Future cash flows from collateral are estimated at net cash flow from disposal of collateral (deducting transaction cost).

For the purpose of a collective evaluation of impairment, loans and receivables are grouped on the basis of the Bank’s internal credit grading system, that considers credit risk characteristics such as asset type, industry, geographical location, collateral type, past-due status and other relevant factors.

Future cash flows on a group of loans and receivables collectively assessed are estimated on the basis of historical loss experience for loans with similar credit risk characteristics. Historical loss experience is adjusted on the basis of current observable data to reflect the effects of current conditions on which the historical loss experience is based and to remove the effects of conditions in the historical period that no longer exists. Estimates of changes in future cash flows reflect, and are directionally consistent with, changes in related observable data from year to year (such as changes in unemployment rates, property prices, commodity prices, payment status, or other factors that are indicative of incurred losses in the group and their magnitude). The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

(iv) The evidence of impairment

Objective evidence that a financial asset is impaired includes following loss events:

(a)	significant financial difficulty of the issuer or obligor

(b)	a breach of contract, such as a default or delinquency in interest or principal payments

(c)	the lender, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider

(d)	it becoming probable that the borrower will enter bankruptcy or other financial reorganization

(e)	the disappearance of an active market for that financial asset because of financial difficulties

(f)	observable data indicating that there is a measurable decrease in the estimated future cash flows from a group of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the group

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Financial liabilities

The Bank classifies its financial liabilities in the following categories: financial liabilities at FVTPL (financial liabilities held-for-trading and financial liabilities designated at FVTPL), financial liabilities carried at amortized cost (due to customers, borrowings and debt issued, etc.) and derivative financial liabilities. All financial liabilities are recognized at their fair value on the date of initial recognition.

(i) Financial liabilities at FVTPL

Financial liabilities at FVTPL in the current year include financial liabilities held-for-trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as held-for-trading if they are acquired for the purpose of repurchasing in the near term. Derivative financial liabilities presented in the statement of financial position include derivative contracts that are designated as hedging instruments in hedge relationships and separately disclosed in Note 24.

The Bank’s management may only designate a financial asset at FVTPL upon initial recognition when they judge that such classification provides more useful information. Gain or loss from financial assets at FVTPL are credited or charged to current operation results.

(ii) Financial liabilities carried at amortized cost

Financial liabilities carried at amortized cost are recognized initially at fair value, net of transaction costs incurred. Such financial liabilities are subsequently carried at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption value is recognized in the statement of income over the period of the financial liability using the EIR method.

Fees paid on the establishment of credit facilities are recognized as transaction costs of the financial liabilities to the extent that it is highly likely that some or all of the facility will be borrowed. In this case, the fee is deferred until the borrowing occurs. If there is no evidence that the probability that some or all of the facility will be borrowed is high, then the fee is capitalized as a pre-payment for liquidity services and amortized over the period of the facility to which it relates.

Financial guarantees

Financial guarantee contracts (consisting of letter of credit, guarantees and acceptances) are contracts that require the issuer to make specified payments to reimburse the holder for a loss it incurs because a specified debtor has failed to make payments when due, in accordance with the terms of contracts. Financial guarantees are initially recognized as financial guarantee liabilities in the statement of financial position at fair value on the date the guarantee was given. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of the amount determined in accordance with K-IFRS 1037 Provisions, Contingent Liabilities, and Contingent Assets and the initial amount less cumulative amortization of fees recognized in accordance with K-IFRS 1018 Revenues.

Repurchase and reverse repurchase agreements

Securities purchased under agreements to resell at a specified future date (“reverse repos”) are recorded in the statement of financial position as bonds purchased under repurchase agreements in the other loans. Conversely, securities sold under agreements to repurchase at a specified future date (“repos”) are recorded in the

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

statement of financial position as bonds sold under repurchase agreements in the other borrowings. Interest income and expense incurred from reverse repo and repo transactions are recorded in the statement of income as interest income on loan and interest expense on borrowings, respectively.

Derivatives instruments and hedge accounting

Derivatives instruments are initially recognized at fair value on the contract date and are subsequently revalued at their fair value. Derivative instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives. In a hedge relationship, when a hedge item is any asset, liability or unrecognized fixed contract, which is exposed at the possibility that its some or entire fair value is fluctuated by the specified risks, fair value hedge accounting is applied. In other way, when a hedge item is any asset, liability or expected highly-probable transaction, which is exposed at the possibility that its cash flow is fluctuated by the specified risk, cash flow hedge accounting is applied. For trading purpose derivatives transaction, changes in the fair value of derivatives are recognized in net income.

At inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge and the method that will be used to assess the effectiveness of the hedging relationship. Also, at the inception of the hedge relationship, a formal assessment is undertaken to ensure the hedging instrument is expected to be highly effective in offsetting the designated risk in the hedged item and actual result was so.

(i) Fair value hedges

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognized in the income statement. Meanwhile, the change in the fair value of the hedged item attributable to the risk hedged is recorded as part of the carrying value of the hedged item and is also recognized in the income statement. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

(ii) Cash flow hedges

For designated and qualifying cash flow hedges, the effective portion of the gain or loss on the hedging instruments is initially recognized directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognized immediately in the income statement. When the hedged cash flow affects the income statement, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line of the income statement. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognized when the hedged forecast transaction is ultimately recognized in the income statement. When a forecast transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to the income statement.

Embedded derivative instruments

Derivatives embedded in other financial instruments are treated as separate derivatives and recorded at fair value if their economic characteristics and risks are not closely related to those of the host contract and the host contract is not itself held-for-trading or designated at FVTPL. Unless the Bank aggregately designates the host contract and embedded derivative as financial instrument at FVTPL. These embedded derivatives separated from the host contract are carried at fair value and changes in their fair value are recognized in the income statement.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Fair value of financial instruments

The fair value of financial instruments that are traded in active markets is determined by referencing quoted market prices at each reporting date. For financial instruments not traded in an active market, the fair value is determined using appropriate valuation techniques. Such techniques may include discounted cash flow analysis or other valuation methods.

The Bank’s standards for measuring fair value of financial instruments are as follows:

•	Loans:

The fair value of loans is estimated future cash flows reflecting premature redemption ratio, using the market discounted interest rate, which is adjusted by credit spread considering the probability of default. For the loans with credit line facilities, short-term loans with three-month maturity or less, and impaired loans, the Bank regards their carrying amount as fair value.

•	Financial assets held-to-maturity:

The bank uses the fair value measured by appraisal agencies for financial assets held-to-maturity.

•	Due to customer:

The fair value of due to customer is estimated using discounted cash flow method. However, for deposits, whose cash flows can not be estimated reasonably, the Bank considered their carrying amount as fair value.

•	Borrowings:

The fair value of borrowings in Korean won is estimated using discounted cash flow method. On the other hand the fair value of borrowings denominated foreign currency is measured by appraisal agencies.

•	Debt issued:

The fair value of industrial financial debts in Korean won (except structured debts) is estimated using discounted cash flow method. For industrial financial debts in foreign currency and structured debts, the Bank use the fair value measured by appraisal agencies.

The Bank defines quoted market prices in active markets into Level 1, the fair value determined using appropriate valuation techniques with observable market data into Level 2 and the fair value determined using valuation techniques with unobservable market data into Level 3.

Day 1 profit or loss recognition

In cases where fair value is determined using data, which is not observable in the market, the difference between the transaction price and initial value is amortized in the statement of income by using straight line method over time on an appropriate basis.

Derecognition of financial instruments

(i) Derecognition of financial assets

Financial assets are derecognized when the contractual rights to receive the cash flows from these assets have ceased to exist or the assets have been transferred and substantial risks and rewards of ownership of the

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

assets are also transferred. If the Bank has neither transferred nor retained substantial risks and rewards of the asset, but has transferred control of the asset, the asset is recognized to the extent of the Bank’s continuing involvement in the asset in the financial statement. If the Bank still retains substantial risks and rewards of the transferred asset, the Bank continuously recognizes the financial assets, and recognizes disposal proceeds as borrowings with collaterals.

(ii) Derecognition of financial liabilities

A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires. Where an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification, the liability is treated as a derecognition of the original liability and the recognition of a new liability. The difference between the carrying value of the original financial liability and the consideration paid is recognized in the income statement.

Investment in subsidiaries and associates

These separate financial statements measured investment in subsidiaries and associates using cost method based on initial investments, not investee’s reported profit and loss, and net assets in accordance with K-IFRS 1027.

Property and equipment

Land and buildings comprise mainly of the Bank’s head office and some local branches. Plant and equipment is stated at cost, net of accumulated depreciation and/or accumulated impairment losses, if any. Such cost includes the cost of replacing part of the plant and equipment and borrowing costs for long-term construction projects if the recognition criteria are met. When significant parts of property, plant and equipment are required to be replaced in intervals, the Bank recognizes such parts as individual assets with specific useful lives and depreciation, respectively. Likewise, when a major inspection is performed, its cost is recognized in the carrying amount of the plant and equipment as a replacement if the recognition criteria are satisfied. All other repair and maintenance costs are recognized in the statements of comprehensive income as incurred.

The present value of the expected cost for the decommissioning of the asset after its use is included in the cost of the respective asset if the recognition criteria for a provision are met.

Land and buildings are measured at fair value less accumulated depreciation on buildings and impairment losses recognized after the date of the revaluation. Valuations are performed frequently to ensure that the fair value of a revalued asset does not differ materially from its carrying amount.

Depreciation is calculated on a straight-line basis over the estimated useful life of the asset as follows:

Useful life (in years)
Building	20~50
Structures	10~40
Leasehold improvements	4
Furniture and equipment for operation	4

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Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Property and equipment is impaired when its carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and makes adjustments to its useful life when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognized in ‘non-operating income (expense)’ in the income statement.

Investment properties

Investment properties are measured initially at cost, including transaction costs. Subsequent to initial recognition, investment properties are stated at fair value, which reflects market conditions at the reporting date.

Investment properties are derecognized when either they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the statements of comprehensive income in the period of derecognition. Transfers are made to or from investment property only when there is a change in use.

Depreciation is calculated on a straight-line basis over the estimated useful life of the asset as follows:

Useful life (in years)
Building	20~50
Structures	10~40

Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses.

Intangible assets with finite lives are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life is reviewed at least at each financial year end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset is accounted for by changing the amortization period or method, as appropriate, and are treated as changes in accounting estimates.

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually, either individually or at the cash generating unit level. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis.

Non-current assets (or disposal groups) held-for-sale

Non-current assets and disposal groups classified as held-for-sale are measured at the lower of carrying amount and fair value less costs to sell. Non-current assets and disposal groups are classified as held-for-sale if their carrying amounts will be recovered through a sale transaction rather than through continuing use. This condition is regarded as met only when the sale is highly probable and the asset or disposal group is available for immediate sale in its present condition.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Impairment of non-financial assets

The Bank assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the Bank estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s (CGU) fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

Impairment losses of continuing operations are recognized in the statements of comprehensive income in those expense categories consistent with the function of the impaired asset, except for property previously revalued where the revaluation was taken to other comprehensive income. In this case, the impairment is also recognized in other comprehensive income up to the amount of any previous revaluation.

Pension benefits

The Bank operates a defined benefit pension plan. The liability recognized in the statement of financial position in respect to the defined benefit pension plans is the present value of the defined benefit obligation at the date of the statement of financial position less the fair value of plan assets, together with adjustments for unrecognized actuarial gains or losses and past service costs. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity similar to the terms of the related pension liability.

Actuarial gains and losses arising from adjustments and changes in actuarial assumptions and actual results are recognized as income or expense in current year.

Contingent liabilities

A contingent liability is a possible obligation that arises from past events and is recognized when it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, or the amount of the obligation can be measured with sufficient reliability.

Income tax expense and deferred tax assets and liabilities

The income tax expense for the period comprises of current (including additional income taxes for the prior period and refund of prior years’ income taxes) and deferred taxes in accordance with the Corporation Tax Act.

Current income tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, by the reporting date, in the countries where the Bank operates and generates taxable income.

Current income tax relating to items recognized directly in equity is recognized in equity and not in the statements of comprehensive income. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Deferred tax assets are recognized for all deductible temporary differences, carry forward of unused tax credits and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized.

Deferred tax assets and deferred tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

Dividends

Dividends are recognized as liabilities in the period in which they are approved by the Bank’s shareholders.

Foreign currency transactions

(i) Functional currency and presentation currency

The Bank’s separate financial statements are presented in Korean won, which is also the parent bank’s functional currency. Each entity in the Bank determines its own functional currency and items included in the financial statements of each entity are measured using that functional currency.

(ii) Recognition to functional currency and foreign currency translation

In preparing the Bank’s financial statements, Transactions in foreign currencies are initially recorded by the Bank at their respective functional currency rates prevailing at the date of the transaction.

Monetary assets and liabilities in foreign currencies are retranslated at the functional currency spot rate of exchange ruling at the reporting date. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

All foreign exchange gains and losses recognized in the statement of income are presented net in the statement of income and the foreign exchange gains and losses on other comprehensive income items are presented in other comprehensive income. Non-monetary assets and liabilities which are not measured at fair value, the exchange difference would not occur since the exchange rate is applied at initial recognition.

In case the monetary assets and liabilities resulting from the transactions with overseas branches or overseas subsidiaries which are not intended to pay or not expected to be paid, such amount of assets and liabilities are regarded as net investments. Any foreign exchange differences which have been incurred from these monetary assets and liabilities are presented in other comprehensive income and will be reclassified to the net income when they are sold.

(iii) Translation to the presentation currency

The assets and liabilities of foreign operations are translated into Korean won at the rate of exchange prevailing at the reporting date and their statements of comprehensive income are translated at average exchange rates during the year. The exchange differences arising on the translation are recognized in other comprehensive income.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Accounting for the trust accounts

Assets held in an agency or trust management capacities are not included in the separate financial statement in accordance with the Capital Market and Financial Investment Business Act, as they are not owned by the Bank. The Bank recognizes trust fees earned from the trust accounts as income from trust operations.

When a loss is incurred arising from trust accounts where the Bank provided a guarantee of principal or principal and interest repayment, the loss is recognized as a loss from trust operations.

Regulatory reserve for possible loan losses

In the case that the total sum of allowance for possible loan losses does not meet the amount prescribed in the Regulations on Supervision of Bank Business 29(1), the Bank is required to compensate the difference, if any, at the reporting date as a regulatory reserve for possible loan losses.

In the case that the amount of existing regulatory reserve for possible loan losses exceeds the amount needed to be laid aside as at the current period, the difference, if any, shall be reversed. If there is undisposed deficit, the Bank can accumulate reserves for possible loan losses after disposing deficit.

Net income after subtracting (adding) the transferred (reversed) amount of regulatory reserve for possible loan losses during the reporting period and adjusted earnings per share are disclosed in Note 37.

Significant accounting estimates and judgments

The preparation of the Bank’s separate financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the end of the reporting period. However, uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of the asset or liability affected in future periods.

Significant assumption and uncertainty, which may be adjusted during the upcoming period, are as follows:

(i) Fair value of financial assets

If the observable market price doesn’t exist, the Bank need to use valuation techniques to determine the fair value of the financial asset. When the financial asset is not traded frequently and the price of the asset is not reliable, the Bank should make extensive judgment to evaluate liquidity, market uncertainties, valuation assumptions and other valuation risks.

The Bank use various valuation techniques with many variables and assumptions to determine the fair value of the financial asset.

(ii) Allowances for credit loss (allowance for possible loan losses, provision for payment guarantees and unused commitments)

The Bank assesses whether impairment exists for loans and provides allowance for possible loan losses. In addition, the Bank records a provision for payment guarantees and unused commitments after evaluating the possibilities of credit loss. The accuracy of such allowances depends on the expected cash flows of individual loans for individual assessment, and assumptions and variables applied in collective assessment and calculation of provision for payment guarantees and unused commitments.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Significant accounting estimates and judgments

(iii) Defined benefit obligation measurement

The defined benefit obligation is calculated annually by actuaries using the projected unit method and depends on actuarial assumptions and variables such as pay increase rate, retirement rate and discount rate.

3. Transition to K-IFRS

Transition to K-IFRS

The Bank’s opening K-IFRS statement of financial position was prepared as of January 1, 2010, the Bank’s date of transition to K-IFRS. In addition, the date of adoption of K-IFRS is January 1, 2011.

K-IFRS 1101 First-Time Adoption of Korean International Financial Reporting Standards allows the Bank, as a first-time adopter, certain exemptions from the retrospective application of certain K-IFRSs.

Optional exemptions from other K-IFRS

Optional exemptions other than provided by K-IFRS 1101 are detailed as follows:

Section	Contents
Cumulative translation differences	The cumulative translation differences for all foreign operations are deemed to be nil at the date of transition.

Investment in subsidiaries, jointly controlled entities and associates	Investment in subsidiaries, jointly controlled entities and associates at the date of transition to K-IFRS has been measured at K-GAAP carrying amounts.

Designation of previously recognized financial instruments	A financial product (provided it meets certain criteria) is designated as a financial instruments at fair FVTPL or financial assets available-for-sale.

Mandatory exceptions to the retrospective application

Mandatory exceptions to the retrospective application that the Bank has applied are as follows:

Section	Contents
Derecognition under K-IFRS 1039 Financial Instruments:Recognition and Measurement	K-IFRS 1039 has been applied only for the transactions entered into on or after January 1, 2010.

Exceptions to hedge accounting	Hedge accounting was applied only for the qualified transactions in accordance with K-IFRS 1039 at the date of transition.

Financial estimates

When preparing the Bank’s statement of financial position as of January 1, 2010, estimates were made consistently with the estimates made for the preparation of statutory financial statements in conformity with accounting principles generally accepted in the Republic of Korea (“Korean GAAP”) on the same date.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Reconciliation of Korean GAAP to K-IFRS

Significant adjustments made by the Bank in changing its preliminary separate statement of financial position from Korean-GAAP to K-IFRS as of January 1, 2010 are summarized in Note 48.

4. Operating segment information

Geographical segment information as of June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

	Income				Non-current assets(*)
	Six months ended June 30, 2011		Six months ended June 30, 2010		June 30, 2011		December 31, 2010		January 1, 2010
Domestic	(Won)	7,702,509	(Won)	9,841,589	(Won)	5,006,429	(Won)	2,430,502	(Won)	2,241,126
International		447,224		566,704		2,742		3,403		3,243

	(Won)	8,149,733	(Won)	10,408,293	(Won)	5,009,171	(Won)	2,433,905	(Won)	2,244,369

(*)	Non-current assets comprises investments in subsidiaries and associates, property and equipment, investment properties and intangible assets.

5. Net interest income

The details of net interest income for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Interest income:
Interest income from due from banks	(Won)	10,168	(Won)	9,937
Interest income from financial assets held-for-trading		24,509		16,624
Interest income from financial assets available-for-sale		457,719		515,137
Interest income from financial assets held-to-maturity		3,341		926
Interest income from loans		1,707,801		1,765,207

		2,203,538		2,307,831
Interest expense:
Interest expense on financial liabilities designated at FVTPL		27,578		35,091
Interest expense on due to customers		347,717		210,207
Interest expense on borrowings		214,431		290,611
Interest expense on debt issued		813,399		916,722

		1,403,125		1,452,631

	(Won)	800,413	(Won)	855,200

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

6. Net fee and commission income

The details of net fee and commission income for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Commission income:
Loan handling fee	(Won)	106,574	(Won)	99,529
Underwriting and investment financing commissions		99,367		110,600
Brokerage and agency commissions		7,010		3,157
Trust and retirement pension commissions		12,307		10,422
Asset management fee		556		388
Other commissions		14,732		27,907

		240,546		252,003
Fee expenses:
Brokerage and agency fees		3,077		7,040
Other fees		4,462		4,869

		7,539		11,909

	(Won)	233,007	(Won)	240,094

7. Dividend income

The details of dividend income for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Financial assets held-for-trading	(Won)	275	(Won)	40
Financial assets available-for-sale		40,317		34,261
Investment in subsidiaries and associates		81,526		56,250

	(Won)	122,118	(Won)	90,551

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

8. Gain (loss) from financial assets and liabilities held-for-trading

Gain (loss) from financial assets and liabilities held-for-trading for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Gain from financial assets and liabilities held-for-trading:
Gain on sale	(Won)	63,536	(Won)	27,590
Gain on valuation		9,839		15,801

		73,375		43,391
Loss from financial assets and liabilities held-for-trading:
Loss on sale		22,134		12,735
Loss on valuation		3,017		2,350
Trading expense		240		118

		25,391		15,203

	(Won)	47,984	(Won)	28,188

9. Gain (loss) from financial assets and liabilities designated at FVTPL

Gains (losses) from financial assets and liabilities designated at FVTPL for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Gain from financial assets and liabilities designated at FVTPL:
Gain on valuation	(Won)	4,227	(Won)	1,144
Gain on redemption		52		3,837

		4,279		4,981
Loss from financial assets and liabilities designated at FVTPL:
Loss on valuation		17,902		42,687
Loss on redemption		47		8,564

		17,949		51,251

	(Won)	(13,670)	(Won)	(46,270)

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

10. Gain (loss) from financial assets available-for-sale

Gain (loss) from financial assets available-for-sale for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Gain from financial assets available-for-sale:
Gain on sale	(Won)	93,680	(Won)	391,644
Reversal of impairment loss		36,040		4,000

		129,720		395,644
Loss from financial assets available-for-sale:
Loss on sale		3,906		17,366
Impairment loss		61,742		97,244

		65,648		114,610

	(Won)	64,072	(Won)	281,034

11. Gain (loss) from foreign currency transactions and derivative financial instruments

Gain (loss) from foreign currency transactions and derivative instruments for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Gain (loss) on foreign currencies trading:
Gain on foreign currencies trading	(Won)	276,871	(Won)	549,176
Loss on foreign currencies trading		(285,424)		(597,927)

		(8,553)		(48,751)
Gain (loss) on foreign exchange translation:
Gain on foreign exchange translation		19,060		224,941
Loss on foreign exchange translation		(257,353)		(57,372)

		(238,293)		167,569
Gain (loss) from trading purpose of derivatives:
Gains from trading purpose of derivatives:
Interest related derivatives		1,056,088		1,575,020
Currency related derivatives		2,970,120		4,001,490
Stock related derivatives		36,200		43,689
Commodity related derivatives		43,279		101,419
Embedded derivatives		508,847		75,518
Gain on adjustment of derivatives		10,296		14,642

		4,624,830		5,811,778

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	Six months ended June 30, 2011		Six months ended June 30, 2010
Losses from trading purpose of derivatives:
Interest related derivatives		1,073,859		1,628,320
Currency related derivatives		2,780,685		3,849,038
Stock related derivatives		35,985		40,840
Commodity related derivatives		39,167		101,440
Embedded derivatives		11,101		13,778
Loss on adjustment of derivatives		7,527		44,594

		3,948,324		5,678,010

		676,506		133,768

Gain (loss) from hedging purpose derivatives:
Gain from hedging purpose of derivatives:
Interest related derivatives		69,688		245,362
Currency related derivatives		118,853		90,825
Gain on adjustment of derivatives		4,824		5,274

		193,365		341,461

Loss from hedging purpose derivatives:
Interest related derivatives		56,246		57,283
Currency related derivatives		40,809		277,561
Loss on adjustment of derivatives		2,277		2,807

		99,332		337,651

		94,033		3,810

Gain (loss) from fair value hedge instrument:
Gain from fair value hedge instrument:
Gain on valuation		216,193		287,951
Gain on redemption		21,656		15,503

		237,849		303,454

Loss from fair value hedge instrument:
Loss on valuation		159,540		452,711
Loss on redemption		43,366		32,979

		202,906		485,690

		34,943		(182,236)

	(Won)	558,636	(Won)	74,160

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

12. Other operating income (expense)

Other operating income (expense) for the six months ended June 30, 2011 and 2010 is as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Other operating income:
Gain on sale of loans	(Won)	9,025	(Won)	9,166
Reversal of other allowances		7,900		1,365
Gain related to investment in subsidiaries and associates		2,033		6,417
Others		4,124		62,586

		23,082		79,534
Other operating expense:
Loss related to investment in subsidiaries and associates		404		986
Provision for other allowances		92,244		130,029
Insurance loss		12,497		6,502
Loss on sale of loans		75,512		2,534
Others		64,389		81,617

		245,046		221,668

	(Won)	(221,964)	(Won)	(142,134)

13. General administrative expenses

General administrative expenses for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Payroll costs:
Short-term salary	(Won)	122,660	(Won)	119,502
Early retirement compensation (voluntary)		11,969		13,187
Severance pay		796		1,598

		135,425		134,287
Employee welfare		15,609		8,733
Depreciation of property and equipment		8,484		8,537
Amortization on intangible assets		7,842		5,596
Other:
Rental fee		8,902		7,842
Taxes and dues		6,293		5,788
Advertising expense		10,327		3,888
Others		33,311		32,621

		58,833		50,139

	(Won)	226,193	(Won)	207,292

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

14. Other non-operating income (expense)

The details of other non-operating income (expense) for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Other non-operating income:
Gain on disposal of non-current assets held-for-sale	(Won)	—	(Won)	179
Gain on disposal of property and equipment		—		20
Rental income		449		388
Others		652		2,961

	(Won)	1,101	(Won)	3,548

Other non-operating expense:
Loss on disposal of non-current assets held-for-sale	(Won)	—	(Won)	179
Loss on disposal of property and equipment		17		—
Depreciation for investment properties		540		496
Donations		6,015		308
Others		629		1,057

	(Won)	7,201	(Won)	2,040

15. Income tax expense

The major components of income tax expense for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Current income tax(*)	(Won)	92,695	(Won)	195,608
Change in deferred income tax due to temporary differences		118,178		30,766

Income taxes effect		210,873		226,374
Deferred income tax recognized directly to equity		32,449		(40,350)
Change in income taxes due to consolidated tax return		(33)		—

Income tax expense	(Won)	243,289	(Won)	186,024

(*)	Changes in current income tax due to previous year’s final tax filing is included.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

The net income before income taxes and income taxes expense are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Net income before income taxes	(Won)	1,284,183	(Won)	597,011

Income taxes calculated using an enacted tax rate		310,759		144,463
Adjustments:
Non-deductible losses and tax free gains		122,299		17,929
Non-recognition effect of deferred income taxes		20		—
Change in income taxes due to consolidated tax return		(33)		—
Others		(189,756)		23,632

		(67,470)		41,561

Income taxes expense	(Won)	243,289	(Won)	186,024

16. Earnings per share

The Bank represents its diluted and basic earnings per ordinary share in separate comprehensive statement of income. Basic earnings per share amounts are calculated by dividing net profit for the period attributable to ordinary share holders of the Bank by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share amounts are calculated by adjusting net profit attributable to ordinary shareholders of the Bank for basic earnings considered potential ordinary shares with dilution effect and weighted average number of ordinary shares outstanding.

Basic earnings per share computations are as follows (Korean won and share in units):

	Three months ended June 30, 2011		Six months ended June 30, 2011
Net profit attributable to ordinary shareholders of the parent	(Won)	472,317,638,744	(Won)	1,040,894,925,736
Weighted average number of ordinary shares outstanding		1,850,372,235		1,850,372,235

Basic earnings per share		255		563

	Six months ended June 30, 2010
	Three months ended June 30, 2010		Six months ended June 30, 2010
Net profit attributable to ordinary shareholders of the parent	(Won)	264,995,373,151	(Won)	410,987,766,614
Weighted average number of ordinary shares outstanding		1,850,372,235		1,849,377,760

Basic earnings per share		143		222

Weighted-average number of ordinary shares outstanding for the six months ended June 30, 2011 and 2010 is calculated as follows (share and day in units):

Six months ended June 30, 2011
Number of shares outstanding	Duration	Cumulative shares	Weighted number of shares outstanding
1,850,372,235	181	334,917,374,535	1,850,372,235

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	Six months ended June 30, 2010
	Number of shares outstanding	Duration	Cumulative shares	Weighted number of shares outstanding
Number of issued shares as of January 1, 2011	1,848,372,235	181	334,555,374,535	1,848,372,235
Capital injection	2,000,000	91	182,000,000	1,005,525

June 30, 2011	1,850,372,235		334,737,374,535	1,849,377,760

Diluted and basic earnings per share for the six months ended June 30, 2011 and 2010 are identical as the entity did not issue any potentially diluted common shares.

17. Cash and due from banks

Cash and due from banks in Korean won as of December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Cash	(Won)	62,939	(Won)	56,093	(Won)	66,915
Due from banks in Korean won:
Due from Bank of Korea (“BOK”)		1,009,861		88,165		646,172
Other due from banks in Korean won		145,048		187,252		174,506
Due from banks in foreign currency / off-shores		1,060,856		843,593		1,087,763

	(Won)	2,278,704	(Won)	1,175,103	(Won)	1,975,356

Restricted due from banks as of June 30, 2011, December 31, 2010 and January 1, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Deposits with BOK	(Won)	1,091,299	(Won)	180,704	(Won)	705,876
Reserve for payment of principal on behalf of SPC		144,889		157,210		141,853
Others		61,785		64,633		46,689

	(Won)	1,297,973	(Won)	402,547	(Won)	894,418

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

18. Financial assets held-for-trading

The details of financial assets held-for-trading as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Held-for-trading in Korean won:
Equity securities	(Won)	21,436	(Won)	8,345	(Won)	—
Debt securities:
Government bonds		459,536		823,528		224,243
Financial bonds		181,169		50,928		180,395
Corporate bonds		—		—		10,050
Commercial paper		245,122		138,919		128,880

		885,827		1,013,375		543,568
Beneficiary certificates		1,755,244		3,180,285		993,953

		2,662,507		4,202,005		1,537,521

Held-for-trading in foreign currency and off-shores investments:
Equity securities		13,932		17,217		—
Debt securities		77,840		2,498		71,797
Beneficiary certificates		25,683		17,475		—

		117,455		37,190		71,797
Held-for-trading lended		354,155		—		—

	(Won)	3,134,117	(Won)	4,239,195	(Won)	1,609,318

The details of debt securities in financial assets held-for-trading as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Par value		Acquisition cost		Fair value (carrying amount)
Government bonds	(Won)	461,000	(Won)	462,163	(Won)	459,536
Financial bonds		182,000		182,222		181,169
Commercial paper		250,000		245,119		245,122
Debt securities in foreign currency		84,412		80,310		77,840
Debt securities lended		360,000		355,745		354,155

	(Won)	1,337,412	(Won)	1,325,559	(Won)	1,317,822

	December 31, 2010
	Par value		Acquisition cost		Fair value (carrying amount)
Government bonds	(Won)	818,000	(Won)	820,455	(Won)	823,528
Financial bonds		51,000		50,875		50,928
Commercial paper		140,000		138,915		138,919
Debt securities in foreign currency		2,505		2,457		2,498

	(Won)	1,011,505	(Won)	1,012,702	(Won)	1,015,873

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
	Par value		Acquisition cost		Fair value (carrying amount)
Government bonds	(Won)	224,000	(Won)	225,768	(Won)	224,243
Financial bonds		181,000		181,086		180,395
Corporate bonds		10,000		10,084		10,050
Corporate paper		130,000		128,881		128,880
Debt securities in foreign currency		73,103		70,490		71,797

	(Won)	618,103	(Won)	616,309	(Won)	615,365

Debt securities in Korean won are measured at the lower of fair values provided by KIS Bonds Pricing Inc. and Korea Asset Pricing Co. Debt securities in foreign currency are measured at the lower of the fair values provided by NICE Bonds Pricing Services Inc. and the Korea Asset Pricing Co.

19. Financial assets designated at FVTPL

The financial assets designated at FVTPL as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Loans	(Won)	—	(Won)	—	(Won)	89,503

The above financial assets designated at FVTPL represented equity linked securities, which are not separated from host contracts, and the entire financial asset is designated at FVTPL.

20. Financial assets available-for-sale

The details of financial assets available-for-sale as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions and share in units):

	June 30, 2011		December 31, 2010		January 1, 2010
Available-for-sale in Korean won:
Equity securities	(Won)	2,248,606	(Won)	2,230,995	(Won)	2,893,201
Debt securities:
Government, public and municipal bonds		1,200,223		938,811		1,082,033
Financial bonds		3,528,455		3,649,045		3,922,906
Corporate bonds		11,062,168		10,006,291		13,593,502
Others(*)		447,224		463,348		—

		16,238,070		15,057,495		18,598,441
Beneficiary certificates		1,299,712		1,338,854		2,714,851

		19,786,388		18,627,344		24,206,493
Available-for-sale in foreign currency and off-shore investments:
Equity securities		11,739		12,464		12,636
Debt securities		4,195,513		3,859,517		3,995,178
Beneficiary certificates		177,929		177,570		42,334

		4,385,181		4,049,551		4,050,148
Financial assets available-for-sale lended		368,186		—		—

	(Won)	24,539,755	(Won)	22,676,895	(Won)	28,256,641

(*)	GM Korea Company issued callable preferred stock.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Changes in financial assets available-for-sale for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	22,676,895	(Won)	28,256,641
Acquisition		12,733,336		4,309,130
Disposal and redemption		(10,524,870)		(10,769,173)
Changes due to amortization		2,189		(9,921)
Changes in fair value		(111,167)		169,216
Impairment loss		(61,742)		(97,244)
Reversal of impairment loss		36,040		4,000
Reclassification		(53,141)		63,488
Foreign exchange differences		(157,785)		1,153

Ending balance	(Won)	24,539,755	(Won)	21,927,290

The details of marketable financial assets available-for-sale (including equity securities in foreign currencies) as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the following (Korean won in millions):

	June 30, 2011			December 31, 2010		January 1, 2010
Company	Ownership (%)	Fair value (carrying amount)		Fair value (carrying amount)		Fair value (carrying amount)
STX Pan Ocean Co., Ltd.	14.99	(Won)	230,833	(Won)	353,347	(Won)	348,718
Asiana Airlines Inc.	6.81		120,414		117,852		44,469
KUMHO Tire Inc.(*)	13,73		133,222		74,771		—
Sungjin Geotec Co., Ltd.	17.50		99,464		—		—
Doosan Heavy Industries & Construction Co., Ltd.	1.27		76,100		115,565		610,889
Ssangyong Cement Industry Co., Ltd.(*)	13.81		71,891		69,140		94,738
ILJIN Materials Co., Ltd.	6.63		65,390		10,026		—
STX Corporation	4.74		64,060		68,494		40,375
KUMHO Industrial Co., Ltd.(*)	7.09		42,541		85,003		—
IS Dongseo Co., Ltd.	8.19		39,517		—		—
Taesan LCD Co., Ltd.(*)	6.57		10,562		17,808		9,995
SIMPAC Inc.	5.24		10,134		6,202		3,480
KOCREF15CR-REIT	15.00		9,356		9,374		9,300
Sewon Corporation	16.62		8,161		10,299		—
Jusung Engeneering Co., Ltd.	1.10		5,643		7,600		—
Others			42,504		34,833		151,415

		(Won)	1,029,792	(Won)	980,314	(Won)	1,313,379

(*)	Listed shares with disposal restrictions are measured at fair value provided by independent appraisal agencies.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

The details of non-marketable financial assets available-for-sale (including equity securities in foreign currencies) as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the following (Korean won in millions):

	June 30, 2011			December 31, 2010		January 1, 2010
Company	Ownership (%)	Fair value (carrying amount)		Fair value (carrying amount)		Fair value (carrying amount)
Consumer Credit Assistant Fund Co., Ltd.	4.67	(Won)	102,198	(Won)	102,198	(Won)	102,198
Pantech Co., Ltd.(*)	15.1		100,519		101,268		103,762
Hyundai Engineering Co., Ltd.	7.42		59,618		56,242		5,740
Samsung Total Petrochemicals Co., Ltd.	19.44		46,314		43,328		38,391
Korea Securities Finance Corporation	5.19		37,693		34,523		29,397
Hwan Young Steel Ind. Co., Ltd.	14.28		32,906		32,541		32,983
Nonperforming Asset Management Fund	10.47		25,593		30,901		48,880
Shinbundang Railroad Co., Ltd.	10.28		31,669		28,881		23,790
Alpha dome City Co., Ltd.	4.32		19,668		19,668		11,800
Econhill Development Co., Ltd.	14.00		23,996		17,013		17,013
Kangnam Beltway	13.46		15,547		15,420		13,973
Korea Integrated Freight Terminal Co., Ltd.	6.85		15,316		14,965		14,523
Seoullitetower. Ltd.	6.19		14,989		9,460		—
Others			704,527		756,737		1,150,008

		(Won)	1,230,553	(Won)	1,263,145	(Won)	1,592,458

Equity securities available-for-sale with disposal restrictions as of June 30, 2011, December 31, 2010 and January 1, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011
Company	Number of shares	Carrying amount		Restricted term
Pantech Co., Ltd.	249,427,382	(Won)	100,519	Until December 31, 2011
KUMHO Tire Co., Inc.	13,161,600		133,222	Until December 31, 2014
Taesan LCD Co., Ltd.	7,027,574		10,562	Until December 31, 2013
KUMHO Industrial Co., Ltd.	6,633,608		42,541	Until December 31, 2014
Hanchang Paper Co., Ltd.	6,409,200		3,166	Until December 31, 2012
Jaeyoung Solutec Co., Ltd.	1,962,000		1,399	Until December 31, 2012
MB CORP Co., Ltd.	1,220,975		810	(*)
Hanil Engineering & Construction Co., Ltd.	909,600		2,199	Until December 31, 2014
Young Gwang Stainless Co., Ltd.	413,000		772	Until December 31, 2012
Daehan Shipbuilding Co., Ltd.	309,500		2,419	Until December 31, 2013
21ST CENTURY SHIPBUILDING Co., Ltd.	210,400		—	Until December 31, 2012
Enertech INC	207,600		—	Until December 31, 2012
Daewoo Electronics Corp.	12,063		1,835	Until December 31, 2012

		(Won)	299,444

(*)	30% of shares in July 2011, 30% in October 2011 and 40% in January 2012 are expected to be released from disposal restrictions.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
Company	Number of shares	Carrying amount		Restricted term
Pantech Co., Ltd.	249,427,382	(Won)	101,268	Until December 31, 2011
KUMHO Tire Co., Inc.	13,161,600		74,771	Until December 31, 2014
Ssangyong Cement Industry Co., Ltd.	11,090,842		69,140	Not defined
Taesan LCD Co., Ltd.	7,027,574		17,808	Until December 31, 2013
KUMHO Industrial Co., Ltd.	6,633,608		85,003	Until December 31, 2014
Hanchang Paper Co., Ltd.	6,409,200		3,230	Until December 31, 2012
Daewoo Electronics Corporation	2,412,662		2,085	Until March 31, 2011
Daehan Shipbuilding Co., Ltd.	309,500		2,238	Until December 31, 2013
Young Gwang Stainless Co., Ltd.	413,000		772	Until December 31, 2012

		(Won)	356,315

	January 1, 2010
Company	Number of shares	Carrying amount		Restricted term
Ssangyong Cement Industry Co., Ltd.	11,092,842	(Won)	94,738	Not defined
Hanchang Paper Co., Ltd.	9,156,000		4,779	Until August 8, 2010
Daehan Eunpakgy Co., Ltd.	2,815,093		2,846	Until March 27, 2010
Daewoo Electronics Corporation	2,412,662		1,884	Until March 31, 2011

		(Won)	104,247

The details of debt investments-available-for-sale as of June 30, 2011, December 31, 2010 and January 1, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011
	Par value		Acquisition cost		Fair value (carrying amount)
Government and public bonds	(Won)	1,194,567	(Won)	1,207,953	(Won)	1,200,223
Finance bonds		3,530,000		3,545,659		3,528,455
Corporate bonds		11,280,302		11,255,209		11,062,168
Bonds in foreign currencies		4,565,987		4,645,829		4,195,513
Available-for-sale bonds lended		370,000		372,747		368,186
Others		614,388		265,259		447,224

	(Won)	21,555,244	(Won)	21,292,656	(Won)	20,801,769

	December 31, 2010
	Par value		Acquisition cost		Fair value (carrying amount)
Government and public bonds	(Won)	918,826	(Won)	965,760	(Won)	938,811
Finance bonds		3,640,000		3,649,624		3,649,045
Corporate bonds		11,210,266		11,169,389		10,006,291
Bonds in foreign currencies		3,905,897		3,985,741		3,859,517

	(Won)	19,674,989	(Won)	19,770,514	(Won)	18,453,664

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
	Par value		Acquisition cost		Fair value (carrying amount)
Government and public bonds	(Won)	1,075,000	(Won)	1,131,286	(Won)	1,082,033
Finance bonds		3,940,000		3,951,579		3,922,906
Corporate bonds		13,873,089		13,818,425		13,593,502
Bonds in foreign currencies		4,168,939		4,176,729		3,995,178

	(Won)	23,057,028	(Won)	23,078,019	(Won)	22,593,619

Debt securities in Korean won are measured at the lower of fair values provided by KIS Bonds Pricing Inc. and Korea Asset Pricing Co. Debt securities in foreign currency are measured at the lower of the fair values provided by NICE Bonds Pricing Services Inc. and the Korea Asset Pricing Co.

21. Financial assets held-to-maturity

The details of financial assets held-to-maturity as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	Amortized cost						Fair value
	June 30, 2011		December 31, 2010		January 1, 2010		June 30, 2011		December 31, 2010		January 1, 2010
Government and public bonds	(Won)	9,737	(Won)	9,848	(Won)	16,662	(Won)	10,618	(Won)	10,483	(Won)	15,334
Corporate bonds		114,400		127,000		50,000		116,168		129,370		50,853
Others		1,032		847		859		1,032		847		859

	(Won)	125,169	(Won)	137,695	(Won)	67,521	(Won)	127,818	(Won)	140,700	(Won)	67,046

(*)	Financial assets held-to-maturity in foreign currency does not exist as of June 30, 2011.

Changes in carrying value of financial assets held-to-maturity for the year six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	137,695	(Won)	67,521
Acquisition		1,277		61,153
Disposal and redemption		(13,696)		(7,359)
Changes due to amortization		(107)		(970)

Ending balance	(Won)	125,169	(Won)	120,345

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

22. Loans and allowance for possible loan losses

The details of loans as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	Amortized cost						Fair value
	June 30, 2011		December 31, 2010		January 1, 2010		June 30, 2011		December 31, 2010		January 1, 2010
Loans in Korean won:
Loans for facility development	(Won)	26,890,697	(Won)	24,332,971	(Won)	24,695,227	(Won)	27,043,718	(Won)	24,395,221	(Won)	24,483,608
Loans for working capital		16,205,636		13,586,684		12,121,625		15,865,022		13,270,246		11,871,473
Inter-bank loans		552,994		513,262		429,630		524,527		484,217		396,373
Private loans		118,310		45,363		20,249		122,640		46,509		19,607

		43,767,637		38,478,280		37,266,731		43,555,907		38,196,193		36,771,061
Loans in foreign currency:
Loans		11,845,217		12,328,793		12,966,866		11,825,100		12,350,815		12,887,500
Off-shore loan receivables		3,828,348		3,995,358		3,665,882		3,843,226		3,922,419		3,616,365
Inter-bank loans		1,663,769		1,029,070		909,264		1,667,327		1,029,294		909,035
Loans borrowed from overseas financial institutions		316,643		343,067		1,575,954		321,525		345,759		1,646,663

		17,653,977		17,696,288		19,117,966		17,657,178		17,648,287		19,059,563
Other loans:
Private-placed corporate bonds		5,959,100		6,724,279		11,426,504		5,801,584		6,570,343		11,421,315
Bills bought in foreign currencies		1,628,497		1,720,579		2,315,945		1,624,588		1,714,435		2,299,302
Advance payments on acceptances and guarantees		52,990		125,936		75,401		44,878		45,318		56,096
Others		5,730,635		7,312,001		5,916,243		5,744,959		7,305,730		5,351,650

		13,371,222		15,882,795		19,734,093		13,216,009		15,635,826		19,128,363

	(Won)	74,792,836	(Won)	72,057,363	(Won)	76,118,790	(Won)	74,429,094	(Won)	71,480,306	(Won)	74,958,987

Less:
Allowance for possible loan losses		(1,196,892)		(1,145,406)		(912,782)
Present value discount		(89,934)		(115,933)		(90,216)
Deferred loan origination fees		(33,534)		(25,497)		(15,328)

	(Won)	73,472,476	(Won)	70,770,527	(Won)	75,100,464

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Changes in allowance for possible loan losses for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011
	Loans in Korean won						Loans in foreign currencies		Other loans				Total
	Loans for working capital		Loans for facility development		Others				Private placed corporate bonds		Others
Beginning balance	(Won)	403,465	(Won)	154,547	(Won)	46	(Won)	230,978	(Won)	235,739	(Won)	120,631	(Won)	1,145,406
Net increase (decrease) in allowance for possible loan losses		38,593		44,295		6		32,798		16,131		(59,256)		72,567
Foreign exchange differences		—		—		—		(4,205)		—		(10)		(4,215)
Others		(1,055)		(3,064)		(1)		2,210		(5,121)		(9,835)		(16,866)

Ending balance	(Won)	441,003	(Won)	195,778	(Won)	51	(Won)	261,781	(Won)	246,749	(Won)	51,530	(Won)	1,196,892

	Six months ended June 30, 2010
	Loans in Korean won						Loans in foreign currencies		Other loans				Total
	Loans for working capital		Loans for facility development		Others				Private placed corporate bonds		Others
Beginning balance	(Won)	396,154	(Won)	181,645	(Won)	50	(Won)	203,683	(Won)	66,594	(Won)	64,656	(Won)	912,782
Net increase (decrease) in allowance for possible loan losses		296,458		(6,062)		(7)		70,729		97,751		88,370		547,239
Foreign exchange differences		—		—		—		3,626		—		1		3,627
Others		(254,296)		(36,967)		—		(49,456)		(48,047)		(15,498)		(404,264)

Ending balance	(Won)	438,316	(Won)	138,616	(Won)	43	(Won)	228,582	(Won)	116,298	(Won)	137,529	(Won)	1,059,384

Gain (loss) related loans for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Credit loss expense	(Won)	(72,567)	(Won)	(547,239)
Net gain (loss) on sale of loan		(66,487)		6,632

	(Won)	(139,054)	(Won)	(540,607)

23. Derivative financial instruments

The Bank’s derivative financial instruments consist of held-for-trading and derivatives used as fair value hedge, depending on the nature of each transaction. The Bank enters into derivatives used as fair value hedge transactions mainly for the purpose of hedging fair value risk related to changes in fair value of the underlying assets and liabilities.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

The Bank enters into derivatives held-for-trading transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Trading derivative transactions include contracts with the Bank’s customers and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are financial institutions and local banks. To hedge against the exposure to the variability of fair values of bonds on foreign currency by changes in interest or currency rates, the Bank primarily relies on interest swaps or currency swaps.

The notional amounts outstanding for derivatives contracts and the fair values of the derivative instruments held as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Notional amounts				Fair value
	Bought		Sold		Asset		Liability
Trading derivative instruments:
Interest	(Won)	146,400,847	(Won)	147,023,117	(Won)	1,217,137	(Won)	1,301,314
Currency		46,693,732		44,963,914		2,919,035		2,509,422
Equity		424,087		775,231		13,597		31,741
Commodities		542,056		542,060		16,039		16,035
Embedded derivatives		475,722		—		705,728		—
Valuation and other adjustments		—		—		(15,744)		10,296

		194,536,444		193,304,322		4,855,792		3,868,808
Hedging derivatives instruments:
Interest		11,834,064		11,834,064		597,568		57,682
Currency		4,096,049		3,746,980		491,580		60,229
Valuation and other adjustments		—		—		13,608		11,501

		15,930,113		15,581,044		1,102,756		129,412

	(Won)	210,466,557	(Won)	208,885,366	(Won)	5,958,548	(Won)	3,998,220

	December 31, 2010
	Notional amounts				Fair value
	Bought		Sold		Asset		Liability
Trading derivative instruments:
Interest	(Won)	161,829,543	(Won)	162,908,097	(Won)	1,391,639	(Won)	1,666,178
Currency		52,638,162		51,670,867		3,250,376		2,758,899
Equity		146,903		412,718		8,836		25,765
Commodities		441,510		441,510		12,576		12,393
Embedded derivatives		548,950		548,950		233,770		—
Valuation and other adjustments		—		—		(39,982)		2,954

		215,605,068		215,982,142		4,857,215		4,466,189

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	Notional amounts				Fair value
	Bought		Sold		Asset		Liability
Hedging derivatives instruments:
Interest		12,831,019		12,831,019		596,035		71,155
Currency		5,406,094		5,013,358		622,160		115,885
Valuation and other adjustments		—		—		12,690		14,474

		18,237,113		17,844,377		1,230,885		201,514

	(Won)	233,842,181	(Won)	233,826,519	(Won)	6,088,100	(Won)	4,667,703

	January 1, 2010
	Notional amounts				Fair value
	Bought		Sold		Asset		Liability
Trading derivative instruments:
Interest	(Won)	161,348,140	(Won)	159,618,395	(Won)	1,440,598	(Won)	1,848,596
Currency		56,464,556		53,949,247		5,240,602		4,428,846
Equity		159,387		203,523		1,022		29,426
Commodities		397,922		397,955		87,448		84,968
Embedded derivatives		356,726		—		68,248		—
Valuation and other adjustments		—		—		(51,780)		2,269

		218,726,731		214,169,120		6,786,138		6,394,105
Hedging derivatives instruments:
Interest		10,137,751		10,288,655		330,282		174,599
Currency		5,425,027		4,981,724		552,550		75,294
Valuation and other adjustments		—		—		(7,301)		(10,823)

		15,562,778		15,270,379		875,531		239,070

	(Won)	234,289,509	(Won)	229,439,499	(Won)	7,661,669	(Won)	6,633,175

24. Investments in subsidiaries and associates

Investments in subsidiaries and associates as of June 30, 2011, December 31, 2010 are summarized as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Subsidiaries:
KDB Asia Ltd.	(Won)	214,807	(Won)	214,807	(Won)	214,807
KDB Ireland Ltd.		62,389		62,389		62,389
UzKDB Bank		18,634		18,634		18,634
KDB Hungary Ltd.		151,952		151,952		151,952
Banco KDB Do Brazil S.A		99,531		—		15,910
Korea Infrastructure Fund		36,232		37,107		64,301
KDB Consus Value PEF		253,845		253,845		—
KDB Value PEF I		—		—		46,450
KDB Value PEF II		—		—		136,807

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	June 30, 2011		December 31, 2010		January 1, 2010
Subsidiaries:
KDB Value PEF III		62,302		62,302		62,302
KDB Value PEF VI		2,194,040		1,003,870		—
KDB Turn Around		54,916		52,666		46,866
KDB Venture M&A PEF		—		13,599		13,599
Components and Materials M&A PEF		63,525		53,566		—
KoFC-KDB Materials and Components Investment Fund No.1		25,000		12,500		—

Associates:
GM Korea Company		287,774		287,774		—
Korea BTL Fund I		237,172		219,253		172,378
KDB electronic power PEF		149,858		149,858		126,151
Korea Infrastructure Fund II		124,419		115,164		96,795
Korea Education Fund		82,101		82,449		73,312
Korea Railroad Fund I		158,178		131,677		73,176
Sungjin Geotec Co., Ltd		—		—		60,542
Others		162,934		135,214		229,103

	(Won)	4,439,609	(Won)	3,058,626	(Won)	1,665,474

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

The keys of financial information of subsidiaries and associates invested and ownership ratios as of June 30, 2011 December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

				June 30, 2011
Category	Investment	Country	Industry	Assets		Liabilities		Equity		Operating revenue	Net income (loss)	Ownership (%)
Subsidiaries	KDB Asia Ltd.	Hongkong	Financial service	(Won)	801,711	(Won)	574,675	(Won)	227,036	19,041	6,005	100.00
”	KDB Ireland Ltd.	Ireland	Financial service		357,247		290,466		66,781	11,564	3,417	100.00
”	UzKDB Bank	Uzbekistan	Financial service		194,311		160,543		33,768	8,750	4,233	61.11
”	KDB Hungary Ltd.	Hungary	Financial service		753,160		596,439		156,721	73,030	4,524	100.00
”	Banco KDB Do Brazil S.A	Brazil	Financial service		525,195		479,096		46,099	72,518	5,569	100.00
”	Korea Infrastructure Fund	Korea	Financial investment		41,634		16		41,618	2,025	1,812	85.00
”	KDB Consus Value PEF	Korea	Financial investment		9,700,049		9,128,372		571,677	1,373,649	(75,194)	40.52
”	KDB Value PEF I	Korea	Financial investment		115		—		115	20	12	77.02
”	KDB Value PEF II	Korea	Financial investment		49,444		73,055		(23,611)	424	(9,737)	51.93
”	KDB Value PEF III	Korea	Financial investment		106,593		302		106,291	211	(490)	69.22
”	KDB Value PEF VI	Korea	Financial investment		12,928,629		8,198,313		4,730,316	3,559,839	162,283	99.84
”	KDB Turn Around	Korea	Financial investment		287,492		287,433		59	77,002	(17,253)	95.15
”	KDB Venture M&A PEF	Korea	Financial investment		15,292		209		15,083	20,718	20,387	57.56
”	Components and Materials M&A PEF	Korea	Financial investment		78,556		6,317		72,239	6	(1,310)	83.33
”	KoFC-KDB Materials and Components Investment Fund No.1	Korea	Financial investment		49,646		—		49,646	354	(155)	50.00

Associates	GM Korea Company	Korea	Manufacturing		9,365,849		5,445,946		3,919,903	7,336,787	114,520	17.02
”	Korea BTL Fund I	Korea	Financial investment		578,617		380		578,237	14,657	13,830	41.67
”	KDB electronic power PEF	Korea	Financial investment		299,347		49		299,298	8,264	7,884	50.00
”	Korea Infrastructure Fund II	Korea	Financial investment		582,119		114,179		467,939	16,939	11,324	26.67
”	Korea Education Fund	Korea	Financial investment		166,524		8		166,516	4,364	4,147	50.00
”	Korea Railroad Fund I	Korea	Financial investment		321,163		15		321,148	7,921	7,138	50.00

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

				December 31, 2010
Category	Investment	Country	Industry	Assets		Liabilities		Equity		Operating revenue		Net income (loss)		Ownership (%)
Subsidiaries	KDB Asia Ltd.	Hongkong	Financial service	(Won)	803,055	(Won)	569,095	(Won)	233,960	(Won)	42,004	(Won)	14,492	100.00
”	KDB Ireland Ltd.	Ireland	Financial service		398,096		330,375		67,721		26,104		6,580	100.00
”	UzKDB Bank	Uzbekistan	Financial service		218,692		184,798		33,894		16,183		7,645	61.11
”	KDB Hungary Ltd.	Hungary	Financial service		752,292		611,634		140,658		92,710		7,507	100.00
”	Banco KDB Do Brazil S.A	Brazil	Financial service		535,901		599,201		(63,300)		289,224		(139,282)	100.00
”	Korea Infrastructure Fund	Korea	Financial investment		42,897		17		42,880		4,691		4,232	85.00
”	KDB Consus Value PEF	Korea	Financial investment		9,508,321		8,873,320		635,001		2,136,439		(100,417)	40.52
”	KDB Value PEF I	Korea	Financial investment		2,016		—		2,016		15,925		7,871	77.02
”	KDB Value PEF II	Korea	Financial investment		58,807		281		58,526		203,740		181,067	51.93
”	KDB Value PEF III	Korea	Financial investment		111,431		323		111,108		368		(1,263)	69.22
”	KDB Value PEF VI	Korea	Financial investment		1,005,294		—		1,005,294		—		(226)	99.84
”	KDB Turn Around	Korea	Financial investment		294,010		272,936		21,074		264,787		26,571	95.13
”	KDB Venture M&A PEF	Korea	Financial investment		35,173		337		34,836		246		(461)	57.56
”	Components and Materials M&A PEF	Korea	Financial investment		62,655		1,137		61,518		20		(4,653)	83.33
”	KoFC-KDB Materials and Components Investment Fund No.1	Korea	Financial investment		24,801		—		24,801		303		(199)	50.00

Associates	GM Korea Company	Korea	Manufacturing		7,827,531		5,061,596		2,765,935		13,791,424		585,551	17.02
”	Korea BTL Fund I	Korea	Financial investment		451,505		278		451,227		5,419		5,103	41.67
”	KDB electronic power PEF	Korea	Financial investment		282,373		323		282,050		4,043		3,852	50.00
”	Korea Infrastructure Fund II	Korea	Financial investment		454,027		96,226		357,801		5,965		3,598	26.67
”	Korea Education Fund	Korea	Financial investment		165,074		7		165,067		2,129		2,029	50.00
”	Korea Railroad Fund I	Korea	Financial investment		165,998		10		165,988		2,194		1,983	50.00

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

				January 1, 2010
Category	Investment	Country	Industry	Assets		Liabilities		Equity		Ownership (%)
Subsidiaries	KDB Asia Ltd.	Hong kong	Financial service	(Won)	723,380	(Won)	508,673	(Won)	214,707	100.00
”	KDB Ireland Ltd.	Ireland	Financial service		438,546		378,985		59,561	100.00
”	UzKDB Bank	Uzbekistan	Financial service		143,142		112,799		30,343	61.11
”	KDB Hungary Ltd.	Hungary	Financial service		858,677		708,585		150,092	100.00
”	Banco KDB Do Brazil S.A	Brazil	Financial service		635,274		626,355		8,919	100.00
”	Korea Infrastructure Fund	Korea	Financial investment		75,677		29		75,648	85.00
”	KDB Value PEF I	Korea	Financial investment		68,026		229		67,797	77.02
”	KDB Value PEF II	Korea	Financial investment		251,330		1,193		250,137	50.63
”	KDB Value PEF III	Korea	Financial investment		107,357		1,261		106,096	67.07
”	KDB Turn Around	Korea	Financial investment		336,284		286,482		49,802	95.13
”	KDB Venture M&A PEF	Korea	Financial investment		23,777		150		23,627	57.56

Associates	Korea BTL Fund I	Korea	Financial investment		417,854		263		417,591	41.67
”	KDB Electronic Power PEF	Korea	Financial investment		250,819		43		250,776	50.00
”	Korea Infrastructure Fund II	Korea	Financial investment		456,258		93,278		362,980	26.67
”	Korea Education Fund	Korea	Financial investment		148,427		8		148,419	50.00
”	Korea Railroad Fund I	Korea	Financial investment		146,967		9		146,958	50.00
”	Sungjin Geotec Co., Ltd	Korea	Manufacturing		588,858		554,493		34,365	29.51

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

25. Property and equipment

Changes in carrying value of property and equipment for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011
	January 1, 2011		Acquisition/ depreciation		Disposal/ write-off		Reclassification		Foreign exchange differences		June 30, 2011
Acquisition cost:
Land	(Won)	207,818	(Won)	210	(Won)	—	(Won)	4,911	(Won)	(15)	(Won)	212,924
Buildings and structures		282,587		1,025		(280)		3,009		(78)		286,263
Leasehold improvements		15,464		1,272		(62)		—		(232)		16,442
Vehicles		1,197		—		—		—		(30)		1,167
Equipment		32,581		1,066		(107)		—		(184)		33,356
Others		68,957		2,034		(25)		—		(57)		70,909

		608,604		5,607		(474)		7,920		(596)		621,061
Accumulated depreciation:
Buildings and structures		73,486		3,492		(276)		1,030		190		77,922
Leasehold improvements		10,421		715		(47)		—		(437)		10,652
Vehicles		621		67		—		—		(10)		678
Equipment		26,932		904		(103)		—		(167)		27,566
Others		55,971		3,306		(23)		—		(45)		59,209
		167,431		8,484		(449)		1,030		(469)		176,027

Accumulated impairment loss:
Land		3,023		—		—		—		—		3,023
Buildings and structures		2,361		—		—		—		—		2,361

		5,384		—		—		—		—		5,384

	(Won)	435,789	(Won)	(2,877)	(Won)	(25)	(Won)	6,890	(Won)	(127)	(Won)	439,650

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	Six months ended June 30, 2010
	January 1, 2010		Acquisition/ depreciation		Disposal/ write-off		Reclassification		Foreign exchange differences		December 31, 2010
Acquisition cost:
Land	(Won)	213,236	(Won)	17	(Won)	—	(Won)	(3,818)	(Won)	23	(Won)	209,458
Buildings and structures		286,574		370		—		(2,462)		129		284,611
Leasehold improvements		12,749		950		—		—		(87)		13,612
Vehicles		1,053		376		(166)		—		16		1,279
Equipment		31,277		822		(42)		—		(83)		31,974
Construction in-progress		13		—		—		—		—		13
Others		63,208		709		—		—		24		63,941

		608,110		3,244		(208)		(6,280)		22		604,888
Accumulated depreciation:
Buildings and structures		67,499		3,556		—		(670)		111		70,496
Leasehold improvements		9,563		573		—		—		(134)		10,002
Vehicles		855		55		(149)		—		11		772
Equipment		25,763		922		(42)		—		(102)		26,541
Others		49,982		3,431		—		—		17		53,430

		153,662		8,537		(191)		(670)		(97)		161,241
Accumulated impairment loss:
Land		3,023		—		—		—		—		3,023
Buildings and structures		2,361		—		—		—		—		2,361

		5,384		—		—		—		—		5,384

	(Won)	449,064	(Won)	(5,293)	(Won)	(17)	(Won)	(5,610)	(Won)	119	(Won)	438,263

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

26. Investment properties

Changes in carrying value of investment properties for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011
	January 1, 2011		Acquisition/ depreciation		Reclassification		June 30, 2011
Acquisition cost:
Land	(Won)	67,266	(Won)	—	(Won)	(4,911)	(Won)	62,355
Buildings and structures		45,722		—		(3,009)		42,713

		112,988		—		(7,920)		105,068
Accumulated depreciation:
Buildings and structures		12,662		540		(1,030)		12,172
Accumulated impairment loss:
Land		8,371		—		—		8,371
Buildings and structures		1,778		—		—		1,778

		10,149		—		—		10,149

	(Won)	90,177	(Won)	(540)	(Won)	(6,890)	(Won)	82,747

	Six months ended June 30, 2010
	January 1, 2010		Acquisition/ depreciation		Reclassification		June 30, 2010
Acquisition cost:
Land	(Won)	61,770	(Won)	—	(Won)	3,818	(Won)	65,588
Buildings and structures		40,832		—		2,462		43,294

		102,602		—		6,280		108,882
Accumulated depreciation:
Buildings and structures		10,376		496		670		11,542
Accumulated impairment loss:
Land		1,197		—		—		1,197
Buildings and structures		1,778		—		—		1,778

		2,975		—		—		2,975

	(Won)	89,251	(Won)	(496)	(Won)	5,610	(Won)	94,365

The fair value of the Bank’s investment properties, which was determined on the basis of a valuation by an independent appraisal agency, amounts to (Won)104,228 million as of June 30, 2011, ((Won)113,423 million as of December 31, 2010 and (Won)95,557 million as of January 1, 2010).

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

27. Intangible assets

Changes in carrying value of intangible assets for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011
	January 1, 2011		Acquisition		Amortization		Foreign exchange differences		June 30, 2011
Development costs	(Won)	36,482	(Won)	7,853	(Won)	(5,979)	(Won)	—	(Won)	38,356
Equipment usage right		296		66		(13)		(5)		344
Others		10,090		232		(1,850)		(7)		8,465

	(Won)	46,868	(Won)	8,151	(Won)	(7,842)	(Won)	(12)	(Won)	47,165

	Six months ended June 30, 2010
	January 1, 2010		Acquisition		Amortization		Foreign exchange differences		June 30, 2010
Development costs	(Won)	32,285	(Won)	4,455	(Won)	(3,895)	(Won)	—	(Won)	32,845
Equipment usage right		324		—		(9)		—		315
Others		7,971		295		(1,692)		5		6,579

	(Won)	40,580	(Won)	4,750	(Won)	(5,596)	(Won)	5	(Won)	39,739

28. Other assets

The details of other assets as of 31, June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Accounts receivable	(Won)	4,609,500	(Won)	2,538,427	(Won)	2,869,395
Unsettled domestic exchange receivables		1,825,757		933,161		1,152,904
Accrued income		599,775		487,108		519,311
Guarantee deposits		126,765		125,253		127,043
Prepaid expenses		26,350		32,383		58,899
Advance payments		713		613		805
Others		118,284		133,681		36,406

	(Won)	7,307,144	(Won)	4,250,626	(Won)	4,764,763
Allowance for possible losses		(74,662)		(55,659)		(6,055)
Present value discount		(4,134)		(4,545)		(6,042)

	(Won)	7,228,348	(Won)	4,190,422	(Won)	4,752,666

The carrying amount of financial assets included in other assets above amounted to (Won) 7,159,788 million as of June 30, 2011, ((Won)4,094,219 million as of December 31, 2010 and (Won)4,652,596 million as of January 1, 2010) and its fair value amounted to (Won)7,168,326 million as of June 30, 2011, ((Won)4,047,897 million as of December 31, 2010 and (Won)4,654,867 million as of January 1, 2010).

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

29. Financial liabilities designated at FVTPL

The financial liabilities designated at FVTPL as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Borrowings	(Won)	7,232	(Won)	4,093	(Won)	139,748
Debt issued		961,473		947,659		1,168,551

	(Won)	968,705	(Won)	951,752	(Won)	1,308,299

The Bank utilizes derivatives to hedge the risk that the fair value of debt issued fluctuates. For those hedge transactions, the Bank designates debt issued at FVTPL, and recognizes the changes in the fair value of such financial liabilities in the statement of comprehensive income.

The difference between carrying amount and maturity amount of financial liabilities designated at FVTPL as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Carrying amount	(Won)	968,705	(Won)	951,752	(Won)	1,308,299
Principal and interest at maturity		898,481		895,121		1,354,224

Difference	(Won)	70,224	(Won)	56,631	(Won)	(45,925)

30. Due to customers

The details of deposits liabilities as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	Amortized cost						Fair value
	June 30, 2011		December 31, 2010		January 1, 2010		June 30, 2011		December 31, 2010		January 1, 2010
Deposits in Korean won:
Demand deposits	(Won)	339,250	(Won)	412,107	(Won)	223,127	(Won)	339,250	(Won)	412,013	(Won)	223,127
Time and saving deposits		21,295,786		16,322,211		8,594,913		21,445,551		16,150,501		8,596,192
Certificate of deposits		100,690		879,738		3,428,842		104,177		873,365		3,428,931

		21,735,726		17,614,056		12,246,882		21,888,978		17,435,879		12,248,250

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	Amortized cost						Fair value
	June 30, 2011		December 31, 2010		January 1, 2010		June 30, 2011		December 31, 2010		January 1, 2010
Deposits in foreign currency:
Demand deposits		449,202		391,577		298,690		449,202		391,577		298,690
Time and saving deposits		1,015,959		667,001		1,234,410		1,018,037		665,889		1,235,554
Certificate of deposits		243,027		257,209		155,944		243,714		257,240		155,936

		1,708,188		1,315,787		1,689,044		1,710,953		1,314,706		1,690,180

	(Won)	23,443,914	(Won)	18,929,843	(Won)	13,935,926	(Won)	23,599,931	(Won)	18,750,585	(Won)	13,938,430

31. Borrowings

The details of borrowings as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.50	5.30	(Won)	5,220,378	(Won)	5,223,904
Borrowings in foreign currency	0.13	6.05		12,090,760		12,190,727
Off-shore borrowings in foreign currency	0.26	4.27		961,682		965,199
Others	2.15	7.75		5,759,241		5,788,182

				24,032,061	(Won)	24,168,012

Deferred borrowing costs				(6,237)

			(Won)	24,025,824

	December 31, 2010
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.50	6.00	(Won)	5,034,508	(Won)	5,038,156
Borrowings in foreign currency	0.80	5.20		10,271,995		10,287,177
Off-shore borrowings in foreign currency	0.20	4.70		1,301,925		1,304,201
Others	2.14	7.75		6,274,952		6,246,230

				22,883,380		22,875,764

Deferred borrowing costs				(5,822)

			(Won)	22,877,558

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	6.79	(Won)	4,493,939	(Won)	4,493,881
Borrowings in foreign currency	—	11.00		11,918,444		11,899,259
Off-shore borrowings in foreign currency	0.28	0.65		1,169,097		1,172,075
Others	—	7.75		11,003,262		10,915,300

			(Won)	28,584,742	(Won)	28,480,515

Deferred borrowing costs				(4,296)

			(Won)	28,580,446

Borrowings in Korean won as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the following (Korean won in millions):

Lender	Classification	Annual interest rate (%)	June 30, 2011		December 31, 2010		January 1, 2010
Ministry of Strategy and Finance	Borrowings from government fund(*)	2.75~5.00	(Won)	745,091	(Won)	803,068	(Won)	848,647
Industrial Bank of Korea	Borrowings from industrial technique fund	0.97~3.49		74,213		90,732		144,713
Small & Medium Business Corp.	Borrowings from local small and medium company promotion fund	2.06~3.79		484,895		506,138		557,702
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	0.97~4.00		1,146,443		1,154,203		1,150,502
Korea Energy Management Corporation	Borrowings from fund for rational use of energy	0.50~4.25		1,057,126		1,022,210		923,453
Others	Borrowings from environment improvement support fund			1,712,610		1,458,157		868,922

			(Won)	5,220,378	(Won)	5,034,508	(Won)	4,493,939

(*)	Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Borrowings in foreign currency and off-shore borrowings as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the following (Korean won in millions):

Lender	Classification	Annual interest rate (%)	June 30, 2011		December 31, 2010		January 1, 2010
Japan Bank for International Cooperation (“JBIC”)	Borrowings from JBIC	1.4~6M Libor+0.8	(Won)	326,140	(Won)	353,001	(Won)	167,147
International Bank for Reconstruction and Development (“IBRD”)	Borrowings from IBRD(*)	—		—		—		1,480,890
Mizuho and others	Borrowings from overseas banks	3M Libor+0.5~3.8		2,139,339		1,803,873		1,655,870
		—		—		138,059		166,942
		6M Libor+0.3~0.8		146,721		347,946		316,887

				2,286,060		2,289,878		2,139,699
DBS Bank and others	Off-shore short-term borrowings	0.26~1.33		111,514		124,577		194,766
		—		—		56,945		122,598
		6M Libor+0.5~0.7		312,649		261,947		36,932
		—		—		—		93,408

				424,163		443,469		447,704
Nippon Life Insurance Company and others	Off-shore long-term borrowings	3M Libor+0.5~3.8		315,614		473,241		306,615
		—		—		45,556		216,286
		6M EURIBOR+0.6		163,388		212,052		198,492

				479,002		730,849		721,393
JBIC	Off-shore borrowings from JBIC	4.3~6M Libor +1.2		58,517		65,070		—
Others	Short-term borrowings in foreign currency	0.25~1.98		7,907,484		6,123,094		6,405,850
		6M Libor+0.4~0.85		221,011		22,778		72,913
		—		—		148,057		188,720
		3M Libor+0.85		32,343		—		151,788

				8,160,838		6,293,929		6,819,271
	Long-term borrowings in foreign currency			1,317,722		1,397,724		1,311,437

			(Won)	13,052,442	(Won)	11,573,920	(Won)	13,087,541

(*)	Borrowings from IBRD are subordinated borrowings.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

32. Debt issued

The details of debt issued as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	2.67	14.09	(Won)	28,620,843	(Won)	29,008,412
Discount on bonds				(57,038)		—
Premium on bonds				356		—
Valuation adjustments for hedge				56,457		—

				28,620,618		29,008,412
Debentures in foreign currencies:
Debentures	0.43	8.00		10,150,111		10,837,636
Discount on bonds				(29,874)		—
Premium on bonds				929		—
Valuation adjustments for hedge				513,356		—

				10,634,522		10,837,636
Off-shore debentures:
Debentures	0.65	11.72		4,158,389		4,571,915
Discount on bonds				(5,172)		—
Premium on bonds				299		—
Valuation adjustment for hedge				321,842		—

				4,475,358		4,571,915

			(Won)	43,730,498	(Won)	44,417,963

	December 31, 2010
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	2.53	12.00	(Won)	27,112,169	(Won)	27,626,045
Discount on bonds				(15,418)		—
Premium on bonds				526		—
Valuation adjustments for hedge				53,934		—

				27,151,211		27,626,045
Debentures in foreign currencies:
Debentures	0.20	8.00		11,211,723		12,168,609
Discount on bonds				(28,710)		—
Premium on bonds				1,435		—
Valuation adjustments for hedge				823,586		—

				12,008,034		12,168,609

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Off-shore debentures:
Debentures	0.48	9.50		3,690,600		4,128,591
Discount on bonds				(6,057)		—
Premium on bonds				371		—
Valuation adjustment for hedge				391,090		—

				4,076,004		4,128,591

			(Won)	43,235,249	(Won)	43,923,245

	January 1, 2010
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	2.28	9.76	(Won)	33,869,910	(Won)	33,942,633
Discount on bonds				(76,661)		—
Premium on bonds				856		—
Valuation adjustments for hedge				(59,169)		—

				33,734,936		33,942,633
Debentures in foreign currencies:
Debentures	0.87	8.00		12,415,349		13,502,045
Discount on bonds				(28,530)		—
Premium on bonds				2,320		—
Valuation adjustments for hedge				914,965		—

				13,304,104		13,502,045
Off-shore Debentures:
Debentures	1.56	8.00		3,403,006		3,749,138
Discount on bonds				(5,645)		—
Premium on bonds				525		—
Valuation adjustments for hedge				303,862		—

				3,701,748		3,749,138

			(Won)	50,740,788	(Won)	51,193,816

33. Severance and retirement benefits

The details of severance and retirement benefits as of June 30, 2011, December 31, 2010 and January 1, 2010 and defined benefit pension for the year ended December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Severance and retirement benefits	(Won)	56,030	(Won)	46,764	(Won)	65,175
Defined benefit pension	(Won)	11,969	(Won)	18,504	(Won)	—

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Details of severance and retirement benefits as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Present value of defined benefit obligation	(Won)	128,965	(Won)	120,758	(Won)	109,056
Fair value of plan assets		(72,935)		(73,994)		(43,881)

	(Won)	56,030	(Won)	46,764	(Won)	65,175

Changes in defined benefit obligation for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	120,758	(Won)	109,056
Current service cost		9,844		10,261
Interest cost on benefit obligation		3,420		3,695
Benefits paid		(5,054)		(5,788)
Others		(3)		—

Ending balance	(Won)	128,965	(Won)	117,224

The principal actuarial assumptions are as follows (Unit: %):

	June 30, 2011	December 31, 2010	January 1, 2010
Discount rate	4.95	4.95	5.77
Expected return on plan assets	3.50	3.50	3.50
Future salary increase rate	6.89	6.89	8.01

Details of plan assets as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011			December 31, 2010			January 1, 2010
	Amounts		Rate (%)	Amounts		Rate (%)	Amounts		Rate (%)
Debt instrument	(Won)	59,689	81.84	(Won)	—	—	(Won)	—	—
Others		13,246	18.16		73,994	100.00		43,881	100.00

	(Won)	72,935	100.00	(Won)	73,994	100.00	(Won)	43,881	100.00

Changes in the fair value of plan assets are for the six months ended June 30, 2011 and 2010 as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	73,994	(Won)	43,881
Expected return on plan assets		1,295		768
Benefits paid		(2,354)		(967)

Ending balance	(Won)	72,935	(Won)	43,682

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Changes in severance and retirement benefits for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Current service cost	(Won)	9,844	(Won)	10,261
Interest cost		3,420		3,695
Expected return on plan assets		(1,295)		(768)

	(Won)	11,969	(Won)	13,188

34. Provisions

Changes of provisions for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions)

	Six months ended June 30, 2011
	Payment guarantees		Unused commitments		Lawsuit		Other		Total
Beginning balance	(Won)	89,645	(Won)	80,715	(Won)	1,884	(Won)	1,032	(Won)	173,276
Net increase (decrease)		(6,508)		70,432		(3)		—		63,921
Others		(56)		(201)		—		—		(257)

Ending balance	(Won)	83,081	(Won)	150,946	(Won)	1,881	(Won)	1,032	(Won)	236,940

	Six months ended June 30, 2010
	Payment guarantees		Unused commitments		Lawsuit		Other		Total
Beginning balance	(Won)	150,902	(Won)	78,393	(Won)	3,249	(Won)	1,032	(Won)	233,576
Net increase (decrease)		49,981		80,048		(1,365)		—		128,664
Others		77		431		—		—		508

Ending balance	(Won)	200,960	(Won)	158,872	(Won)	1,884	(Won)	1,032	(Won)	362,748

Provision for payment guarantees

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as a reserve for possible losses on acceptances and guarantees.

Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which are calculated using a CCF as provision for unused commitments applying provision rates.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Provision for possible losses from lawsuits

As of December 31, 2010, the Bank is involved in 10 lawsuits as a plaintiff and 16 lawsuits as a defendant. The aggregate amount of claims as a plaintiff and a defendant amounted to (Won)3,733,112 million and (Won)365,662 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2011.

The financial institution creditors of Renault Samsung Motors (including KDB) filed a lawsuit against Kun-hee Lee and 28 Samsung affiliates (including Samsung Electronics), claiming compensation for delays in payment of liquidated damages and contract bills of (Won)2,450 billion based on the agreement signed at August 24, 1999. In connection to the litigation, the financial institution creditors partially won the second trial at the Seoul High Court, but both parties filed an appeal to the Supreme Court judgment, and are waiting for the final decision as of June 30, 2011.

Other provision

The Bank has recognized other possible losses.

35. Deferred tax assets and liabilities

	June 30, 2011			December 31, 2010			January 1, 2010
Cumulative temporary differences	(Won)	957,713		(Won)	176,731		(Won)	308,930
Income tax rate (%)		(	*1)		(	*1)		(	*1)

Income tax effect due to cumulative temporary differences		210,697			60,089			67,965
Unrealizable deferred tax assets etc.(*2)		(21,878)			(21,897)			—

Deferred tax liabilities due to cumulative temporary differences		188,819			38,192			67,965
Deferred tax liabilities recognized directly to equity		184,913			217,362			188,656
Deferred tax liabilities from oversea operations		21,913			21,476			(30,480)

Deferred tax liabilities	(Won)	395,645		(Won)	277,030		(Won)	226,141

(*1)	Deferred income taxes are calculated on all temporary differences under the liability method using an enacted tax rate of 24.2% (22% from 2012 and thereafter). Deferred tax assets recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary difference and unused tax loss, if any.
(*2)	The Bank doesn’t recognize deferred tax liabilities amounts (Won)131,285 million for the temporary differences, from equity method valuation under Korean GAAP. Such unrealizable deferred tax liabilities are proportionate to the tax exemption ratio on dividends from subsidiary.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

The temporary differences which comprise of deferred tax assets and liabilities as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Temporary differences		Deferred tax liabilities (assets)
Derivative financial liabilities	(Won)	1,989,745	(Won)	437,745
Investments in subsidiaries and associates		835,008		161,825
Loss on valuation of hedged items		(759,627)		(167,118)
Gain on foreign exchange translation of hedged items		371,788		81,793
Impairment loss on debt investments		(491,136)		(108,050)
Impairment loss in equity investments		(575,116)		(126,525)
Others		(412,949)		(90,851)

	(Won)	957,713	(Won)	188,819

(*)	The temporary differences which comprise of deferred tax assets and liabilities don’t include overseas branches and deferred income tax recognized directly to equity.

	December 31, 2010
	Temporary differences		Deferred tax liabilities (assets)
Gain on valuation of financial assets available-for-sale	(Won)	980,442	(Won)	219,131
Derivative financial liabilities		1,167,505		256,851
Investments in subsidiaries and associates		1,103,600		288,321
Loss on valuation of hedged items		(1,158,118)		(254,786)
Impairment loss on debt investments		(527,176)		(115,979)
Impairment loss in equity investments		(437,743)		(96,303)
Others		(91,845)		(20,205)

	(Won)	1,036,665	(Won)	277,030

	January 1, 2010
	Temporary differences		Deferred tax liabilities (assets)
Gain on valuation of financial assets available-for-sale	(Won)	846,007	(Won)	188,656
Derivative financial liabilities		880,036		193,608
Investments in subsidiaries associates		991,741		218,183
Loss on valuation of hedged items		(1,029,850)		(226,567)
Impairment loss of debt investments		(512,118)		(112,666)
Reversal of impairment loss on equity investments		268,702		59,115
Others		(289,765)		(94,188)

	(Won)	1,154,753	(Won)	226,141

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Deferred tax liabilities recognized directly to equity as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Beginning balance		Increase (decrease)		Ending balance		Deferred tax assets and liabilities
Gain on valuation of financial Assets available-for-sale	(Won)	(1,211,685)	(Won)	126,283	(Won)	(1,085,402)	(Won)	238,098
Loss on valuation of financial Assets available-for-sale		231,493		(15,401)		216,092		(44,962)
Gain on redemption of financial Assets available-for-sale		(416)		216		(200)		44
Loss on redemption of financial Assets available-for-sale		166		68		234		(52)
Gain on translation of foreign operations		(1,285)		650		(635)		140
Loss on translation of foreign operations		1,275		(717)		558		(123)
Gain on translation of foreign net investment		(4,924)		(10)		(4,934)		1,086
Loss on translation of foreign net investment		12,975		29,381		42,356		(9,318)

	(Won)	(972,401)	(Won)	140,470	(Won)	(831,931)	(Won)	184,913

	June 30, 2010
	Beginning balance		Increase (decrease)		Ending balance		Deferred tax assets and liabilities
Gain on valuation of financial Assets available-for-sale	(Won)	(1,307,750)	(Won)	(57,406)	(Won)	(1,365,156)	(Won)	300,334
Loss on valuation of financial Assets available-for-sale		462,014		(111,527)		350,487		(77,107)
Gain on redemption of financial Assets available-for-sale		(332)		(360)		(692)		152
Loss on redemption of financial Assets available-for-sale		59		78		137		(30)
Gain on translation of foreign operations		—		(2,167)		(2,167)		477
Loss on translation of foreign operations		—		66		66		(15)
Gain on translation of foreign net investment		—		(23,622)		(23,622)		5,197
Loss on translation of foreign net investment		—		13		13		(3)

	(Won)	(846,009)	(Won)	(194,925)	(Won)	(1,040,934)	(Won)	229,005

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

36. Other liabilities

The details of other liabilities as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Accounts payables	(Won)	4,528,822	(Won)	2,520,909	(Won)	2,845,308
Accrued expense		1,101,686		963,791		942,317
Domestic exchange obligation payables		1,172,745		930,878		641,067
Guarantee money received		771,085		561,547		106,185
Borrowing from trust accounts		395,885		532,839		455,424
Income in advance		39,556		47,878		49,225
Foreign bills payables		129,590		83,526		11,188
Withholding taxes		23,333		17,404		10,576
Advance receipts		22		32,127		248,380
Others		299,477		175,719		206,843

		8,462,201		5,866,618		5,516,513
Present value discount		(543)		(643)		(1,045)

	(Won)	8,461,658	(Won)	5,865,975	(Won)	5,515,468

The carrying amount of financial liabilities included in other liabilities amounted to (Won) 8,242,525 million as of June 30, 2011, ((Won)5,765,550 million as of December 31, 2010 and (Won)5,168,905 million as of January 1, 2010), and its fair value amounted to (Won) 8,242,559 million as of June 30, 2011, ((Won)5,765,681 million as of December 31, 2010 and (Won)5,168,941 million as of January 1, 2010).

37. Equity

Issued capital

The Bank is authorized to issue 3,000 million shares of common stock and has 1,850,372,235 shares issued and outstanding. Total par value of outstanding share amounts in the amount of (Won)9,251,861 million as of December 31, 2010.

Capital surplus

The Bank reduced (Won)5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to (Won)5,134,227 million. As the result of the capital reduction, (Won)44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

Retained earnings

The Korea Development Bank Act requires the Bank to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets accumulated deficit with reserves. If reserve is insufficient to offset the accumulated deficit, the Korean government is supposed to be responsible for the deficit.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Details of reserves of retained earnings as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows. (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Legal reserves	(Won)	5,076,392	(Won)	4,658,028	(Won)	4,353,489
Unappropriated retained earnings		2,348,338		2,023,767		1,255,613

	(Won)	7,424,730	(Won)	6,681,795	(Won)	5,609,102

Changes in legal reserves for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	4,658,028	(Won)	4,353,489
Transferred from retained earnings		418,364		304,539

Ending balance	(Won)	5,076,392	(Won)	4,658,028

Changes in unappropriated retained earnings for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	2,023,767	(Won)	1,255,613
Net income		1,040,895		410,987
Contribution to legal reserves		(418,364)		(304,539)
Dividend		(297,909)		—
Offset with discount on stock issuance		(51)		—

Ending balance	(Won)	2,348,338	(Won)	1,362,061

The Bank is required to provide regulatory reserve for possible loan losses in accordance with Regulations on Supervision of Bank Business 29(1), and (2), and details are as follows (Korean won in millions):

The balance of regulatory reserve for possible loan losses as of June 30, 2011 and December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010
Beginning balance	(Won)	—	(Won)	—
Planned reserve for possible loan losses		669,340		822,032

	(Won)	669,340	(Won)	822,032

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Changes in regulatory reserve for possible loan losses and adjusted profit reflecting reserve for possible loan losses for the six months ended June 30, 2011 are as follows (Korean won in millions except per share amount):

	Six months ended June 30, 2011
Net income		1,040,895
Reversal of regulatory reserve for possible loan losses		152,692

Net income after adjusting reserve for possible loan losses	(Won)	1,193,587

Earnings per share after adjusting regulatory reserve for possible loan losses (Korean won in units)		645

38. Collateral

Details of assets pledged by the Bank as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Pledged assets		Related liabilities		Reason of restriction
Financial assets available-for-sale	(Won)	7,324,828	(Won)	3,679,368	Collateral for reverse repo transactions etc.

	December 31, 2010
	Pledged assets		Related liabilities		Reason of restriction
Financial assets available-for-sale	(Won)	7,993,147	(Won)	4,130,443	Collateral for reverse repo transactions etc.

	January 1, 2010
	Pledged assets		Related liabilities		Reason of restriction
Financial assets available-for-sale	(Won)	13,051,781	(Won)	8,324,409	Collateral for reverse repo transactions etc.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

39. Gurantees and Commitments

Guarantees and commitments provided by the Bank as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Confirmed acceptances and guarantees:
Acceptances in foreign currency	(Won)	837,131	(Won)	1,010,386	(Won)	1,225,215
Guarantees for bond issuance		1,049		102,620		1,210
Guarantees for loans		47,504		124,900		154,772
Acceptances for L/G		45,711		39,383		40,332
Others		11,299,078		11,676,010		12,907,487

	(Won)	12,230,473	(Won)	12,953,299	(Won)	14,329,016

Unconfirmed acceptances and guarantees:
Letter of guarantee	(Won)	2,994,186	(Won)	3,107,835	(Won)	2,909,229
Others		5,710,939		6,551,192		7,254,340

	(Won)	8,705,125	(Won)	9,659,027	(Won)	10,163,569

Commitments:
Commitments on loans	(Won)	10,850,786	(Won)	11,711,015	(Won)	12,238,484
Commitments on purchase of securities		32,200		—		1,000,000
Others		144,450		81,979		—

	(Won)	11,027,436	(Won)	11,792,994	(Won)	13,238,484

Bills endorsed	(Won)	702	(Won)	—	(Won)	—

	(Won)	31,963,736	(Won)	34,405,320	(Won)	37,731,069

40. Effects of changes in foreign exchange rates

The effects of changes in foreign exchange rates for six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Recognized in current income:
Gain (loss) from foreign currency transaction:
Realized gain	(Won)	276,871	(Won)	549,176
Realized loss		285,424		597,927

		(8,553)		(48,751)
Gain (loss) from foreign currency transaction:
Unrealized gain		19,060		224,941
Unrealized loss		257,353		57,372

		(238,293)		167,569

	(Won)	(246,846)	(Won)	118,818

Recognized in other comprehensive income:
Beginning balance		(8,041)		—
Changes during the year		(29,304)		25,712

Ending balance	(Won)	(37,345)	(Won)	25,712

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

41. Day 1 profit or loss recognition

Changes in Day 1 profit or loss for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Beginning balance	(Won)	(12,237)	(Won)	516
Difference between the transaction price and fair value at initial recognition(*)		(3,975)		(9,402)
Amortization		4,643		1,963
Transactions completed etc.		2,232		(298)

Ending balance	(Won)	(9,337)	(Won)	(7,221)

(*)	Day 1 profit or loss arose from derivatives financial investments, whose fair value are classified as level 3.

42. Related-party disclosures

The entities controlling the Bank and the Bank’s subsidiaries as of June 30, 2011, December 31, 2010 and January 1, 2010 are summarized as follows (Korean won in millions):

Investor	Investee
KoFC	KDBFG, Korea Aerospace Industries Ltd.

KDBFG	KDB, Daewoo Securities Co., Ltd., KDB Capital Corporation, KDB Asset Management Co., Ltd., Korea Infrastructure Investments Asset Management Co., Ltd.

KDB	KDB Asia Ltd., KDB Ireland Ltd., KDB Hungary Ltd., Banco KDB Do Brazil S.A, UzKDB Bank, Korea Infrastructure Fund, KDB Value PEF I, KDB Value PEF II, KDB Value PEF III, KDB Value PEF VI, KDB Venture M&A PEF, KDB Consus Value PEF, KDB Turnaround PEF, Components and Materials M&A PEF, KoFC-KDB Materials and Components Investment Fund No.1, Certain trust accounts of KDB, KDB SPC I and 15 others, KDB Shipping Private Fund KL I and 38 others,

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Outstanding balances with related-parties as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Controlling entities		Subsidiaries		Associates		Entities under same control		Total
Asset:
Cash and due from banks	(Won)	—	(Won)	352,801	(Won)	—	(Won)	—	(Won)	352,801
Financial assets available-for-sale		1,976,392		481,804		447,224		—		2,905,420
Loans		181,513		2,079,436		222,452		—		2,483,401
(Allowance for possible loan losses)		—		(5,088)		(3)		—		(5,091)
Derivative financial assets		1,681		48,750		1,146		4,902		56,479
Others		324		185,173		14,449		8,035		207,981
(Allowance for possible other asset losses)		—		(42)		—		—		(42)

	(Won)	2,159,910	(Won)	3,142,834	(Won)	685,268	(Won)	12,937	(Won)	6,000,949

Liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—
Due to customers		449,560		282,120		43,924		1,336		776,940
Borrowings		32,343		916,509		3,951		291,667		1,244,470
Derivative financial liabilities		742		18,595		6,143		15,833		41,313
Others		315		3,715		1,215		48,729		53,974
Other provisions		—		2		138		—		140

	(Won)	482,960	(Won)	1,220,941	(Won)	55,371	(Won)	357,565	(Won)	2,116,837

	December 31, 2010
	Controlling entities		Subsidiaries		Associates		Entities under same control		Key management		Total
Asset:
Cash and due from banks	(Won)	—	(Won)	372,069	(Won)	—	(Won)	—	(Won)	—	(Won)	372,069
Financial assets available-for-sale		2,789,173		493,187		557		12,342		—		3,295,259
Loans		134,805		985,733		192,135		220,981		97		1,533,751
(Allowance for possible loan losses)		—		(2,370)		(5,721)		—		(3)		(8,094)
Derivative financial assets		3,476		51,618		—		70,986		—		126,080
Others		848		117,043		431		13,336		—		131,658
(Allowance for possible other asset losses)		—		(10)		(160)		—		—		(170)

	(Won)	2,928,302	(Won)	2,017,270	(Won)	187,242	(Won)	317,645	(Won)	94	(Won)	5,450,553

Liabilities:
Due to customers	(Won)	235,152	(Won)	261,774	(Won)	21,988	(Won)	125,305	(Won)	—	(Won)	644,219
Borrowings		1		526,409		3,423		90,860		—		620,693
Derivative financial liabilities		—		6,188		—		45,724		—		51,912
Others		151,792		6,515		250		12,004		—		170,561
Other provisions		—		4		147		—		—		151

	(Won)	386,945	(Won)	800,890	(Won)	25,808	(Won)	273,893	(Won)	—	(Won)	1,487,536

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
	Controlling entities		Subsidiaries		Associates		Entities under same control		Key management		Total
Asset:
Cash and due from banks	(Won)	—	(Won)	500,872	(Won)	—	(Won)	—	(Won)	—	(Won)	500,872
Financial assets available-for-sale		—		284,233		—		12,650		—		296,883
Loans		—		895,087		1,583,776		177,651		115		2,656,629
(Allowance for possible loan losses)		—		(209)		(123,958)		(180)		(3)		(124,350)
Derivative financial assets		—		49,608		176,936		60,017		—		286,561
Others		—		102,364		11,591		3,910		—		117,865
(Allowance for possible other asset losses)		—		(1)		(789)		—		—		(790)

	(Won)	—	(Won)	1,831,954	(Won)	1,647,556	(Won)	254,048	(Won)	112	(Won)	3,733,670

Liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	—	(Won)	—	(Won)	14,262	(Won)	—	(Won)	14,262
Due to customers		1,868		111,462		138,389		171,460		—		423,179
Borrowings		—		446,452		23,945		8,800		—		479,197
Debt issued		—		—		3,000		—		—		3,000
Derivative financial liabilities		—		3,313		76		29,710		—		33,099
Others		5,705		979		2,815		4,473		—		13,972
Other provisions		—		480		108		—		—		588

	(Won)	7,573	(Won)	562,686	(Won)	168,333	(Won)	228,705	(Won)	—	(Won)	967,297

Transactions with related-parties for the six months ended June 30, 2011 and 2010 are summarized as follows (Korean won in millions):

	Six months ended June 30, 2011
	Controlling entities		Subsidiaries		Associates		Entities under same control		Key management		Total
Income:
Interest income	(Won)	1,596	(Won)	51,062	(Won)	8,002	(Won)	58	(Won)	—	(Won)	60,718
Reversal of allowance for possible loan losses		63		3,933		4,938		—		—		8,934
Commission income and others		71,771		141,707		67,845		22,633		—		303,956

	(Won)	73,430	(Won)	196,702	(Won)	80,785	(Won)	22,691	(Won)	—	(Won)	373,608

Expense:
Interest expense	(Won)	17,958	(Won)	769	(Won)	1,934	(Won)	359	(Won)	—	(Won)	21,020
Credit loss expense		—		10,923		—		—		—		10,923
Administration expense		—		—		—		—		1,125		1,125
Other operating loss		7,869		31,505		10,692		20,981		—		71,047

	(Won)	25,827	(Won)	43,197	(Won)	12,626	(Won)	21,340	(Won)	1,125	(Won)	104,115

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	Six months ended June 30, 2010
	Controlling entities		Subsidiaries		Associates		Entities under same control		Key management		Total
Income:
Interest income	(Won)	4	(Won)	75,743	(Won)	5,756	(Won)	4,902	(Won)	—	(Won)	86,405
Commission income and others		50		35,722		4,438		72,671		—		112,881

	(Won)	54	(Won)	111,465	(Won)	10,194	(Won)	77,573	(Won)	—	(Won)	199,286

Expense:
Interest expense	(Won)	2,727	(Won)	10,856	(Won)	433	(Won)	260	(Won)	—	(Won)	14,276
Credit loss expense		—		872		3,592		526		—		4,990
Administration expense		—		—		—		83		377		460
Other operating loss		395		22,446		4,405		53,864		—		81,110

	(Won)	3,122	(Won)	34,174	(Won)	8,430	(Won)	54,733	(Won)	377	(Won)	100,836

The Bank provided various commitments amounting to (Won) 925,155 million and payment guarantees amounting to (Won) 35,729 million in the transactions with related party.

43. Fair value of financial assets and liabilities

The details of the fair value of financial instruments as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets held-for-trading	(Won)	849,059	(Won)	2,285,058	(Won)	—	(Won)	3,134,117
Financial assets available-for-sale		1,628,018		19,955,980		2,955,757		24,539,755
Derivative financial assets		—		5,161,231		797,317		5,958,548

	(Won)	2,477,077	(Won)	27,402,269	(Won)	3,753,074	(Won)	33,632,420

Financial liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	961,473	(Won)	7,232	(Won)	968,705
Derivative financial liabilities		—		3,902,462		95,758		3,998,220

	(Won)	—	(Won)	4,863,935	(Won)	102,990	(Won)	4,966,925

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets held-for-trading	(Won)	849,090	(Won)	3,390,105	(Won)	—	(Won)	4,239,195
Financial assets available-for-sale		1,914,251		18,330,603		2,432,041		22,676,895
Derivative financial assets		—		5,780,722		307,378		6,088,100

	(Won)	2,763,341	(Won)	27,501,430	(Won)	2,739,419	(Won)	33,004,190

Financial liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	947,659	(Won)	4,093	(Won)	951,752
Derivative financial liabilities		—		4,580,592		87,111		4,667,703

	(Won)	—	(Won)	5,528,251	(Won)	91,204	(Won)	5,619,455

	January 1, 2010
	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets held-for-trading	(Won)	224,243	(Won)	1,385,075	(Won)	—	(Won)	1,609,318
Financial assets designated at FVTPL		—		—		89,503		89,503
Financial assets available-for-sale		2,395,412		21,066,866		4,794,363		28,256,641
Derivative financial assets		—		7,560,604		101,065		7,661,669

	(Won)	2,619,655	(Won)	30,012,545	(Won)	4,984,931	(Won)	37,617,131

Financial liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	1,168,551	(Won)	139,748	(Won)	1,308,299
Derivative financial liabilities		—		6,536,703		96,472		6,633,175

	(Won)	—	(Won)	7,705,254	(Won)	236,220	(Won)	7,941,474

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Changes in carrying value of financial instruments, whose fair value is categorized as level 3, for the six months ended June 30, 2011 and 2010 are as follows (Korean won in millions):

	Six months ended June 30, 2011
	Beginning balance		Current profit or loss		Other comprehensive income		Purchase		Disposal		Settlement		Foreign exchange differences		Ending balance
Assets:
Financial assets available-for-sale	(Won)	2,432,041	(Won)	23,700	(Won)	8,393	(Won)	1,026,487	(Won)	(924,882)	(Won)	—	(Won)	390,018	(Won)	2,955,757
Derivative financial assets		307,378		436,801		—		56,947		—		(3,809)		—		797,317

	(Won)	2,739,419	(Won)	460,501	(Won)	8,393	(Won)	1,083,434	(Won)	(924,882)	(Won)	(3,809)	(Won)	390,018	(Won)	3,753,074

Liability:
Financial liabilities held-for-trading	(Won)	4,093	(Won)	141	(Won)	—	(Won)	—	(Won)	—	(Won)	2,998	(Won)	—	(Won)	7,232
Derivative financial liabilities		87,111		(42,735)		—		52,435		—		(1,053)		—		95,758

	(Won)	91,204	(Won)	(42,594)	(Won)	—	(Won)	52,435	(Won)	—	(Won)	1,945	(Won)	—	(Won)	102,990

	Six months ended June 30, 2010
	Beginning balance		Current profit or loss		Other comprehensive income		Purchase		Disposal		Settlement		Foreign exchange differences		Ending balance
Assets:
Financial assets designated at FVTPL	(Won)	89,503	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	(89,503)	(Won)	—	(Won)	—
Financial assets available-for-sale		4,794,363		112,205		—		601,078		(27,362)		(751,473)		(409,682)		4,319,129
Derivative financial assets		101,065		64,361		—		42,568		—		(5,858)		—		202,136

	(Won)	4,984,931	(Won)	176,566	(Won)	—	(Won)	643,646	(Won)	(27,362)	(Won)	(846,834)	(Won)	(409,682)	(Won)	4,521,265

Liability:
Financial liabilities held-for-trading	(Won)	139,748	(Won)	(77)	(Won)	—	(Won)	—	(Won)	—	(Won)	(134,235)	(Won)	—	(Won)	5,436
Derivative financial liabilities		96,472		(46,447)		—		(23,301)		—		(6,677)		—		20,047

	(Won)	236,220	(Won)	(46,524)	(Won)	—	(Won)	(23,301)	(Won)	—	(Won)	(140,912)	(Won)	—	(Won)	25,483

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

44. Categories of financial assets and liabilities

Categorization of the Bank’s financial assets and liabilities as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Cash and cash equivalents		Financial instruments held-for- trading		Financial instruments designated at FVTPL		Available- for-sale financial instruments		Held-to- maturity financial instruments		Loan and receivables		Financial liabilities carrying at amortized cost		Derivative financial instruments utilized in fair value hedging		Total
Financial assets:
Cash and due from banks	(Won)	653,449	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	1,625,255	(Won)	—	(Won)	—	(Won)	2,278,704
Financial assets held-for-trading		1,002		3,133,115		—		—		—		—		—		—		3,134,117
Financial assets available-for-sale		598,458		—		—		23,941,297		—		—		—		—		24,539,755
Financial assets held-to-maturity		—		—		—		—		125,169		—		—		—		125,169
Loans		960,438		—		—		—		—		72,512,038		—		—		73,472,476
Derivative financial assets		—		4,855,792		—		—		—		—		—		1,102,756		5,958,548
Others		—		—		—		—		—		7,159,788		—		—		7,159,788

	(Won)	2,213,347	(Won)	7,988,907	(Won)	—	(Won)	23,941,297	(Won)	125,169	(Won)	81,297,081	(Won)	—	(Won)	1,102,756	(Won)	116,668,557

Financial liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	—	(Won)	968,705	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	968,705
Due to customers		—		—		—		—		—		—		23,443,914		—		23,443,914
Borrowings		—		—		—		—		—		—		24,025,824		—		24,025,824
Debt issued		—		—		—		—		—		—		43,730,498		—		43,730,498
Derivative financial liabilities		—		3,868,808		—		—		—		—		—		129,412		3,998,220
Others		—		—		—		—		—		—		8,242,525		—		8,242,525

	(Won)	—	(Won)	3,868,808	(Won)	968,705	(Won)	—	(Won)	—	(Won)	—	(Won)	99,442,761	(Won)	129,412	(Won)	104,409,686

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	Cash and cash equivalents		Financial instruments held-for- trading		Financial instruments designated at FVTPL		Available-for- sale financial instruments		Held-to- maturity financial instruments		Loan and receivables		Financial liabilities carrying at amortized cost		Derivative financial instruments utilized in fair value hedging		Total
Financial assets:
Cash and due from banks	(Won)	575,032	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	600,071	(Won)	—	(Won)	—	(Won)	1,175,103
Financial assets held-for-trading		—		4,239,195		—		—		—		—		—		—		4,239,195
Financial assets available-for-sale		—		—		—		22,676,895		—		—		—		—		22,676,895
Financial assets held-to-maturity		—		—		—		—		137,695		—		—		—		137,695
Loans		2,066,307		—		—		—		—		68,704,220		—		—		70,770,527
Derivative financial assets		—		4,857,214		—		—		—		—		—		1,230,886		6,088,100
Others		—		—		—		—		—		4,094,219		—		—		4,094,219

	(Won)	2,641,339	(Won)	9,096,409	(Won)	—	(Won)	22,676,895	(Won)	137,695	(Won)	73,398,510	(Won)	—	(Won)	1,230,886	(Won)	109,181,734

Financial liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	—	(Won)	951,752	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	951,752
Due to customers		—		—		—		—		—		—		18,929,843		—		18,929,843
Borrowings		—		—		—		—		—		—		22,877,558		—		22,877,558
Debt issued		—		—		—		—		—		—		43,235,249		—		43,235,249
Derivative financial liabilities		—		4,466,189		—		—		—		—		—		201,514		4,667,703
Others		—		—		—		—		—		—		5,765,550		—		5,765,550

	(Won)	—	(Won)	4,466,189	(Won)	951,752	(Won)	—	(Won)	—	(Won)	—	(Won)	90,808,200	(Won)	201,514	(Won)	96,427,655

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
	Cash and cash equivalents		Financial instruments held-for- trading		Financial instruments designated at FVTPL		Available-for- sale financial instruments		Held-to- maturity financial instruments		Loan and receivables		Financial liabilities carrying at amortized cost		Derivatives financial instruments utilized in fair value hedging		Total
Financial assets:
Cash and due from banks	(Won)	682,804	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	1,292,552	(Won)	—	(Won)	—	(Won)	1,975,356
Financial assets held-for-trading		—		1,609,318		—		—		—		—		—		—		1,609,318
Financial assets designated at FVTPL		—		—		89,503		—		—		—		—		—		89,503
Financial assets available-for-sale		—		—		—		28,256,641		—		—		—		—		28,256,641
Financial assets held-to-maturity		—		—		—		—		67,521		—		—		—		67,521
Loans		1,352,809		—		—		—		—		73,747,655		—		—		75,100,464
Derivative financial assets		—		6,786,138		—		—		—		—		—		875,531		7,661,669
Others		—		—		—		—		—		4,652,596		—		—		4,652,596

	(Won)	2,035,613	(Won)	8,395,456	(Won)	89,503	(Won)	28,256,641	(Won)	67,521	(Won)	79,692,803	(Won)	—	(Won)	875,531	(Won)	119,413,068

Financial liabilities:
Financial liabilities designated at FVTPL	(Won)	—	(Won)	—	(Won)	1,308,299	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	1,308,299
Due to customers		—		—		—		—		—		—		13,935,926		—		13,935,926
Borrowings		—		—		—		—		—		—		28,580,446		—		28,580,446
Debt issued		—		—		—		—		—		—		50,740,788		—		50,740,788
Derivative financial liabilities		—		6,394,105		—		—		—		—		—		239,070		6,633,175
Others		—		—		—		—		—		—		5,168,905		—		5,168,905

	(Won)	—	(Won)	6,394,105	(Won)	1,308,299	(Won)	—	(Won)	—	(Won)	—	(Won)	98,426,065	(Won)	239,070	(Won)	106,367,539

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

45. Transfers of financial assets that do not qualify for derecognition

Transfers of financial assets that do not qualify for derecognition as of June 30, 2011, December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011
Counterparty	Disposal date	Carrying amount of related assets		Carrying amount of related liabilities		Reason of restriction
Songsan II Industrial Complex Securitization SPC	2010.02.25	(Won)	202,438	(Won)	203,062	(	*)
KDB SOC securitization SPC	2010.12.07		16,427		16,191	(	*)

		(Won)	218,865	(Won)	219,253

	December 31, 2010
Counterparty	Disposal date	Carrying amount of related assets		Carrying amount of related liabilities		Reason of restriction
Songsan II Industrial Complex Securitization SPC	2010.02.25	(Won)	201,852	(Won)	202,985	(	*)
KDB SOC securitization SPC	2010.12.07		15,550		16,031	(	*)

		(Won)	217,402	(Won)	219,016

(*)	Most of the risks and rewards from ownership of the securitized financial assets have not been transferred due to the Bank’s credit supports. Accordingly, the Bank does not derecognize the securitized financial assets.

46. Non-current assets held-for-sale

Details of non-current assets held-for-sale as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Non-current assets held-for-sale:
Investments in associates(*)	(Won)	1,040,486	(Won)	1,040,486	(Won)	1,040,486
Property and equipment		—		—		3,870

	(Won)	1,040,486	(Won)	1,040,486	(Won)	1,044,356

Gain (loss) from non-current assets held-for-sale:
Gain on disposal of non-current assets held-for-sale	(Won)	—	(Won)	179	(Won)	—
Loss on disposal of non-current assets held-for-sale		—		(179)		—

	(Won)	—	(Won)	—	(Won)	—

(*)	The Bank has been in process of selling Daewoo shipbuilding & Marine engineering Co., Ltd (shares: 59,825,596 stocks, ownership: 31.26%) and will complete the procedure soon.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

47. Additional cash flow information

Cash and cash equivalents in the statement of cash flow as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Cash and due from banks:
Cash	(Won)	62,939	(Won)	56,093	(Won)	66,915
Deposits		590,510		518,939		615,889

		653,449		575,032		682,804
Financial assets held-for-trading Government bonds		1,002		—		—
Financial assets available-for-sale Government bonds		598,458		—		—
Loans:
Call loans		790,098		1,970,640		1,258,655
Loans to banks		170,340		95,667		94,154

		960,438		2,066,307		1,352,809

	(Won)	2,213,347	(Won)	2,641,339	(Won)	2,035,613

Total interest and dividend that received or paid for the six months ended June 30, 2011 and 2010 are as follows (Korean won millions):

	Six months ended June 30, 2011		Six months ended June 30, 2010
Total interest received	(Won)	2,090,871	(Won)	2,270,507
Total interest paid		1,265,229		1,477,868
Total dividend received		122,118		90,551

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

48. Explanation of transition to K-IFRS

The details of reconciliation from Korea-GAAP to K-IFRS key financial figures as of December 31, 2010, June 30, 2010 and January 1, 2010 are as follows (Korean won in millions):

	December 31, 2010
	Total assets		Total liabilities		Total equity		Net income for the year		Comprehensive income
K-GAAP	(Won)	113,205,485	(Won)	96,977,136	(Won)	16,228,349	(Won)	1,045,721	(Won)	1,110,403
Adjustments:
Changes in calculation of allowance for possible loan losses(*1)		783,437		(160,044)		943,481		259,529		259,529
Recognition of financial guarantees		66,300		92,833		(26,533)		32,707		32,707
Changes in measurement of severance and retirement benefits		—		43,260		(43,260)		2,831		2,831
Deferred income tax effect		(27,315)		161,220		(188,535)		(42,690)		(42,690)
Others(*2)		(78,024)		102,461		(180,485)		(225,405)		(192,399)

Total adjustments		744,398		239,730		504,668		26,972		59,978

K-IFRS	(Won)	113,949,883	(Won)	97,216,866	(Won)	16,733,017	(Won)	1,072,693	(Won)	1,170,381

	June 30, 2010
	Total assets		Total liabilities		Total equity		Net income		Comprehensive income
K-GAAP	(Won)	122,450,895	(Won)	106,863,217	(Won)	15,587,679	(Won)	220,635	(Won)	462,068
Adjustments:
Changes in calculation of allowance for possible loan losses(*1)		778,769		(87,538)		866,307		182,355		182,355
Recognition of financial guarantees		70,891		77,713		(6,822)		59,703		59,703
Changes in measurement of severance and retirement benefits		—		45,186		(45,186)		905		905
Deferred income tax effect		—		181,985		(181,985)		(113,619)		(113,619)
Others(*2)		125,247		217,037		(91,791)		61,008		(25,847)

Total adjustments		974,907		434,383		540,523		190,352		103,497

K-IFRS	(Won)	123,425,802	(Won)	107,297,600	(Won)	16,128,202	(Won)	410,987	(Won)	565,565

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
	Total asset		Total liability		Total equity
K-GAAP	(Won)	122,333,446	(Won)	107,222,739	(Won)	15,110,707
Adjustments:
Changes in calculation of allowance for possible loan losses(*1)		480,763		(203,189)		683,952
Recognition of financial guarantees		72,576		140,942		(68,366)
Changes in measurement of severance and retirement benefits		—		46,091		(46,091)
Deferred income tax effect		(27,315)		118,530		(145,845)
Others(*2)		(57,607)		(75,937)		18,330

Total adjustments		468,417		26,437		441,980

K-IFRS	(Won)	122,801,863	(Won)	107,249,176	(Won)	15,552,687

(*1)	Under K-IFRS, allowance for possible loan losses is estimated using the incurred loss model.
(*2)	Other items represent the separation of embedded derivatives, recognition of accrued interest on overdue loans, financial instruments designated at FVTPL and others.

The Bank did not disclose comprehensive income for the three months ended June 30, 2010 in accordance with Korean-GAAP. Accordingly, reconciliation of comprehensive income for the three months ended June 30, 2010 is not disclosed.

Designation financial instruments at FVTPL at first-time adoption

	Fair value at the transition date		Carrying amount under previous GAAP
Financial assets designated at FVTPL(*1)	(Won)	89,503	(Won)	89,503
Financial liabilities designated at fair value through profit or loss(*2)		1,308,299		1,330,748

(*1)	Financial assets designated at FVTPL are comprised of (Won)92,526 million of loans and (Won)3,023 million of derivatives liabilities as of December 31, 2009 of GAAP.
(*2)	Financial liabilities designated at FVTPL are comprised of (Won)163,224 million of borrowings, (Won)1,191,000 million of debt issued and (Won) 23,476 million of derivatives assets as of December 31, 2009

K-IFRS cash flow differences adjustment

Income tax payment is represented separately in the statement of cash flows in accordance with K-IFRS, which was not separately shown in the statement of cash flows under Korean-GAAP. The transaction related with certain securities are reclassified as investing activities from operating activities. There is no significant differences in the statement of cash flows prepared under K-IFRS and Korean-GAAP except the items mentioned above.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

49. Risk management

Introduction

Objectives and policies

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. In addition, the Bank has improved the risk management process to reflect the changes in the financial environment. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently.

•	recognized timely, evaluated exactly and managed effectively.

•	maintained to the extent that the risks balance with profit.

•	diversified appropriately to avoid concentration on specific segments.

•	managed to prevent from being excessively exposed by setting up and managing the tolerance limit and the guidelines

Risk management strategy and process

The Bank measures risks in a way so as to monitor and manage. The Bank’s risk management is at the level that the information generated in the risk management process is integrated and applied strategically to the Bank’s business. In the circumstance that risk management is recognized as the key function in the banking operations, the Bank reestablishes risk management from an adaptive and limited role to a leading and comprehensive role.

In addition, the Bank has focused on regular communications among the various departments to form a consensus on the strategy and process of risk management.

Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is comprised of the chief commissioner, the president of the Bank, and four commissioners including outside directors. The Committee’s function is to establish the policies of risk management, to evaluate the capital adequacy of the Bank, to discuss material issues relating to risk management, and to present its preliminary decisions on material issues to the board of directors.

The president of the Bank and the head of Risk Management Department

The president abides by risk management policies and manages and monitors whether the Bank’s risk management and internal controls are effectively operated. The head of the Risk Management Department is responsible for supervising overall administration of risk management and providing the risk-related information to members of the board of directors and the Bank’s top management.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Risk Management Practice Committee

The Bank’s Risk Management Practice Committee supports the head of Risk Management Department in performing review at an operational level. The Risk Management Practice Committee is divided into the each risk type (i.e. credit risk, market risk, interest rate risk, liquidity risk and operational risk). The Risk Management Practice Committee consists of the leaders of business segments.

Performance of Risk Management Committee

The Risk Management Committee performs comprehensive review of all the affairs related to risk management and deliberating the decisions of the board of directors. For the year ended December 31, 2010, the key activities of the Risk Management Committee are as follows:

•	Major deliberation

•	Regulating and amendment due to reorganization of risk management committee

•	Risk management committee set up

•	Major reporting

•	Monthly results of risk management

•	Foundation and alteration on evaluation and approval criteria of private loan

•	Distribution of inner capital limit and control standard of inner capital for the year

•	Integrated analysis on crisis situation and capital adequacy

•	Status for management of IT Operating Risk

•	Provision of regulatory reserve for possible loan losses under K-IFRS and expansion of individual assessment (mainly focusing PF loans)

Improvement of risk management system

For continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Improvement of risk management system under Basel II

•

In 2008 the Korean Financial Supervisory (“FSS”) provided a detail guideline on the capital adequacy and, in turn, the Bank improved the internal capital adequacy assessment process for more effective capital adequacy management. Pursuant to Roll-Out Plan, the Bank plans to improve the model for Low Default Portfolio (“LDP”).

•	The Bank elaborated the risk measuring criteria (including credit risk parameter and measuring logic) to enhance the practical uses of risk management system under Basel II.

•	The Advanced Measurement Approach (“AMA”) was preliminarily operated for calculating the operational risk.

•	Set-up of the risk management infrastructure

•

The Bank completed the development of RAPM system in order to reflect risks to the Bank’s business and enhance decision-making support function. Using the RAPM, the Bank evaluates the performances of each branch from 2010.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

•

The Bank enforced the risk management related to irregular compound derivatives and as part of the enforcement, the Bank validated the derivative pricing model that the Bank’s front office had developed.

Risk management reporting and measuring system

The Bank tries consistently to measure and manage objectively and rationally all of significant risk types with reference to the characteristics of operational areas, assets, and risks. In relation to reporting and measurement, the Bank has developed the application systems which are listed as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Jun. 2004 Mar. 2008 Mar. 2010	Calculate corporate credit rating
Credit Risk Measurement System	Credit Risk+ Credit Metrics	Jul. 2003 Nov. 2007	Summarize exposures, manage exposure limit and calculate Credit VaR
Market Risk Management System	Risk Watch	Jun. 2002	Summarize position, manage exposure limit and calculate Market VaR
Interest/Liquidity Risk Management System	OFSA	Feb. 2006	Calculate repricing gap, duration gap, VaR and EaR
Operational Risk Management System	Standardized Approach AMA	May 2006 May 2009	Manage the process and calculate CSA, KRI, OP and VaR Calculate Op VaR

Response and Plan for Basel II

The Korean authority implemented Basel II in January 2008 and adopted the Standardized Approach and the Foundation Internal Rating-Based Approach. The Advanced Approaches were later adopted in 2009.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Rating-Based Approach in the credit risk from the FSS in July 2008 and has applied the approach since June 2008. The Bank has applied Standardized Approach in the market risk and operational risk.

The Bank plans to adopt the Advanced Approaches (Credit risk: Advanced Internal Rating-Based Approach, Operational risk: Advanced Measurement Approach etc) to enhance reliability and financial soundness for the future. In preparing the adoption, the Bank also plans to improve the related systems and policies.

Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

•	Internal capital adequacy assessment

For the purpose of the internal capital adequacy assessment, the Bank calculates its aggregated internal capital and available capital by evaluating all significant risks and taking into account the quality and components of capital and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

•	Goal setting in the internal capital management

The Bank sets up on an annual basis, a basic plan of risk management for the maintenance of the internal capital adequacy within the limits of available capital. The Risk Management Committee deliberates on the plan and the board of directors approves the plan. The Bank sets up the goal of the BIS capital adequacy ratio in consideration of the risk appetite, prior year’s internal capital, financial environment, operation’s direction and scale.

•	Allocation of internal capital

The Bank’s entire internal capital is allocated to each headquarter and department reflecting the amount of the available risk and the business scale after the Risk Management Committee’s deliberation and the board of directors’ approval. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee and others. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocation.

•	Composition of internal capital

Internal capital is composed of quantifiable and non- quantifiable risks. The quantifiable risk is composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk. The quantifiable risk is measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risk is comprised of strategy risk, reputation risk, residual risk on asset securitization and others. Non-quantifiable risks not measured quantitatively because appropriate measuring methodology and related data do not exist to rate its risk level.

Credit Risk

Concept

Credit risk is defined as potential losses resulting from counterparty’s default or refusal to perform obligations.

Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most important risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risk at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, relationship manager (“RM”), credit officer (“CO”) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank consistently monitors the borrower’s credit rating from the date of the loan to the date of final collection of debt and inspects the borrower’s status regularly and frequently in order to prevent bad debts generated from newer accounts and to stabilize the number of debt recoveries.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

In addition, the early warning system is operated timely to find out borrowers that are likely to be highly insolvent. Early warning system provides financial information, financial transaction information, public information and market information of the borrower. Using the information, the relationship officer and the credit officer consistently watch out for the changes in the borrower’s credit rating.

Under the early warning system, the borrower that is highly likely to be insolvent is classified as early warning borrower or precautionary borrower. The Bank sets up a specific and practical stabilization plan on the borrower considering the borrower’s characteristics and constantly manages whether the borrower complies with the plan. The borrower classified as substandard borrower doubtful borrower or estimated loss is managed by the Bank’s department which is exclusively responsible for insolvent borrowers. The department takes legal proceedings, disposals or corporate turnaround with the borrower.

Classification of asset soundness and allowance for bad debts provision

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used in order to prevent further occurrence of insolvent asset and promote the normalization of existing insolvent asset and enhance the stabilization of operational asset.

Based on the Regulation on Supervision of Banking Business, the Bank established guidelines on classification of asset soundness according to Forward Looking Criteria (“FLC”) by which asset soundness is classified reflecting not only the past record of repayment but debt repayment capacity

In conformity with the guidelines, the Bank’s assets are classified as normal, precautionary, substandard, doubtful or estimated loss by credit rating and the Bank provides allowance for bad debts for each level of classification.

Loans

The details of loans as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011		December 31, 2010		January 1, 2010
Neither past due nor impaired	(Won)	72,618,448	(Won)	69,777,694	(Won)	74,633,385
Past due but not impaired		153,086		222,639		201,675
Impaired		2,021,302		2,057,030		1,283,730

Total		74,792,836		72,057,363		76,118,790
Allowance for possible loan losses		(1,196,892)		(1,145,406)		(912,782)
Present value discount		(89,934)		(115,933)		(90,216)
Deferred loan handling fees		(33,534)		(25,497)		(15,328)

Net amount	(Won)	73,472,476	(Won)	70,770,527	(Won)	75,100,464

Ratio of allowance for possible loan losses to total loans (%)		1.60		1.59		1.20

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Loans that are neither past due nor impaired

Loans as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the following (Korean won in millions):

	June 30, 2011
	Loans in Korean won								Other loans
	Loans for working capital		Loans for facility development		Others		Loans in foreign currency		Private placed corporate bonds		Others		Total
AAA ~ B (Normal)	(Won)	14,203,889	(Won)	26,157,423	(Won)	671,304	(Won)	16,819,431	(Won)	5,182,826	(Won)	6,959,051	(Won)	69,993,924
CCC (Precautionary)		937,582		377,533		—		473,557		292,528		349,916		2,431,116
CC (Substandard)		58,986		50,780		—		56,816		7,923		18,353		192,858
C (Doubtful)		—		—		—		—		—		—		—
D (Estimated Loss)		342		208		—		—		—		—		550

	(Won)	15,200,799	(Won)	26,585,944	(Won)	671,304	(Won)	17,349,804	(Won)	5,483,277	(Won)	7,327,320	(Won)	72,618,448

	June 30, 2011
	Loans in Korean won								Other loans
	Loans for working capital		Loans for facility development		Others		Loans in foreign currency		Private placed corporate bonds		Others		Total
AAA ~ B (Normal)	(Won)	11,508,686	(Won)	23,520,900	(Won)	558,608	(Won)	17,161,045	(Won)	6,020,525	(Won)	8,674,235	(Won)	67,443,999
CCC (Precautionary)		911,068		378,170		—		306,288		249,307		300,813		2,145,646
CC (Substandard)		122,837		33,854		17		3,562		11,923		15,856		188,049
C (Doubtful)		—		—		—		—		—		—		—
D (Estimated Loss)		—		—		—		—		—		—		—

	(Won)	12,542,591	(Won)	23,932,924	(Won)	558,625	(Won)	17,470,895	(Won)	6,281,755	(Won)	8,990,904	(Won)	69,777,694

	June 30, 2011
	Loans in Korean won								Other loans
	Loans for working capital		Loans for facility development		Others		Loans in foreign currency		Private placed corporate bonds		Others		Total
AAA ~ B (Normal)	(Won)	10,787,484	(Won)	23,994,787	(Won)	449,879	(Won)	18,572,571	(Won)	11,252,235	(Won)	7,999,503	(Won)	73,056,459
CCC (Precautionary)		218,673		244,391		—		316,085		87,438		40,642		907,229
CC (Substandard)		246,924		170,975		—		98,597		7,923		144,689		669,108
C (Doubtful)		—		—		—		—		—		—		—
D (Estimated Loss)		589		—		—		—		—		—		589

	(Won)	11,253,670	(Won)	24,410,153	(Won)	449,879	(Won)	18,987,253	(Won)	11,347,596	(Won)	8,184,834	(Won)	74,633,385

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Loans as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the following (Korean won in millions):

	June 30, 2011
	Loans in Korean won						Other loans
	Loans for working capital		Loans for facility development		Loans in foreign currency		Private placed corporate bonds		Others		Total
Less 30 days	(Won)	41,891	(Won)	37,635	(Won)	61,220	(Won)	1,800	(Won)	10,540	(Won)	153,086
Less 30~60 days		—		—		—		—		—		—
Less 60~90 days		—		—		—		—		—		—

	(Won)	41,891	(Won)	37,635	(Won)	61,220	(Won)	1,800	(Won)	10,540	(Won)	153,086

	December 31, 2010
	Loans in Korean won						Other loans
	Loans for working capital		Loans for facility development		Loans in foreign currency		Private placed corporate bonds		Others		Total
Less 30 days	(Won)	38,318	(Won)	103,602	(Won)	61,311	(Won)	10,700	(Won)	8,708	(Won)	222,639
Less 30~60 days		—		—		—		—		—		—
Less 60~90 days		—		—		—		—		—		—

	(Won)	38,318	(Won)	103,602	(Won)	61,311	(Won)	10,700	(Won)	8,708	(Won)	222,639

	January 1, 2010
	Loans in Korean won						Other loans
	Loans for working capital		Loans for facility development		Loans in foreign currency		Private placed corporate bonds		Others		Total
Less 30 days	(Won)	116,494	(Won)	19,147	(Won)	7,128	(Won)	2,900	(Won)	8,142	(Won)	153,811
Less 30~60 days		19,455		17,976		3,054		—		—		40,485
Less 60~90 days		650		—		5,729		1,000		—		7,379

	(Won)	136,599	(Won)	37,123	(Won)	15,911	(Won)	3,900	(Won)	8,142	(Won)	201,675

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Impaired loans

Impaired loans as of June 30, 2011, December 31, 2010 and January 1, 2010 consist of the following (Korean won in millions):

	June 30, 2011
	Loans in Korean won						Other loans
	Loans for working capital		Loans for facility development		Loans in foreign currency		Private placed corporate bonds		Others		Total
Individually assessed loans	(Won)	886,145	(Won)	181,465	(Won)	113,721	(Won)	463,564	(Won)	63,596	(Won)	1,708,491
Collectively assessed loans		76,801		85,652		129,232		10,460		10,666		312,811

	(Won)	962,946	(Won)	267,117	(Won)	242,953	(Won)	474,024	(Won)	74,262	(Won)	2,021,302

	December 31, 2010
	Loans in Korean won						Other loans
	Loans for working capital		Loans for facility development		Loans in foreign currency		Private placed corporate bonds		Others		Total
Individually assessed loans	(Won)	962,140	(Won)	209,578	(Won)	48,649	(Won)	422,364	(Won)	146,816	(Won)	1,789,547
Collectively assessed loans		43,635		86,868		115,433		9,460		12,087		267,483

	(Won)	1,005,775	(Won)	296,446	(Won)	164,082	(Won)	431,824	(Won)	158,903	(Won)	2,057,030

	January 1, 2010
	Loans in Korean won						Other loans
	Loans for working capital		Loans for facility development		Loans in foreign currency		Private placed corporate bonds		Others		Total
Individually assessed loans	(Won)	685,149	(Won)	211,114	(Won)	41,174	(Won)	73,247	(Won)	85,849	(Won)	1,096,533
Collectively assessed loans		46,208		36,838		73,629		1,760		28,762		187,197

	(Won)	731,357	(Won)	247,952	(Won)	114,803	(Won)	75,007	(Won)	114,611	(Won)	1,283,730

Measurement methodology of credit risk

Pursuant to Basel II, the Bank selects the measurement methodology of credit risk considering the difficulty of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Rating-Based Approach.

(1) Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”).

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Risk weights in each credit rating are as follows:

Credit rating(*)	Corporate	Country	Bank	Asset securitization
AAA ~ AA-	20.0%	0.0%	20.0%	20.0%
A+ ~ A-	50.0%	20.0%	50.0%	50.0%
BBB+ ~ BBB-	100.0%	50.0%	100.0%	100.0%
BB+ ~ BB-	100.0%	100.0%	100.0%	350.0%
B+ ~ B-	150.0%	100.0%	100.0%	Deducted from equity (1,250%)
Below B-	150.0%	150.0%	150.0%	”
Unrated	100.0%	100.0%	100.0%	”

(*)	Credit rating is referenced that of global credit rating agencies such as S&P or Moody’s

The OECD, S&P, Moody’s and Fitch are designated as foreign ECAI and Korea Investors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank assesses the credit rating based on the same borrower’s unsecured and senior loans. In the case where the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case where the borrower has more than one rating, the higher weight of the two lowest weights (second best criteria) is applied.

(2) Internal Rating-Based Approach (“IRB”)

The Bank should be approved by the FSS and also should meet the requirement pre-set by the FSS to use the Internal Rating-Based Approach.

In July 2008, the Bank was approved by the FSS to use the Foundation Internal Rating-Based Approach. The Bank has calculated credit risk weighted asset using the approach since July 2008.

(3) Measurement method of credit risk weighted asset

The Bank has calculated credit risk weighted asset of corporate exposures and asset securitization exposures using the Foundation Internal Rating-Based Approach since December 2009.

The Standardized Approach is permanently applied to country exposures, public institution exposures and bank exposures according to the interpretation of the FSS and the Standardized Approach is applied to overseas subsidiary and the Bank’s branch pursuant to the prior consultation with the FSS.

Some of the phased exposures are using the present Standard Approach (as of December 2010). The Bank plans to complete the implementation of the Internal Rating-Based Approach by 2011 through carrying out additional improvements.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

<Approved measurement method>

Measurement method		Exposure
Standardized Approach	Permanent SA(*1)	—Country, public institution and bank
	SA(*2)	—Oversea subsidiaries and branches, and other assets
Foundation Internal Rating-Based Approach		—Corporate and small and medium enterprises and asset securitization (at each credit level)
Phased application		—Special lending, nonresidence, non-bank financial institution

(*1)	Pursuant to the interpretation of the FSS, the Standardized Approach is applied to the exposures of governments and banks including public institutions.
(*2)	The Standardized Approach is applied in the case where the credit risk weighted assets of a specific business segment is less than 15% of the entire credit risk weighted assets with the consultation of the FSS.

The mitigated effect of credit risk reflects the related policies which considers eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

When calculating credit risk-weighted assets for derivatives, the Bank calculates exposure considering a legally enforceable right to set off the exposures.

Exposures at default by the asset type as of June 30, 2011, December 31, 2010 are follows (Korean won in millions):

	June 30, 2011
	Exposure		Credit risk mitigation		Exposure less credit risk mitigation
Government	(Won)	9,459,952	(Won)	—	(Won)	9,459,952
Bank		4,991,816		—		4,991,816
Corporate		89,401,776		20,006		89,381,770
Equity securities		4,155,830		—		4,155,830
Indirect investments		220,392		—		220,392
Asset securitization		8,446,263		—		8,446,263
Over-the-counter derivatives		8,485,560		3,328,077		5,157,483
Others		16,634,423		162,293		16,472,130

	(Won)	141,796,012	(Won)	3,510,376	(Won)	138,285,636

	December 31, 2010
	Exposure		Credit risk mitigation		Exposure less credit risk mitigation
Government	(Won)	9,403,633	(Won)	—	(Won)	9,403,633
Bank		6,598,854		—		6,598,854
Corporate		84,669,468		73,978		84,595,490
Equity securities		4,110,671		—		4,110,671
Indirect investments		200,515		—		200,515
Asset securitization		8,514,778		—		8,514,778
Over-the-counter derivatives		8,848,064		3,863,319		4,984,745
Others		12,129,622		134,468		11,995,154

	(Won)	134,475,605	(Won)	4,071,765	(Won)	130,403,840

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

(4) Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 10 grades (AAA~D). Plus sign (+) and minus sign (-) are attached to the grades (AA~B) to distinguish the difference between credits in the identical grade. As a result, the Bank’s credit rating model uses 20 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating is applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for bad debts assessment.

(5) Credit process control structure

According to the Principle of Checks and Balances the Bank has established the credit process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (CO) are independently operated

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s risk management department.

•	Independent verification of credit rating system: Credit rating system is independently verified by the validation team of the Risk Management Department.

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the board of directors and the Bank’s management: Major issues relating to credit process are approved by the board of directors and are regularly monitored by the Bank’s top management.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Credit exposure

(1) Geographical information as of June 30, 2011, December 31, 2010 is as follows (Korean won in millions):

	June 30, 2011
	Korea		England		U.S.		Others		Total
Due from banks (excluding due from the BOK)	(Won)	719,407	(Won)	10,452	(Won)	11,823	(Won)	464,223	(Won)	1,205,905
Financial assets available-for-sale:
Bonds (excluding government bonds)		10,588,317		653,748		556,546		733,700		12,532,311
Financial assets held-to-maturity:
Bonds (excluding government bonds)		114,905		—		—		—		114,905
Loans		92,042,952		368,645		694,533		4,153,741		97,259,871
Derivative financial assets		1,102,585		171		—		—		1,102,756
Other assets		6,789,707		91,511		23,493		323,636		7,228,347

		111,357,873		1,124,527		1,286,395		5,675,300		119,444,095

Financial guarantees		54,813,806		—		43,236		694,280		55,551,322
Credit related commitment (commitments on loans and others)		11,597,386		—		—		144,450		11,741,836

		66,411,192		—		43,236		838,730		67,293,158

	(Won)	177,769,065	(Won)	1,124,527	(Won)	1,329,631	(Won)	6,514,030	(Won)	186,737,253

	December 31, 2010
	Korea		England		U.S.		Others		Total
Due from banks (excluding due from the BOK)	(Won)	679,160	(Won)	10,565	(Won)	7,932	(Won)	333,213	(Won)	1,030,870
Financial assets available-for-sale:
Bonds (excluding government bonds)		8,875,751		651,866		537,592		874,822		10,940,031
Financial assets held-to-maturity:
Bonds (excluding government bonds)		127,568		—		—		—		127,568
Loans		88,332,095		385,802		630,098		3,424,275		92,772,270
Derivative financial assets		1,437,041		558		—		—		1,437,599
Other assets		3,972,476		2,486		8,574		10,428		3,993,964

		103,424,091		1,051,277		1,184,196		4,642,738		110,302,302

Financial guarantees		59,130,273		—		42,936		730,347		59,903,556
Credit related commitment (commitments on loans and others)		12,646,487		—		—		81,979		12,728,466

		71,776,760		—		42,936		812,326		72,632,022

	(Won)	175,200,851	(Won)	1,051,277	(Won)	1,227,132	(Won)	5,455,064	(Won)	182,934,324

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

(2) Industry information as of June 30, 2011, December 31, 2010 is as follows (Korean won in millions):

	June 30, 2011
	Manufacturing		Service		Others		Total
Due from banks (excluding due from the BOK)	(Won)	—	(Won)	850,641	(Won)	355,264	(Won)	1,205,905
Financial assets available-for-sale:
Bonds (excluding government bonds)		2,930,872		8,049,102		1,552,337		12,532,311
Financial assets held-to-maturity:
Bonds (excluding government bonds)		20,000		94,905		—		114,905
Loans		52,945,564		36,796,666		7,517,641		97,259,871
Derivative financial assets		—		1,070,045		32,711		1,102,756
Other assets		1,530		35,908		7,190,909		7,228,347

		55,897,966		46,897,267		16,648,862		119,444,095

Financial guarantees		44,323,744		3,880,896		7,346,682		55,551,322
Credit related commitment (commitments on loans and others)		—		11,168,279		573,557		11,741,836

		44,323,744		15,049,175		7,920,239		67,293,158

	(Won)	100,221,710	(Won)	61,946,442	(Won)	24,569,101	(Won)	186,737,253

	December 31, 2010
	Manufacturing		Service		Others		Total
Due from banks (excluding due from the BOK)	(Won)	—	(Won)	744,651	(Won)	286,219	(Won)	1,030,870
Financial assets available-for-sale:
Bonds (excluding government bonds)		2,333,682		7,042,306		1,564,043		10,940,031
Financial assets held-to-maturity:
Bonds (excluding government bonds)		20,000		107,000		568		127,568
Loans		50,116,259		36,126,197		6,529,814		92,772,270
Derivative financial assets		220,962		1,206,148		10,489		1,437,599
Other assets		1,540		35,884		3,956,540		3,993,964

		52,692,443		45,262,186		12,347,673		110,302,302

Financial guarantees		48,702,055		3,116,175		8,085,326		59,903,556
Credit related commitment (commitments on loans and others)		—		12,445,111		283,355		12,728,466

		48,702,055		15,561,286		8,368,681		72,632,022

	(Won)	101,394,498	(Won)	60,823,472	(Won)	20,716,354	(Won)	182,934,324

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

(3) Rating information as of June 30, 2011, December 31, 2010 is as follows (Korean won in millions):

	June 30, 2011
	Due from banks		Financial assets available-for-sale		Financial assets held-to -maturity		Total
AAA~AA-	(Won)	393,848	(Won)	2,044,160	(Won)	34,400	(Won)	2,472,408
A+~A-		367,794		1,235,656		—		1,603,450
BBB+~BB-		—		4,403,493		20,000		4,423,493
Below BB-		—		548,014		—		548,014
Unrated		444,263		4,300,988		60,505		4,805,756

	(Won)	1,205,905	(Won)	12,532,311	(Won)	114,905	(Won)	13,853,121

	December 31, 2010
	Due from banks		Financial assets available-for-sale		Financial assets held-to -maturity		Total
AAA~AA-	(Won)	204,473	(Won)	2,267,682	(Won)	47,000	(Won)	2,519,155
A+~A-		390,519		761,723		—		1,152,242
BBB+~BB-		—		3,787,221		20,000		3,807,221
Below BB-		—		559,737		—		559,737
Unrated		435,878		3,563,668		60,568		4,060,114

	(Won)	1,030,870	(Won)	10,940,031	(Won)	127,568	(Won)	12,098,469

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method

Capital management activities

Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Rating-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk weighted assets since the end of June, 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for the purpose of such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

(1) BIS capital adequacy ratio

	June 30, 2011		December 31, 2010		January 1, 2010
	(Korean won in millions)
Equity capital based on BIS (A):	(Won)	16,478,932	(Won)	15,724,982	(Won)	15,399,399
Tier 1 capital		15,478,335		14,642,375		13,867,302
Tier 2 capital		1,000,597		1,082,607		1,532,097

Risk-weighted assets (B):	(Won)	96,015,243	(Won)	90,078,941	(Won)	94,052,684
Credit risk-weighted assets		87,794,139		85,730,427		90,594,757
Market risk-weighted assets		3,867,275		909,729		637,859
Operational risk-weighted assets		4,353,829		3,438,785		2,820,068

BIS capital adequacy ratio (A/B):		17.16		17.46		16.37
Tier 1 capital ratio		16.12		16.26		14.74
Tier 2 capital ratio		1.04		1.20		1.63

(2) Equity capital based on BIS

	June 30, 2011		December 31, 2010		January 1, 2010
	(Korean won in millions)
Equity capital (A+B)	(Won)	16,478,932	(Won)	15,724,982	(Won)	15,399,399

Tier 1 capital (A):	(Won)	15,478,335	(Won)	14,642,375	(Won)	13,867,302
Capital stock		9,251,861		9,251,861		9,241,861
Capital surplus		39,273		39,288		52,168
Retained earnings		7,580,524		6,804,113		5,086,984
Non-controlling interest		19,375		19,614		211,976
Deductions		(1,412,498)		(1,472,501)		(725,687)

Tier 2 capital (B):	(Won)	1,000,597	(Won)	1,082,607	(Won)	1,532,097
45% of unrealized gain on financial assets available-for-sale		282,618		172,925		372,140
Term subordinated liabilities		532,014		576,526		973,551
Others		621,157		725,865		446,767
Deductions		(435,192)		(392,709)		(260,361)

Market risk

Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from unexpected fluctuations in interest rates, foreign exchange rates and the price of stocks and derivatives.

Approach to market risk management

Market risk is managed using VaR limit and loss limit. VaR limit is calculated in the view of entire bank and the calculated VaR limit is distributed into each department and each type (price of a stock, interest rates, foreign exchange rates and option). The trading department regulates and operates terms of stop loss and investment limits.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Using the Standardized Approach and internal model of VaR, the Bank’s VaR is measured daily and the measured VaR is used at risk monitoring and limit management. In the estimation of VaR, the historical simulation and two other supplemental procedures are used: variance-covariance matrix and Monte Carlo simulation. Through the stress test and back test, the estimation of VaR is validated daily.

In estimating of market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used in order to calculate the required capital from market risk and the internal model is used in order to manage risks internally.

Since July 2007 the Bank has measured one-day 99% VaR through the historical simulation method using the time series data of past 250 days under 99% confidence level. The calculated VaR is monitored on a daily basis.

In the implementation of the stress test, the Bank applied three scenarios based on the fluctuation of market index occurred at the time of the historical event that resulted in the significant shock. The stress test is implemented by the system daily in order to provide for crisis occurrence. Furthermore, the Bank is conducting a contingency plan for market risk management. The plan distinguishes the crisis condition into three stages—precautious stage, precrisis stage and crisis stage—through the measurement of the market volatility.

For the validation of the market risk measurement methodology, the Bank daily implements the back testing that compares the simulated loss, the actual loss and the previous day’s VaR. In addition, the Bank enforces the market risk management relating to irregular compound derivatives through the validation of the derivative pricing model developed by the Bank’s Front Office.

Trading VaR

The Bank’s trading VaRs as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Average		Max		Min		June 30, 2011
Interest rates	(Won)	4,223	(Won)	5,356	(Won)	3,470	(Won)	4,206
Price of a stock		1,589		2,600		31		456
Foreign exchange rates		1,398		3,866		350		848
Options		250		412		69		123
Total		4,652		7,155		3,480		4,202

	December 31, 2010
	Average		Max		Min		December 31, 2010
Interest rates	(Won)	3,786	(Won)	4,972	(Won)	3,134	(Won)	3,790
Price of a stock		1,130		1,502		616		1,502
Foreign exchange rates		1,202		3,049		434		514
Options		151		182		23		182
Total		4,128		7,912		2,645		3,530

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Interest rate risk

Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of a decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario with the Oracle Financial Services Application (OFSA) and are reported on a monthly basis to the Risk Management Committee. The Management’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. Additionally, the interest rate VaR and interest rate EaR on a consolidated basis are calculated using the Standardized Approach in order to retain the consistency in the methods used by the Bank and its subsidiaries.

(1) Interest rate EaR/VaR

(Korean won in millions)

June 30, 2011
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	(Won) 245,907	(Won) 41,360

(Korean won in millions)

December 31, 2010
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	(Won) 121,068	(Won) 108,472

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

(2) Cash flows by maturity of interest bearing assets and liabilities

Cash flows by maturity of interest bearing assets and liabilities as of June 30, 2011, December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Less 1 month		1~3months		3~12months		Less 1~5 years		Over 5 years		Total
Assets:
Cash and due from banks	(Won)	744,626	(Won)	198,332	(Won)	190,085	(Won)	—	(Won)	—	(Won)	1,133,043
Financial assets available-for-sale		1,370,681		2,660,901		5,968,624		11,566,191		1,319,832		22,883,429
Financial assets held-to-maturity		—		—		4,208		134,748		5,662		144,619
Loans		12,471,393		26,370,642		23,195,576		12,936,537		3,547,784		78,521,932

	(Won)	14,586,700	(Won)	29,229,875	(Won)	29,358,494	(Won)	24,634,675	(Won)	4,873,278	(Won)	102,683,022

Liabilities:
Financial liabilities designated at FVTPL	(Won)	4,003	(Won)	4,770	(Won)	16,291	(Won)	248,372	(Won)	1,329,861	(Won)	1,603,297
Due to customer		5,691,448		6,653,166		7,342,308		4,287,524		20,935		23,995,381
Borrowings		6,174,925		7,800,483		5,670,814		3,470,941		1,711,341		24,828,504
Debt issued		3,449,437		5,364,836		11,179,510		23,785,666		4,951,254		48,730,704
Others		395,885		—		—		—		—		395,885

	(Won)	15,715,698	(Won)	19,823,255	(Won)	24,208,924	(Won)	31,792,503	(Won)	8,013,391	(Won)	99,553,771

	December 31, 2010
	Less 1 month		1~3months		3~12months		Less 1~5 years		Over 5 years		Total
Assets:
Cash and due from banks	(Won)	400,756	(Won)	209,222	(Won)	337,682	(Won)	—	(Won)	—	(Won)	947,660
Financial assets available-for-sale		1,222,992		3,389,100		4,588,116		9,700,826		1,718,032		20,619,066
Financial assets held-to-maturity		1		23		1,041		155,157		6,021		162,243
Loans		16,012,230		26,142,020		20,301,141		9,171,624		3,778,820		75,405,835

	(Won)	17,635,979	(Won)	29,740,365	(Won)	25,227,980	(Won)	19,027,607	(Won)	5,502,873	(Won)	97,134,804

Liabilities:
Financial liabilities designated at FVTPL	(Won)	4,093	(Won)	5,400	(Won)	17,626	(Won)	249,703	(Won)	1,308,004	(Won)	1,584,826
Due to customer		3,055,255		6,253,545		5,870,029		3,921,947		20,000		19,120,776
Borrowings		6,501,118		6,199,073		5,909,023		3,325,627		1,762,885		23,697,726
Debt issued		3,488,794		5,182,012		11,031,712		23,631,945		5,089,774		48,424,237
Others		532,839		—		—		—		—		532,839

	(Won)	13,582,099	(Won)	17,640,030	(Won)	22,828,390	(Won)	31,129,222	(Won)	8,180,663	(Won)	93,360,404

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2011, December 31, 2010 and January 1, 2010 are as follows (Korean won in millions):

	June 30, 2011
	KRW		USD		EUR		JPY		GBP		Others		Total
Asset:
Cash and due from banks	(Won)	1,211,021	(Won)	954,516	(Won)	6,494	(Won)	86,965	(Won)	473	(Won)	19,235	(Won)	2,278,704
Financial assets held-for-trading		3,016,662		77,840		—		—		—		39,615		3,134,117
Financial assets available-for-sale		20,154,573		3,632,388		137,000		612,460		—		3,334		24,539,755
Financial assets held-to-maturity		125,169		—		—		—		—		—		125,169
Loans		49,015,767		19,647,769		676,057		3,746,904		4,384		381,595		73,472,476
Derivative financial assets		4,399,640		1,482,680		50,273		25,955		—		—		5,958,548
Other assets		4,439,580		2,452,201		115,665		133,622		—		18,720		7,159,788

Total financial assets		82,362,412		28,247,394		985,489		4,605,906		4,857		462,499		116,668,557
Liabilities:
Financial liabilities designated at FVTPL		968,705		—		—		—		—		—		968,705
Due to customers		21,735,727		1,496,624		134,575		59,310		120		17,558		23,443,914
Borrowings		8,923,457		10,918,911		1,730,272		2,382,642		—		70,542		24,025,824
Debt issued		29,170,063		10,043,421		390,225		2,167,154		—		1,959,635		43,730,498
Derivative financial liabilities		2,599,173		1,344,420		26,041		28,586		—		—		3,998,220
Other liabilities		4,561,219		3,315,200		171,959		164,195		173		29,779		8,242,525

Total financial liabilities		67,958,344		27,118,576		2,453,072		4,801,887		293		2,077,514		104,409,686

Net financial position	(Won)	14,404,068	(Won)	1,128,818	(Won)	(1,467,583)	(Won)	(195,981)	(Won)	4,564	(Won)	(1,615,015)	(Won)	12,258,871

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	KRW		USD		EUR		JPY		GBP		Others		Total
Asset:
Cash and due from banks	(Won)	323,915	(Won)	801,730	(Won)	7,605	(Won)	10,976	(Won)	598	(Won)	30,279	(Won)	1,175,103
Financial assets held-for-trading		4,202,004		2,230		—		—		—		34,961		4,239,195
Financial assets available-for-sale		18,627,344		3,433,039		137,815		475,302		—		3,395		22,676,895
Financial assets held-to-maturity		137,695		—		—		—		—		—		137,695
Loans		45,840,006		20,102,965		617,847		3,767,961		20,450		421,298		70,770,527
Derivative financial assets		4,503,432		1,484,341		49,673		50,654		—		—		6,088,100
Other assets		2,532,752		1,183,127		16,076		351,230		1		11,033		4,094,219

Total financial assets		76,167,148		27,007,432		829,016		4,656,123		21,049		500,966		109,181,734
Liabilities:
Financial liabilities designated at FVTPL		951,752		—		—		—		—		—		951,752
Due to customers		17,614,056		1,224,610		26,247		47,912		149		16,869		18,929,843
Borrowings		9,775,379		9,559,381		1,410,352		2,101,733		1,713		29,000		22,877,558
Debt issued		28,098,244		9,251,022		968,395		2,628,406		253,437		2,035,745		43,235,249
Derivative financial liabilities		3,081,820		1,519,046		30,055		36,782		—		—		4,667,703
Other liabilities		3,349,514		2,268,968		52,510		55,301		3,586		35,671		5,765,550

Total financial liabilities		62,870,765		23,823,027		2,487,559		4,870,134		258,885		2,117,285		96,427,655

Net financial position	(Won)	13,296,383	(Won)	3,184,405	(Won)	(1,658,543)	(Won)	(214,011)	(Won)	(237,836)	(Won)	(1,616,319)	(Won)	12,754,079

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	January 1, 2010
	KRW		USD		EUR		JPY		GBP		Others		Total
Asset:
Cash and due from banks	(Won)	880,751	(Won)	953,822	(Won)	8,003	(Won)	25,294	(Won)	102,835	(Won)	4,651	(Won)	1,975,356
Financial assets held-for-trading		1,537,522		50,879		3,300		17,617		—		—		1,609,318
Financial assets designated at FVTPL		89,503		—		—		—		—		—		89,503
Financial assets available-for-sale		24,206,493		2,556,665		297,862		535,195		660,426		—		28,256,641
Financial assets held-to-maturity		67,521		—		—		—		—		—		67,521
Loans		49,015,827		21,227,216		919,972		3,289,064		370,908		277,477		75,100,464
Derivative financial assets		5,927,484		1,367,482		48,120		66,083		252,500		—		7,661,669
Other assets		2,794,745		1,498,282		111,697		122,001		122,712		3,159		4,652,596

Total financial assets		84,519,846		27,654,346		1,388,954		,055,254		1,509,381		285,287		119,413,068
Liabilities:
Financial liabilities designated at FVTPL		1,308,299		—		—		—		—		—		1,308,299
Due to customer		12,246,882		1,353,364		99,872		93,435		141,092		1,281		13,935,926
Borrowings		13,949,813		9,831,266		1,636,488		1,688,204		1,255,483		219,192		28,580,446
Debt issued		34,771,905		9,203,996		1,790,595		3,069,181		253,437		1,651,674		50,740,788
Derivative financial liabilities		4,615,023		1,641,865		37,781		46,983		291,523		—		6,633,175
Other liabilities		3,329,488		1,593,455		12,087		106,880		117,353		9,642		5,168,905

Total financial liabilities		70,221,410		23,623,946		3,576,823		5,004,683		2,058,888		1,881,789		106,367,539

Net financial position	(Won)	14,298,436	(Won)	4,030,400	(Won)	(2,187,869)	(Won)	(949,429)	(Won)	(549,507)	(Won)	(1,596,502)	(Won)	13,045,529

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Liquidity risk management

Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

Approach to liquidity risk management

Since the methodology to quantifiably measure liquidity risk does not formally exist, the Bank manages its liquidity risks as follows:

(1) Allowable limit for liquidity risk

The allowable limit for liquidity risk sets liquidity ratio and remaining maturity gap

The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•    Liquidity ratio: (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

•    Remaining maturity gap: (Maturing liquidity asset in the interval—Maturing liquidity liability in the interval) / total assets X 100

(2) Early Warning Indicator

In order to identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 13 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly, weekly and daily as a means for establishing the allowable liquidity risk limit complementary measures.

(3) Stress-Test analysis and contingency plan

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crises specific to the Bank, market risk, and complex emergency, and reports to the Risk Management Committee for the purpose of the Bank’s solvency securitization.

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

Remaining maturity gap

(1) Liquidity risks of non-derivative financial instruments as of June 30, 2011, December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Less 1 month		1~3 months		3~12 months		Less 1~5 years		Over 5 years		Total
Assets:
Cash and due from banks	(Won)	1,793,374	(Won)	118,818	(Won)	234,335	(Won)	143,105	(Won)	190	(Won)	2,289,824
Financial assets held for trading		2,793,585		—		13,283		369,956		—		3,176,825
Financial assets available-for-sale		754,827		1,710,069		6,660,263		13,478,251		4,085,291		26,688,700
Financial assets held-to-maturity		—		—		4,208		134,748		5,662		144,619
Loans		4,266,412		8,877,790		27,334,987		33,318,498		6,547,714		80,345,601
Others		6,043,028		45,765		458,199		680,842		3,626,819		10,854,652

	(Won)	15,651,226	(Won)	10,752,642	(Won)	34,705,276	(Won)	48,125,402	(Won)	14,265,675	(Won)	123,500,221

Liabilities:
Financial liabilities designated at FVTPL	(Won)	4,003	(Won)	4,770	(Won)	16,291	(Won)	248,372	(Won)	1,329,861	(Won)	1,603,297
Due to customers		11,344,264		5,941,804		5,912,515		1,203,645		20,967		24,423,195
Borrowings		5,331,412		5,659,318		7,111,204		5,070,590		1,675,205		24,847,729
Debt issued		2,518,002		3,772,140		11,837,425		25,837,518		6,382,702		50,347,787
Others		6,078,404		30,158		499,320		705,558		3,292,825		10,606,265

	(Won)	25,276,085	(Won)	15,408,190	(Won)	25,376,756	(Won)	33,065,683	(Won)	12,701,560	(Won)	111,828,274

	December 31, 2010
	Less 1 month		1~3 months		3~12 months		Less 1~5 years		Over 5 years		Total
Assets:
Cash and due from banks	(Won)	528,556	(Won)	48,556	(Won)	332,353	(Won)	279,947	(Won)	75	(Won)	1,189,487
Financial assets held for trading		4,257,985		—		—		—		—		4,257,985
Financial assets available-for-sale		2,012,139		2,154,221		4,676,126		10,975,537		4,558,519		24,376,542
Financial assets held-to-maturity		1		23		1,041		155,157		6,021		162,243
Loans		7,042,786		7,764,572		24,362,268		31,460,865		6,764,976		77,395,467
Others		3,472,101		42,845		392,255		434,033		4,185,679		8,526,913

	(Won)	17,313,568	(Won)	10,010,217	(Won)	29,764,043	(Won)	43,305,539	(Won)	15,515,270	(Won)	115,908,637

Liabilities:
Financial liabilities designated at FVTPL	(Won)	4,093	(Won)	5,400	(Won)	17,626	(Won)	249,703	(Won)	1,308,004	(Won)	1,584,826
Due to customers		7,390,087		5,696,374		4,764,722		1,554,199		20,075		19,425,457
Borrowings		5,264,626		4,350,506		7,735,983		4,650,730		1,847,803		23,849,648
Debt issued		2,006,337		2,887,794		12,636,738		26,012,958		7,098,668		50,642,495
Others		4,081,645		101,889		425,705		474,022		2,855,000		7,938,261

	(Won)	18,746,788	(Won)	13,041,963	(Won)	25,580,774	(Won)	32,941,612	(Won)	13,129,550	(Won)	103,440,687

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

(2) Liquidity risks of derivatives instruments as of June 30, 2011, December 31, 2010 are as follows (Korean won in millions):

(A) Net-settled derivatives

	June 30, 2011
	Less 1 month		1~3months		3~12months		Less 1~5 years		Over 5 years		Total
Derivatives for trading:
Currency	(Won)	(38,494)	(Won)	(184,105)	(Won)	(3,363)	(Won)	4	(Won)	—	(Won)	(225,959)
Interest		82,067		341,595		(24,981)		124,614		1,271,011		1,794,306
Stock		(935)		(32,809)		(8,423)		5,801		—		(36,366)
Commodity		647		—		—		—		—		647
Derivatives for hedging:
Interest		(28,095)		(483,972)		(67,633)		(675,555)		(67,386)		(1,322,640)
Stock		—		(8,713)		—		—		—		(8,713)

	(Won)	15,190	(Won)	(368,005)	(Won)	(104,400)	(Won)	(545,136)	(Won)	1,203,626	(Won)	201,275

	December 31, 2010
	Less 1 month		1~3months		3~12months		Less 1~5 years		Over 5 years		Total
Derivatives for trading:
Currency	(Won)	(178,126)	(Won)	2,229	(Won)	23	(Won)	383	(Won)	—	(Won)	(175,491)
Interest		(12,371)		132,541		(556,409)		(84,594)		1,092,543		571,710
Stock		—		(37,958)		(37,517)		(35,949)		—		(111,424)
Commodity		—		1		6		18		—		25
Derivatives for hedging:
Interest		—		(737,774)		(60,162)		(649,115)		(134,764)		(1,581,815)
Stock		—		(14,659)		—		—		—		(14,659)

	(Won)	(190,497)	(Won)	(655,620)	(Won)	(654,059)	(Won)	(769,257)	(Won)	957,779	(Won)	(1,311,654)

(B) Gross settled derivatives

	June 30, 2011
	Less 1 month		1~3months		3~12months		Less 1~5 years		Over 5 years		Total
Derivatives for trading:
Currency
Inflow	(Won)	14,717,387	(Won)	11,224,670	(Won)	12,520,753	(Won)	6,256,836	(Won)	317,708	(Won)	45,037,355
Outflow		14,672,226		11,134,991		12,440,332		6,475,039		308,523		45,031,110

Commodity
Inflow		—		—		9,197		—		—		9,197
Outflow		—		—		9,188		—		—		9,188

Total inflows	(Won)	14,717,387	(Won)	11,224,670	(Won)	12,529,950	(Won)	6,256,836	(Won)	317,708	(Won)	45,046,552

Total outflows	(Won)	14,672,226	(Won)	11,134,991	(Won)	12,449,520	(Won)	6,475,039	(Won)	308,523	(Won)	45,040,298

Korea Development Bank

Notes to the interim separate financial statements—(Continued)

June 30, 2011 and 2010

	December 31, 2010
	Less 1 month		1~3months		3~12months		Less 1~5 years		Over 5 years		Total
Derivatives for trading:
Currency
Inflow	(Won)	5,826,533	(Won)	15,175,401	(Won)	13,568,062	(Won)	5,859,220	(Won)	266,644	(Won)	40,691,369

Outflow	(Won)	5,784,368	(Won)	15,055,476	(Won)	13,201,515	(Won)	5,839,144	(Won)	253,661	(Won)	40,126,188

(3) Liquidity risks of guarantees and commitments as of December 31, 2010 are as follows (Korean won in millions):

	June 30, 2011
	Less 1 month		1~3months		3~12months		Less 1~5 years		Over 5 years		Total
Guarantees	(Won)	946,209	(Won)	1,268,629	(Won)	4,595,445	(Won)	4,757,874	(Won)	9,462,376	(Won)	21,030,533
Commitments		73,631		540,391		3,840,335		6,125,219		450,809		11,030,385

	(Won)	1,019,840	(Won)	1,809,020	(Won)	8,435,780	(Won)	10,883,093	(Won)	9,913,185	(Won)	32,060,918

	December 31, 2010
	Less 1 month		1~3months		3~12months		Less 1~5 years		Over 5 years		Total
Guarantees	(Won)	1,578,619	(Won)	1,251,925	(Won)	3,967,968	(Won)	5,486,312	(Won)	10,528,187	(Won)	22,813,011
Commitments		172,985		79,163		3,480,445		7,789,244		82,183		11,604,020

	(Won)	1,751,604	(Won)	1,331,088	(Won)	7,448,413	(Won)	13,275,556	(Won)	10,610,370	(Won)	34,417,031

THE REPUBLIC OF KOREA

Government and Politics

Relations with North Korea

Since the death of Kim Jong-il, the former North Korean ruler, in mid-December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Although before his death, Kim Jong-il designated his third son, Kim Jong-eun, as his successor and also named him as the vice chairman of the Central Military Commission and a general of the North Korean army, the eventual outcome of such leadership transition remains uncertain. Furthermore, as only limited information is available outside of North Korea about Kim Jong-eun, who is reported to be in his late twenties, and it is unclear which individuals or factions, if any, will share political power with Kim Jong-eun or assume the leadership if the transition is not successful, there is significant uncertainty regarding the policies, actions and initiatives that North Korea might pursue in the future.

There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future. Any further increase in tensions, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between Korea and North Korea break down or military hostilities occur, could have a material adverse effect on the Korean economy and/or the economies of other countries in Asia, in general, and on our business, financial condition and results of operations and the price of the Notes, including a downgrade in the credit rating of the Republic, us or the Notes.

The Economy

Current Worldwide Economic and Financial Difficulties

The global financial markets have experienced significant volatility in recent months as a result of, among other things, the downgrading by Standard & Poor’s Rating Services of the long-term sovereign credit rating of the United States to “AA+” from “AAA” in August 2011, as well as the continuing financial difficulties and resulting ratings downgrades experienced by the governments of Greece and other countries in Europe. Any future deterioration of the global economy could adversely affect the Korean economy and financial markets and our financial condition and results of operations.

There have been increased volatility and substantial declines in the Korea Composite Stock Index recently, due to adverse global financial and economic conditions. See “—The Financial System—Securities Markets”. There is no guarantee that the stock prices of Korean companies will not decline again in the future. Future declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks (including us) to raise capital.

Gross Domestic Product

Based on preliminary data, GDP growth in 2011 was 3.6% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.3% and exports of goods and services increased by 10.0%, which more than offset a 2.1% decrease in gross domestic fixed capital formation, each compared with 2010.

Prices, Wages and Employment

The inflation rate, on an annualized basis, was 4.0% in 2011. The unemployment rate was 4.2% in the first quarter of 2011, 3.4% in the second quarter of 2011 and 3.1% in the third quarter of 2011.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 2,192.4 on April 30, 2011, 2,142.5 on May 31, 2011, 2,100.7 on June 30, 2011, 2,133.2 on July 29, 2011, 1,880.1 on August 31, 2011, 1,769.7 on September 30, 2011, 1,909.0 on October 31, 2011, 1,847.5 on November 30, 2011, 1,825.7 on December 31, 2011, 1955.8 on January 31, 2012 and 2,005.7 on February 13, 2012.

Monetary Policy

Interest Rates

On June 10, 2011, The Bank of Korea raised the policy rate to 3.25% from 3.0%.

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,072.3 to US$1.00 on April 30, 2011, Won 1,080.6 to US$1.00 on May 31, 2011, Won 1,078.1 to US$1.00 on June 30, 2011, Won 1,052.6 to US$1.00 on July 29, 2011, Won 1,071.7 to US$1.00 on August 31, 2011, Won 1,179.5 to US$1.00 on September 30, 2011, Won 1,104.5 to US$1.00 on October 31, 2011, Won 1,150.3 to US$1.00 on November 30, 2011, Won 1,153.3 to US$1.00 on December 31, 2011, Won 1,125.0 to US$1.00 on January 31, 2012 and Won 1,121.2 to US$1.00 on February 13, 2012.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$27.7 billion in 2011. The current account surplus in 2011 decreased from the current account surplus of US$29.4 billion in 2010, primarily due to a decrease in surplus from the goods account which more than offset a decrease in deficit from the service account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$32.1 billion in 2011. Exports increased by 19.3% to US$556.5 billion and imports increased by 23.3% to US$524.4 billion from US$466.4 billion of exports and US$425.2 billion of imports, respectively, in 2010.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$311.3 billion as of January 31, 2012.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-156305.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent. The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

The Notes are initially limited to US$             aggregate principal amount and will mature on             , 20         (the “Maturity Date”). The Notes will bear interest at the rate of         % per annum, payable semi-annually in arrears on              and              of each year (each, an “Interest Payment Date”), beginning on             , 2012. Interest on the Notes will accrue from             , 2012. If any Interest Payment Date or the Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Notes in immediately available funds in U.S. dollars.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government. However, under the KDB Act, the Government is obligated to guarantee the payment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance (including the Notes offered hereby) outstanding as of the date of the initial sale of the Government’s equity interest in KDBFG, subject to the authorization of the Government guarantee amount by the National Assembly of the Republic of Korea. See “The Korea Development Bank—Overview” and “—Business—Government Support and Supervision” in the accompanying prospectus.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form.

Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying and transfer agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption (if required), in the event that we issue the Notes in definitive form in the limited circumstances set forth in the accompanying prospectus. In addition, an announcement of such issue will be made through the SGX-ST. Such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying and transfer agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as the Notes in all respects so that such further issue shall be consolidated and form a single series with the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of the Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

United States Tax Considerations

Stated interest on the Notes will be treated as qualified stated interest for U.S. federal income tax purposes. Under certain circumstances as described under “Taxation—Korean Taxation” in the accompanying prospectus, a U.S. holder may be subject to Korean withholding tax upon the sale or other disposition of Notes. A U.S. holder eligible for benefits of the Korea-U.S. tax treaty, which exempts capital gains from tax in Korea, would not be eligible to credit against its U.S. federal income tax liability any such Korean tax withheld. U.S. holders should refer to the discussion in “Taxation—Korean Taxation” in the accompanying prospectus and should consult their own tax advisers with respect to their eligibility for benefits under the Korea-U.S. tax treaty and, in the case of U.S. holders that are not eligible for treaty benefits, their ability to credit any Korean tax withheld upon sale of the Notes against their U.S. federal income tax liability. For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated                     , 2012 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement— Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank AG, Singapore Branch, The Hongkong and Shanghai Banking Corporation Limited, J.P. Morgan Securities LLC, KDB Asia Limited and The Royal Bank of Scotland plc are acting as representatives of the Underwriters. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has severally and not jointly agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the Notes
BNP Paribas Securities Corp.	US$
Citigroup Global Markets Inc.
Deutsche Bank AG, Singapore Branch
The Hongkong and Shanghai Banking Corporation Limited
J.P. Morgan Securities LLC
KDB Asia Limited
The Royal Bank of Scotland plc

Total	US$

KDB Asia Limited, one of the Underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any of the Notes, then the Underwriters are obligated to take and pay for all of the Notes.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

The Notes are a new class of securities with no established trading market. Application has been made to the SGX-ST for the listing and quotation of the Notes. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of net proceeds is US$                     after deducting the underwriting discounts but not estimated expenses. Expenses associated with this offering are estimated to be approximately US$                    .

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about                     , 2012, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in three business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on the date of this prospectus supplement or the next succeeding business day, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us, and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except

(i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan, and (ii) in compliance with the other relevant laws of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (ii) in circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

•

it has not issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of the laws of Hong Kong and any rules made thereunder.

Singapore

Each Underwriter has severally represented and agreed that neither the preliminary prospectus nor the prospectus has been or will be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”). Accordingly, each Underwriter has severally represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the preliminary prospectus or the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) or (in the case of such corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA, or (in the case of such trust), where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law; or

(4) pursuant to Section 276(7) of the SFA.

Price Stabilization and Short Position

In connection with this offering, Citigroup Global Markets Inc. (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Lee & Ko, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Davis Polk & Wardwell LLP, New York, New York. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP may rely as to matters of Korean law upon the opinions of Lee & Ko, and Lee & Ko may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 16-3, Youido-dong, Yongdeungpo-gu, Seoul 150-973, The Republic of Korea.

Our Board of Directors can be reached at the address of our registered office: c/o 16-3, Youido-dong, Yongdeungpo-gu, Seoul 150-973, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on November 25, 2011 and a decision of our Chief Executive Officer and Chairman of the Board of Directors dated February 9, 2012. On February 9, 2012, we filed our reports on the proposed issuance of the Notes with the Ministry of Strategy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP	Common Code
Notes	US500630BW73	500630 BW7	074761852

PROSPECTUS

$4,000,000,000

The Korea Development Bank

Debt Securities

Warrants to Purchase Debt Securities

Guarantees

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 14, 2011

i

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “(Won)” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “$”, “USD” or “US$” are to the currency of the United States of America, references to “Euro”, “EUR” or “€” are to the currency of the European Union, references to “Japanese yen”, “JPY” or “¥” are to the currency of Japan, references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Swiss franc” or “CHF” are to the currency of Switzerland, references to “pound sterling”, “GBP” or “£” are to the currency of the United Kingdom, references to “Chinese yuan” or “CNY” are to the currency of the People’s Republic of China, references to “Hong Kong dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Malaysian ringgit” or “MYR” are to the currency of Malaysia, and references to “Brazilian real” or “BRL” are to the currency of the Federative Republic of Brazil.

All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Our principal financial statements are our non-consolidated financial statements. Unless specified otherwise, our financial and other information is presented on a non-consolidated basis and does not include such information with respect to our subsidiaries.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE KOREA DEVELOPMENT BANK

Overview

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended (the “KDB Act”). Since our establishment, we have been the leading bank in the Republic with respect to the provision of long-term financing for projects designed to assist the nation’s economic growth and development. The Government indirectly owns all of our paid-in capital. Our registered office is located at 16-3 Youido-dong, Youngdeungpo-gu, Seoul, The Republic of Korea.

In June 2008, the Financial Services Commission announced the Government’s preliminary plan for our privatization and, in May 2009, the KDB Act was amended to facilitate our privatization. The preliminary plan reflected the Government’s intention to nurture a more competitive corporate and investment banking sector and trigger reorganization and further advancement of the Korean financial industry.

As a first step in implementing our privatization, the Government established KDB Financial Group, or KDBFG, a financial holding company, and Korea Finance Corporation, or KoFC, a public policy financing vehicle, in October 2009, by spinning off a portion of our assets, liabilities and equity. In the spin-off, our interests in Daewoo Securities Co., Ltd., KDB Asset Management Co., Ltd. and KDB Capital Corp. were transferred to KDBFG, and our equity holdings in certain government-controlled companies, including Korea Electric Power Corporation, or KEPCO, and certain companies under restructuring programs, including Hyundai Engineering & Construction Co., Ltd., were transferred to KoFC. For more information on the assets, liabilities and equity transferred in the spin-off, see “—Selected Financial Statement Data—Balance Sheet Data—Spin-off of KDB.” The Government transferred its ownership interest in us to KDBFG in exchange for all of KDBFG’s share capital on November 24, 2009 and contributed 94.27% of KDBFG’s shares to KoFC as a capital contribution on December 30, 2009 based on preliminary valuation of KDBFG shares as of December 31, 2009. In March 2010, the Government made a further capital contribution of (Won)10.0 billion in cash to KDBFG. In July 2010, KDBFG’s valuation as of December 30, 2009 was finalized and the Government’s initial contribution was adjusted to reflect an increase in the value of the KDBFG shares. As KoFC’s authorized capital is (Won)15,000.0 billion, KoFC is permitted to hold only that percentage of KDBFG shares of which the aggregate value (together with cash contributed by the Government) does not exceed (Won)15,000.0 billion. Accordingly, as of the date of this prospectus, KoFC, which is wholly owned by the Government, owns 90.26% of KDBFG’s share capital and the Government directly owns 9.74% of KDBFG’s share capital. KDBFG owns 100.0% of our share capital.

The following diagram shows our ownership structure before and after the spin-off and the share transfer.

Under the KDB Act, as amended in May 2009, the sale of KDBFG’s shares directly or indirectly owned by the Government is to commence by May 2014, and the Government will guarantee the repayment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance (“mid-to-long term foreign currency debt”) outstanding as of the date of the initial sale of its direct or indirect equity interest in KDBFG, subject to the authorization by the National Assembly of the Government guarantee amount. Pursuant to the KDB Act and the Enforcement Decree of the KDB Act (the “KDB Decree”), the Government may also directly or indirectly guarantee, within the limit and scope determined by the Government and subject to the authorization by the National Assembly, the repayment of the principal of and interest on our mid-to-long term foreign currency debt incurred during the period when the Government directly or indirectly owns more than 50% of KDBFG to refinance our foreign currency debt referred to in the preceding sentence, in the event that (i) the repayment of our outstanding foreign currency debt would be difficult unless the Government provides a guarantee, (ii) the terms and conditions of our newly incurred foreign currency debt would become notably unfavorable unless the Government provides a guarantee or (iii) any other circumstances equivalent to (i) or (ii) above exist, as determined by the Minister of Strategy and Finance. In addition, the Government’s financial support to us stipulated by Article 44 of the KDB Act is expected to remain effective for so long as the Government owns, directly or indirectly, a majority of our share capital. For more information on the Government’s financial support under the KDB Act, see “—Business—Government Support and Supervision.”
We expect that both we and KoFC will perform policy bank roles until the Government through KoFC transfers a controlling stake in KDBFG to unrelated third parties and ceases to hold a majority ownership interest in us. Under the KDB Act, as amended in May 2009, if the Government ceases to be our controlling shareholder, the Government’s financial support to us stipulated by Article 44 of the KDB Act is expected to cease to be provided.

However, the implementation of the Government’s privatization plan may be delayed or changed depending on a variety of factors, such as domestic and international economic conditions, and the timing discussed above is only preliminary and is subject to change. There can be no assurance that such privatization plan will be implemented as contemplated or that the contemplated privatization will be implemented at all. In addition, the Government’s financial support to us under the KDB Act may be discontinued in connection with the privatization and the Government may decide not to provide direct guarantees for the notes offered hereby or otherwise protect our creditworthiness.

Our primary purpose, as stated in the KDB Act, the KDB Decree and our Articles of Incorporation, is to “furnish funds in order to expedite the development of the national economy.” We make loans available to major industries for equipment, capital investment and the development of high technology, as well as for working capital.

As of December 31, 2010, we had (Won)71,863.2 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of (Won)113,205.5 billion and total equity of (Won)16,228.3 billion, as compared to (Won)76,211.4 billion of loans outstanding, (Won)122,333.4 billion of total assets and (Won)15,110.7 billion of total equity as of December 31, 2009. In 2010, we recorded interest income of (Won)4,409.1 billion, interest expense of (Won)2,804.0 billion and net income of (Won)1,045.7 billion, as compared to (Won)5,374.5 billion of interest income, (Won)4,476.9 billion of interest expense and (Won)761.1 billion of net income in 2009. See “—Selected Financial Statement Data.”

Currently, the Government indirectly holds all of our paid-in capital. In addition to contributions to our capital, the Government provides direct financial support for our financing activities, in the form of loans or guarantees. The Government, through KDBFG, our sole shareholder, has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor. Pursuant to the KDB Act, the Financial Services Commission has supervisory power and authority over matters relating to our general business including, but not limited to, capital adequacy and managerial soundness.

The Government supports our operations pursuant to Article 44 of the KDB Act. Article 44 provides that “the annual net losses of the Korea Development Bank shall be offset each year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.” As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 44 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 44, may be amended at any time by action of the National Assembly. If the Government ceases to be our controlling shareholder as a result of our privatization, the Government’s financial support to us stipulated by Article 44 of the KDB Act is expected to cease to be provided.

In January 1998, the Government amended the KDB Act to:

•	subordinate our borrowings from the Government to other indebtedness incurred in our operations;

•

allow the Government to offset any deficit that arises if our reserve fails to cover our annual net losses by transferring Government-owned property, including securities held by the Government, to us; and

•	allow direct injections of capital by the Government without prior National Assembly approval.

The Government amended the KDB Act in May 1999 and the KDB Decree in March 2000, to allow the Financial Services Commission to supervise and regulate us in terms of capital adequacy and managerial soundness.

In March 2002, the Government amended the KDB Act to enable us, among other things, to:

•

obtain low-cost funds from The Bank of Korea and from the issuance of debt securities (in addition to already permitted Industrial Finance Bonds), which funds may be used for increased levels of lending to small and medium size enterprises;

•

broaden the scope of borrowers to which we may extend working capital loans to include companies in the manufacturing industry, enterprises which are “closely related” to enhancing the corporate competitiveness of the manufacturing industry and leading-edge high-tech companies; and

•	extend credits to mergers and acquisitions projects intended to facilitate corporate restructuring efforts.

In July 2005 and May 2009, the Government amended Article 43 of the KDB Act. The revised Article 43 provides that:

(1)	our annual net profit, after adequate allowances are made for depreciation in assets, shall be distributed as follows:

(i)	forty percent or more of the net profit shall be credited to reserve, until the reserve amounts equal the total amount of paid-in capital; and

(ii)	any net profit remaining following the apportionment required under subparagraph (i) above shall be distributed in accordance with the resolution of our Board of Directors and the approval of our shareholders;

(2)	accumulated amounts in reserve may be capitalized; and

(3)	any distributions made in accordance with paragraph (1)(ii) above may be in the form of cash dividends or dividends in kind, provided that any distributions of dividends in kind must be made in accordance with applicable provisions of the KDB Decree.

In February 2008, the Government further amended the KDB Act, primarily to transfer most of the Government’s supervisory authority over us from the Ministry of Strategy and Finance (formerly the Ministry of Finance and Economy) to the Financial Services Commission.

In May 2009, the Government amended the KDB Act to facilitate our privatization. The amendment provided for, among others:

•	the preparation for the transformation of us from a special statutory entity into a corporation, including the application of the Banking Act as applicable;

•	the expansion of our operation scope that enables us to engage in commercial banking activities, including retail banking;

•

the provision of government guarantees for our mid-to-long term foreign currency debt outstanding at the time of initial sale of the Government’s stake in KDBFG (subject to the National Assembly’s authorization of the Government guarantee amount) and possible guarantees for our foreign currency debt incurred for the refinancing of such mid-to-long term foreign currency debt with the government guarantee during the period when the Government owns more than 50% of our shares; and

•	the establishment of KDBFG and KoFC and application of the Financial Holding Company Act to KDBFG.

The revised KDB Act, which was filed as an exhibit to the registration statement of which this prospectus forms a part, became effective as of June 1, 2009.

The Minister of Strategy and Finance of the Republic has, on behalf of the Republic, signed the registration statement of which this prospectus forms a part.

Capitalization

As of December 31, 2010, our authorized capital was (Won)15,000 billion and capitalization was as follows:

	December 31, 2010(1)
	(billions of won) (unaudited)
Long-term debt:
Won currency borrowings	(Won)	4,304.0
Industrial finance bonds		28,028.7
Foreign currency borrowings		3,858.5

Total long-term debt		36,191.2	(2)(3)

Capital:
Paid-in capital		9,251.9
Capital surplus		46.9
Capital adjustment		(9.9)
Retained earnings		6,127.9
Accumulated other comprehensive income		811.7

Total capital		16,228.3

Total capitalization	(Won)	52,419.5

(1)	Except as disclosed in this prospectus, there has been no material adverse change in our capitalization since December 31, 2010.
(2)	We have translated borrowings in foreign currencies into Won at the rate of (Won)1,138.9 to US$1.00, which was the market average exchange rate, as announced by the Seoul Monetary Brokerage Services Ltd., on December 31, 2010.
(3)	As of December 31, 2010, we had contingent liabilities totaling (Won)12,953.3 billion under outstanding guarantees issued on behalf of our clients.

Business

Purpose and Authority

Since our establishment, we have been the leading bank in the Republic in providing long-term financing for projects designed to assist the nation’s economic growth and development.

Under the KDB Act, the KDB Decree and our Articles of Incorporation, our primary purpose is to “furnish funds for the expansion of the national economy.” Since we serve the public policy objectives of the Government, we do not seek to maximize profits. We do, however, strive to maintain a level of profitability to strengthen our equity base and support growth in the volume of our business.

Under the KDB Act, we may:

•	carry out activities necessary to accomplish the expansion of the national economy, subject to the approval of the Financial Services Commission;

•	provide loans or discount notes;

•	subscribe to, underwrite or invest in securities;

•	guarantee or assume indebtedness;

•

raise funds by accepting demand deposits and time and savings deposits from the general public, issuing securities, borrowing from the Government, The Bank of Korea or other financial institutions, and borrowing from overseas;

•	execute foreign exchange transactions, including currency and interest swap transactions;

•	provide planning, management, research and other support services at the request of the Government, public bodies, financial institutions or enterprises; and

•	carry out other businesses incidental to the foregoing.

Government Support and Supervision

The Government owns indirectly all of our paid-in capital. On February 20, 2000, the Government contributed (Won)100 billion in cash to our capital. On December 29, 2000, we reduced our paid-in capital by (Won)959.8 billion to offset our expected net loss for the year. To compensate for the resulting deficit under the KDB Act, on June 20, 2001, the Government contributed (Won)3 trillion in the form of shares of common stock of KEPCO to our capital. On December 29, 2001, the Government contributed (Won)50 billion in cash to our capital. On August 13, 2003, the Government contributed (Won)80 billion in cash to our capital to support our existing fund for facilitating the Republic’s regional economies. On April 30, 2004, the Government contributed (Won)1 trillion in the form of shares of common stock of KEPCO and Korea Water Resources Corporation to our capital to support our lending to small-and medium-sized companies and to compensate for our contribution to LG Card Ltd. in the form of loans, cash injections and debt-for-equity swaps. On December 19, 2008, the Government contributed (Won)500 billion in the form of shares of common stock of Korea Expressway Corporation to our capital and, in January 2009, the Government contributed (Won)900 billion in cash to our capital, in each case to bolster our capital base in order to stabilize the Korean financial market by supporting small and medium-sized enterprises and providing increased liquidity to corporations. In October 2009, our paid-in capital decreased by (Won)400.0 billion in connection with the establishment by the Government of KDBFG and KoFC by spinning off a portion of our assets, liabilities and equity (including paid-in capital) as described under the heading “Overview” and “Selected Financial Statement Data” in this prospectus. In March 2010, the Government, through KDBFG, made a further capital contribution of (Won)10.0 billion in cash to our capital. Taking into account these capital contributions and reduction, as of December 31, 2010, our total paid-in capital was (Won)9,251.9 billion. See “—Financial Statements and the Auditors—Notes to Non-Consolidated Financial Statements of December 31, 2010 and 2009—Note 17.”

In addition to capital contributions, the Government directly supports our financing activities by:

•	lending us funds to on-lend;

•	allowing us to administer Government loans made from a range of special Government funds;

•	allowing us to administer some of The Bank of Korea’s surplus foreign exchange holdings; and

•	allowing us to receive credit from The Bank of Korea.

The Government also supports our operations pursuant to Articles 43 and 44 of the KDB Act. Article 43 provides that “40% or more of the annual net profit of the Korea Development Bank shall be transferred to reserve, until the reserve amounts equal the total amount of paid-in capital” and that accumulated amounts in reserve may be capitalized. Article 44 provides that “the net losses of the Korea Development Bank shall be offset each fiscal year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.”

As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and the guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 44 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 44, may be amended at any time by action of the National Assembly. If the Government ceases to be our controlling shareholder as a result of our privatization, the Government’s financial support to us stipulated by Article 44 of the KDB Act is expected to cease to be provided.

When the initial sale by the Government of its equity interest in KDBFG is made by May 2014 in accordance with the KDB Act, as amended in May 2009, the Government will guarantee the repayment of the principal of and interest on our mid-to-long term foreign currency debt outstanding as of the date of the initial sale of its equity interest in KDBFG, subject to the authorization by the National Assembly of the Government guarantee amount, pursuant to Article 18-2 of the KDB Act. In addition, under Article 18-2 of the KDB Act, the Government may directly or indirectly guarantee, within the limit and scope determined by the Government and subject to the authorization by the National Assembly, the repayment of the principal of and interest on our mid-to-long term foreign currency debt incurred during the period when the Government directly or indirectly owns more than 50% of KDBFG to refinance our foreign currency debt referred to in the preceding sentence, in the event that (i) the repayment of our outstanding foreign currency debt would be difficult unless the Government provides a guarantee, (ii) the terms and conditions of our newly incurred foreign currency debt would become notably unfavorable unless the Government provides a guarantee or (iii) any other circumstances equivalent to (i) or (ii) above exist, as determined by the Minister of Strategy and Finance.

The Government closely supervises our operations in the following ways:

•	the Government, through KDBFG, our sole shareholder, has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor;

•	within three months after the end of each fiscal year, we must submit our financial statements for the fiscal year to the Financial Services Commission;

•

the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Financial Services Commission may issue any orders deemed necessary to enforce the KDB Act;

•	the Financial Services Commission must approve our operating manual, which sets out the guidelines for all principal operating matters;

•

the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KDB Decree and the Bank Supervisory Regulations of the Financial Services Commission and may issue orders deemed necessary for such supervision; and

•	we may amend our Articles of Incorporation only with the approval of the Financial Services Commission.

In addition, the conditions of the IMF aid package stated that domestic banks in the Republic, including us, should undergo external audits from internationally recognized accounting firms. Accordingly, we have had our annual financial statements for years commencing 1998 audited by an external auditor. See “—Financial Statements and the Auditors” and “Experts.”

Pursuant to our most recently approved program of operations, we expect to support the reform and restructuring of the Republic’s economic and industrial structure, including financing of promising small and medium sized enterprises, providing export finance and encouraging investments in infrastructure necessary to promote consumer demand and industrial reorganization.

Selected Financial Statement Data

You should read the following financial statement data together with the financial statements and notes included in this prospectus:

Balance Sheet Data

	As of December 31,
	2006	2007	2008	2009	2010
	(billions of won) (audited)
Balance Sheet Data
Total Loans(1)	51,392.9	57,842.2	77,113.5	76,211.4	71,863.2
Total Borrowings(2)	81,158.2	93,954.4	117,253.5	94,623.7	85,738.0
Total Assets	104,523.3	122,615.9	157,612.7	122,333.4	113,205.5
Total Liabilities	88,017.1	104,029.2	141,897.4	107,222.7	96,977.1
Shareholder’s Equity	16,506.2	18,586.7	15,715.3	15,110.7	16,228.3

(1)	Gross amount, which includes equipment capital loans, working capital loans and other loans (including call loans, domestic usance, bills of exchange bought, debentures accepted by private subscription, bonds purchased, inter-bank loans, local letters of credit negotiation, loan-type suspense accounts pursuant to the applicable guidelines and other loans) without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include deposits, call money, borrowings, bonds sold under repurchase agreements, bills sold and industrial finance bonds.

Spin-off of KDB

In October 2009, the Government established KDBFG and KoFC by spinning off a portion of our assets, liabilities and equity as described under the heading “—Overview” above. The following balance sheet data show our assets, liabilities and equity before and after the spin-off, as well as assets, liabilities and equity transferred to KDBFG and KoFC.

	KDB Before Spin-off	KDB After Spin-off	KDBFG	KoFC
	As of October 27, 2009	As of October 27, 2009	As of October 27, 2009	As of October 27, 2009
	(billions of won) (unaudited)
Balance Sheet Data
Assets
Cash and due from banks	1,778.3	1,200.6	72.8	504.9
Securities(1)	54,556.8	33,791.4	1,579.6	19,185.8
Loans receivable (net of provision for possible loan losses and present value discounts)	79,328.0	75,315.7	—	4,012.4
Property and equipment	625.5	547.5	0.3	77.7
Other assets	15,446.8	15,399.3	14.4	33.1

Total assets	151,735.4	126,254.4	1,667.1	23,813.9

Liabilities and Equity
Deposits	14,073.8	14,073.8	—	—
Borrowings(2)	102,380.6	82,289.7	450.0	19,640.9
Other liabilities	16,464.8	15,224.7	67.1	1,173.0

Total liabilities	132,919.2	111,588.2	517.1	20,813.9

Paid-in capital	9,641.9	9,241.9	300.0	100.0
Capital surplus	60.7	47.1	13.6	—
Capital adjustments	(38.5)	(34.6)	(0.2)	(3.7)
Accumulated other comprehensive income (loss)	1,101.3	185.6	(14.6)	930.3
Retained Earnings	8,050.9	5,226.3	851.2	1,973.4

Total equity	18,816.2	14,666.2	1,150.0	3,000.0

Total liabilities and equity	151,735.4	126,254.4	1,667.1	23,813.9

(1)	Includes equity securities and debt securities. The following table shows details of equity securities that have been transferred to KDBFG and KoFC in the spin-off.

(a)	Equity securities transferred to KDBFG from KDB

	As of October 27, 2009
Classification	Ownership	Book value
	(billions of won, except percentage)
Daewoo Securities Co., Ltd.	39.1%	1,043.0
KDB Capital Corp.	99.9%	485.3
KDB Asset Management LLP	64.3%	42.4
Korea Infra Asset Management	84.2%	8.9

Total		1,579.6

(b)	Equity securities transferred to KoFC from KDB

	As of October 27, 2009
Classification	Ownership	Book value
	(billions of won, except percentage)
Korea Electric Power Corporation	29.9%	8,981.7
Korea Expressway Corporation	8.8%	1,930.2
Korea Land & Housing Corporation	15.3%	2,491.9
Korea Water Resources Corporation	9.3%	976.4
The Export-Import Bank of Korea	3.1%	200.0
Korea Tourism Organization	43.6%	165.9
Korea Asset Management Corporation	8.1%	146.3
Korea Appraisal Board	30.6%	13.9
Korea Resources Corporation	0.5%	3.2
Seoul Newspaper Co., Ltd.	0.02%	0.03
Industrial Bank of Korea	10.6%	620.2
Hyundai Engineering & Construction Co., Ltd.	11.1%	744.4
Hynix Semiconductor Inc.	5.5%	587.0
Korea Aerospace Industries, Ltd.	30.1%	171.9
SK Networks Co., Ltd.	8.2%	246.1
Daewoo International Corporation	5.3%	153.0

Total		17,432.1

(2)	Borrowings include borrowings and industrial finance bonds.

In August 2010, we sold to KoFC additional policy-driven loans (including loans to Government-controlled enterprises and companies operating in Gaesung Industrial Complex) of (Won)3,911.8 billion and our North Korea research function was transferred to KoFC. In addition, in September 2010, we sold to KoFC our (Won)1,085.0 billion participation in the Bond Market Stabilization Fund, which was established in December 2008 by the Government and Korean financial institutions in order to provide liquidity to the economy by purchasing financial and corporate bonds.

Income Statement Data

	Year Ended December 31,
	2006	2007	2008	2009	2010
	(billions of won) (audited)
Income Statement Data
Total Interest Income	3,650.5	4,479.0	5,800.9	5,374.5	4,409.1
Total Interest Expenses	3,294.3	4,238.4	4,997.1	4,476.9	2,804.0
Net Interest Income	356.2	240.7	803.8	897.6	1,605.1
Operating Revenues	11,806.4	12,578.7	44,131.0	27,682.3	17,507.7
Operating Expenses	11,230.5	11,437.0	43,240.9	27,676.5	16,218.1
Net Income	2,100.8	2,047.6	350.3	761.1	1,045.7

2010

We had net income of (Won)1,045.7 billion in 2010 compared to net income of (Won)761.1 billion in 2009.

Principal factors for the increase in non-consolidated net income in 2010 compared to 2009 included:

•

an increase in net interest income to (Won)1,605.1 billion in 2010 from (Won)897.6 billion in 2009, primarily due to a decrease in interest expenses resulting from the transfer of interest-bearing liabilities, including Won-denominated industrial finance bonds, to KoFC in connection with the spin-off; and

•

an increase in net gain on sales of available-for-sale securities to (Won)1,299.2 billion in 2010 from (Won)649.6 billion in 2009, primarily due to gain from the sale of its equity interest in Doosan Heavy Industries & Construction.

The above factors were partially offset by (i) a decrease in net valuation gain on equity method investments to (Won)187.9 billion in 2010 from (Won)619.9 billion in 2009, primarily due to the transfer of equity securities, including KEPCO, to KoFC in the spin-off, and (ii) a decrease in dividend income to (Won)55.1 billion in 2010 from (Won)431.7 billion in 2009, primarily due to a decrease in dividend income from KDB 3rd Securitization Specialty Co.

2009

We had net income of (Won)761.1 billion in 2009 compared to net income of (Won)350.3 billion in 2008.

Principal factors for the increase in net income in 2009 compared to 2008 included:

•

net valuation gain on equity method investments of (Won)619.9 billion in 2009 compared to net valuation loss of (Won)509.9 billion in 2008; the net valuation gain of (Won)619.9 billion in 2009 reflected principally the gain from our investment in KEPCO and the net valuation loss of (Won)509.9 billion in 2008 reflected principally losses from our investments in KEPCO and GM Daewoo Auto & Technology Company; and

•

an increase in net interest income to (Won)897.6 billion in 2009 from (Won)803.8 billion in 2008, primarily due to a decrease in interest expenses resulting from the transfer of interest-bearing liabilities, including Won-denominated industrial finance bonds, to KoFC in connection with the spin-off in October 2009, which more than offset a decrease in interest income resulting from the transfer of interest-bearing assets to KoFC in connection with the spin-off in October 2009.

The above factors were partially offset by an increase in provision for loan losses to (Won)918.6 billion in 2009 from (Won)328.1 billion in 2008, primarily due to an increase in non-performing loans resulting from corporate restructurings of borrowers in the construction, shipbuilding and shipping industries and Kumho Asiana Group’s debt work-out.

Provisions for Possible Loan Losses and Loans in Arrears

We establish provisions for possible losses from problem loans, including guarantees and other extensions of credit, based on the length of the delinquent periods and the nature of the loans, including guarantees and other extensions of credit. As of December 31, 2010, we established provisions of (Won)2,015.9 billion for possible loan losses and bad debt securities, 44.7% higher than the provisions as of December 31, 2009, and (Won)227.0 billion for doubtful accounts relating to foreign exchange, guarantees and other assets, representing a 15.5% decrease from December 31, 2009.

Certain of our customers have restructured loans with their creditor banks. As of December 31, 2010, we have provided loans of (Won)3,961.0 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of (Won)235 billion following debt-equity swaps. As of December 31, 2010, we had established provisions of (Won)555.4 billion for possible loan losses. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

Financial Services Commission guidelines classify loans into five categories; provisions are made in accordance with ratios applicable to each category. Effective December 31, 2007, the Financial Services Commission adopted more stringent definitions for the relevant loan categories which more closely follow international standards. Under the revised definitions, loans are categorized as follows:

Normal	Credits extended to customers which, in consideration of their business and operations, financial conditions and future cash flows, do not raise concerns regarding their ability to repay the credits. 0.85% or more reserves required (0.9% for companies in certain industries).

Precautionary	Credits extended to customers (1) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have potential risks with respect to their ability to repay the credits in the future, although there have not occurred any immediate risks of default in repayment; or (2) which are in arrears for one month or more but less than three months. 7.0% or more reserves required.

Substandard	(1) Credits extended to customers, which in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred considerable risks for default in repayment as the customers’ ability to repay has deteriorated; or (2) that portion which is expected to be collected of total credits (a) extended to customers which have been in arrears for three months or more, (b) extended to customers which are judged to have incurred serious risks due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses or (c) of “Doubtful Customers” or “Expected-loss Customers” (each as defined below). 20.0% or more reserves required.

Doubtful	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Doubtful Customers”) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred serious risks of default in repayment due to noticeable deterioration in their ability to repay; or (2) customers which have been in arrears for three months or more but less than twelve months. 50.0% or more reserves required.

Expected Loss	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Expected-loss Customers”), which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have to be accounted as a loss as the inability to repay became certain due to serious deterioration in their ability to repay; (2) customers which have been in arrears for twelve months or more; or (3) customers which are judged to have incurred serious risks of default in repayment due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses. 100.0% reserves required.

The following table provides information on our loan loss provisions.

	As of December 31, 2008(1)					As of December 31, 2009(1)					As of December 31, 2010(1)
	Loan Amount		Minimum Provisioning Ratio	Loan Loss Provisions		Loan Amount		Minimum Provisioning Ratio	Loan Loss Provisions		Loan Amount		Minimum Provisioning Ratio	Loan Loss Provisions
	(in billions of won, except percentages)
Normal	(Won)	66,003.8	0.85-0.9%	(Won)	595.6	(Won)	66,797.0	0.85-0.9%	(Won)	719.6	(Won)	61,836.8	0.85-0.9%	(Won)	773.2
Precautionary		449.1	7.0%		56.5		1,343.2	7.0%		190.2		2,404.4	7.0%		448.9
Substandard		912.7	20.0%		223.6		1,580.4	20.0%		418.9		1,403.4	20.0%		499.7
Doubtful		10.3	50.0%		5.3		37.6	50.0%		22.8		49.7	50.0%		41.7
Expected Loss		142.7	100.0%		142.7		42.0	100.0%		42.0		165.4	100.0%		165.4
Others(2)		9,570.9	—		—		6,411.2	—		—		6003.5	—		—

Total	(Won)	77,089.5		(Won)	1,023.7	(Won)	76,211.4		(Won)	1,393.5	(Won)	71,863.2		(Won)	1,928.8

(1)	These figures include loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines.
(2)	Includes loans guaranteed by the Government.

As of December 31, 2010, our delinquent loans totaled (Won)1,660.4 billion, representing 2.3% of our outstanding loans as of such date. On December 31, 2010, our legal reserve was (Won)4,658.0 billion, representing 6.5% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Kumho Tire Co., Inc., Daehan Shipbuilding Co., Ltd., Daewoo Motor Sales, Kumho Industrial and Ssangyong Motor Company. As of December 31, 2010, our credit extended to these companies totaled (Won)2,496.4 billion, accounting for 1.3% of our total assets as of such date.

As of December 31, 2010, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to Kumho Tires increased to (Won)994.2 billion from (Won)584.6 billion as of December 31, 2009, primarily due to extension of new loans to Kumho Tires. We upgraded the classification of our exposure to Kumho Tires from substandard to precautionary in 2010. As of December 31, 2010, our exposure to Daehan Shipbuilding was (Won)586.9 billion, a decrease from (Won)752.0 billion as of December 31, 2009, primarily due to a decrease in our guarantee exposure to Daehan Shipbuilding. As of December 31, 2010, our exposure to Daewoo Motor Sales increased to (Won)351.7 billion from (Won)247.8 billion as of December 31, 2009, primarily due to extension of additional loans. As of December 31, 2010, our exposure to Kumho Industrial increased to (Won)314.7 billion from (Won)141.0 billion as of December 31, 2009, primarily due to extension of additional loans. As of December 31, 2010, our exposure to Ssangyong Motor Company decreased to (Won)248.9 billion from (Won)318.2 billion as of December 31, 2009, primarily due to repayment of loans. Following such changes in Ssangyong Motor Company exposure, we upgraded the classification of our exposure to Ssangyong Motor Company from estimated loss to precautionary.

As of December 31, 2010, we established provisions of (Won)201.1 billion for our exposure to Kumho Tires, (Won)62.3 billion for Daehan Shipbuilding, (Won)172.3 billion for Daewoo Motor Sales, (Won)69.0 billion for Kumho Industrial and (Won)47.4 billion for Ssangyong Motor Company.

In January 2010, Kumho Tires Co., Inc. and Kumho Industrial Co., Ltd. agreed with their creditors, including us, to begin an out-of-court debt restructuring program under the Corporate Restructuring Promotion Act. In March and May 2010, the creditors of these companies agreed on work-out plans, which included debt-to-equity swaps and extensions of additional credit. In connection with these work-out plans, we provided emergency loans of (Won)100.0 billion and (Won)280.0 billion to Kumho Tires and Kumho Industrial, respectively. We and other creditors of Kumho Tires and Kumho Industrial decided to freeze the repayment of both companies’

debt until December 31, 2014. In addition, we and other creditors of Kumho Petrochemical Co., Ltd. and Asiana Airlines decided to freeze the repayment of both companies’ debt until December 31, 2011. These four companies are members of Kumho Asiana Group, which has been undergoing financial difficulties resulting from its heavily leveraged purchase of Daewoo Engineering & Construction Co., Ltd. (“Daewoo E&C”) in 2006. We, a main creditor of Kumho Asiana Group, has acquired 50.75% of Daewoo E&C by participating in a (Won)1,000.0 billion rights issue in December 2010 and by acquiring (Won)2,178.5 billion of additional equity shares through its private equity arm in January 2011.

As of December 31, 2010, our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines was (Won)994.2 billion, (Won)314.7 billion, (Won)1,065.8 billion and (Won)949.7 billion, respectively. As of December 31, 2010, we established provisions of (Won)201.1 billion, (Won)69.0 billion, (Won)65.3 billion and (Won)51.7 billion for our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines, respectively.

In 2010, we sold non-performing loans of (Won)689.0 billion to the Korea Asset Management Corporation, or KAMCO.

Operations

Loan Operations

We mainly provide equipment capital loans and working capital loans to private Korean enterprises that undertake major industrial projects. The loans generally cover over 50%, and in some cases as much as 100%, of the total project cost. Equipment capital loans include loans to major industries for development of high technology and for acquisition, improvement or repair of machinery and equipment. We disburse loan proceeds in installments to ensure that the borrower uses the loan for its intended purpose.

Before approving a loan, we consider:

•	the economic benefits of the project to the Republic;

•	the extent to which the project serves priorities established by the Government’s industrial policy;

•	the project’s operational feasibility;

•	the loan’s and the project’s profitability; and

•	the quality of the borrower’s management.

We charge, on average, interest of 2.47% over our prime rate, although we provide a discount between 0.3% and 0.8% to small- and medium-sized companies. We adjust the prime rate monthly. The spread depends on the purpose of the loan, maturity date and the borrower’s credit ratings. Certain loans bear interest at below market rates. Equipment capital loans generally have original maturities of five to ten years, although we occasionally make equipment capital loans with longer maturities. Working capital loans usually mature within two years.

We generally obtain collateral valued in excess of the original loan from large companies and up to the value of the loan from small- and medium-sized companies. Depending on the type of borrower and loan, the collateral may be equipment purchased with the loan proceeds, industrial plants, real estate and marketable securities. We appraise the value of our collateral at least once a year.

The following table sets out, by currency and category of loan, our total outstanding loans:

Loans(1)

	December 31,
	2008	2009	2010
	(billions of won)
Equipment Capital Loans:
Domestic Currency	19,787.1	24,695.2	24,133.0
Foreign Currency(2)	18,035.1	15,544.1	13,522.9

	37,822.2	40,239.3	37,655.9
Working Capital Loans:
Domestic Currency(3)	15,114.1	12,114.4	13,705.2
Foreign Currency(2)	3,144.8	2,410.9	2,809.2

	18,258.9	14,525.3	16,514.4
Other Loans(4)	21,032.4	21,446.8	17,692.9

Total Loans	77,113.5	76,211.4	71,863.2

(1)	Includes loans extended to affiliates.
(2)	Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled (Won)4,254.4 billion as of December 31, 2008, (Won)3,297.2 billion as of December 31, 2009 and (Won)2,926.3 billion as of December 31, 2010. See “—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies.”
(3)	Includes loans on households.
(4)	Includes call loans, domestic usance, bills of exchange bought, debentures accepted by private subscription, bonds purchased, inter-bank loans, local letters of credit negotiation, loan-type suspense accounts pursuant to the applicable guidelines and other loans.

As of December 31, 2010, we had (Won)71,863.2 billion in outstanding loans, representing a 5.7% decrease from December 31, 2009, primarily as a result of the transfer of loans to KoFC in connection with the spin-off of KDB. See “Selected Financial Statement Data—Balance Sheet Data—Spin-off of KDB.”

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	December 31,			As % of December 31, 2010 Total
	2008	2009	2010
	(billions of won, except percentages)
Loans with Remaining Maturities of One Year or Less	18,729.0	19,078.8	20,883.9	38.6%
Loans with Remaining Maturities of More Than One Year	37,352.1	35,685.8	33,286.3	61.4%

Total	56,081.1	54,764.6	54,170.2	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	December 31,			As % of December 31, 2010 Total
	2008	2009	2010
	(billions of won, except percentages)
Manufacturing	32,068.7	32,172.2	32,162.4	59.4%
Financial Services	4,157.0	3,331.5	4,280.4	7.9%
Transportation	5,981.8	5,567.7	5,596.2	10.3%
Public Administration	2,050.7	1,629.7	740.5	1.4%
Electric, Gas and Water Supply	2,976.6	2,983.6	2,044.9	3.8%
Others	8,846.3	9,079.9	9,345.8	17.2%

Total	56,081.1	54,764.6	54,170.2	100.0%

Percentage increase (decrease) from previous period	42.5%	(2.3)%	(1.1)%

(1)	Includes loans on households and loans extended to affiliates.

The manufacturing sector accounted for 59.4% of our outstanding equipment capital and working capital loans as of December 31, 2010. As of December 31, 2010, loans to the metal-related manufacturing businesses and chemical and plastic manufacturing businesses accounted for 24.8% and 21.2%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

Korean Airlines was our single largest borrower as of December 31, 2010, accounting for 1.6% of our outstanding equipment capital and working capital loans. As of December 31, 2010, our five largest borrowers and 20 largest borrowers accounted for 6.8% and 18.4%, respectively, of our outstanding equipment capital and working capital loans. The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of December 31, 2010 by industry sector:

20 Largest Borrowers by Industry Sector

As % of December 31, 2010 Total Outstanding Equipment Capital and Working Capital Loans
Manufacturing	72.9%
Transportation	14.0%
Public Administration and National Defense	4.5%
Financial Services	3.3%
Science and Technology / Others	5.3%

Total	100.0%

The following table categorizes the new loans made by us by industry sector:

New Loans by Industry Sector

	Year Ended December 31,			As % of Year Ended December 31, 2010 Total
	2008	2009	2010
	(billions of won, except percentages)
Manufacturing	13,863.4	18,801.3	17,145.6	53.3%
Transportation and Communication	1,911.9	2,687.1	1,799.3	5.6%
Electricity and Waterworks	373.9	557.9	552.5	1.7%
Financing, Insurance and Business Services	2,071.8	5,357.6	6,823.0	21.2%
Others	3,011.4	6,560.0	5,839.8	18.2%

Total	21,232.4	33,963.9	32,160.2	100.0%

Percentage increase (decrease) from previous period	28.9%	59.9%	(5.3)%

Loans by Categories

In addition to dividing our loans into equipment capital and working capital loans, we classify loans into several groupings, the most important being:

•	industrial fund loans;

•	foreign currency loans;

•	local currency loans denominated in foreign currencies;

•	offshore loans in foreign countries; and

•	government fund loans.

See “—Financial Statements and the Auditors—Notes to Non-Consolidated Financial Statements of December 31, 2010 and 2009—Note 5” for more information on the types of credit extended by us and the amounts of each type outstanding as of December 31, 2010.

The following table sets out equipment capital and working capital loans by categories as of December 31, 2010:

	Equipment Capital Loans(1)		Working Capital Loans(1)
	December 31, 2010%		December 31, 2010%
	(billions of won, except percentages)
Industrial fund loans	20,557.7	54.6%	12,140.6	73.6%
Foreign currency loans	9,511.3	25.2%	2,765.4	16.8%
Offshore loans in foreign currencies	3,668.4	9.7%	—	—
Government fund loans	727.5	1.9%	0.2	0.0%
Overdraft	—	—	399.9	2.4%
Others	3.221.0	8.5%	1,182.2	7.2%

Total	37,685.8	100.0%	16,488.4	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Industrial Fund Loans. Industrial fund loans are equipment capital and working capital loans denominated in Won to borrowers in major industries to finance equipment and facilities.

We currently make equipment capital industrial fund loans at floating or fixed rates for terms of up to 10 years and for up to 100% of the equipment cost being financed. We make working capital industrial fund loans at floating or fixed rates and in amounts constituting up to 40% of the borrower’s estimated annual sales.

Foreign Currency Loans. We extend loans denominated in U.S. dollars, Japanese yen or other foreign currencies principally to finance the purchase of industrial equipment from abroad or the implementation of overseas industrial development projects by Korean companies. We make these loans at floating interest rates with original maturities, in the case of equipment capital foreign currency loans, of up to 10 years and, in the case of working capital foreign currency loans, of up to three years.

Local Currency Loans Denominated in Foreign Currencies. We make local currency loans denominated in foreign currencies for the same purposes, and to the same borrowers, as foreign currency loans. Although we denominate the loans in foreign currency, the borrower receives and repays the loans in Won based on foreign exchange rates at the time of receipt and repayment. We currently make loans of this type at floating interest rates, with original maturities, in the case of equipment capital loans, of up to 10 years and, in the case of working capital loans, of up to three years.

Offshore Loans in Foreign Currencies. We extend offshore loans in foreign currencies to finance:

•	the purchase of industrial equipment and the implementation of overseas industrial projects by overseas subsidiaries and branches of Korean companies; and

•	the overseas industrial development projects of foreign government entities, international organizations and foreign companies.

We make these loans at floating interest rates with original maturities, in the form of equipment capital foreign currency loans, of up to 10 years.

Government Fund Loans. We make government fund loans primarily to finance:

•	water supply and drainage facilities;

•	the Seoul and Busan subway systems;

•	small tourist facilities;

•	rural and coastal electricity facilities;

•	hospitals; and

•	other facilities.

Government fund loans require approval by the appropriate Government ministry. We currently make government fund loans in Won at fixed interest rates with original maturities, in the case of equipment capital loans, of eight to 20 years and, in the case of working capital loans, of up to five years.

Other Loans. We also make special purpose fund loans for particular industries or projects using funds lent to us by the Government and foreign financial institutions. The Government funds that finance these loans include, among others:

•	the Tourism Promotion Fund (hotel and resort projects);

•	the Rational Use of Energy Fund (energy conservation projects and collective energy supply projects); and

•	the Small- and Medium-sized Enterprises Promotion Fund (small- and medium-sized enterprises).

For further information relating to such loans, see “—Sources of Funds” and “—Financial Statements and the Auditors—Notes to Non-Consolidated Financial Statements of December 31, 2010 and 2009—Note 5.”

Guarantee Operations

We extend guarantees to our clients to facilitate their other borrowings and to finance major industrial projects. We guarantee Won-denominated corporate debentures, local currency loans, and other Won liabilities and foreign currency loans from domestic and overseas Korean financial institutions and from foreign institutions. The KDB Act and our Articles of Incorporation limit the aggregate amount of our industrial finance bond obligations and guarantee obligations. See “—Sources of Funds.”

We generally obtain collateral valued in excess of the original guarantee. We appraise the value of our collateral at least once a year. Depending on the borrower, the collateral may be industrial plants, real estate and/or marketable securities.

The following table shows our outstanding guarantees:

Guarantees Outstanding

	As of December 31,
	2008	2009	2010
	(billions of won)
Acceptances	725.8	1,231.9	1,015.5
Guarantees on local borrowing	441.0	370.6	868.5
Guarantees on foreign borrowing	16,910.4	12,686.1	11,029.9
Letter of guarantee for importers	29.8	40.3	39.4

Total	18,107.0	14,329.0	12,953.3

On November 13, 2002, we entered into a guarantee agreement with KEPCO with respect to certain of KEPCO’s debt securities in connection with KEPCO’s restructuring and privatization. Pursuant to the guarantee agreement, we issued in February 2003 our guarantee to holders of KEPCO’s Yankee and Global debt securities with final maturities ranging from 2003 to 2096 (although our guarantee obligations only run through 2016) in an aggregate principal amount of approximately (Won)3.3 trillion, based on exchange rates prevailing on the guarantee issuance date, February 25, 2003, and we issued in April 2003 our guarantee to holders of KEPCO’s Eurobonds with final maturities ranging from 2004 to 2007 in an aggregate principal amount of approximately (Won)0.9 trillion, based on exchange rates prevailing on the guarantee issuance date, April 29, 2003. The guarantees described above constitute full, irrevocable and unconditional guarantees, on an unsecured and unsubordinated basis, in respect of the principal, interest and other payments due with respect to those debt obligations. KEPCO paid and will continue to pay us an annual guarantee fee of 0.05% of (i) the aggregate outstanding principal amount of all issues of debt securities that will be covered by the benefit of our guarantee and (ii) the sum of all interest payments due on such debt securities from the date of calculation until the earlier of their maturity or their stated redemption date.

KoFC, which indirectly owns 94.2% of our paid-in capital, currently owns approximately 30.0% of the outstanding shares of common stock of KEPCO, and the Government, which indirectly owns all of our paid-in capital, owns an additional 21.1% of such shares of KEPCO.

Investments

We invest in a range of Korean private and Government-owned enterprises but we will not take a controlling interest in a company unless the Government specifically instructs us to do so. Although generally a long-term investor, we sell investments from time to time. In recent years, sales resulted principally from the Government’s privatization program, and we expect to continue such sales in the future. The Government plans to sell its direct or indirect interest in certain private sector companies acquired during previous restructuring programs, including Daewoo Electronics Corp., Daewoo Shipbuilding & Marine Engineering Co. Ltd. and Hynix Semiconductor Inc. In accordance with such plan, we expect to sell our equity holdings in certain private sector companies if favorable opportunities for sale arise. Our equity investments increased to (Won)7,061.9 billion as of December 31, 2010 from (Won)5,617.8 billion as of December 31, 2009, primarily as a result of our equity investment in Daewoo E&C in December 2010. Our equity investments decreased to (Won)5,617.8 billion as of December 31, 2009 from (Won)22,917.1 billion as of December 31, 2008, principally as a result of the transfer of our equity interest in certain companies, including KEPCO to KoFC and Daewoo Securities Co., Ltd., to KDBFG in connection with the spin-off in October 2009. See “Selected Financial Statement Data—Balance Sheet Data—Spin-off of KDB.”

The KDB Act and our Articles of Incorporation provide that the cost basis of our total equity investments may not exceed twice the sum of our paid-in capital and our reserve from profit. In addition, pursuant to the KDB Decree, we may not acquire equity securities of a single company in excess of 15% of its entire voting shares. The 15% limit, however, does not apply to certain investments, including those in Government-controlled companies financed by capital contributions from the Government. As of December 31, 2010, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled (Won)7,061.9 billion, equal to 25.4% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “—Financial Statements and the Auditors.”

The following table sets out our equity investments by industry sector on a book value basis as of December 31, 2010:

Equity Investments

Book Value as of December 31, 2010
(billions of won)
Electricity & Waterworks	1.8
Construction	95.8
Finance and Insurance	2,667.2
Real Estate Business	120.7
Manufacturing	3,354.4
Transportation	593.8
Others	228.2

Total	7,061.9

As of December 31, 2010, we held total equity investments, on a book value basis, of (Won)74.9 billion in two of our five largest borrowers and (Won)1,476.1 billion in seven of our 20 largest borrowers. We have not established a policy addressing loans to enterprises in which we hold equity interests or equity interests in enterprises to which we have extended loans.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of December 31, 2010, the aggregate value of our equity investments accounted for approximately 143.7% of their aggregate cost basis.

As part of our investment activities, we underwrite straight and convertible bond issuances in Won for domestic corporations. We also invest in municipal bonds, extending funds to municipalities at subsidized interest rates, mostly to finance water supply and drainage infrastructure projects.

Other Activities

We engage in a range of industrial development activities in addition to providing loans and guarantees, including:

•	conducting economic and industrial research;

•	performing engineering surveys;

•	providing business analyses and managerial assistance; and

•	offering trust services.

As of December 31, 2010, we held in trust cash and other assets totaling (Won)19,463.7 billion, and we generated in 2010 trust fee income equaling (Won)18.2 billion. As of December 31, 2009, we held in trust cash and other assets totaling (Won)20,746.9 billion, and we generated in 2009 trust fee income equaling (Won)15.2 billion. Pursuant to Korean law, we segregate trust assets from our other assets; trust assets are not available to satisfy claims of our depositors or other creditors. Accordingly, we account for our trust accounts separately from our banking accounts. However, if our trust operations fail to preserve the principal of our clients’ trust assets, we are responsible for covering the deficit either from previously established provisions in our trust accounts or by a transfer from our banking accounts. In 2008, 2009 and 2010, we did not transfer any funds from our banking accounts to cover deficits in our trust accounts. Surplus funds generated by the trust assets may be deposited into the clients’ accounts and earn interest. We reflect trust fees earned by us on our trust account management services as other operating revenues in the income statement of the banking accounts.

Sources of Funds

In addition to our capital and reserves, we obtain funds primarily from:

•	borrowings from the Government;

•	issuances of bonds in the domestic and international capital markets;

•	borrowings from international financial institutions or foreign banks; and

•	deposits.

All of our borrowings are unsecured.

Borrowings from the Government

We borrow from the Government’s general purpose funds and its special purpose funds. General purpose loans generally are in Won and have fixed interest rates and maturities ranging from five to 20 years. We incur special purpose loans, principally from the Tourism Promotion Fund, the Rational Use of Energy Fund and the Small- and Medium-sized Enterprises Promotion Fund, in connection with specific projects we finance. The Government links the interest rate and maturity of each special purpose borrowing to the terms of the financing we provide for the specific project.

The following table sets out our Government borrowings as of December 31, 2010:

Type of Funds Borrowed	As of December 31, 2010
(billions of won)
General Purpose	803.0
Special Purpose	4.031.5

Total	4,834.5

Domestic and International Capital Markets

We issue industrial finance bonds both in Korea and abroad, some of which the Government directly guarantees. We generally issue domestic bonds at fixed interest rates with original maturities of one to ten years.

The following table sets out the outstanding balance of our industrial finance bonds as of December 31, 2010:

Outstanding Balance	As of December 31, 2010
(billions of won)
Denominated in Won	28,046.6
Denominated in Other Currencies	16,084.0

Total	44,130.6

The KDB Act provides that the aggregate outstanding principal amount of our industrial finance bonds, other than those directly guaranteed or purchased by the Government, plus the aggregate outstanding amount of our on-balance sheet and off-balance sheet guarantee obligations, other than those excepted by statute, may not exceed 30 times the sum of our paid-in capital and our reserve from profit. As of December 31, 2010, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of December 31, 2010) was (Won)66,743.0 billion, equal to 16.0% of our authorized amount under the KDB Act, which was (Won)417,296.6 billion.

Foreign Currency Borrowings

We borrow money from institutions, principally syndicates of commercial banks, outside the Republic in foreign currencies. We frequently enter into related interest rate and currency swap transactions. The loans generally have original maturities of one to five years. As of December 31, 2010, the outstanding amount of our foreign currency borrowings was US$10.2 billion.

Our long term and short term foreign currency borrowings decreased to (Won)11,573.9 billion as of December 31, 2010 from (Won)13,087.5 billion as of December 31, 2009.

Deposits

We take demand deposits and time and savings deposits from the general public. Time and savings deposits generally have maturities shorter than three years and bear interest at fixed rates. As of December 31, 2010, demand deposits held by us totaled (Won)803.7 billion and time and savings deposits held by us totaled (Won)16,989.2 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of December 31, 2010:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency(1)(2)	2011	2012	2013	2014	Thereafter
	(billions of won)
Won	18,052.6	7,368.3	3,501.6	2,826.3	5,863.1
Foreign	14,930.9	4,708.9	3,527.3	3,438.3	2,644.9

Total Won Equivalent	32,983.5	12,077.1	7,028.9	6,264.6	8,508.0

(1)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on December 31, 2010, as announced by the Seoul Money Brokerage Services Ltd.
(2)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Direct Internal Debt of KDB

(billions of Won)
2006	47,054.7
2007	48,419.6
2008	62,956.7
2009	49,035.8
2010	37,551.8

The following table summarizes, as of December 31 of the years indicated, the outstanding direct external debt of KDB:

Direct External Debt of KDB

(billions of Won)
2006	24,198.7
2007	35,951.3
2008	37,556.4
2009	29,869.0
2010	27,334.7

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the outstanding external bonds of KDB as of December 31, 2010:

External Bonds of KDB

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$	7,922.0	US$	7,922.0
Japanese yen (¥)		¥212,000.0		2,600.6
Euro (EUR)	EUR	810.0		1,076.5
Singapore dollar (SGD)	SGD	442.0		343.1
Hong Kong dollar (HKD)	HKD	3,238.0		416.1
Pound sterling (GBP)	GBP	150.0		231.5
Swiss franc (CHF)	CHF	850.0		909.0
Brazilian real (BRL)	BRL	260.0		156.7
Australian dollar (AUD)	AUD	82.0		83.4
Thai Baht (THB)	THB	3,000.0		99.5

Total			US$	13,838.4

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2010.

For further information on the outstanding indebtedness of KDB, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal or interest on any of our obligations.

Overseas Operations

We operate overseas subsidiaries in Hong Kong, Dublin, Budapest, Sao Paulo and Tashkent. The subsidiaries engage in a variety of banking and merchant banking services, including:

•	managing and underwriting new securities issues;

•	syndicating medium and long-term loans;

•	trading securities;

•	trading in the money market; and

•	providing investment management and advisory services.

We currently maintain branches in Tokyo, Shanghai, Singapore, New York, London, Beijing and Guangzhou and two overseas representative offices in Frankfurt and Shenyang.

Property

Our head office is located at 16-3 Youido-dong, Youngdeungpo-gu, Seoul, Korea, a 35,996 square meter building completed in July 2001 and owned by us. In addition to the head office, we maintain 55 branches in major cities throughout the Republic, including 18 in Seoul. We generally own our domestic office space and lease our overseas offices under long-term leases.

Directors and Management; Employees

Our Board of Directors has ultimate responsibility for management of our affairs. Under the KDB Act and our Articles of Incorporation, our Board of Directors is to consist of not more than nine directors, including our Chief Executive Officer and Chairman of the Board of Directors. Under the KDB Act, as amended in May 2009, we elect our directors, including our Chief Executive Officer and Chairman of the Board of Directors, at a general meeting of shareholders. Our executive directors serve for three-year terms and our independent non-executive directors serve for one-year terms, and they may be re-appointed. Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors:	Man Soo Kang	March 10, 2014
Executive Directors:	Young Kee Kim Han Chul Kim	May 5, 2012 February 3, 2013
Independent Non-executive Directors	Chon Pyo Lee Jean Gon Cheong	January 6, 2013 November 25, 2012

As of December 31, 2010, we employed 2,465 persons with 1,512 located in our Seoul head office.

Tables and Supplementary Information

A. External Debt of KDB

(1) External Bonds of KDB

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2010
USD	450,000,000	5.5	November 13, 2002	November 13, 2012	450,000,000
USD	150,000,000	5.5	January 30, 2003	November 13, 2012	150,000,000
USD	750,000,000	5.75	September 10, 2003	September 10, 2013	750,000,000
USD	500,000,000	3M USD Libor + 0.28	November 22, 2005	November 22, 2012	500,000,000
USD	300,000,000	3M USD Libor + 0.2	September 12, 2006	September 12, 2011	300,000,000
USD	1,000,000,000	5.3	January 17, 2008	January 17, 2013	1,000,000,000
USD	1,700,000,000	8	January 23, 2009	January 23, 2014	1,700,000,000
USD	19,000,000	5.7	May 12, 2009	April 9, 2012	19,000,000
USD	15,000,000	5.46	May 15, 2009	April 9, 2012	15,000,000
USD	50,000,000	3M USD Libor + 1.3	October 30, 2009	October 30, 2011	50,000,000
USD	10,000,000	3M USD Libor + 1.3	November 9, 2009	October 30, 2011	10,000,000
USD	20,000,000	3M USD Libor + 0.65	January 27, 2010	January 27, 2011	20,000,000
USD	550,000,000	4.375	February 10, 2010	August 10, 2015	550,000,000
USD	30,000,000	1.650	June 8, 2010	June 8, 2011	30,000,000
USD	20,000,000	2.120	July 2, 2010	July 2, 2012	20,000,000
USD	450,000,000	3.250	September 9, 2010	March 9, 2016	450,000,000
USD	250,000,000	3.250	September 9, 2010	March 9, 2016	250,000,000
USD	15,000,000	1.220	October 20, 2010	October 20, 2011	15,000,000
USD	50,000,000	3M USD Libor + 1.15	October 28, 2010	October 28, 2013	50,000,000
USD	300,000,000	6M USD Libor + 0.35	October 4, 2007	October 4, 2012	300,000,000
USD	150,000,000	3M USD Libor + 0.7	February 27, 2008	February 27, 2011	150,000,000
USD	300,000,000	8	January 23, 2009	January 23, 2014	300,000,000
USD	200,000,000	5.75	May 13, 2009	May 13, 2012	200,000,000
USD	50,000,000	3M USD Libor + 4.3	May 13, 2009	May 13, 2016	50,000,000
USD	20,000,000	4.53	May 20, 2009	May 18, 2011	20,000,000
USD	20,000,000	3M USD Libor + 0.65	January 25, 2010	January 25, 2011	20,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2010
USD	20,000,000	3M USD Libor + 0.65	January 25, 2010	January 25, 2011		20,000,000
USD	20,000,000	3M USD Libor + 0.78	January 27, 2010	July 27, 2012		20,000,000
USD	200,000,000	4.375	February 10, 2010	August 10, 2015		200,000,000
USD	13,000,000	1.610	July 13, 2010	July 13, 2011		13,000,000
USD	200,000,000	3.250	September 9, 2010	March 9, 2016		200,000,000
USD	100,000,000	6M USD Libor + 0.80	November 19, 2010	November 19, 2011		100,000,000

		Subtotal in Original Currency			USD	7,922,000,000

		Subtotal in Equivalent Amount of Won(1)			(Won)	9,022,365,800,000

THB	3,000,000,000	2.940	November 24, 2010	November 24, 2013		3,000,000,000

		Subtotal in Original Currency			THB	3,000,000,000

		Subtotal in Equivalent Amount of Won(2)			(Won)	113,400,000,000

SGD	50,000,000	5.2	April 29, 2009	April 29, 2011		50,000,000
SGD	30,000,000	5.65	May 18, 2009	May 18, 2014		30,000,000
SGD	40,000,000	5.65	May 18, 2009	May 18, 2014		40,000,000
SGD	15,000,000	5.02	May 29, 2009	May 29, 2014		15,000,000
SGD	53,000,000	1.18	May 19, 2010	May 19, 2011		53,000,000
SGD	50,000,000	1.53	November 4, 2010	November 5, 2012		50,000,000
SGD	68,000,000	2.44	November 25, 2009	May 25, 2012		68,000,000
SGD	30,000,000	1.36	July 26, 2010	January 26, 2012		30,000,000
SGD	52,000,000	1.15	August 16, 2010	August 16, 2011		52,000,000
SGD	28,000,000	1.91	August 19, 2010	August 19, 2013		28,000,000
SGD	26,000,000	1.30	December 23, 2010	December 23, 2011		26,000,000

		Subtotal in Original Currency			SGD	442,000,000

		Subtotal in Equivalent Amount of Won(3)			(Won)	390,728,000,000

JPY	30,000,000,000	1.74	June 7, 2006	June 7, 2011		30,000,000,000
JPY	30,000,000,000	1.64	June 1, 2007	June 1, 2012		30,000,000,000
JPY	20,000,000,000	6M ¥ Libor + 0.18	June 1, 2007	June 1, 2012		20,000,000,000
JPY	5,000,000,000	3M ¥ Libor + 0.23	September 20, 2007	September 20, 2012		5,000,000,000
JPY	5,000,000,000	3M ¥ Libor + 0.45	November 1, 2007	November 1, 2012		5,000,000,000
JPY	5,000,000,000	3M ¥ Libor + 0.6	December 21, 2007	December 21, 2012		5,000,000,000
JPY	15,000,000,000	3.22	May 30, 2008	May 30, 2018		15,000,000,000
JPY	22,600,000,000	1.480	July 1, 2010	June 29, 2012		22,600,000,000
JPY	4,400,000,000	1.560	July 1, 2010	June 28, 2013		4,400,000,000
JPY	1,000,000,000	0.650	October 28, 2010	October 28, 2011		1,000,000,000
JPY	1,000,000,000	0.600	November 4, 2010	November 4, 2011		1,000,000,000
JPY	33,000,000,000	1.94	October 12, 2007	October 12, 2012		33,000,000,000
JPY	5,000,000,000	3M ¥ Libor + 0.45	November 15, 2007	November 15, 2012		5,000,000,000
JPY	3,000,000,000	2.07	April 8, 2008	April 8, 2013		3,000,000,000
JPY	12,100,000,000	2.51	September 14, 2009	September 14, 2011		12,100,000,000
JPY	10,900,000,000	2.67	September 14, 2009	September 14, 2012		10,900,000,000
JPY	7,000,000,000	2.97	September 14, 2009	September 12, 2014		7,000,000,000
JPY	2,000,000,000	0.92	August 19, 2010	August 20, 2012		2,000,000,000

		Subtotal in Original Currency				JPY 212,000,000,000

		Subtotal in Equivalent Amount of Won(4)			(Won)	2,961,852,000,000

HKD	150,000,000	5	November 20, 2007	November 20, 2017		150,000,000
HKD	80,000,000	4.77	November 21, 2007	November 21, 2012		80,000,000
HKD	80,000,000	4.71	December 18, 2007	December 18, 2017		80,000,000
HKD	100,000,000	5.28	April 27, 2009	April 27, 2011		100,000,000
HKD	170,000,000	0.88	January 28, 2010	January 28, 2011		170,000,000
HKD	155,000,000	1.20	June 8, 2010	June 8, 2011		155,000,000
HKD	124,000,000	1.00	October 21, 2010	October 21, 2011		124,000,000
HKD	150,000,000	3M Hibor + 0.22	May 30, 2006	May 30, 2011		150,000,000
HKD	150,000,000	3.075	January 23, 2008	January 24, 2011		150,000,000
HKD	150,000,000	3.2	August 19, 2009	August 19, 2011		150,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2010
HKD	240,000,000	3M Hibor + 1.03	November 16, 2009	November 16, 2011		240,000,000
HKD	230,000,000	2.28	May 13, 2010	May 13, 2013		230,000,000
HKD	300,000,000	3.25	July 20, 2010	July 20, 2015		300,000,000
HKD	101,000,000	3M Hibor + 0.74	July 26, 2010	July 26, 2011		101,000,000
HKD	308,000,000	2.15	August 6, 2010	August 6, 2013		308,000,000
HKD	465,000,000	1.05	August 18, 2010	August 18, 2011		465,000,000
HKD	285,000,000	1.72	December 20, 2010	December 20, 2012		285,000,000

		Subtotal in Original Currency			HKD	3,238,000,000

		Subtotal in Equivalent Amount of Won(5)			(Won)	474,043,200,000

GBP	150,000,000	3M £ Libor + 0.2	April 26, 2006	April 26, 2011		150,000,000

		Subtotal in Original Currency			GBP	150,000,000

		Subtotal in Equivalent Amount of Won(6)			(Won)	263,655,000,000

EUR	500,000,000	3M Euribor + 0.2	March 9, 2006	March 9, 2011		500,000,000
EUR	300,000,000	3M Euribor + 0.24	April 3, 2007	April 3, 2014		300,000,000
EUR	10,000,000	6M Euribor + 0.755	June 21, 2010	June 21, 2013		10,000,000

		Subtotal in Original Currency			EUR	810,000,000

		Subtotal in Equivalent Amount of Won(7)			(Won)	1,226,016,000,000

CHF	250,000,000	3	June 23, 2006	June 23, 2011		250,000,000
CHF	50,000,000	3	December 28, 2007	June 23, 2011		50,000,000
CHF	50,000,000	4.125	May 16, 2008	May 16, 2013		50,000,000
CHF	200,000,000	1.750	October 1, 2010	October 1, 2014		200,000,000
CHF	200,000,000	4.204	May 16, 2008	May 16, 2013		200,000,000
CHF	100,000,000	4.198	May 16, 2008	May 16, 2013		100,000,000

		Subtotal in Original Currency			CHF	850,000,000

		Subtotal in Equivalent Amount of Won(8)			(Won)	1,035,300,000,000

BRL	260,000,000	CDI*98%	February 1, 2010	February 1, 2011		260,000,000

		Subtotal in Original Currency			BRL	260,000,000

		Subtotal in Equivalent Amount of Won(9)			(Won)	178,438,000,000

AUD	32,000,000	6.000	January 25, 2010	January 25, 2012		32,000,000
AUD	50,000,000	6.000	February 1, 2010	February 1, 2012		50,000,000

		Subtotal in Original Currency			AUD	82,000,000

		Subtotal in Equivalent Amount of Won (10)			(Won)	94,947,800,000

Total External Bonds of KDB in Equivalent Amount of Won					(Won)	15,760,745,800,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,138.9, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(2)	Thai baht amounts are converted to Won amounts at the rate of THB 1.00 to Won 37.8, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(3)	Singapore dollar amounts are converted to Won amounts at the rate of SGD 1.00 to Won 884.0, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(4)	Japanese yen amounts are converted to Won amounts at the rate of JPY 100.00 to Won 1,397.1, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(5)	Hong Kong dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 146.4, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(6)	Pound sterling amounts are converted to Won amounts at the rate of GBP 1.00 to Won 1,757.7, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(7)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,513.6, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(8)	Swiss franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,218.0, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.

(9)	Brazilian real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 686.3, the prevailing market rate on December 31, 2010.
(10)	Australian dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 1,157.9, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of KDB

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2010(1)
		(%)			(millions of Won)
JBIC	Borrowings from JBIC	1.4~6M Libor + 0.8	2009~2010	2011~2023	(Won)	353,001
Mizuho and others	Borrowings from foreign banks	3M~6M Libor/6M Euribor +0.3~1.8	2006~2010	2011~2014		2,289,878
DBS Bank and others	Off-shore short-term borrowings	0.2~1.0	2010	2011		124,577
		3M~6M Libor + 2.0~3.5	2010	2011		56,945
		6M Libor + 0.6~1.3	2010	2011		261,947
Nippon Life Insurance Company and others	Off-shore long-term borrowings	3M~6M Libor/ 6M Euribor + 0.6~9.1	2008~2010	2011~2012		730,849
JBIC	Off-shore borrowings from JBIC	4.3~6M Libor + 1.2	2010	2011~2020		65,070
Others	Short-term borrowings in foreign currency	0.0~5.2/6M~1Y Libor 0.6~4.0	2009~2010	2010~2011		6,293,929
Long-term borrowings in foreign currency		0.0~4.7	2007~2010	2011~2013		1,397,724

Total External Borrowings of KDB					(Won)	11,573,920

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2010 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of KDB

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2010
	(%)			(millions of Won)
1. Bonds
Short-term Industrial Finance Bonds	2.53~5.49	2010	2011	(Won)	1,019,740
Long-term Industrial Finance Bonds	3.09~12.0	2001~2010	2006~2030		27,042,032

Total Bonds	2.53~12.0	2001~2010	2006~2030		28,061,772
2. Borrowings
Borrowings from the Ministry of Strategy and Finance	2.5~6.0	1990~2010	2010~2030	(Won)	803,068
Borrowings from Industrial Bank of Korea	1.4~3.8	2002~2010	2010~2023		90,732
Borrowings from Small Business Corp.	2.0~4.0	2001~2010	2010~2020		506,138
Borrowings from the Ministry of Culture and Tourism	1.3~4.0	2001~2010	2010~2020		1,154,203
Borrowings from Korea Energy Management Corporation	0.5~4.5	1993~2010	2010~2025		1,022,210
Others	0.0~6.0	2000~2010	2010~2019		1,258,157

Total Borrowings(1)					4,834,508
3. Other Debt(2)					4,655,528

Total Internal Floating Debt(3)					6,152,408
Total Internal Funded Debt(4)					31,399,400

Total Internal Debt					37,551,808

(1)	Consist of short term borrowings in the amount of (Won)477,140 million and long term borrowings in the amount of (Won)4,357,368 million.
(2)	Other debt includes bonds sold under repurchase agreements and call money.
(3)	Floating debt is debt that has a maturity at issuance of less than one year.
(4)	Funded debt is debt that has a maturity at issuance of one year or more.

Financial Statements and the Auditors

The Government, through KDBFG, our sole shareholder, elects our Auditor who is responsible for examining our financial operations and auditing our financial statements and records. The present Auditor is Sung Moon Lee, who was appointed by the Financial Services Commission for a three-year term on April 11, 2008.

We prepare our financial statements annually for submission to the Financial Services Commission, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external independent auditors, an independent public accounting firm has audited our non-consolidated and consolidated financial statements commencing with such financial statements as of and for the year ended December 31, 1998. As of the date of this prospectus, our external independent auditor is Ernst & Young Han Young, located at Taeyoung Bldg., #10-2, Yeouido-dong, Yeongdeungpo-gu, Seoul, Korea, which has audited our non-consolidated financial statements as of and for the years ended December 31, 2010 and 2009 included in this prospectus.

Our non-consolidated financial statements appearing in this prospectus were prepared in conformity with generally accepted accounting principles in the Republic (“Korean GAAP”), summarized in “—Financial

Statements and the Auditors—Notes to Non-Consolidated Financial Statements of December 31, 2010 and 2009—Note 2.” These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States (“US GAAP”). Beginning in 2011, companies in Korea, including us, are generally required to prepare their interim and annual financial statements under the Korean equivalent of International Financial Reporting Standards (“Korean IFRS”). Korean IFRS differs in significant respects from Korean GAAP, particularly with respect to accounting for cash and due from banks and loans (including establishment of loan loss allowances and provisions). As a result, our levels of cash and due from banks and loans (including allowance and provision levels), as well as certain other balance sheet and income statement items, reflected in our financial statements prepared in accordance with Korean GAAP may differ substantially from those required to be reflected under Korean IFRS. See “Notes to Non-Consolidated Financial Statements of December 31, 2010 and 2009—Note 25.”

We generally record our trading portfolio of marketable equity securities and other equity investments at the cost of acquisition (including incidental expenses related to purchase), computed on the moving average method. However, if the aggregate market value of the trading portfolio of marketable securities as of the balance sheet date differs from their purchase cost, we record the securities at market value. If the market value of equity investments, except for those of companies in which we hold more than 15% of interest (“affiliated companies”), differs from their purchase cost, we record the investment at market value. Starting in April 1999, we record our equity investments in affiliated companies by using the equity method, pursuant to which we account for adjustments in the value of our investments resulting from changes to the affiliated companies’ net asset values. However, we do not apply the equity method for the following investments: (1) total assets of investees are less than (Won)10,000 million; (2) investees which are owned by the Korean Government and Government invested companies; (3) investees under court receivership or bankruptcy; and (4) investees in the process of being sold.

We generally record our debt securities investments, except for our trading portfolio of marketable debt securities, at the cost of acquisition (including incidental expenses related to purchase), computed on the specific identification method. We record our trading portfolio of marketable debt securities at market value. Starting in April 1999, we record all our debt securities investments at market value except for debt securities invested with the intention of holding until maturity, which we record at the cost of acquisition or amortized cost.

We record the value of our premises and equipment on our balance sheet on the basis of a revaluation conducted as of July 1, 1998. The Minister of Strategy and Finance approved the revaluation in accordance with applicable Korean law. We value additions to premises and equipment since such date at cost.

Independent auditors’ report

The Board of Directors and Stockholder

Korea Development Bank

We have audited the accompanying non-consolidated statements of financial position of Korea Development Bank (the “Bank”) as of December 31, 2010 and 2009, and the related non-consolidated statements of income, appropriation of retained earnings, changes in equity and cash flows for the years then ended. These non-consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits. We did not audit the financial statements of Daewoo Shipbuilding & Marine Co., Ltd., (the “Investment”), which is reflected in the accompanying non-consolidated financial statements, using the equity method accounting. The investment represents 1.13% and 0.85% of the Bank’s non-consolidated total assets as of December 31, 2010 and 2009 and 16.72% and 22.38% of the Bank’s non-consolidated income before income taxes for the years then ended, respectively. Those financial statements were audited by other auditors whose report has been furnished to us, and our conclusion, insofar as it related to the amounts included for the Investment is based solely on the report of other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the non-consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall non-consolidated financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion based on our audits and the report from other auditors, the non-consolidated financial statements referred to above present fairly, in all material respects, the non-consolidated financial position of the Bank as of December 31, 2010 and 2009 and the non-consolidated results of its financial performance, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of Korea.

Accounting principles and auditing standards and their application in practice vary among countries. The accompanying non-consolidated financial statements are not intended to present the financial position, results of financial performance, and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying non-consolidated financial statements are for use by those who are knowledgeable about Korean accounting principles and auditing standards and their application in practice.

March 11, 2011

/s/    Ernst & Young Han Young

Korea Development Bank

Non-consolidated statements of financial position

As of December 31, 2010 and 2009

(Korean won in millions)	2010		2009
Assets
Cash and due from banks (Notes 3 and 14)	(Won)	4,362,556	(Won)	2,965,356
Securities (Notes 4,14 and 15):
Trading securities		1,041,435		615,365
Available-for-sale securities		22,103,632		26,696,990
Held-to-maturity securities		262,218		1,775,932
Equity method investments		4,793,641		2,575,916

		28,200,926		31,664,203
Loans receivable, less allowance for possible loan losses of (Won)1,944,837 million at December 31, 2010 ((Won)1,413,400 million at December 31, 2009) and less deferred loan fees of (Won)25,497 million at December 31, 2010 ((Won)12,499 million at December 31, 2009) (Notes 5 and 14)		69,892,913		74,785,455
Property and equipment (Note 6)		525,967		542,190
Other assets:
Allowance for possible losses on other assets (Note 5)		(76,098)		(52,244)
Intangible assets (Note 7)		46,868		40,580
Guarantee deposits		114,054		119,275
Accounts receivable		2,532,625		2,765,603
Accrued income		486,483		514,662
Prepaid expenses		27,983		53,065
Deferred income tax assets (Note 19)		27,315		30,115
Derivative assets (Note 16)		5,881,623		7,675,978
Others (Note 7)		1,182,270		1,229,208

		10,223,123		12,376,242

Total assets	(Won)	113,205,485	(Won)	122,333,446

See accompanying notes.

Korea Development Bank

Non-consolidated statements of financial position—(Continued)

As of December 31, 2010 and 2009

(Korean won in millions)	2010		2009
Liabilities and equity
Liabilities:
Deposits received (Notes 8 and 14)	(Won)	18,929,843	(Won)	13,935,926
Borrowing liabilities (Notes 9 and 14)		66,808,191		80,687,788
Other liabilities:
Severance and retirement benefits, less deposits for severance and retirement of (Won)73,994 million at December 31, 2010 ((Won)43,881 million at December 31, 2009) (Note 10)		3,505		19,084
Allowance for possible losses on acceptances and guarantees (Note 11)		109,825		243,561
Allowance for possible losses on unused loan commitments (Note 12)		220,578		188,922
Due to trust accounts		532,839		455,424
Exchange payable		83,526		11,188
Accounts payable		2,520,909		2,845,307
Accrued expenses		954,661		935,665
Unearned revenues		53,656		58,107
Deposits for letter of guarantees		561,547		106,185
Deferred income tax liabilities (Note 19)		115,809		110,411
Derivative liabilities (Note 16)		4,654,368		6,644,753
Others (Note 13)		1,427,879		980,418

		11,239,102		12,599,025

Total liabilities		96,977,136		107,222,739
Equity:
Paid-in capital (Note 17)		9,251,861		9,241,861
Capital surplus (Note 17)		46,894		52,168
Capital adjustment (Note 17)		(9,921)		(1,229)
Accumulated other comprehensive income (Notes 4 and 21)		811,662		746,980
Retained earnings (Note 17):
Legal reserve		4,658,027		4,353,488
Unappropriated retained earnings		1,469,826		717,439

		6,127,853		5,070,927

Total equity		16,228,349		15,110,707

Total liabilities and equity	(Won)	113,205,485	(Won)	122,333,446

See accompanying notes.

Korea Development Bank

Non-consolidated statements of income

For the years ended December 31, 2010 and 2009

(Korean won in millions)	2010		2009
Operating revenue:
Interest income:
Interest on due from banks	(Won)	91,187	(Won)	107,448
Interest on securities		919,622		1,513,383
Interest on loans receivable		3,380,289		3,728,081
Others		18,028		25,587

		4,409,126		5,374,499
Gain on valuation and disposal of securities:
Gain on disposal of trading securities		54,279		37,919
Gain on valuation of trading securities		4,216		1,492
Gain on disposal of available-for-sale securities		1,343,443		729,754
Gain on disposal of held-to-maturity		4,000		—
Gain on disposal of equity method investments		11,146		3,761
Reversal of impairment loss on available-for-sale securities (Note 4)		23,219		17,041

		1,440,303		789,967
Gain on disposal of loans receivable		170,764		101,382
Gain on foreign currency transactions		1,072,300		2,739,820
Fees and commission income		486,536		395,894
Dividends income		55,108		431,746
Other operating income:
Fees and commission from trust accounts		18,171		15,176
Gain from derivatives transactions		6,095,839		13,004,609
Gain from derivatives valuation (Note 16)		3,297,602		3,968,136
Gain on valuation of hedged items (Note 16)		321,999		856,218
Reversal of allowance for possible losses on acceptances and guarantees (Note 11)		133,705		—
Reversal of allowance for possible losses on others (Note 15)		1,365		—
Others		4,858		4,879

		9,873,539		17,849,018

Total operating revenue		17,507,676		27,682,326

Operating expenses:
Interest expense:
Interest on deposits received		468,167		499,228
Interest on borrowings		488,162		901,820
Interest on debentures		1,828,974		3,048,193
Other interests		18,733		27,674

		2,804,036		4,476,915

See accompanying notes.

Korea Development Bank

Non-consolidated statements of income—(Continued)

For the years ended December 31, 2010 and 2009

(Korean won in millions)	2010		2009
Loss on valuation and disposal of securities:
Loss on disposal of trading securities	(Won)	26,844	(Won)	34,251
Loss on valuation of trading securities		5,588		2,436
Loss on disposal of available-for-sale securities		44,253		80,108
Loss on disposal of held-to-maturity		2,118		—
Loss on disposal of equity method investments		3,869		1,025
Impairment loss on available-for-sale securities (Note 4)		169,763		375,372
Impairment loss on equity method investments		2,723		2,786

		255,158		495,978
Provision for possible loan losses (Note 5)		1,184,436		918,586
Loss on disposal of loans receivable		530,136		119,294
Loss on foreign currency transactions		1,154,456		3,207,092
Fees and commission expenses		21,720		24,481
General and administrative expenses (Note 18)		419,499		415,482
Other operating expenses:
Provision for possible losses on acceptances and guarantees (Note 11)		—		130,183
Provision for possible losses on unused loan commitments (Note 12)		31,392		86,817
Provision for possible losses on other assets (Note 5)		969		—
Provision for possible losses on others (Note 15)		—		3,249
Loss from derivatives transactions		6,220,579		13,402,609
Loss from derivatives valuation (Note 16)		2,820,059		4,087,998
Loss on valuation of hedged items (Note 16)		612,847		131,584
Utility service fee		784		—
Contributions to credit management fund		91,169		93,018
Others		70,871		83,215

		9,848,670		18,018,673

Total operating expenses		16,218,111		27,676,501

Operating income		1,289,565		5,825

Non-operating income (expense):
Gain on disposal of property and equipment, net		126		40
Impairment loss on property and equipment		(7,174)		(10,389)
Rental income		1,811		1,732
Gain on valuation of equity method investments, net (Note 4)		187,920		619,941
Others, net		(17,805)		181,700

		164,878		793,024

Income before income taxes		1,454,443		798,849
Income tax expense (Note 19)		408,722		37,737

Net income	(Won)	1,045,721	(Won)	761,112

See accompanying notes.

Korea Development Bank

Non-consolidated statements of appropriations of retained earnings

Years ended December 31, 2010 and 2009

(Korean won in millions)	2010		2009
Retained earnings before appropriations:
Unappropriated retained earnings carried over from prior year	(Won)	412,900	(Won)	—
Retained earnings adjustment arising from equity method investments		11,205		(43,673)
Net income for the year		1,045,721		761,112

		1,469,826		717,439
Appropriations (2010 proposed):
Legal reserve		418,365		304,539
Amortization of discounts on stocks issuance		51		—
Dividends		297,910		—

		716,326		304,539

Unappropriated retained earnings to be carried forward to the next year	(Won)	753,500	(Won)	412,900

See accompanying notes.

Korea Development Bank

Non-consolidated statements of changes in equity

For the years ended December 31, 2010 and 2009

(Korean won in millions)	Paid-in capital		Capital surplus		Capital adjustments		Accumulated other comprehensive income		Retained earnings		Total
As of January 1, 2009	(Won)	8,741,861	(Won)	44,373	(Won)	—	(Won)	(249,014)	(Won)	7,178,115	(Won)	15,715,335
Injection of paid-in capital		900,000		—		—		—		—		900,000
Net income		—		—		—		—		761,112		761,112
Gain on valuation of available-for-sale securities, net		—		—		—		1,366,850		—		1,366,850
Changes in other comprehensive income from valuation of equity method investments (Note 4)		—		—		—		216,981		—		216,981
Changes in negative other comprehensive income from valuation of equity method investments (Note 4)		—		—		—		334,419		—		334,419
Changes in retained earnings from valuation of equity method investments (Note 4)		—		—		—		—		(43,673)		(43,673)
Others		—		21,359		(5,111)		(6,566)		—		9,682
Spin-off		(400,000)		(13,564)		3,882		(915,690)		(2,824,627)		(4,149,999)

As of December 31, 2009	(Won)	9,241,861	(Won)	52,168	(Won)	(1,229)	(Won)	746,980	(Won)	5,070,927	(Won)	15,110,707

As of January 1, 2010	(Won)	9,241,861	(Won)	52,168	(Won)	(1,229)	(Won)	746,980	(Won)	5,070,927	(Won)	15,110,707
Injection of paid-in capital		10,000		—		—		—		—		10,000
Discounts on stocks issuance		—		—		(51)		—		—		(51)
Net income		—		—		—		—		1,045,721		1,045,721
Gain on valuation of available-for-sale securities, net		—		—		—		16,782		—		16,782
Changes in other comprehensive income from valuation of equity method investments (Note 4)		—		—		—		45,575		—		45,575
Changes in negative other comprehensive income from valuation of equity method investments (Note 4)		—		—		—		2,325		—		2,325
Changes in retained earnings from valuation of equity method investments (Note 4)		—		—		—		—		11,205		11,205
Others		—		(5,274)		(8,641)		—		—		(13,915)

As of December 31, 2010	(Won)	9,251,861	(Won)	46,894	(Won)	(9,921)	(Won)	811,662	(Won)	6,127,853	(Won)	16,228,349

See accompanying notes.

Korea Development Bank

Non-consolidated statements of cash flows

For the years ended December 31, 2010 and 2009

(Korean won in millions)	2010		2009
Cash flows from operating activities:
Net income	(Won)	1,045,721	(Won)	761,112
Adjustments to reconcile net income to net cash Provided by (used in) operating activities:
Depreciation		17,808		13,901
Amortization of intangible assets		12,851		10,951
Provision for possible loan losses		1,184,436		967,780
Provision for severance and retirement benefits		25,133		28,240
Loss on valuation of trading securities, net		1,372		944
Impairment losses on available-for-sale securities, net		146,544		358,331
Gain on valuation of equity method investments, net		(187,920)		(619,941)
Loss on foreign exchange translations, net		13,156		497,573
Gain on disposal of property and equipment, net		(126)		(40)
Loss (gain) on valuation of derivative instruments, net		(477,543)		119,862
Loss (gain) on fair value hedged items, net		290,848		(724,634)
Provision for (reversal of) possible losses on acceptances and guarantees		(133,705)		130,183
Provision for possible losses on unused loan commitments		30,027		86,817
Others, net		98,413		(35,903)
Changes in operating assets and liabilities:
Trading securities		(427,442)		(190,618)
Available-for-sale securities		4,239,379		596,194
Held-to-maturity securities		1,513,714		1,344,000
Equity method investments		(1,971,868)		697,318
Loans receivable		3,918,337		(4,144,097)
Accounts receivable		256,832		1,654,226
Accrued income		28,179		80,603
Prepaid expenses		25,082		141,573
Unearned revenues		(4,451)		(20,036)
Deferred income tax liabilities (assets), net		(9,282)		1,133,763
Derivative instruments, net		281,513		(160,082)
Payment of severance and retirement benefits		(10,599)		(85,526)
Due to trust accounts		77,415		33,724
Accounts payable		(324,398)		(1,769,204)
Accrued expenses		18,996		(59,467)
Others, net		921,246		(858,230)

Total adjustments		9,553,947		(771,795)

Net cash provided by (used in) operating activities	(Won)	10,599,668	(Won)	(10,683)

See accompanying notes.

Korea Development Bank

Non-consolidated statements of cash flows—(Continued)

For the years ended December 31, 2010 and 2009

(Korean won in millions)	2010		2009
Cash flows from investing activities:
Acquisition of property and equipment	(Won)	(12,929)	(Won)	(9,521)
Deposits received (Notes 8 and 14)		4,531		11,985
Acquisition of intangible assets		(19,139)		(23,245)
Decrease (increase) in due from bank, net		(1,408,023)		1,480,402
Decrease (increase) in guarantee deposits		5,221		(7,918)
Proceeds from disposal of equity method investments		—		1,984

Net cash provided by (used in) investing activities		(1,430,339)		1,453,687

Cash flows from financing activities:
Repayment of borrowings, net		(1,331,124)		(769,144)
Increase (decrease) in bonds sold under repurchase agreement		(4,024,321)		59,586
Proceeds from (repayment of) bills sold		270		(132)
Proceeds from (repayment of) debentures, net		(8,196,923)		641,648
Increase (decrease) in exchange payable, net		72,338		(8,806)
Placement (withdrawal) of deposits received, net		7,441,756		(2,261,667)
Repayment of certificate of deposits received		(2,447,839)		(570,936)
Proceeds from (repayment of) call money, net		(704,258)		1,152,783
Injection of paid-in capital		10,000		900,000
Discounts on stocks issuance		(51)		—

Net cash used in financing activities		(9,180,152)		(856,668)

Decrease in cash and cash equivalents caused by spin-off		—		(577,701)

Net increase (decrease) in cash and cash equivalents		(10,823)		8,635

Cash and cash equivalents at the beginning of the year		66,915		58,280

Cash and cash equivalents at the end of the year	(Won)	56,092	(Won)	66,915

See accompanying notes.

Korea Development Bank

Notes to non-consolidated financial statements

December 31, 2010 and 2009

1. Bank information

Korea Development Bank (the “Bank”) was established in 1954 in accordance with the Korea Development Bank Act of the Republic of Korea to supply and manage major industrial funds for the promotion of the industrial development and advancement of the national economy. The Bank has 47 local branches (HQ branch included), 7 overseas branches, 5 overseas subsidiaries and 2 overseas offices as of December 31, 2010. The Bank is engaged in the banking business under the Korea Development Bank Act and other related regulations and in the trust business in accordance with the Financial Investment Services and Markets Act.

The Bank’s spin-off

On October 28, 2009, the Bank spun off its public finance unit and financial subsidiaries business support unit into Korea Finance Corporation (“KoFC”) and KDB Financial Group Inc. (“KDBFG”), respectively, new shares of the two new entities were issued and distributed to the Bank’s stockholder at the spin-off date on a pro-rata basis, and the Bank continues its remaining operations. The Bank and the new entities will be jointly and severally liable for all liabilities existing prior to the spin-off.

On November 24, 2009, the Korea government who was also the sole equity owner of the Bank, exchanged the Bank’s shares with KDBFG shares at the exchange ratio of 0.163608 KDBFG share for each 1 share of the Bank. Immediately after the completion of the share exchange, the Bank became a fully-owned subsidiary of KDBFG. The capital stock of the Bank amounts to (Won)9,251,861 million as of December 31, 2010.

2. Summary of significant accounting policies

Basis of financial statement preparation

The Bank maintains its official accounting records in Korean won and prepares statutory financial statements in the Korean language in conformity with accounting principles generally accepted in the Republic of Korea ( “Korean GAAP”) with the exception of overseas branches and subsidiaries, where the Bank used financial statements prepared in accordance with the financial accounting standards generally accepted in their jurisdictions, with adjustments to align with Korean GAAP if the adjustments materially affects the Bank’s financial statements. Certain accounting principles applied by the Bank that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use by those who are informed about Korean accounting principles and practices. In the event of any differences in interpreting the non-consolidated financial statements or the independent auditors’ report thereon, the Korean version, which is used for regulatory reporting purposes, shall prevail. The accompanying non-consolidated financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language financial statements.

The significant accounting policies followed by the Bank in preparing the accompanying non-consolidated financial statements are summarized below.

2-1. Recognition of interest income

Interest income on loans and investments is recognized on an accrual basis. However, interest income on loans overdue or dishonored is recognized on a cash basis except for those secured and guaranteed by financial institutions for which the interest is recognized on an accrual basis.

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

2-2. Securities

Securities are classified as either trading, held-to-maturity or available-for-sale securities, as appropriate, and are initially measured at cost, including incidental expenses. The Bank determines the classification of its investments after initial recognition, and, where allowed and appropriate, re-evaluates this designation at the end of each reporting period.

Securities that are acquired and held principally for the purpose of selling them in the near term are classified as trading securities. Debt securities which carry fixed or determinable principal payments and a fixed maturity are classified as held-to-maturity, if the Bank has the positive intention and ability to hold to maturity. Securities that are not classified as either trading or held-to-maturity are classified as available-for-sale securities.

After initial measurement, available-for-sale securities are measured at fair value with unrealized gains or losses being recognized as other comprehensive income in equity. Likewise, trading securities are also measured at fair value after initial measurement, but with unrealized gains or losses reported as part of net income. Held-to-maturity securities are measured at amortized cost after initial measurement. The cost is computed as the amount initially recognized minus principal repayments, plus or minus the cumulative amortization using the effective interest method, of any difference between the initially recognized amount and the maturity amount.

The fair value of trading and available-for-sale securities that are traded actively in the open market (marketable securities) is measured at the closing price of those securities at the reporting date. Non-marketable equity securities are carried at a value announced by a public independent credit rating agency. If application of such measurement method is not feasible, non-marketable equity securities are measured at cost less impairment, if any, subsequent to initial recognition. Non-marketable debt securities are carried at the present value of their future cash flows discounted using an appropriate interest rate which reflects the issuer’s credit rating, as announced by a public independent credit rating agency.

When held-to-maturity securities are reclassified to available-for-sale, those securities are accounted for at fair value on the reclassification date and the difference between the fair value and book value is reported in other comprehensive income as a gain or loss on valuation of available-for sale securities. When available-for-sale securities are reclassified to held-to-maturity, gains or losses on valuation of these available-for-sale securities, which had been recorded until the reclassification date, continue to be included in other comprehensive income and are amortized using the effective interest rate method. Such amortization amount is charged to interest income until maturity. Once the reclassification is made, trading securities cannot be reclassified to available-for-sale securities or held-to-maturity securities and vice versa except in rare circumstances only. In addition, when certain trading securities become non-marketable, such securities are reclassified to available-for-sale at fair value as of the reclassification date.

If the recoverable amount of a held-to-maturity security and available-for-sale security is less than acquisition cost or carrying value, and such decline is deemed other than temporary, such security is adjusted to its recoverable amount with an impairment loss charged to the statement of income after eliminating any gains and losses previous recorded in other comprehensive income for temporary changes. A subsequent recovery is also recorded in the statement of income to the extent of the previously recorded impairment losses if such recovery is attributable to an event occurring subsequent to the recognition of the impairment losses.

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

2-3. Equity method investments

Investments in entities over which the Bank has control or significant influence are accounted for using the equity method. Investment securities which allow the Bank a significant influence over the investee are valued using the equity method of accounting. The Bank considers that it has a significant influence on an investee if the Bank holds more than 15% of voting shares.

Under the equity method of accounting, the Bank’s initial investment in an investee is recorded at acquisition cost. Subsequently, the carrying amount of the investment is adjusted to reflect the Bank’s share of income or loss of the investee in the statement of income and share of changes in equity that have been recognized directly in the equity of the investee in the related equity account of the Bank on the statement of financial position. If the Bank’s share of losses of the investee equals or exceeds its interest in the investee, it suspends recognizing its share of further losses. However, if the Bank has other long-term interests in the investee, it continues recognizing its share of further losses to the extent of the carrying amount of such long-term interests. The Bank resumes the application of the equity method if the Bank’s share of income or change in equity of an investee exceeds the Bank’s share of losses accumulated during the period of suspension of the equity method of accounting.

At the date of acquisition, the difference between the acquisition cost of the investee and the Bank’s share of the net fair value of the investee’s identifiable assets and liabilities is accounted for as goodwill or negative goodwill. Goodwill is amortized over its useful life of five years using the straight-line method and the amortization expense is included as part of valuation gain or loss on equity method investments in the statement of income. Negative goodwill is amortized based on the investee’s accounting treatments on the related assets and liabilities and charged or credited to valuation gain or loss on equity method investments in the statement of income.

The Bank’s share in the investee’s unrealized profits and losses resulting from transactions between the Bank and its investee is eliminated.

2-4. Allowance for possible loan losses

The Bank provides an allowance for possible loan losses based on the borrowers’ future debt servicing ability (forward looking criteria) as determined by a credit rating model developed by the Bank. This credit rating model includes financial and non-financial factors of borrowers and classifies the borrowers’ credit risk. The allowance is determined by applying the following minimum percentages to the various credit risk ratings:

Loan classifications	Minimum provision percentages (%)
Normal	0.85
Precautionary	7
Substandard	20
Doubtful	50
Expected Loss	100

2-5. Troubled debt restructuring

If the present value of a loan is different from its book value due to a rescheduling of terms as agreed by the related parties (as in the case of court receivership, court mediation or workout), the difference in present value

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

of the restructured loan payments and book value of the loan is recorded as an allowance for possible loan loss. The difference recorded as an allowance is amortized to current earnings over the related period using the effective interest rate method. The amortization is recorded as interest income.

2-6. Deferred loan fees and expenses

The Bank defers and amortizes certain fees received from borrowers and expenses paid to third parties associated with originating certain loans. Such fees and expenses are amortized over the life of the associated loan using the effective interest rate method.

2-7. Valuation of long-term receivables (payables) at present value

Receivables or payables arising from long-term installment transactions are stated at present value. The difference between the carrying amount of these receivables or payables and their present value is amortized using the effective interest rate method and credited or charged to the statement of income over the installment period.

2-8. Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures which enhance the value or extend the useful lives of the related assets are capitalized as additions to property and equipment.

Depreciation of property and equipment is provided using the straight-line method over the following estimated useful life of assets:

Year
Buildings	20 ~ 50
Furniture and fixture	10 ~ 40
Computer equipment	4
Vehicles	4
Others	4

Routine maintenance and repairs are charged to expense as incurred. Expenditures which enhance the value or extend the useful life of the related assets are capitalized.

2-9. Intangible assets

Intangible assets of the Bank consist of trademarks, development costs and software, which are stated at cost, less accumulated amortization. Intangible assets are amortized using the straight-line method over a period of four to five years.

2-10. Impairment of assets

When the recoverable amount of an asset is less than its carrying amount, the decline in value, if material, is deducted from the carrying amount and recognized as an asset impairment loss in the current period.

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

2-11. Bonds purchased under resale agreement and bonds sold under repurchase agreements

Bonds purchased or sold under resale or repurchase agreements are included in loans and borrowings, respectively. The difference between the selling and repurchase price is treated as interest and is accrued evenly over the period covered by the agreements.

2-12. Debenture issuance costs

Debenture issuance costs are amortized as an interest expense over the redemption term using the effective interest rate method.

2-13. Accrued severance and retirement benefits

In accordance with the Employee Retirement Benefit Security Act and the Bank’s regulations, employees and directors terminating their employment with at least one year of service are entitled to severance and retirement benefits, based on the rates of pay in effect at the time of termination, years of service and certain other factors. The provision is determined based on the amount that would be payable assuming all employees and directors were to terminate their employment at the reporting date.

The Bank’s severance and retirement benefits are partly funded through an insurance plan with Samsung Life Insurance, Korea Exchange Bank and LIG Fire Insurance.

2-14. Provisions and contingent liabilities

Provisions are recognized when the Bank has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made on the amount of the obligation. The provision is used only for expenditures for which the provision was originally recognized. If the effect of the time value of money is material, provisions are stated at present value.

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as an allowance for possible losses on acceptances and guarantees.

The Bank provides a provision for a certain portion of unused loan commitments. The Bank records the provision for such unused balances as an allowance for possible losses on unused loan commitments which are calculated by applying a CCF and the minimum required provision percentage given by the Regulation on the Supervision of Banking Business.

2-15. Income taxes

Current tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from, or paid to, the tax authorities. Deferred income taxes are provided using the liability method for the tax effect of temporary differences between the tax bases of assets and liabilities and their reported amounts

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

in the accompanying non-consolidated financial statements. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. In addition, current and deferred taxes are charged or credited directly to equity if the tax relates to items that are charged or credited directly to equity.

Starting from 2010, KDBFG, the parent company, has adopted a consolidated tax return policy, which is a tax payment system based on the consolidated taxable income (“Consolidated Tax Return”). Any changes in income taxes due to the adoption of Consolidated Tax Return are adjusted to income tax expense account (refer to Note 19).

2-16. Translation of foreign currency and financial statements of overseas branches

Transactions involving foreign currencies are recorded at the exchange rates prevailing at the time the transactions are made. Assets and liabilities denominated in foreign currencies are translated into Korean won using the exchange rates provided by Seoul Money Brokerage Service, Ltd., which are in effect on the reporting date. The resulting translation gains or losses are credited or charged to current operations.

Accounting records of the overseas branches are maintained in foreign currencies. In translating financial statements of the overseas branches, the Bank applies the appropriate rate of exchange at the reporting date.

2-17. Derivative financial instruments

Derivative financial instruments are presented as assets or liabilities valued principally at the fair value of the rights or obligations associated with the derivative contracts. The unrealized gain or loss from a derivative transaction with the purpose of hedging the exposure to changes in the fair value of a recognized asset or liability or unrecognized firm commitment is recognized in current operations. For a derivative instrument with the purpose of hedging the exposure to the variability of cash flows of a recognized asset or liability or a forecasted transaction, the hedge-effective portion of the derivative instrument’s gain or loss is deferred as other comprehensive income in equity. The ineffective portion of the gain or loss is charged or credited to current operations. Derivative instruments that do not meet the criteria for hedge accounting, or contracts for which the Bank has not elected hedge accounting are measured at fair value with unrealized gains or losses reported in current operations.

2-18. Accounting for the trust accounts

The Bank recognizes, in accordance with the Financial Investment Services and Markets Act, trust fees earned from the trust accounts as income from trust operations. If losses are incurred on trust accounts that have a guarantee of principal repayment, the losses are recognized as a loss from trust operations.

2-19. Changes in accounting estimates

The Bank changed its accounting estimate relating to impairment loss on investment securities in 2009 in order to better reflect the Bank’s investment securities position and enhance comparability to other banks. Impairment loss on securities recognized in 2009 amounted to (Won)361,117 million.

2-20. Significant judgments and accounting estimates

The preparation of financial statements in accordance with Korean GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

contingent assets and liabilities at the reporting date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Cash and due from banks

3-1. Cash and due from banks as of December 31, 2010 and 2009 consist of the following (Korean won in millions):

	2010		2009
Cash and cash equivalents:
Korean won	(Won)	48,496	(Won)	60,073
Foreign currency		7,596		6,842

		56,092		66,915
Due from banks:
Korean won		3,445,418		1,810,678
Foreign currency		861,046		1,087,763

		4,306,464		2,898,441

	(Won)	4,362,556	(Won)	2,965,356

3-2. Due from banks in Korean won as of December 31, 2010 and 2009 is as follows (Korean won in millions):

Counterparty(*)	Account	Annual interest rate (%)	2010		2009
Bank of Korea (“BOK”)	Reserve deposits with BOK	—	(Won)	88,165	(Won)	646,172
Kookmin Bank	Other deposits	3.1 ~ 3.3		117,466		106,267
Samsung AMC	Other deposits	2.3 ~ 2.8		150,000		70,000
KB AMC	Other deposits	2.5 ~ 3.0		50,000		60,000
UBS Hana AMC	Other deposits	2.5 ~ 3.0		300,000		—
HI AMC	Other deposits	2.6 ~ 3.1		80,000		30,000
KDB AMC	Other deposits	2.4 ~ 3.2		900,000		400,000
Woori AMC	Other deposits	2.7 ~ 3.3		400,000		—
LS AMC	Other deposits	2.6 ~ 3.5		150,000		—
EUGENE AMC	Other deposits	2.5 ~ 3.2		100,000		60,000
Others	Other deposits, etc.	—		1,109,787		438,239

			(Won)	3,445,418	(Won)	1,810,678

(*)	AMC represents Asset Management Company.

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

3-3. Due from banks in foreign currency as of December 31, 2010 and 2009 is as follows (Korean won in millions):

Counterparty	Account	Annual interest rate (%)	2010		2009
BOK	Reserve deposits with BOK	—	(Won)	75,648	(Won)	59,704
Korea Exchange BankTime deposits, etc	—	—		72,274
Woori Bank	”	—		—		87,570
KDB Ireland Ltd.	”	1.1 ~ 1.9		7,621		54,224
KDB Hungary Ltd.	”	0.9 ~ 1.6		170,835		175,140
Others	”	0.0 ~ 3.9		606,942		638,851

			(Won)	861,046	(Won)	1,087,763

3-4. Restricted balances in due from banks as of December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

Counterparty	2010		2009		Restriction
BOK	(Won)	163,813		705,876	Reserve for payment of deposit
Kookmin Bank		117,466		106,267	Reserve for payment of principal on behalf of special purpose entities
Shinhan Bank		39,743		35,586	Same as the above
ICBC Shanghai and others		82,086		46,689	Reserve for payment of deposit by the local law

	(Won)	403,108	(Won)	894,418

3-5. The maturities of due from banks outstanding as of December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010
	Korean won		Foreign currencies		Total
Within 3 months	(Won)	3,288,209	(Won)	405,302	(Won)	3,693,511
After 3 months but no later than 6 months		44,878		90,681		135,559
After 6 months but no later than 1 year		112,331		91,112		203,443
After 1 year but no later than 3 years		—		273,336		273,336
Later than 5 years		—		615		615

	(Won)	3,445,418	(Won)	861,046	(Won)	4,306,464

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

	2009
	Korean won		Foreign currencies		Total
Within 3 months	(Won)	648,825	(Won)	545,705		1,194,530
After 3 months but no later than 6 months		141,853		73,818		215,671
After 6 months but no later than 1 year		—		309,414		309,414
After 1 year but no later than 3 years		—		93,408		93,408
Later than 5 years		1,020,000		65,418		1,085,418

	(Won)	1,810,678	(Won)	1,087,763	(Won)	2,898,441

3-6. Due from banks by financial institution as of December 31, 2010 and 2009 is as follows (Korean won in millions):

	2010
Counterparty	Korean won		Foreign currencies		Total
BOK (Korean central bank)	(Won)	88,165	(Won)	75,648	(Won)	163,813
Commercial banks		157,209		716,136		873,345
Others		3,200,044		69,262		3,269,306

	(Won)	3,445,418	(Won)	861,046	(Won)	4,306,464

	2009
Counterparty	Korean won		Foreign currencies		Total
BOK (Korean central bank)	(Won)	646,172	(Won)	59,704	(Won)	705,876
Commercial banks		141,853		1,002,320		1,144,173
Others		1,022,653		25,739		1,048,392

	(Won)	1,810,678	(Won)	1,087,763	(Won)	2,898,441

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

4. Securities

4-1. Trading securities

4-1-1. Trading securities as of December 31, 2010 and 2009 consist of the following (Korean won in millions):

		Fair value (book value)
Type	Annual interest rate (%)	2010		2009
Securities denominated in Korean won:
Equity securities	—	(Won)	8,345	(Won)	—
Debt securities:
Government and public bonds	3.0 ~ 5.0		823,528		224,243
Finance bonds	3.4 ~ 3.9		50,928		180,395
Corporate bonds	—		—		10,050
Commercial papers	2.6 ~ 3.1		138,919		128,880

			1,021,720		543,568
Securities denominated in foreign currency:
Equity securities	—		17,217		—
Debt securities	0.5 ~ 0.6		2,498		71,797

			19,715		71,797

		(Won)	1,041,435	(Won)	615,365

4-1-2. Debt securities included in trading securities as of December 31, 2010 and 2009 consist of the following (Korean won in millions):

	2010
Type	Par value		Acquisition cost		Fair value (book value)
Government and public bonds	(Won)	818,000	(Won)	820,455	(Won)	823,528
Finance bonds		51,000		50,875		50,928
Commercial papers		140,000		138,915		138,919
Bonds denominated in foreign currency		2,505		2,457		2,498

	(Won)	1,011,505	(Won)	1,012,702	(Won)	1,015,873

	2009
Type	Par value		Acquisition cost		Fair value (book value)
Government and public bonds	(Won)	224,000	(Won)	225,768	(Won)	224,243
Finance bonds		181,000		181,086		180,395
Corporate bonds		10,000		10,084		10,050
Commercial papers		130,000		128,881		128,880
Bonds denominated in foreign currency		73,103		70,490		71,797

	(Won)	618,103	(Won)	616,309	(Won)	615,365

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

Debt securities in Korean won are measured based on the lower of the valuation provided by KIS Pricing Inc. or the Korea Asset Pricing Co. Debt securities in foreign currency are measured based on the lower of the valuation provided by NICE Pricing Services Inc. or the Korea Asset Pricing Co.

4-2. Available-for-sale securities

4-2-1. Available-for-sale securities as of December 31, 2010 and 2009 consist of the following (Korean won in millions):

	Annual interest rate (%)	2010		2009
Securities denominated in Korean won:
Equity securities:
Marketable equity securities	—	(Won)	964,823	(Won)	1,279,013
Non-marketable equity securities	—		1,265,365		1,750,206

			2,230,188		3,029,219
Debt securities:
Government and public bonds	4.3 ~ 5.8		3,723,110		1,082,033
Finance bonds	2.9 ~ 6.5		3,649,045		3,922,907
Corporate bonds	2.0 ~ 20.7		7,104,407		11,897,713

			14,476,562		16,902,653
Beneficiary certificates	—		1,338,854		2,714,851

			18,045,604		22,646,723
Securities denominated in foreign currency:
Equity securities	—		12,506		12,651
Debt securities	0.4 ~ 12.4		3,867,953		3,995,283
Beneficiary certificates	—		177,569		42,333

			4,058,028		4,050,267

		(Won)	22,103,632	(Won)	26,696,990

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

4-2-2. Details of marketable equity securities (including equity securities denominated in foreign currencies) as of December 31, 2010 and 2009 consist of the following (Korean won in millions):

	2010			2009
Company	Ownership (%)	Fair value (Book value)		Fair value (Book value)
STX Pan Ocean Co., Ltd	14.99	(Won)	353,347	(Won)	348,718
Asiana Airlines Inc	6.85		117,852		44,469
Doosan Heavy Industries and Construction Co., Ltd	1.27		115,565		610,889
KUMHO Industrial Co., Ltd (*)	6.10		85,003		—
KUMHO Tire Co., Inc (*)	14.16		74,771		—
Ssangyong Cement Industry Co., Ltd (*)	13.81		69,140		94,738
STX Corporation	4.81		68,494		40,375
Taesan LCD Co., Ltd (*)	6.57		17,808		9,995
KOCREF15CR-REIT	15.00		9,374		9,300
Jusung Engeneering Co., Ltd	1.10		7,600		—
SIMPAC Inc	5.24		6,202		3,480
Signetics Corp	3.05		6,085		—
Bohae Brewery Co., Ltd	12.49		5,377		—
Hanchang Paper Co., Ltd (*)	14.12		3,230		4,779
Dongnam Marine Crane Co. Ltd	6.78		3,180		2,305
Others			27,025		112,306

		(Won)	970,053	(Won)	1,281,354

(*)	Listed shares with disposal restrictions are valued using data provided by independent valuers.

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

4-2-3. Details of non-marketable equity securities (including equity securities denominated in foreign currencies) as of December 31, 2010 and 2009 consist of the following (Korean won in millions):

	2010			2009
Company	Ownership (%)	Fair value (Book value)		Fair value (Book value)
Consumer Credit Assistant Fund Co., Ltd	4.67	(Won)	102,198	(Won)	102,198
Pantech Co., Ltd (*)	14.73		101,268		103,762
Sung Jin Geotec Co., Ltd	16.61		97,484		53,054
Hyundai Engineering Co., Ltd	7.42		56,242		5,740
Samsung Total
Petrochemicals Co., Ltd	3.24		43,328		38,391
Korea Securities
Finance Corporation	5.19		34,523		29,397
Hwan Young Steel Ind. Co., Ltd	14.28		32,541		32,983
Nonperforming Asset
Management Fund	10.47		30,901		48,880
Shinbundang Railroad Co., Ltd	10.28		28,881		23,790
Alpha dome City Co., Ltd.	4.32		19,668		11,800
Econhill Development Co., Ltd	14.00		17,013		17,013
Kangnam Beltway	12.33		15,420		13,973
Korea Integrated Freight
Terminal Co., Ltd	6.85		14,965		14,523
ILJIN Materials Co., Ltd	9.48		10,026		8,970
GM Korea Company	—		—		286,543
Samsung Life Insurance Co., Ltd	—		—		132,248
Others			668,183		837,251

		(Won)	1,272,641	(Won)	1,760,516

(*)	Listed shares with disposal restrictions are valued using data provided by independent valuers.

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

4-2-4. Available-for-sale securities that are restricted as to disposal as of December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

	2010
Company	Number of shares	Book value		Restriction term
Pantech Co., Ltd	249,427,382	(Won)	101,268	Until December 31, 2011
KUMHO Tire Co., Inc	13,161,600		74,771	Until December 31, 2014
Ssangyong Cement Industry Co., Ltd	11,090,842		69,140	Not defined
Taesan LCD Co., Ltd	7,027,574		17,808	Until December 31, 2013
KUMHO Industrial Co., Ltd	6,633,608		85,003	Until December 31, 2014
Hanchang Paper Co., Ltd	6,409,200		3,230	Until December 31, 2012
Daewoo Electronics Corporation	2,412,662		2,085	Until March 31, 2011
Daehan Shipbuilding Co., Ltd Young Gwang	309,500		2,238	Until December 31, 2013
Stainless Co., Ltd	413,000		772	Until December 31, 2012

		(Won)	356,315

	2009
Company	Number of shares	Book value		Disposal restriction
Ssangyong Cement Industry Co., Ltd.	11,092,842	(Won)	94,738	Not defined
Hanchang Paper Co., Ltd.	9,156,000		4,779	Until August 8, 2010
Daehan Eunpakgy Co., Ltd.	2,815,093		2,846	Until March 27, 2010
Daewoo Electronics Corporation	2,412,662		1,884	Until March 31, 2011

		(Won)	104,247

4-2-5. Debt securities as of December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

	2010
	Par value		Acquisition cost		Amortized cost		Fair value (book value)
Government and public bonds	(Won)	3,734,000	(Won)	3,746,518	(Won)	3,728,234	(Won)	3,723,110
Finance bonds		3,640,000		3,649,624		3,643,596		3,649,045
Corporate bonds		7,270,847		7,264,824		7,260,899		7,104,407
Bonds denominated in foreign currencies		3,781,986		3,815,312		3,852,656		3,867,953

	(Won)	18,426,833	(Won)	18,476,278	(Won)	18,485,385	(Won)	18,344,515

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

	2009
	Par value		Acquisition cost		Amortized cost		Fair value (book value)
Government and public bonds	(Won)	1,075,000	(Won)	1,131,286	(Won)	1,107,235	(Won)	1,082,033
Finance bonds		3,940,000		3,951,579		3,938,196		3,922,907
Corporate bonds		12,164,678		12,110,014		11,761,369		11,897,713
Bonds denominated in foreign currencies		4,168,939		4,176,729		4,137,007		3,995,283

	(Won)	21,348,617	(Won)	21,369,608	(Won)	20,943,807	(Won)	20,897,936

Debt securities in Korean won are measured based on the lower of the valuation provided by KIS Pricing Inc. or the Korea Asset Pricing Co. Debt securities in foreign currency are measured based on the lower of the valuation provided by NICE Pricing Services Inc. or the Korea Asset Pricing Co..

4-2-6. Beneficiary certificates as of December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

	2010
	Acquisition cost		Book value before valuation		Accumulated other comprehensive income		Book value
Beneficiary certificates In Korean won:
Bond type	(Won)	1,240,000	(Won)	1,240,000	(Won)	22,510	(Won)	1,262,510
MMF type		88,223		74,939		1,405		76,344

		1,328,223		1,314,939		23,915		1,338,854
Beneficiary certificates In foreign currency		201,271		177,083		486		177,569

	(Won)	1,529,494	(Won)	1,492,022	(Won)	24,401	(Won)	1,516,423

	2009
	Acquisition cost		Book value before valuation		Accumulated other comprehensive income		Book value
Beneficiary certificates in Korean won:
Bond type	(Won)	1,640,000	(Won)	1,640,000	(Won)	24,863	(Won)	1,664,863
MMF type		1,023,042		1,009,589		40,399		1,049,988

		2,663,042		2,649,589		65,262		2,714,851
Beneficiary certificates in foreign currency		41,883		41,883		450		42,333

	(Won)	2,704,925	(Won)	2,691,472	(Won)	65,712	(Won)	2,757,184

4-2-7. Impairment losses on available-for-sale securities for the years ended December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

	2010		2009
Equity securities	(Won)	116,546	(Won)	220,023
Debt securities		29,758		131,748
Beneficiary certificates		240		6,560

	(Won)	146,544	(Won)	358,331

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

4-3. Held-to-maturity securities

4-3-1. Held-to-maturity securities as of December 31, 2010 and 2009 consist of the following (Korean won in millions):

	Par value				Acquisition cost				Book value
	2010		2009		2010		2009		2010		2009
Government and public bonds:
National housing bonds	(Won)	11,558	(Won)	17,236	(Won)	5,361	(Won)	10,654	(Won)	10,127	(Won)	16,952
Public bonds		124,523		1,708,411		124,523		1,708,411		124,523		1,708,411
		136,081		1,725,647		129,884		1,719,065		134,650		1,725,363
Corporate bonds		127,000		50,000		127,000		50,000		127,000		50,000
Others		569		569		566		566		568		569

	(Won)	263,650	(Won)	1,776,216	(Won)	257,450	(Won)	1,769,631	(Won)	262,218	(Won)	1,775,932

4-4. Structured securities included in available-for-sale securities as of December 31, 2010 and 2009 are summarized as follows (USD ($) in thousands, JPY ( ) in millions, CNY (CNY) in millions, GBP ( ) in thousands):

	2010
Type	Issuer	Par value		Issued date	Maturity	Book value		Risk
Foreign currencies Stock:
Convertible bonds (JPY)	Heiwa Real Estate Co., Ltd.		¥50	2007.06.15	2012.06.22		¥49	Stock index
	Mitsubishi Chemical Holdings Co., Ltd.		100	2007.10.09	2013.10.22		97	“
	Sharp Co., Ltd.		200	2007.09.07	2013.09.30		196	“
	STX Pan Ocean Co., Ltd.		163	2009.11.17	2014.11.20		175	“
	Toray Industries Inc.		200	2007.03.06	2014.03.12		195	“
	Yamada Denki Co., Ltd.		100	2008.06.24	2015.03.31		95	“
	Yamada Denki Co., Ltd.		100	2008.06.26	2015.03.31		95	“
Exchangeable bonds (USD)	Zeus (Cayman) Pohang		$3,688	2009.05.21	2011.08.19		$3,700	“
Convertible bonds (CNY)	Industrial and Commercial Bank of China	CNY	1	2010.08.31	2016.08.31	CNY	2	“

JPY Total			¥913				¥902

USD Total			$3,688				$3,700

CNY Total		CNY	1			CNY	2

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

	2009
Type	Issuer	Par value	Issued date	Maturity	Book value	Risk
Foreign currencies Stock:
Convertible bonds (JPY)	Toray Industries Inc.	¥200	2007.03.06	2014.03.12	¥190	Stock index
“	Heiwa Real Estate Co., Ltd.	50	2007.06.15	2012.06.22	48	“
“	Sharp Co., Ltd.	200	2007.09.07	2013.09.30	190	“
“	LG Display Co., Ltd.	921	2007.10.01	2012.04.18	1,002	“
“	Mitsubishi Chemical Holdings Co., Ltd.	100	2007.10.09	2013.10.22	90	“
“	Hynix Semicon Inc.	184	2007.12.12	2012.12.14	183	“
“	Yamada Denki Co., Ltd.	100	2008.06.24	2015.03.31	91	“
“	Yamada Denki Co., Ltd.	100	2008.06.26	2015.03.31	91	“
“	KCC Corporation	461	2008.07.03	2012.10.30	480	“
“	KCC Corporation	184	2008.07.03	2012.10.30	186	“
“	KCC Corporation 92		2008.07.04	2012.10.30	93	“
“	KCC Corporation 92		2008.07.16	2012.10.30	93	“
“	KCC Corporation 92		2008.07.17	2012.10.30	93	“
“	LG Display Co., Ltd.	276	2008.09.05	2012.04.18	301	“
“	LG Display Co., Ltd.	184	2008.09.05	2012.04.18	200	“
“	STX Pan Ocean Co., Ltd.	184	2009.11.17	2014.11.20	179	“
Exchangeable bonds (JPY)	Donga Pharmaceutical Co., Ltd.	442	2007.08.03	2012.07.05	468	“
“	Donga Pharmaceutical Co., Ltd.	479	2007.08.03	2017.07.05	507	“
Convertible bonds (USD)	KCC Corporation	$1,500	2008.07.02	2012.10.30	$1,563	“
“	Hynix Semicon Inc.	1,000	2009.03.17	2012.12.14	994	“
“	Hynix Semicon Inc.	1,000	2009.04.03	2012.12.14	994	“
“	Hynix Semicon Inc.	1,000	2009.04.03	2012.12.14	994	“
“	Hynix Semicon Inc.	1,000	2009.04.17	2012.12.14	994	“
“	LG Display Co., Ltd.	2,000	2009.06.10	2012.04.18	2,176	“
“	Hynix Semicon Inc.	1,000	2009.07.21	2012.12.14	994	“
“	Hynix Semicon Inc.	2,000	2009.07.21	2012.12.14	1,987	“
“	Hynix Semicon Inc.	1,000	2009.07.23	2012.12.14	994	“
“	Hynix Semicon Inc.	1,000	2009.07.23	2012.12.14	994	“
“	Hynix Semicon Inc.	1,000	2009.07.23	2012.12.14	994	“
Exchangeable bonds (GBP)	Daechang Co., Ltd.	£—	2009.04.09	2012.08.09	£110	“
Convertible bonds	Hynix Semicon Inc.	1,241	2007.12.10	2010.06.14	1,233	“
Exchangeable bonds	Zeus (Cayman) Pohang	2,015	2009.05.21	2011.08.19	1,966	“

JPY Total		¥4,341			¥4,485

USD Total		$13,500			$13,678

GBP Total		£3,256			£3,309

(*)	Structured securities detailed above are equivalent to (Won)17,076 million and (Won)78,803 million as of December 31, 2010 and 2009, respectively

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

4-5. The maturities of debt securities included in available-for-sale securities and held-to-maturity securities as of December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010
Available-for-sale securities	Government bonds		Finance bonds		Corporate bonds		Bonds denominated in foreign currencies		Total
Within 1 year	(Won)	1,628,749	(Won)	2,595,163	(Won)	2,194,444	(Won)	220,539	(Won)	6,638,895
After 1 year but no later than 5 years		1,816,706		1,053,882		4,760,239		1,166,717		8,797,544
After 5 years but no later than 10 years		183,635		—		149,724		382,011		715,370
Later than 10 years		94,020		—		—		2,098,686		2,192,706

	(Won)	3,723,110	(Won)	3,649,045	(Won)	7,104,407	(Won)	3,867,953	(Won)	18,344,515

Held-to-maturity securities	Government and public bonds		Corporate bonds		Others		Total
Within 1 year	(Won)	1,070	(Won)	—	(Won)	568	(Won)	1,638
After 1 year but no later than 5 years		130,110		127,000		—		257,110
After 5 years but no later than 10 years		3,470		—		—		3,470

	(Won)	134,650	(Won)	127,000	(Won)	568	(Won)	262,218

	2009
Available-for-sale securities	Government bonds		Finance bonds		Corporate bonds		Bonds denominated in foreign currencies		Total
Within 1 year	(Won)	223,963	(Won)	1,016,402	(Won)	3,584,977	(Won)	1,111,839	(Won)	5,937,181
After 1 year but no later than 5 years		468,327		2,906,505		8,004,792		1,605,684		12,985,308
After 5 years but no later than 10 years		304,839		—		293,768		1,235,564		1,834,171
Later than 10 years		84,904		—		14,176		42,196		141,276

	(Won)	1,082,033	(Won)	3,922,907	(Won)	11,897,713	(Won)	3,995,283	(Won)	20,897,936

Held-to-maturity securities	Government and public bonds		Corporate bonds		Others		Total
Within 1 year	(Won)	882,892	(Won)	—	(Won)	569	(Won)	883,461
After 1 year but no later than 5 years		749,729		50,000		—		799,729
After 5 years but no later than 10 years		92,742		—		—		92,742

	(Won)	1,725,363	(Won)	50,000	(Won)	569	(Won)	1,775,932

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

4-6. Information of the securities

4-6-1. Information of the securities (except for equity method investments) by country of issuance or origination as of December 31, 2010 and 2009 is summarized as follows (Korean won in millions):

	2010
	Country	Amount		Ratio (%)
Trading securities:
	Korea	(Won)	1,023,949	98.3
	China		17,486	1.7

			1,041,435	100.0
Available-for-sale securities:
	Korea		20,767,753	94.0
	USA		322,782	1.5
	India		150,786	0.7
	UK		93,121	0.4
	UAE		86,457	0.4
	Russia		81,328	0.4
	Japan		74,335	0.3
	China		22,138	0.1
	Other		504,932	2.2

			22,103,632	100.0
Held-to-maturity securities	Korea		262,218	100.0

		(Won)	23,407,285

	2009
	Country	Amount		Ratio (%)
Trading securities:
	Korea	(Won)	607,761	98.8
	USA		7,604	1.2

			615,365	100.0
Available-for-sale securities:
	Korea		25,076,611	93.9
	USA		385,590	1.4
	India		191,440	0.7
	Russia		147,279	0.6
	UAE		95,457	0.4
	UK		78,125	0.3
	Japan		73,878	0.3
	Other		648,160	2.4

			26,696,990	100.0
Held-to-maturity securities	Korea		1,775,932	100.0

		(Won)	29,088,287

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

4-6-2. Information of the securities (except for equity method investments) by industry as of December 31, 2010 and 2009 is summarized as follows (Korean won in millions):

	2010
	Industry	Amount		Ratio (%)
Trading securities
	Financial services	(Won)	124,793	12.0
	Construction		20,838	2.0
	Manufacturing		16,510	1.6
	Electricity, gas and
	water supply		9,930	1.0
	Other		869,364	83.4

			1,041,435	100.0
Available-for-sale securities
	Financial services		14,326,852	64.8
	Manufacturing		3,287,275	14.9
	Construction		1,201,322	5.4
	Public sector		939,354	4.2
	Electricity, gas and
	water supply		202,106	0.9
	Other		2,146,723	9.8

			22,103,632	100.0
Held-to-maturity securities
	Financial services		107,721	41.1
	Public sector		101,000	38.5
	Electricity, gas and
	water supply		3,497	1.3
	Other		50,000	19.1

			262,218	100.0

		(Won)	23,407,285

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

	2009
	Industry	Amount		Ratio (%)
Trading securities
	Financial services	(Won)	319,098	51.9
	Electricity, gas and
	water supply		19,822	3.2
	Manufacturing		13,505	2.2
	Construction		3,300	0.5
	Other		259,640	42.2

			615,365	100.0
Available-for-sale securities
	Financial services		14,270,986	53.5
	Manufacturing		5,448,414	20.4
	Construction		1,983,935	7.4
	Public sector		1,981,970	7.4
	Electricity, gas and
	water supply		183,102	0.7
	Other		2,828,583	10.6

			26,696,990	100.0
Held-to-maturity securities
	Construction		1,443,600	81.3
	Public sector		112,676	6.3
	Financial services		50,711	2.9
	Electricity, gas and water supply		4,313	0.2
	Other		164,632	9.3

			1,775,932	100.0

		(Won)	29,088,287

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

4-6-3. Information of the securities (except for equity method investments) by type of instrument as of December 31, 2010 and 2009 is summarized as follows (Korean won in millions):

	2010
	Type	Amount		Ratio (%)
Trading securities
	Equity securities	(Won)	25,562	2.5
	Floating rate bonds		2,498	0.2
	Fixed rate bonds		1,013,375	97.3

			1,041,435	100.0
Available-for-sale securities
	Equity securities		2,032,779	9.2
	Investments
	in partnerships		209,915	0.9
	Fixed rate bonds		15,982,293	78.1
	Floating rate bonds		2,362,222	10.7
	Beneficiary certificates		1,516,423	1.1

			22,103,632	100.0
Held-to-maturity securities
	Fixed rate bonds		262,218	100.0

		(Won)	23,407,285

	2009
	Type	Amount		Ratio (%)
Trading securities
	Floating rate bonds	(Won)	64,192	10.4
	Fixed rate bonds		551,173	89.6

			615,365	100.0
Available-for-sale securities
	Equity securities		2,742,280	10.3
	Investments
	in partnerships		299,590	1.1
	Fixed rate bonds		19,721,317	74.0
	Floating rate bonds		1,176,619	4.4
	Beneficiary certificates		2,757,184	10.2

			26,696,990	100.0
Held-to-maturity securities
	Fixed rate bonds		1,775,932	100.0

		(Won)	29,088,287

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

4-7. Equity method investments

4-7-1. Equity method investments as of December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

	2010																			2009
										Equity method valuation
	Ownership (%)	Beginning balance		Increase (decrease)		Dividend		Book value before valuation		Earnings (loss)		Retained earnings		Other comprehensive income		Book value		Proportionate net asset value		Book value		Proportionate net asset value
Securities:
Daewoo Shipbuilding & Marine Engineering Co., Ltd	31.26	(Won)	1,040,486	(Won)	366	(Won)	(29,913)	(Won)	1,010,939	(Won)	243,206	(Won)	(751)	(Won)	29,094	(Won)	1,282,488	(Won)	1,282,488	(Won)	1,040,486	(Won)	1,040,486
KDB Asia Ltd (*1)	100.00		214,807		(5,280)		—		209,527		12,867		—		6,102		228,496		228,496		214,806		214,707
Korea BTL Fund I	41.67		172,378		46,875		(8,199)		211,054		10,043		—		—		221,097		222,309		172,378		173,994
KDB Bank (Hungary) Ltd (*1)	100.00		151,952		(18,037)		—		133,915		6,185		—		(43)		140,057		140,057		151,952		151,952
KDB electronic power PEF	50.00		126,151		23,708		(7,394)		142,465		7,947		—		—		150,412		149,840		126,151		125,388
Korea Infrastructure Fund II	26.67		96,795		18,369		(4,635)		110,529		4,468		—		—		114,997		114,997		96,795		96,795
Korea Education Fund	50.00		73,312		9,137		(3,913)		78,536		4,395		—		—		82,931		83,604		73,312		74,210
Korea Railroad Fund I	50.00		73,176		58,502		(3,603)		128,075		5,080		—		—		133,155		133,382		73,176		73,479
Korea Infrastructure Fund	85.00		64,301		(27,193)		(4,256)		32,852		3,597		—		—		36,449		36,449		64,301		64,301
KDB Ireland Ltd (*1)	100.00		62,390		(1,534)		—		60,856		5,863		—		3,991		70,710		70,710		62,390		62,390
Moorim P&P Co., Ltd	—		29,628		(35,734)		—		(6,106)		6,106		—		—		—		—		29,628		64,016
UzKDB Bank (*1)	61.11		18,634		(458)		—		18,176		2,837		—		(335)		20,678		20,677		18,634		18,603
Banco KDB Do Brazil S.A (*1)	100.00		15,909		74,462		—		90,371		(141,771)		(276)		(1,527)		—		(53,203)		15,909		15,909
Sewon Corporation	16.62		12,011		—		(69)		11,942		4,181		—		—		16,123		16,123		12,011		12,011
GM Korea Company	17.02		—		751,122		—		751,122		—		—		—		751,122		470,762		—		—
Others	—		92,833		2,485		(525)		94,793		(3,803)		3,088		(2,979)		91,099		571,453		92,834		75,276

			2,244,763		896,790		(62,507)		3,079,046		171,201		2,061		34,303		3,339,814		3,488,144		2,244,763		2,263,517

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

2010																				2009
	Ownership (%)	Beginning balance		Increase (decrease)		Dividend		Book value before valuation		Equity method valuation						Book value		Proportionate net asset value		Book value		Proportionate net asset value
										Earnings (loss)		Retained earnings		Other comprehensive income
Other investments:
KDB Value Private Equity Fund I	77.02		46,450		(33,203)		(17,757)		(4,510)		6,062		—		—		1,552		1,552		46,450		46,450
KDB Value Private Equity Fund II	51.93		136,807		(141,355)		(49,134)		(53,682)		91,537		—		—		37,855		37,855		136,807		136,807
KDB Value Private Equity Fund III	69.22		62,302		—		—		62,302		7,703		9,144		(2,093)		77,056		77,056		62,302		62,302
KDB Value Private Equity Fund VI	99.84		—		1,003,870		—		1,003,870		—		—		—		1,003,870		1,003,870		—		—
KDB Turn Around	95.12		46,866		5,800		—		52,666		(31,758)		—		—		20,908		20,908		46,866		46,866
KDB Venture M&A Private Equity Fund	57.56		13,599		—		—		13,599		8,260		—		—		21,859		21,859		13,599		13,599
KDB Consus Value	40.52		—		253,845		—		253,845		(62,268)		—		1,877		193,454		193,454		—		—
KDB-Tstone Private Equity Fund	46.67		—		19,487		—		19,487		(700)		—		—		18,787		18,787		—		—
Others			25,129		56,122		—		81,251		(2,117)		—		(648)		78,486		77,288		25,129		26,136

			331,153		1,164,566		(66,891)		1,428,828		16,719		9,144		(864)		1,453,827		1,452,629		331,153		332,160

		(Won)	2,575,916	(Won)	2,061,356	(Won)	(129,398)	(Won)	4,507,874	(Won)	187,920	(Won)	11,205	(Won)	33,439	(Won)	4,793,641	(Won)	4,940,773	(Won)	2,575,916	(Won)	2,595,677

(*1)	For investments denominated in foreign currency, the beginning balance was translated using the exchange rate at December 31, 2010.
(*2)	The Bank obtained the audited or reviewed financial statements of the investees, if available, to apply the equity method of accounting. If they are not available, the Bank obtains unaudited financial statements signed by the investees’ internal auditors and management. The auditor confirmed that the investees’ unaudited financial statements reflected all significant transactions or resolution of accounting issues which the Bank identified.

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

4-7-2. Changes in the unamortized difference between the Bank’s acquisition cost and the Bank’s portion of the investee’s net asset value at acquisition date for the years ended December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010				2009
	Amortization		Reversal		Amortization		Reversal
Beginning balance	(Won)	15,708	(Won)	(39,861)	(Won)	23,371	(Won)	(3,582,458)
Increase (decrease)		275,787		32,827		(456)		3,337,519
Amortization or reversal		(3,800)		4,116		(7,207)		205,078

Ending balance	(Won)	287,695	(Won)	(2,918)	(Won)	15,708	(Won)	(39,861)

4-7-3. Changes in unrealized income (expenses) incurred from transactions with investees for the years ended December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

	2010
	Beginning balance		Increase		Decrease		Ending balance
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	(Won)	19,466	(Won)	—	(Won)	(825)	(Won)	18,641
KDB Ireland Ltd.		1,518		—		(37)		1,481
KDB Bank (Hungary) Ltd.		99		18		—		117
KDB Asia Ltd.		99		—		(36)		63
Banco KDB Do Brasil S.A		—		2,520		—		2,520

	(Won)	21,182	(Won)	2,538	(Won)	(898)	(Won)	22,822

	2009
	Beginning balance		Increase		Decrease		Ending balance
KDB Capital Corp.	(Won)	3,107	(Won)	—	(Won)	(3,107)	(Won)	—
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		22,036		—		(2,570)		19,466
Korea Aerospace Industries, Ltd.		2,273		—		(2,273)		—
KDB Ireland Ltd.		1,860		—		(342)		1,518
KDB Bank (Hungary) Ltd.		—		99		—		99
KDB Asia Ltd.		—		99		—		99
Daewoo Securities Co., Ltd.		—		670		(670)		—

	(Won)	29,276	(Won)	868	(Won)	(8,962)	(Won)	21,182

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

4-7-4. The condensed financial position and the results of operations of the Bank’s equity method investees as of and for the years ended December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

	2010
	Assets		Liabilities		Operating income(loss)		Net income (loss)
Securities:
Daewoo Shipbuilding & Marine Engineering Co., Ltd (*)	(Won)	14,176,729	(Won)	10,133,496	(Won)	12,074,505	(Won)	780,132
KDB Asia Ltd.		796,359		567,926		41,373		12,901
Korea BTL Fund I		533,899		352		12,912		12,146
KDB Bank (Hungary) Ltd		751,621		611,681		91,525		5,879
KDB electronic power PEF		299,730		8,317		8,651		8,265
Korea Infrastructure Fund II		538,289		107,048		14,595		9,331
Korea Education Fund		167,217		9		4,363		4,144
Korea Railroad Fund I		266,781		16		6,364		5,757
Korea Infrastructure Fund		42,897		17		2,268		2,045
KDB Ireland Ltd.		399,602		330,375		25,940		5,862
UzKDB Bank		216,922		183,086		16,364		6,689
Banco KDB Do Brazil S.A.		536,983		592,706		326,884		(144,291)
GM Korea Company		7,827,531		5,061,576		12,597,422		585,551

Other investments:
KDB Value Private Equity Fund I		2,016		—		8,533		7,871
KDB Value Private Equity Fund II		73,167		277		197,705		176,258
KDB Value Private Equity Fund III		111,646		323		12,439		11,129
KDB Turn Around		30,351		8,372		(31,908)		(33,385)
KDB Venture M&A Private Equity Fund		38,223		246		14,996		14,350

	2009
	Assets		Liabilities		Operating income		Net income (loss)
Securities:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	(Won)	16,530,511	(Won)	13,463,018	(Won)	12,442,519	(Won)	616,385
KDB Asia Ltd.		724,331		509,624		54,210		12,353
Korea Infrastructure Fund II		456,259		93,278		45,832		37,492
KDB Bank(Hungary) Ltd.		860,462		708,610		170,703		4,778
Korea Infrastructure Fund		75,677		29		7,438		6,826
KDB Ireland Ltd.		440,251		379,381		33,970		5,606
Banco KDB Do Brazil S.A		635,338		619,428		531,332		(40,718)
UzKDB Bank		143,575		113,133		14,521		6,444

Other investments:
KDB Value Private Equity Fund I		60,541		229		51,232		49,391
KDB Value Private Equity Fund II		271,381		1,193		6,251		2,368
KDB Value Private Equity Fund III		94,148		1,261		372		(1,733)
KDB Venture M&A Private Equity Fund		23,777		150		635		(261)
National Pension Service 05-4 Saneun Venture Investment Inc		28,766		—		5,232		1,133

(*)	Financial information was extracted from the investee’s financial statements.

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

4-8. The Bank has not applied the equity method accounting for the following investees even though the Bank holds equity interest more than 15% as of December 31, 2010 and 2009 (Korean won in millions, number of shares in thousands):

	2010
	Number of Shares	Ownership (%)	Acquisition value		Book value		Reason
Sungjin Geotec Co., Ltd.	6,980	16.61	(Won)	30,000	(Won)	97,484	Non Voting Preferred Stock
A jin Paper & Packing Co., Ltd.	733	25.90	(Won)	4,855	(Won)	9,600	Corporate Restructuring Promotion Act
Others				183,369		98,037	(*)

			(Won)	218,224	(Won)	205,121

	2009
	Number of Shares	Ownership (%)	Acquisition value		Book value		Reason
Pantech Co., Ltd.	249,427	15.14	(Won)	46,133	(Won)	103,762	Corporate Restructuring Promotion Act.
Others				203,927		161,639	(*)

			(Won)	250,060	(Won)	265,401

(*)	In accordance with the Company Reorganization Act, the Corporate Restructuring Promotion Act and others.

4-9. The fair values of investments in listed investees as of December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010
	Fair value		Book value
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	(Won)	2,180,643	(Won)	1,282,488
Sewon Corporation		10,368		16,123

	(Won)	2,191,011	(Won)	1,298,611

	2009
	Fair value		Book value
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	(Won)	1,046,948	(Won)	1,040,486
Sewon Corporation		8,050		12,011
Moorim P&P Co., Ltd.		31,462		29,628

	(Won)	1,086,460	(Won)	1,082,125

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

4-10. Restricted securities as of December 31, 2010 are summarized as follows (Korean won in millions):

	2010
	Type	Amount		Restriction
BOK	Available-for-sale securities	(Won)	1,660,336	Collateral for overdrafts and others
Korea Securities Depository	“		5,646,299	Collateral relating to Repo transactions
Others	“		862,961	KDB 1st SPC and others

		(Won)	8,169,596

5. Loans receivable

5-1. Detail of loans receivable

5-1-1. Total loans receivable as of December 31, 2010 and 2009 consist of the following (Korean won in millions):

	2010		2009
Loans in Korean won	(Won)	37,838,144	(Won)	36,809,619
Loans in foreign currencies		16,332,079		17,954,984
Bills bought in Korean won		1,889		4,180
Bills bought in foreign currencies		1,719,430		2,315,945
Advance payments on acceptances and guarantees		125,936		75,401
Bonds purchased under resale agreements		1,133,251		950,407
Others		14,712,518		18,100,818

		71,863,247		76,211,354
Less allowance for possible loan losses		(1,944,837)		(1,413,400)
Deferred loan fees		(25,497)		(12,499)

Total loans receivable	(Won)	69,892,913	(Won)	74,785,455

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

5-1-2. Loans receivable as of December 31, 2010 and 2009 consist of the following (Korean won in millions):

<Loans receivable in Korean won>

	2010		2009
Loans for working capital:
Industrial fund loans	(Won)	12,140,644	(Won)	10,522,291
Overdraft		399,944		407,536
Loans for working capital for small and medium industry		6,370		447,550
Trade notes purchased at a discount		6,000		6,000
Government fund loans		196		392
Others		1,126,040		730,623

		13,679,194		12,114,392
Loans for facility developments:
Industrial fund loans		20,557,662		21,173,602
Government fund loans		727,513		789,806
Loans to customers with fund for rational use of energy		1,022,121		923,765
Loans to customers with tourism fund		640,952		721,481
Loans to customers with small and medium company promotion fund		426,826		460,349
Loans to customers with national investment fund		14,813		15,394
Loans to customers with industrial technique fund		24,140		51,260
Loans to customers with industrial foundation fund		49		4,013
Others		718,895		555,557

		24,132,971		24,695,227
Loans on households:
Housing loans in Korean won		25,919		—
General purpose loans in Korean won		60		—

		25,979		—

	(Won)	37,838,144	(Won)	36,809,619

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

<Loans receivable in foreign currency>

	2010		2009
Loans for working capital:
Loans for working capital in foreign currency	(Won)	2,176,067	(Won)	1,859,482
Loans for working capital from foreign country		589,349		548,113
Others		43,735		3,301

		2,809,151		2,410,896
Loans for facility developments:
Loans for facility development in foreign currency		7,174,421		7,803,036
Off-shore loans in foreign currency		3,668,493		3,418,935
Loans for facility developments from foreign country		2,336,946		2,746,163
Loans to international bank for reconstruction and development		—		1,417,786
Loans to Japan Bank for International corporation		343,068		158,168

		13,522,928		15,544,088

	(Won)	16,332,079	(Won)	17,954,984

<Other loans receivable>

	2010		2009
Debentures accepted by private subscription	(Won)	6,724,279	(Won)	11,426,504
Domestic import usance bills		3,500,211		3,683,812
Call loans		2,569,711		1,277,845
Inter-bank loans		1,694,945		1,499,725
Inter-non-bank loans		174,252		178,643
Others		19,383		20,285
Letter of credit		18,664		14,004
Receivables convertible to equity securities		11,073		—

	(Won)	14,712,518	(Won)	18,100,818

5-2. Detail of loans in Korean won and loans in foreign currencies by country and industry

5-2-1. Concentrations of loans in Korean won and loans in foreign currencies by country as of December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

	2010			2009
	Book value		Ratio (%)	Book value		Ratio (%)
Korea	(Won)	46,197,331	85.27	(Won)	47,826,006	87.33
China		1,856,045	3.43		1,668,939	3.05
Ireland		692,759	1.28		710,249	1.30
USA		355,634	0.66		357,432	0.65
Indonesia		125,399	0.23		168,569	0.31
Others		4,943,055	9.13		4,033,408	7.36

	(Won)	54,170,223	100.00	(Won)	54,764,603	100.00

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

5-2-2. Concentrations of loans in Korean won and loans in foreign currencies by industry as of December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

	2010			2009
	Book value		Ratio (%)	Book value		Ratio (%)
Manufacturing	(Won)	32,162,414	59.37	(Won)	32,172,178	58.75
Transportation business		5,596,199	10.33		5,567,665	10.17
Financial services		4,280,395	7.91		3,331,544	6.08
Electricity, Gas and Water Supply		2,044,869	3.77		2,983,588	5.45
Wholesale and retail		1,387,191	2.56		1,649,112	3.01
Public sector and others		740,473	1.37		1,629,681	2.98
Others		7,958,682	14.69		7,430,835	13.56

	(Won)	54,170,223	100.00	(Won)	54,764,603	100.00

5-3. The maturity of loans in Korean won and loans in foreign currencies as of December 31, 2010 and 2009 is summarized as follows (Korean won in millions):

	2010
	Korean won		Foreign currencies		Total
Within 3 months	(Won)	3,666,416	(Won)	1,700,926	(Won)	5,367,342
After 3 months but no later than 6 months		4,035,731		1,695,579		5,731,310
After 6 months but no later than 1 year		7,237,977		2,547,314		9,785,291
After 1 year but no later than 3 years		11,695,101		6,285,890		17,980,991
After 3 years but no later than 5 years		6,112,629		2,297,592		8,410,221
Later than 5 years		5,090,290		1,804,778		6,895,068

	(Won)	37,838,144	(Won)	16,332,079	(Won)	54,170,223

	2009
	Korean won		Foreign currencies		Total
Within 3 months	(Won)	4,229,310	(Won)	1,223,726	(Won)	5,453,036
After 3 months but no later than 6 months		3,254,762		1,938,783		5,193,545
After 6 months but no later than 1 year		5,725,542		2,706,687		8,432,229
After 1 year but no later than 3 years		12,349,779		7,088,901		19,438,680
After 3 years but no later than 5 years		5,733,282		2,945,829		8,679,111
Later than 5 years		5,516,944		2,051,058		7,568,002

	(Won)	36,809,619	(Won)	17,954,984	(Won)	54,764,603

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

5-4. Details of changes in the allowance for possible loan losses for the years ended December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010
	Loans		Others		Total		2009
Beginning balance	(Won)	1,393,546	(Won)	52,244	(Won)	1,445,790	(Won)	1,026,777
Changes in translation of foreign currency		290		—		290		(2,465)
Increase in allowance from loan repurchase		13,227		—		13,227		18,316
Disposal of non-performing loans		(98,065)		—		(98,065)		(136,958)
Increase in allowance due to early collection for loans restructured		533		—		533		1,156
Spin-off		—		—		—		(33,626)
Losses recognized under the equity method in excess of the investor’s investment		53,202		—		53,202		—
Write-offs		(578,665)		—		(578,665)		(395,475)
Provision for possible loan losses		1,184,436		969		1,185,405		918,586
Transfer to other allowance		(39,662)		22,885		(16,777)		49,479

Ending balance	(Won)	1,928,842	(Won)	76,098	(Won)	2,004,940	(Won)	1,445,790

The difference between the above allowance for possible loan losses of (Won)1,928,842 million and the amount per the statement of financial position of (Won)1,944,837 million represents present value discount of loans under restructuring agreements.

5-5. Classification of loans receivable and detail of the allowance for possible loan losses

5-5-1. Details on the allowance for possible loan losses as of December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010		2009
Loans:
Loans and Bills bought	(Won)	1,416,493	(Won)	1,097,632
Bills bought in foreign currencies		46,712		49,462
Advance payments on acceptances and guarantee		47,917		26,825
Domestic import usance		66,799		62,850
Privately-placed corporate bonds		341,501		152,542
Others		9,420		4,235

		1,928,842		1,393,546
Other assets		76,098		52,244

	(Won)	2,004,940	(Won)	1,445,790

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

5-5-2. Details on the classification of loans receivable and the allowance for possible loan losses as of December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010
	Loans receivable		Allowance for possible loan losses		Ratio (%)
Normal	(Won)	61,836,795	(Won)	773,239	1.25
Precautionary		2,404,404		448,863	18.67
Substandard		1,403,379		499,671	35.60
Doubtful		49,740		41,660	83.76
Estimated Loss		165,409		165,409	100.00

	(Won)	65,859,727	(Won)	1,928,842	2.93

	2009
	Loans receivable		Allowance for possible loan losses		Ratio (%)
Normal	(Won)	66,797,008	(Won)	719,605	1.08
Precautionary		1,343,173		190,199	14.16
Substandard		1,580,400		418,944	26.51
Doubtful		37,600		22,830	60.72
Estimated Loss		41,968		41,968	100.00

	(Won)	69,800,149	(Won)	1,393,546	2.00

Details of the adjustments to loans receivable for purpose of the determination of the allowance for possible loan losses as of December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010		2009
Loans receivable	(Won)	71,863,247	(Won)	76,211,354
Present value discount		(15,995)		(19,854)
Prepayments regarded as loans		—		1,908
Call loans		(2,569,711)		(1,277,845)
Inter-bank loans		(1,694,945)		(1,499,725)
Bonds purchased under resale agreement		(1,133,251)		(950,407)
Others (*)		(589,618)		(2,665,282)

	(Won)	65,859,727	(Won)	69,800,149

(*)	Others represent loans to or loans guaranteed by the Korean government.

5-5-3. Historical ratios of the allowance for possible loan losses to total loans receivable as of December 31, 2010, 2009 and 2008, are as follows (Korean won in millions):

	2010		2009		2008
Total loans receivable	(Won)	65,859,727	(Won)	69,800,149	(Won)	67,524,055
Allowance for possible loan losses		1,928,842		1,393,546		1,023,727

Ratio (%)		2.93		2.00		1.52

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

5-6. Details of restructured loans as of December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010(*)		2009
Conversion of investment	(Won)	220,072	(Won)	76,561

(*)	2010 amount includes (Won)140,000 million of corporate bonds in available-for-sale securities, which were converted to equity securities in 2010.

5-7. Unamortized present value discounts originated from troubled debt restructuring as of December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010
	Original amount before restructuring		Present value discount		Present value
Loans receivable restructured	(Won)	89,103	(Won)	15,995	(Won)	73,108

	2009
	Original amount before restructuring		Present value discount		Present value
Loans receivable restructured	(Won)	97,918	(Won)	19,854	(Won)	78,064

5-7-1. Changes in present value discounts originated from troubled debt restructuring for the years ended December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010		2009
Beginning balance	(Won)	19,854	(Won)	22,408
Increase		224		2,711
Amortization (Interest income, etc)		(3,550)		(4,095)
Reversal		(533)		(1,170)

Ending balance	(Won)	15,995	(Won)	19,854

5-8. Changes in deferred loan fees, net of income for the years ended December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

	2010
	Beginning balance		Increase		Decrease		Ending balance
Deferred loan fees, net of income	(Won)	12,499	(Won)	21,017	(Won)	(8,019)	(Won)	25,497

	2009
	Beginning balance		Increase		Decrease		Ending balance
Deferred loan fees, net of income	(Won)	1,569	(Won)	20,577	(Won)	(9,647)	(Won)	12,499

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

6. Property and equipment

6-1. Changes in property and equipment for the years ended December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010
	Beginning balance		Acquisition		Disposal		Other (*)		Depreciation		Ending balance
Land	(Won)	274,212	(Won)	46	(Won)	(3,426)	(Won)	(7,142)	(Won)	—	(Won)	263,690
Buildings		240,403		713		(387)		25		(7,840)		232,914
Structures		5,436		20		—		—		(348)		5,108
Computer equipment		13,227		6,373		(76)		(1)		(6,533)		12,990
Vehicles		196		550		(230)		209		(149)		576
Construction in-progress		14		271		(284)		(1)		—		—
Others		8,702		4,956		(2)		(29)		(2,938)		10,689

	(Won)	542,190	(Won)	12,929	(Won)	(4,405)	(Won)	(6,939)	(Won)	(17,808)	(Won)	525,967

	2009
	Beginning balance		Acquisition		Disposal		Other (*)		Depreciation		Ending balance
Land	(Won)	319,198	(Won)	21	(Won)	(38,958)	(Won)	(6,049)	(Won)	—	(Won)	274,212
Buildings		288,810		1,695		(36,760)		(4,397)		(8,945)		240,403
Structures		8,101		—		(2,148)		—		(517)		5,436
Computer equipment		11,049		4,297		—		(10)		(2,109)		13,227
Vehicles		284		24		(17)		(14)		(81)		196
Construction in-progress		49		1,286		(1,321)		—		—		14
Others		9,074		2,198		(117)		(204)		(2,249)		8,702

	(Won)	636,565	(Won)	9,521	(Won)	(79,321)	(Won)	(10,674)	(Won)	(13,901)	(Won)	542,190

(*)	Others include exchanges differences adjustment and impairment losses for assets denominated in foreign currencies.

The value of the Bank’s land, as determined by the government of the Republic of Korea for tax administration purposes as of December 31, 2010 and 2009 amounted to (Won)380,544 million and (Won)360,490 million, respectively.

6-2. Insured property and equipment as of December 31, 2010 are summarized as follows (Korean won in millions):

	2010
	Insured amount		Insurance period
Buildings & Structures	(Won)	221,983	2010.1.12 ~ 2011.1.12
Computer equipment		13,010	Same as the above
Others		6,459	Same as the above

	(Won)	241,452

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

7. Other assets

7-1. Changes in intangible assets for the years ended December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010
Type	Beginning balance		Increase		Decrease		Ending balance
Development costs	(Won)	32,285	(Won)	13,711	(Won)	(9,514)	(Won)	36,482
Equipment usage right		323		—		(28)		295
Others		7,972		5,428		(3,309)		10,091

	(Won)	40,580	(Won)	19,139	(Won)	(12,851)	(Won)	46,868

	2009
Type	Beginning balance		Increase		Decrease		Ending balance
Development costs	(Won)	22,613	(Won)	17,481	(Won)	(7,809)	32,285
Equipment usage right		317		34		(28)	323
Others		6,252		4,834		(3,114)	7,972

	(Won)	29,182	(Won)	22,349	(Won)	(10,951)	40,580

7-2. Details of others in other assets as of December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010		2009
Accounts receivable related foreign exchange	(Won)	933,161	(Won)	1,152,906
Other deposits provided		11,198		7,768
Others		237,911		68,534

	(Won)	1,182,270	(Won)	1,229,208

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

8. Deposits received

8-1. Deposits received as of December 31, 2010 and 2009 consist of the following (Korean won in millions):

	2010		2009
Deposits in Korean won:
Demand deposits:
Checking accounts	(Won)	5,212	(Won)	2,951
Temporary deposits		398,202		212,456
Passbook deposits		8,606		7,639
Others		86		81

		412,106		223,127
Time and savings deposits:
Time deposits		11,286,924		3,945,550
Installment savings deposits		175,259		158,280
Corporate savings deposits		4,735,872		4,390,176
Savings deposits		122,442		99,193
Others		1,714		1,714

		16,322,211		8,594,913

		16,734,317		8,818,040
Deposits in foreign currency:
Demand deposits:
Checking accounts		20,239		24,992
Passbook deposits		560		244,624
Temporary deposits		316,823		463
Others		53,956		28,611

		391,578		298,690

	2010		2009
Time and savings deposits:
Time deposits		667,001		1,234,410

		1,058,579		1,533,100
Negotiable certificates of deposits		1,136,947		3,584,786

	(Won)	18,929,843	(Won)	13,935,926

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

8-2. Maturities of deposits received as of December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

	2010
	Demand deposits		Time and saving deposits		Negotiable certificates of deposits		Total
Within 3 months	(Won)	803,684	(Won)	11,813,296	(Won)	840,845	(Won)	13,457,825
After 3 months but no later than 6 months		—		1,977,697		246,556		2,224,253
After 6 months but no later than 1 year		—		1,607,366		16,564		1,623,930
After 1 year but no later than 3 years		—		1,568,110		32,813		1,600,923
After 3 years but no later than 5 years		—		2,615		169		2,784
Later than 5 years		—		20,128		—		20,128

	(Won)	803,684	(Won)	16,989,212	(Won)	1,136,947	(Won)	18,929,843

	2009
	Demand deposits		Time and saving deposits		Negotiable certificates of deposits		Total
Within 3 months	(Won)	521,817	(Won)	6,865,553	(Won)	2,062,155	(Won)	9,449,525
After 3 months but no later than 6 months		—		1,394,007		1,470,305		2,864,312
After 6 months but no later than 1 year		—		1,016,735		25,034		1,041,769
After 1 year but no later than 3 years		—		551,926		27,228		579,154
After 3 years but no later than 5 years		—		1,022		64		1,086
Later than 5 years		—		80		—		80

	(Won)	521,817	(Won)	9,829,323	(Won)	3,584,786	(Won)	13,935,926

9. Borrowing liabilities

9-1. Borrowing liabilities as of December 31, 2010 and 2009 consist of the following (Korean won in millions):

	2010		2009
Borrowings:
Korean won	(Won)	4,834,508	(Won)	4,657,164
Foreign currency		11,573,920		13,087,541

		16,408,428		17,744,705
Debentures:
Korean won		28,046,596		34,938,266
Foreign currency		16,084,037		17,005,852

		44,130,633		51,944,118
Other borrowings:
Bonds sold under repurchase agreements		5,003,800		9,028,121
Bill sold		270		—
Call money		1,270,882		1,975,140

		6,274,952		11,003,261

		66,814,013		80,692,084
Deferred borrowing fees		(5,822)		(4,296)

	(Won)	66,808,191	(Won)	80,687,788

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

9-2. Borrowings in Korean won as of December 31, 2010 and 2009 consist of the following (Korean won in millions):

Lender	Classifications	Annual interest rate (%)	2010		2009
Ministry of Strategy and Finance	Borrowings from government fund	2.5 ~ 6.0	(Won)	803,068	(Won)	848,647
Industrial Bank of Korea	Borrowings from industrial technique fund	1.4 ~ 3.8		90,732		144,713
Small & Medium Business Corp.	Borrowings from local small and medium company promotion fund	2.0 ~ 4.0		506,138		557,702
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	1.3 ~ 4.0		1,154,203		1,150,502
Korea Energy Management Corporation rational	Borrowings from fund for use of energy	0.5 ~ 4.5		1,022,210		923,453
Local governments	Borrowings from local small and medium company promotion fund	—		—		135,381
Others	Borrowings from environment improvement support fund	0.0 ~ 6.0		1,258,157		896,766

			(Won)	4,834,508	(Won)	4,657,164

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

9-3. Borrowings in foreign currency as of December 31, 2010 and 2009 consist of the following (Korean won in millions):

Lender	Classifications	Annual interest rate (%)	2010		2009
JBIC	Borrowings from JBIC	1.4~ 6M Libor+0.8		353,001		167,147
International Bank for Reconstruction and Development (“IBRD”)	Borrowings from IBRD	—		—		1,481,451
Mizuho and others	Borrowings from foreign banks	3M Libor+0.5~ 1.8		1,803,873		1,655,870
		6M Libor+0.3~ 1.0		347,946		316,887
		6M EUlibor+0.6		138,059		166,942

				2,289,878		2,139,699
DBS Bank and others	Off-shore short- term borrowings	0.2 ~ 1.0		124,577		194,766
		3M+2.0~6M+3.5		56,945		122,598
		6M Libor+0.6~1.3		261,947		36,932
				—		93,408

				443,469		447,704
Nippon Life Insurance company and others	Off-shore long- term borrowings	3M+0.6~1.3		473,241		306,615
		6M+0.6~0.7		45,556		216,286
		6M EUlibor+0.8~9.1		212,052		198,492

				730,849		721,393
JBIC	Off-shore borrowings From JBIC	4.3~6M Libor 1.2		65,070		—
Others	Short-term borrowings in foreign currency	0.0~5.2		6,123,094		6,405,850
		6M Libor+0.6~2.1		22,778		72,913
		1Y Libor+1.0~4.0		148,057		188,720
				—		151,788

				6,293,929		6,819,271
	Long-term borrowings in foreign currency	0.0~4.7		1,397,724		1,310,876

			(Won)	11,573,920	(Won)	13,087,541

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

9-4. Debentures in Korean won as of December 31, 2010 and 2009 are as follows (Korean won in millions):

	Interest rate (%)	2010		2009
Debentures in Korean won	2.5 ~ 12.0	(Won)	28,061,772	35,014,398
Premium on debentures			526	856
Discount on debentures			(15,702)	(76,988)

		(Won)	28,046,596	34,938,266

9-5. Debentures in foreign currency as of December 31, 2010 and 2009 are as follows (Korean won in millions):

	Interest rate (%)	2010		2009
Debentures in foreign currency	0.2 ~ 8.0	(Won)	12,035,309	13,330,315
Premium on debentures			1,435	2,318
Discount on debentures			(28,710)	(28,530)

			12,008,034	13,304,103
Off-shore debentures in foreign currency	0.0 ~ 9.5		4,081,689	3,706,869
Premium on debentures			371	525
Discount on debentures			(6,057)	(5,645)

			4,076,003	3,701,749

		(Won)	16,084,037	17,005,852

Pursuant to the Korea Development Bank Act, the Bank has the exclusive right to issue industrial finance bonds. The amount of such bonds issued and guaranteed outstanding provided by the Bank cannot exceed thirty times the aggregate amount of the paid-in capital and legal reserve of the Bank. The industrial finance bonds which are purchased or guaranteed by the government are excluded in calculating the limit. The Bank may, when necessary reused the terms of the bonds or to discharge its obligations arising from the guarantee or acceptance of debts, issue the bonds over that limit. There are no issued industrial finance bonds guaranteed by the Korean government as of December 31, 2010 and 2009.

9-6. Maturities of borrowing liabilities as of December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010
	Borrowings		Debentures		Other borrowings		Total
Within 3 months	(Won)	4,935,515	(Won)	4,120,239	(Won)	4,643,427	(Won)	13,699,181
After 3 months but no later than 6 months		2,484,686		3,178,760		1,053,377		6,716,823
After 6 months but no later than 1 year		3,606,985		8,850,038		508,588		12,965,611
After 1 year but no later than 3 years		2,461,888		16,230,151		69,560		18,761,599
After 3 years but no later than 5 years		1,387,136		7,241,330		—		8,628,466
Later than 5 years		1,532,218		4,558,252		—		6,090,470

	(Won)	16,408,428	(Won)	44,178,770	(Won)	6,274,952	(Won)	66,862,150

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

	2009
	Borrowings		Debentures		Other borrowings		Total
Within 3 months	(Won)	4,814,668	(Won)	4,155,583	(Won)	7,417,431	(Won)	16,387,682
After 3 months but no later than 6 months		2,789,616		5,843,274		2,430,195		11,063,085
After 6 months but no later than 1 year		3,181,812		9,110,091		1,114,561		13,406,464
After 1 year but no later than 3 years		4,044,590		18,809,481		41,074		22,895,145
After 3 years but no later than 5 years		1,518,365		10,154,985		—		11,673,350
Later than 5 years		1,395,654		3,978,168		—		5,373,822

	(Won)	17,744,705	(Won)	52,051,582	(Won)	11,003,261	(Won)	80,799,548

9-7. Subordinated borrowings as of December 31, 2010 and 2009 are as follows (Korean won in millions):

Type	Rate (%)	2010		2009		Terms
Borrowing from government funds	2.5 ~ 6.0	(Won)	803,068	(Won)	848,647	Installment
Borrowing from IBRD			—		1,480,890	Installment

		(Won)	803,068	(Won)	2,329,537

10. Severance and retirement benefits

Changes in severance and retirement benefits for the years ended December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010		2009
Beginning balance	(Won)	62,965	(Won)	120,251
Payments during the year		(10,599)		(85,526)
Provision for severance and retirement benefits		25,133		28,240

		77,499		62,965

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

11. Acceptances and guarantees

11-1. Total amount of outstanding acceptances and guarantees and related allowance for possible losses as of December 31, 2010 and 2009 are as follows (Korean won in millions):

	Acceptances and guarantees				Allowance for possible losses
	2010		2009		2010		2009
Confirmed guarantees and commitments:
Acceptance on letters of credit	(Won)	1,010,387	(Won)	1,225,215	(Won)	10,250	(Won)	8,471
Collateral for loan		641,004		214,645		7,741		2,549
Debt guarantee		124,900		154,772		1,617		1,513
Corporate debentures		102,620		1,210		1,939		10
Foreign banks borrowing		5,087		6,704		43		57
Other acceptances and guarantees in foreign currency (*)		11,029,918		12,686,138		63,491		203,517
Acceptances for letters of guarantees for importers		39,383		40,332		2,060		319

		12,953,299		14,329,016		87,141		216,436
Unconfirmed guarantees and commitments:
Local letters of credit		436,415		335,904		829		596
Letters of credit		2,671,420		2,573,324		8,427		5,076
Others		6,551,192		7,254,340		13,428		21,453

		9,659,027		10,163,568		22,684		27,125

	(Won)	22,612,326	(Won)	24,492,584	(Won)	109,825	(Won)	243,561

(*)	Other acceptances and guarantees in foreign currency consist of acceptances and guarantees for the return of advances related to export, overseas bidding and contractual obligations and guarantees for other borrowings denominated in foreign currency.

11-2. Details of classification of acceptances and guarantees and allowance for possible losses on acceptances and guarantees as of December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

	2010
	Acceptances and guarantees
	Confirmed				Unconfirmed				Total
	Outstanding amount		Allowance		Outstanding amount		Allowance		Outstanding amount		Allowance		Ratio (%)
Normal	(Won)	12,863,720	(Won)	67,170	(Won)	9,397,091	(Won)	16,239	(Won)	22,260,811	(Won)	83,409	0.37
Precautionary		49,387		4,739		233,122		3,263		282,509		8,002	2.83
Substandard		36,361		11,401		16,138		646		52,499		12,047	22.95
Doubtful		—		—		—		—		—		—	—
Estimated loss		3,831		3,831		12,676		2,536		16,507		6,367	38.57

	(Won)	12,953,299	(Won)	87,141	(Won)	9,659,027	(Won)	22,684	(Won)	22,612,326	(Won)	109,825	0.49

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

	2009
	Acceptances and guarantees
	Confirmed				Unconfirmed				Total
	Outstanding amount		Allowance		amount		Outstanding Allowance		amount		Outstanding Allowance		Ratio (%)
Normal	(Won)	13,714,033		61,453	(Won)	9,776,730	(Won)	17,728	(Won)	23,490,763	(Won)	79,181	0.34
Precautionary		331,786		29,806		233,923		3,275		565,709		33,081	5.85
Substandard		283,197		125,177		152,882		6,115		436,079		131,292	30.11
Doubtful		—		—		—		—		—		—	—
Estimated loss		—		—		33		7		33		7	21.21

	(Won)	14,329,016	(Won)	216,436	(Won)	10,163,568	(Won)	27,125	(Won)	24,492,584	(Won)	243,561	0.99

11-3. Historical ratios of allowance for possible losses on acceptances and guarantees to total acceptances and guarantees as of December 31, 2010, 2009, and 2008 are as follows (Korean won in millions):

	2010		2009		2008
Total acceptances and guarantees	(Won)	22,612,326	(Won)	24,492,584	(Won)	31,366,432
Allowance for possible losses on acceptances and guarantees		109,825		243,561		113,669

Ratio (%)		0.49		0.99		0.36

12. Allowances for unused loan commitments

12-1. Unused loan commitments and the related allowances for possible losses as of December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010				2009
	Unused loan commitment		Allowance for possible loan losses		Unused loan commitment		Allowance for possible loan losses

Commitments on loans receivable	(Won)	4,550,214	(Won)	29,397	(Won)	4,192,444	(Won)	22,586
Commitments on guarantees and acceptances		14,254,129		57,558		16,560,056		63,977
Commitments on loan		11,992,994		133,623		12,238,484		102,359

	(Won)	30,797,337	(Won)	220,578	(Won)	32,990,984	(Won)	188,922

12-2. Historical ratios of allowance for losses on unused commitments to total unused commitments as of December 31, 2010, 2009 and 2008, are as follows (Korean won in millions):

	2010		2009		2008
Unused commitments	(Won)	30,797,337	(Won)	32,990,984	(Won)	25,199,742
Allowance for possible losses on unused commitments		220,578		188,922		102,960

Ratio (%)		0.72		0.57		0.41

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

13. Others in other liabilities

Others in other liabilities as of December 31, 2010 and 2009 consist of the following (Korean won in millions):

	2010		2009
Accounts payable on unpaid exchange	(Won)	930,878	(Won)	641,067
Income taxes payable		361,667		10,182
Withholding taxes		16,132		9,025
Other allowance		2,916		4,281
Others		116,286		315,863

	(Won)	1,427,879	(Won)	980,418

14. Assets and liabilities denominated in foreign currencies

Significant assets and liabilities denominated in foreign currencies as of December 31, 2010 and 2009 are as follows (Korean won in millions or U.S. dollar in thousands):

	USD equivalent (*)		Korean won equivalent
Account	2010	2009	2010		2009
Assets:
Cash on hand	$6,675	$5,879	(Won)	7,596	(Won)	6,842
Due from banks	756,058	931,759		861,046		1,087,763
Trading securities	17,311	61,583		19,715		71,797
Available-for-sale securities	3,563,686	3,472,768		4,058,028		4,050,267
Equity method investments	470,595	451,302		536,995		525,993
Bills purchased	1,510,286	1,986,036		1,719,430		2,315,945
Call loans	1,683,490	615,112		1,917,233		718,012
Loan receivables	14,338,810	15,395,081		16,332,079		17,954,984
Domestic import usance	3,074,098	3,156,358		3,500,211		3,683,812
Receivables	1,231,090	1,429,380		1,402,033		1,667,827
Others	2,219,297	2,543,299		2,541,229		2,972,098

	$28,871,396	$30,048,557	(Won)	32,895,595	(Won)	35,055,340

Liabilities:
Deposits	$929,475	$1,447,526	(Won)	1,315,787	(Won)	1,689,044
Borrowings	10,162,367	11,224,722		11,573,920		13,087,541
Bonds sold under repurchase agreements	1,035,623	906,067		1,179,471		1,057,020
Call money	386,058	499,086		439,682		582,040
Debentures	10,543,537	11,385,846		12,008,034		13,304,103
Off-shore debentures	3,578,895	3,146,133		4,076,003		3,701,749
Others	3,352,226	3,582,239		3,758,216		3,055,975

	$29,988,181	$32,191,619	(Won)	34,351,113	(Won)	36,477,472

(*)	All foreign currencies other than the U.S. dollar are expressed in the equivalent of U.S. dollars at the reporting date.

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

15. Commitments and contingencies

15-1. Unsettled commitments provided by the Bank as of December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010		2009
Unsettled commitments:
Commitments on loans in Korean won (*)	(Won)	11,248,827	(Won)	11,690,299
Commitments on loans in foreign currency		744,167		548,185
Commitments on purchase of securities		—		1,000,000

		11,992,994		13,238,484
Bonds sold under repurchase agreements		750,570		750,570

	(Won)	12,743,564	(Won)	13,989,054

(*)	The Bank provided commitments on loans in Korean won amounting to (Won)1,648,700 million, related to project financing as of December 31, 2010.

15-2. Securitized loans outstanding as of December 31, 2010 are as follows (Korean won in millions):

Counterparty	Disposal date	Book value		Selling price		Subordinated debt securities held by the Bank		Collateral amount (*1)
KDB 1st SPC (*2)	2000.06.08	(Won)	950,627	(Won)	600,000	(Won)	114,314	(Won)	120,266
KDB 2nd SPC (*2)	2000.11.20		914,764		423,600		13,000		80,049
KDB 3rd SPC	2001.09.12		1,793,546		949,900		—		—
KDB 5th SPC (*2)	2001.12.04		765,358		528,400		74,200		100,101
KDB 6th SPC	2009.11.26		420,631		330,000		117,800		—
KDB Champ 1st SPC	2009.03.31		999,583		1,004,493		-KDB		Champ
2nd SPC	2009.05.29		791,941		793,722		-KDB		Champ
3rd SPC	2009.11.10		669,646		669,833		—
KDB Champ 4th SPC	2009.12.09		448,734		449,589				—
Songsan Leesandan SPC	2010.02.25		198,380		200,000		—		—
KDB Green Growth Inc.	2010.06.22		208,725		210,000		—		—
KAMCO 8th JV SPC	2010.12.30		689,043		272,500		—		—

		(Won)	8,850,978	(Won)	6,432,037	(Won)	319,314	(Won)	300,416

(*1)	Investment securities are pledged as collateral.
(*2)	According to the contracts with the counterparties for the above loans sold with a recourse provision, the Bank is liable to the counterparties’ claims of up to 30% of the selling price when the principal or the interest is not repaid according to the payment schedules.

15-3. The Banks’ loans and receivables written-off, for which the contractual rights to cash flows have not expired, amount to (Won)2,075,382 million as of December 31, 2010.

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

15-4. The Bank has outstanding loans receivable amounting to (Won)5,122,750 million and holds securities amounting to (Won)386,512 million as of December 31, 2010 from companies under workout, court receivership, court mediation or other restructuring process. The Bank provided (Won)1,043,927 million of allowances for possible loan losses for such loans. Actual losses from these loans may differ from the allowances provided.

15-5. As of December 31, 2010, the Bank is involved in 14 lawsuits as a plaintiff and 14 lawsuits as a defendant. The aggregate amount of claims as a plaintiff and a defendant amounted to 3,739,307 million and (Won)366,079 million, respectively. The Bank provided other allowance for loss amounting to (Won)1,885 million as of December 31, 2010.

15-6. The financial institution creditors of Renault Samsung Motors (including KDB) filed a lawsuit against Kun-hee Lee and 28 Samsung affiliates (including Samsung Electronics), claiming compensation for delays in payment of liquidated damages and contract bills of 2,450 billion based on the agreement signed at August 24, 1999. Regarding the litigation, the financial institution creditors partially won the second judgement at the Seoul High Court, but both parties filed an appeal for the Supreme Court judgement, and were awaiting final decision.

16. Derivative instruments

16-1. The Bank’s derivatives instruments consist of trading derivatives and hedge derivatives, based on the nature of the transaction. The Bank enters into hedge transactions mainly for the purpose of hedging the fair value risk related to changes in fair values of the underlying assets and liabilities.

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

16-2. The notional amounts outstanding for derivatives contracts and the related valuation gains (losses) for the years ended December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

	2010
	Notional amounts						Valuation gain (loss)						Derivative asset (liabilities)
	Trading purpose		Hedging purpose		Total		Trading purpose		Hedging purpose		Total
Commodity:
Swap	(Won)	37,964	(Won)	—	(Won)	37,964	(Won)	(2,137)	(Won)	—	(Won)	(2,137)	(Won)	183
Option bought		201,773		—		201,773		1,388		—		1,388		7,754
Option sold		201,773		—		201,773		—		—		—		(7,754)

		441,510		—		441,510		(749)		—		(749)		183
Interest:
Futures		1,118,528		—		1,118,528		—		—		—		—
Swap		318,655,110		25,662,038		344,317,148		29,116		184,461		213,577		259,336
Option bought		2,104,000		—		2,104,000		(587)		—		(587)		28,097
Option sold		2,860,000		—		2,860,000		—		—		—		(37,091)

		324,737,638		25,662,038		350,399,676		28,529		184,461		212,990		250,342
Currency:
Forward		56,199,743		—		56,199,743		(107,497)		—		(107,497)		617,924
Futures		180,584		—		180,584		—		—		—		—
Swap		46,424,949		10,419,452		56,844,401		211,531		142,823		354,354		379,979
Option bought		888,922		—		888,922		(1,306)		—		(1,306)		27,508
Option sold		614,831		—		614,831		—		—		—		(27,659)

		104,309,029		10,419,452		114,728,481		102,728		142,823		245,551		997,752
Stock:
Index forward bought		13,426		—		13,426		—		—		—		—
Option bought		4,121		—		4,121		(141)		—		(141)		49
Index option bought		129,357		—		129,357		1,336		—		1,336		8,787
Index forward sold		1,233		—		1,233		—		—		—		—
Option sold		4,121		—		4,121		—		—		—		(4,143)
Index option sold		411,485		—		411,485		—		—		—		(25,715)

		563,743		—		563,743		1,195		—		1,195		(21,022)

	(Won)	430,051,920	(Won)	36,081,490	(Won)	466,133,410	(Won)	131,703	(Won)	327,284	(Won)	458,987	(Won)	1,227,255

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

As of December 31, 2010, the Bank provided 32,482 million ( 51,041 million at December 31, 2009) of other allowance due to credit risk of derivative contract counterparty. The decrease of such allowance during 2010 credited to current operation as gain on valuation of derivatives.

	2009
	Notional amounts						Valuation gain (loss)						Derivative asset (liability)
	Trading purpose		Hedging purpose		Total		Trading purpose		Hedging purpose		Total
Commodity:
Forward	(Won)	33,003	(Won)	—	(Won)	33,003	(Won)	33	(Won)	—	(Won)	33	(Won)	33
Swap		508,101		—		508,101		2,270		—		2,270		2,446
Option bought		119,329		—		119,329		—		—		—		31,109
Option sold		119,329		—		119,329		—		—		—		(31,109)

		779,762		—		779,762		2,303		—		2,303		2,479
Interest:
Futures		3,708,545		—		3,708,545		—		—		—		—
Swap		294,595,518		19,451,406		314,046,924		18,479		(270,681)		(252,202)		(234,358)
Option bought		1,795,816		—		1,795,816		5,874		—		5,874		26,350
Option sold		3,161,816		150,000		3,311,816		—		6,615		6,615		(44,307)

		303,261,695		19,601,406		322,863,101		24,353		(264,066)		(239,713)		(252,315)
Currency:
Forward		49,689,013		—		49,689,013		(419,786)				(419,786)		1,828,320
Futures		597,846		—		597,846		—		—		—		—
Swap		44,180,654		10,406,751		54,587,405		611,506		13,199		624,705		(694,001)
Option bought		3,526,438		—		3,526,438		(33,621)				(33,621)		256,875
Option sold		2,042,024		—		2,042,024		—		—		—		(102,182)

		100,035,975		10,406,751		110,442,726		158,099		13,199		171,298		1,289,012
Stock:
Index forward bought		23,029		—		23,209		—		—		—		—
Option bought		102,630		—		102,630		20		—		20		24,108
Index option bought		126,255		—		126,255		(2,729)				(2,729)		390
Option sold		114,261		—		114,261		—		—		—		(24,108)
Index option sold		252,486		—		252,486		—		—		—		(8,341)

		618,661		—		618,661		(2,729)				(2,709)		(7,951)

	(Won)	404,696,093	(Won)	30,008,157	(Won)	434,704,250	(Won)	182,046	(Won)	(250,867)	(Won)	(68,821)	(Won)	1,031,225

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

16-3. Unrealized gains and losses from fair value hedge items by type of the underlying assets or liabilities for the years ended December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010				2009
	Gains		Losses		Gains		Losses
Debentures	(Won)	267,670	(Won)	556,319	(Won)	803,939	(Won)	71,692
Available-for-sale securities		16,198		25,076		7,332		41,997
Borrowings		38,131		31,452		44,947		17,895

	(Won)	321,999	(Won)	612,847	(Won)	856,218	(Won)	131,584

17. Equity

17-1. Paid-in capital

The Bank is authorized to issue 3,000 million shares of stock and issued 1,850 million shares as of December 31, 2010. The total paid-in capital outstanding as of December 31, 2010 is (Won)9,251,861 million.

17-2. Capital surplus

The Bank utilized (Won)5,178,600 million of its paid-in capital in 1998 and 2000 to offset its accumulated deficit amounting to (Won)5,134,227 million. The outstanding balance of capital surplus as of December 31, 2010 amount to (Won)46,894 million.

17-3. Capital adjustment

The outstanding balance of capital adjustment as of December 31, 2010 amounts to (Won)9,921 million, including discount on stock issuance amounting to (Won)51 million in connection with the injection of paid-in capital on April 1, 2010.

17-4. Legal reserve

The Korea Development Bank Act requires the Bank to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or used to offset accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets accumulated deficit with reserves. If reserves are insufficient to offset the accumulated deficit, the Korean government is supposed to be responsible for the deficit.

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

18. General and administrative expenses

General and administrative expenses for the years ended December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010		2009
Salaries (*)	(Won)	219,198	(Won)	216,531
Severance and retirement benefits (*)		25,133		28,240
Other employee benefits (*)		20,615		23,388
Rent (*)		16,863		15,288
Depreciation (*)		17,808		13,901
Amortization (*)		12,851		10,951
Taxes and dues (*)		15,235		15,000
Printing		2,874		5,588
Travel		3,958		3,784
Commission		16,021		16,816
Electronic data processing		28,827		27,518
Training		6,447		7,770
Others		33,669		30,707

	(Won)	419,499	(Won)	415,482

(*)	These accounts in aggregate amounting to (Won)327,703 million and (Won)323,299 million for the years ended December 31, 2010 and 2009, respectively, are related to the “added value” disclosure items of the Bank’s operations in accordance with Statements of Korea Accounting Standards 21.

19. Income tax

19-1. Income tax expense for the years ended December 31, 2010 and 2009 is as follows (Korean won in millions):

	2010		2009
Current income taxes (*)	(Won)	398,246	(Won)	(84,810)
Change in deferred income tax due to temporary difference		5,033		306,316
Change in deferred income tax due to judgement on propriety before tax levying		19,819		—
		423,098		221,506
Current and deferred income taxes recognized directly to equity		(12,743)		(183,769)
Change in deferred income tax due to consolidated tax returns		(1,633)		—

Income tax expense	(Won)	408,722	(Won)	37,737

(*)	The additional tax payments or refunds were included in the current income taxes.

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

19-2. Reconciliations of income tax expense applicable to income before income taxes at the Korea statutory tax rate to income tax expense at the effective income tax rate of the Bank are as follows (Korean won in millions):

	2010		2009
Income before income taxes	(Won)	1,454,443	(Won)	798,849

Tax at the statutory income tax rate	(Won)	351,949	(Won)	183,230
Adjustments:
Non-taxable (deductible) income (expenses), net		(9,410)		116,455
Deferred income taxes not recognized		31,406		(113,713)
Change in deferred income tax due to consolidated tax returns		(1,633)		—
Others		36,410		(148,235)

		56,773		(145,493)

Income tax expense	(Won)	408,722	(Won)	37,737

19-3. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for corporate income tax reporting purposes. Significant changes in cumulative temporary differences and deferred income tax assets and liabilities for the years ended December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010
	Beginning		Increase (decrease)		Ending		Deferred income tax assets (liabilities)
Equity method investments	(Won)	(983,385)	(Won)	(120,215)	(Won)	(1,103,600)	(Won)	(288,321)
Derivatives assets		(7,477,411)		1,713,071		(5,764,340)		(1,268,155)
Derivatives liabilities		6,597,943		(2,001,108)		4,596,835		1,011,304
Loss on valuation of hedge items		1,029,849		128,269		1,158,118		254,786
Gain on valuation of fair value hedge in foreign currency		(820,822)		65,066		(755,756)		(166,266)
Loans written-off		539,910		48,921		588,831		129,543
Impairment losses on investment bonds		525,609		1,567		527,176		115,979
Impairment losses on investment securities		512,117		(74,374)		437,743		96,303
Others		274,653		418,737		693,390		226,987

	(Won)	198,463	(Won)	179,934	(Won)	378,397	(Won)	112,160

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

	2009
	Beginning		Increase (decrease)		Ending		Deferred income tax assets (liabilities)
Equity method investments	(Won)	(5,204,542)	(Won)	4,221,157	(Won)	(983,385)	(Won)	(220,765)
Derivatives assets		(16,432,776)		8,955,365		(7,477,411)		(1,645,030)
Derivatives liabilities		15,560,594		(8,962,651)		6,597,943		1,451,547
Loss on valuation of hedge items		2,358,612		(1,328,763)		1,029,849		226,567
Gain on valuation of fair value hedge in foreign currency		(1,770,893)		950,071		(820,822)		(180,581)
Loans written-off		1,003,803		(463,893)		539,910		118,780
Impairment losses on investment bonds		396,617		128,992		525,609		115,634
Impairment losses on investment securities		360,184		151,933		512,117		112,666
Others		807,613		(532,960)		274,653		125,632

	(Won)	(2,920,788)	(Won)	3,119,251	(Won)	198,463	(Won)	104,450

(*)	The above temporary differences did not include deferred income tax assets (liabilities) of foreign branches and charged directly to equity.

19-4. Deferred income tax assets (liabilities) recognized in the statement of financial position as of December 31, 2010 and 2009 consist of the following (Korean won in millions):

	2010		2009
Cumulative temporary differences	(Won)	378,397	(Won)	198,463
Tax rate (%)		(*1)		(*1)

Tax effects arising from cumulative temporary differences		83,276		44,160
Unrealizable deferred income tax assets(*2)		(28,884)		(60,289)

Deferred income tax assets arising from cumulative temporary differences		112,160		104,450
Deferred income tax recognized directly to equity		(227,969)		(215,226)
Others		—		365

Deferred income tax liabilities		(115,809)		(110,411)
Deferred income tax assets of foreign branches(*3)		27,315		30,115

Net deferred income tax liabilities	(Won)	(88,494)	(Won)	(80,296)

(*1)	Deferred income tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse (the income tax rate of 24.2% and 22% is applied for calculation until 2011 and after 2012, respectively).
(*2)	The Bank did not recognize deferred income tax liabilities amounting to (Won)131,285 million for temporary differences relating to valuation of equity investments and the amount was determined based on the ratio of dividend tax exemption rate under the related tax law.
(*3)	Deferred income tax assets of foreign branches are not offset against the deferred income tax liabilities in accordance with the tax jurisdictions of the foreign branches.

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

19-5. Details of deferred income taxes charged directly to equity for the years ended December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010
	Beginning		Increase (decrease)		Ending		Deferred income tax assets (liabilities)
Gain on valuation of available-for-sale securities	(Won)	(1,144,779)	(Won)	266,161	(Won)	(878,618)	(Won)	(189,871)
Loss on valuation of available-for-sale securities		473,809		(286,071)		187,738		36,583
Gain on valuation of equity method investments		(298,755)		(59,458)		(358,213)		(78,807)
Loss on valuation of equity method investments		9,395		(2,554)		6,841		1,505
Capital surplus		(10,006)		6,774		(3,232)		(711)
Capital adjustments		1,565		11,637		13,202		3,332

	(Won)	(968,771)	(Won)	(63,511)	(Won)	(1,032,282)	(Won)	(227,969)

	2009
	Beginning		Increase (decrease)		Ending		Deferred income tax assets (liabilities)
Gain on valuation of available-for-sale securities	(Won)	(1,627,444)	(Won)	482,665	(Won)	(1,144,779)	(Won)	(245,525)
Loss on valuation of available-for-sale securities		1,407,852		(934,043)		473,809		95,363
Gain on valuation of equity method investments		(78,389)		(220,366)		(298,755)		(65,476)
Loss on valuation of equity method investments		397,459		(388,064)		9,395		2,286
Capital surplus		—		(10,006)		(10,006)		(2,210)
Capital adjustments		—		1,565		1,565		336

	(Won)	99,478	(Won)	(1,068,249)	(Won)	(968,771)	(Won)	(215,226)

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

20. Related party transactions

20-1. The subsidiaries and equity method investees of the Bank as of December 31, 2010 are as follows:

Investor	Investee
Korea Finance Corporation (KoFC)	KDBFG, Korea Aerospace Industries, Ltd.
KDB Financial Group Inc (KDBFG)	KDB, Daewoo Securities Co., Ltd., KDB Capital Corporation,
KDB Asset Management Co., Ltd.,
Korea Infrastructure Investments Asset Management Co., Ltd.
KDB	Korea Infrastructure Fund,
Daewoo Shipbuilding & Marine Engineering Co., Ltd.,
Korea Marine Finance Co., KDB Value Private Equity Fund II,
KDB Value Private Equity Fund III,
KDB Venture M&A Private Equity Fund,
KDB Turnaround Private Equity Fund,
KDB-Tstone Private Equity Fund,
Components and Materials M&A Private Equity Fund,
KoFC-KDB Materials and Components Investment Fund No.1,
KDB Asia Ltd., KDB Ireland Ltd., KDB Bank (Hungary) Ltd.,
Banco KDB Do Brazil S.A, UzKDB Bank,
KDB Value Private Equity Fund VI, KDB Consus Value

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

20-2. The significant transactions which occurred in the normal course of business with related companies for the years end of December 31, 2010 and 2009, and the related account balances as of December 31, 2010 and 2009, are as follows (Korean won in millions):

	2010				2009
Classification	Income		Expense		Income		Expense
Investor:
KoFC	(Won)	32,432	(Won)	9,803	(Won)	—	(Won)	—
KDBFG		—		—		—		—
Fellow subsidiaries:
Daewoo Securities Co., Ltd.		62		13,675		—		—
KDB Capital Corporation		1,806		82		—		—
KDB Asset Management Co., Ltd.		11,895		1		—		—
Korea Infrastructure Investments Asset Management Co., Ltd.		—		257		—		—
Korea Aerospace Industries, Ltd.		6,765		18		—		—
Subsidiaries:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		13,895		1,790		6,556		8,188
KDB Asia Ltd.		4,357		7		8,968		76
KDB Ireland Ltd.		4,524		16		9,911		86
KDB Bank (Hungary) Ltd.		3,346		—		7,028		—
Banco KDB Do Brazil S.A		28,624		—		6,588		—
UzKDB Bank		713		18		—		—
Others		6,765		1,232		—		403
Equity method investees:
Korea Infrastructure Fund II and others		56,191		2,471		11,452		2,480

	(Won)	171,375	(Won)	29,370	(Won)	50,503	(Won)	11,233

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

	2010				2009
Classification	Assets		Liabilities		Assets		Liabilities
Investor:
KoFC	(Won)	2,923,977	(Won)	234,917	(Won)	—	(Won)	265,609
KDBFG		—		145,750		—		1,865
Fellow subsidiaries:
Daewoo Securities Co., Ltd.		2,938		754,570		—		5,393
KDB Capital Corporation		—		37,614		165,990		28,153
KDB AMC.		261,059		—		—		—
Korea Infrastructure Investments Asset Management Co., Ltd.		—		10,330		—		8,999
Korea Aerospace Industries, Ltd.		220,292		4,128		139,331		—
Subsidiaries:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		1,954,124		19,921		3,145,584		305,936
KDB Asia Ltd.		372,009		1,516		342,773		1,814
KDB Ireland Ltd.		382,732		—		366,213		—
KDB Bank (Hungary) Ltd.		212,468		—		261,939		—
Banco KDB Do Brazil S.A		430,554		—		513,113		—
UzKDB Bank		23,810		—		—		—
Others		1,437,484		410,798		—		10,966
Equity method investees:
Korea Infrastructure Fund II and others		1,955,106		85,765		529,845		115,874

	(Won)	10,176,553	(Won)	1,705,309	(Won)	5,464,788	(Won)	744,609

20-3. Guarantee and collateral provided among the Bank and its related parties as of December 31, 2010 and 2009 are summarized as follows (Korean won in millions):

Related parties		Guarantee and collateral	2010		2009
Benefactor	Beneficiary
KDB	Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Guarantee for F/X	(Won)	562,893	(Won)	2,690,143
KDB	KDB Asia Ltd.	Guarantee for F/X		143,513		58,380
KDB	Korea Aerospace Industries, Ltd.	Guarantee for F/X		220,292		—

			(Won)	926,698	(Won)	2,748,523

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

21. Comprehensive income

Comprehensive income for the years ended December 31, 2010 and 2009 is as follows (Korean won in millions):

	2010		2009
Net income	(Won)	1,045,721	(Won)	761,112
Other comprehensive income:
Gain on valuation of available-for-sale securities		19,908		1,469,363
Income taxes effect		(3,126)		(102,513)
Gain on valuation of equity method investments		58,906		265,571
Income taxes effect		(13,331)		(48,590)
Loss on valuation of equity method investments		3,106		365,210
Income taxes effect		(781)		(30,791)

Comprehensive income	(Won)	1,110,403	(Won)	2,679,362

22. Trust business information

22-1. The operations of the trust accounts for the years ended December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010		2009
Operating revenue of trust operations:
Fees on trust accounts	(Won)	18,171	(Won)	15,176
Early termination fees		2		4

	(Won)	18,173	(Won)	15,180

Operating expenses of trust operations:
Interest due to trust accounts	(Won)	8,456	(Won)	12,386

22-2. As of December 31, 2010 and 2009, the Bank is not required to bear the difference between book value and fair value of principal or dividend guaranteed trust accounts as the difference will be appropriated using a special reserve trust account.

23. Cash flow information

Significant non-cash transactions for the years ended December 31, 2010 and 2009 are as follows (Korean won in millions):

	2010		2009
Debt-to-equity swap	(Won)	220,072	(Won)	—
Spin-off		—		24,903,301

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

24. Operating result of the final interim period (unaudited)

Summary of operating results for the three months ended December 31, 2010 and 2009 is as follows (Korean won in thousands except per share amounts):

	Three months ended December 31,
	2010	2009
Operating revenue	3,589,451	4,902,097
Operating expenses	2,744,712	5,114,027

Operating income (loss)	844,739	(211,930)
Net income (loss)	655,187	(146,029)

25. Preparation plan for adoption of Korea International Financial Reporting Standards (K-IFRS) and implementation status

25-1. Plan and progress of K-IFRS adoption

The Bank will adopt K-IFRS for the first time for the financial period beginning after January 1, 2011. As part of the Bank’s K-IFRS implementation plan, the Bank appointed an external advisor to identify and report on the differences between the current accounting standards and K-IFRS related to the Bank. The Bank also formed a task force team in March 2008.

Following the completion of identification of accounting policy differences described above, the Bank had conducted the detailed analysis of its financial reporting system requirement and accounting policy changes impacted by the adoption of K-IFRS until August 2008. Based on results of the above analysis, the Bank has finalized the K-IFRS accounting policies to be adopted and mapped out changes to its accounting information system to capture and produce information under K-IFRS. As of December 31, 2010, the Bank has substantially completed the process of developing its accounting information system and modifying its processes that are affected by the adoption of K-IFRS, and the related internal control processes have been reassessed for a smooth transition to K-IFRS.

The task force team regularly reports the preparation plans and implementation progress to the Bank’s management and training programs are also regularly provided to the Bank’s employees to develop K-IFRS trained-resources within the Bank.

The Bank has been preparing its financial statements under K-IFRS since the date of transition and onwards, and management of the Bank expects that financial information for the fiscal year 2010 and after will be conformed to K-IFRS.

25-2. First time adoption of K-IFRS

The Bank’s transition and adoption dates of K-IFRS are January 1, 2010 and 2011, respectively. Therefore, the Bank has prepared its opening K-IFRS statement of financial position in accordance with K-IFRS 1101 First-Time Adoption as of January 1, 2010.

When preparing the Bank’s opening K-IFRS statement of financial position, some exemptions from other K-IFRS and exceptions to the retrospective application of other K-IFRS have been applied.

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

25-3. Optional exemptions from other K-IFRS

Optional exemptions other than K-IFRS 1101 First-Time Adoption that the Bank has applied are as follows:

Section	Contents
Business combinations	A first-time adopter may elect not to apply K-IFRS 1103 (equivalent to IFRS 3) retrospectively to past business combinations (business combinations that occurred before the date of transition to K-IFRS)

Cumulative translation differences	The cumulative translation differences for all foreign operations are deemed to be zero at the date of transition to K-IFRS.

Investment in subsidiaries, jointly controlled entities and associates	Investment in subsidiaries, jointly controlled entities and associates at the date of transition to K-IFRS has been measured at K-GAAP carrying amount.

Designation of previously recognized financial instruments	K-IFRS 1039 (equivalent to IAS 39) permits a financial product (provided it meets certain criteria) to be designated as a financial product at fair value through profit or available-for-sale financial asset.

25-4. Mandatory exceptions to the retrospective application

Mandatory exceptions to the retrospective application that the Bank has applied are as follows:

Section	Contents
Derecognition under K-IFRS 1039 (equivalent to IAS 39)	K-IFRS 1039 Financial Instruments: Recognition and Measurement has been applied only for the transactions entered into on or after January 1, 2010.

Exceptions to Hedge accounting	Hedge accounting was applied only for the qualified transactions in accordance with K-IFRS 1039 Financial Instruments: Recognition and Measurement at the date of transition to K-IFRS.

Non-controlling interests	A first-time adopter shall apply the following requirements of K-IFRS 1027 (28, 30, 31, 34~37) (equivalent to IAS 27) and K-IFRS 1105 (equivalent to IFRS 5) prospectively from the date of transition to K-IFRS.

25-5. Financial Estimates

When preparing the Bank’s statement of financial position as of January 1, 2010, estimates were made consistently with the estimates made for the preparation of K-GAAP financial statements on the same date.

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

25-6. Significant differences in accounting policies

The table below describes the major differences that are expected to give rise to a significant impact on the Bank’s financial statements under K-IFRS that are effective as of December 31, 2010. The differences listed below are not exhaustive, and additional areas may be identified in the future as a result of further assessment.

Section	K-IFRS	K-GAAP
Allowance for possible loan losses	For loans and receivables of which impairment has been objectively incurred, the allowance for possible loan losses is measured at the difference between the carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. The Bank first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant, and individually or collectively for financial assets that are not individually significant. If the Bank determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment.	The Bank provides an allowance for possible loan losses using the minimum required provision percentage given by the Regulation on the Supervision of Banking Industry.

Financial guarantee contracts	A financial guarantee contract is a contract that requires the issuer to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payment when due in accordance with the original or modified terms of a debt instrument. Financial guarantee contract is recognized as a liability and measured at fair value. After initial recognition, the liability will be measured at the higher of: (a) the provision for liability amount for the financial guarantee contract (b) the amount initially recognized less, when appropriate, cumulative amortization	Not applicable.

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

Section	K-IFRS	K-GAAP
Recognition of accrued interest	Interest revenue is recognized when the economic benefits associated with the transaction is probable and the amount of the revenue can be measured reliably. Interest income on loans overdue until impairment recognition date is measured based on decision that the economic benefits associated with the transaction is probable.	Interest revenue is recognized when the economic benefits associated with the transaction is highly probable and the amount of the revenue can be measured reliably. But, interest income on loans overdue or dishonored is recognized on a cash basis.

Impairment losses for available-for- sale equity instruments	If there is a significant or prolonged decline in an available-for-sale equity instruments below its cost, an impairment loss is recognized in the statement of income. Impairment losses shall not be reversed through profit or loss.	If there is a significant and prolonged decline in an available-for-sale equity instruments below its cost, an impairment loss is recognized in the statement of income. Impairment losses may be reversed through profit or loss.

Investments in a subsidiary, a joint venture, and an associate	Cost method is applied for the investments in a subsidiary, a joint venture, and an associate, which are not held-for-sale (separate financial statement).	Equity method is applied for the Investments in a subsidiary, a joint venture, and an associate, which are not held-for-sale (non-consolidated financial statement).

Employee benefits	The liability for severance and retirement benefits is estimated based on actuarial assumptions and on a discounted basis.	In accordance with the Employee Retirement Benefit Security Act and the Bank’s regulations, employees and directors terminating their employment with at least one year of service are entitled to severance and retirement benefits. An allowance for employee retirement benefits is measured based on the assumption that all employees will leave as of the reporting date.

Non-current assets held for-sale	The Bank classifies a non-current asset (or disposal group) as held for sale if its carrying amount will be recovered principally through a sale transaction rather than through continuing use and its sale will be highly probable.	Not applicable.

25-7. Changes in in-scope entities for consolidation

A comparison of in-scope entities, when the Bank prepares consolidated financial statements under K-IFRS, is as follows:

Consolidated subsidiaries under K- GAAP	Consolidated subsidiaries under K-IFRS	Differences
KDB trust accounts	KDB trust accounts	Under K-IFRS, those trust accounts is included that preserve principals of trust and profits from it.

Korea Development Bank

Notes to non-consolidated financial statements—(Continued)

December 31, 2010 and 2009

Consolidated subsidiaries under K-GAAP	Consolidated subsidiaries under K-IFRS	Differences
DSME Co., Ltd.	—	Excluded because the Bank does not have the majority of risks and reward by owning less than 50 percent shares.

Korea Marine Finance Corp.	—	Excluded because the Bank does not have the majority of risks and reward by owning less than 50 percent shares.

KDB Tstone PEF	—	Excluded because KDB Tstone PEF is the joint partner with unlimited liability

—	KDB Value PEF I	Under K-GAAP, excluded because the PEF is in the liquidation.

—	KDB 1st SPC and 15 others	Included because the Bank has the majority of risks and rewards by providing credit line facilities.

—	KDB Shipping PEF KL-1 and 34 others	Included because the Bank has the majority of risks and reward by owning more than 50 percent shares.

25-8. Financial impact

Financial impact by adopting K-IFRS is based on separate financial statement and could be changed due to results of further analysis, revision of K-IFRS, and others.

Reconciliation between non-consolidated statements of financial position of the Bank at January 1, 2010 under K-GAAP and K-IFRS is summarized as follows (Korean won in millions):

Description	Assets		Liabilities		Equity
K-GAAP	(Won)	122,333,446	(Won)	107,222,739	(Won)	15,110,707
Reconciliations:
Allowance for possible loan losses(*1)		480,763		(203,189)		683,952
Financial guarantee contracts		72,576		140,942		(68,366)
Allowance for severance and retirement benefits		—		46,091		(46,091)
Tax effects		(27,315)		118,530		(145,845)
Others(*2)		(57,607)		(75,937)		18,330

Total reconciliations		468,417		26,437		441,980

K-IFRS	(Won)	122,801,863	(Won)	107,249,176	(Won)	15,552,687

(*1)	The allowance for possible loan losses under K-IFRS is measured on incurred loss basis.
(*2)	Others consist of separate recognition of embedded derivatives of compound financial instruments, recognition of accrued interest of overdue & non-impaired loans and recognition of non-current assets held-for-sale etc.

26. Approval of financial statements

The 2010 non-consolidated financial statements were approved by the Board of Directors on March 11, 2011.

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 48 million people. The country’s largest city and capital, Seoul, has a population of about 11 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the Presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party (the “UNDP”). The Uri Party merged into the UNDP in August 20, 2007.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. The Lee administration’s key policy priorities include:

•	pursuing a lively market economy through deregulation, free trade and the attraction of foreign investment;

•	establishing an efficient government by reorganizing government functions and privatizing state-owned enterprises;

•	taking initiatives on the denuclearization of North Korea;

•	seeking a productive welfare system based on customized welfare benefits and job training; and

•	strengthening the competitiveness of Korea’s education system.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong Presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Election for Public Offices Act provide for the direct election of about 82% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than 5 seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises nine provinces and seven cities with provincial status: Seoul, Busan, Daegu, Incheon, Gwangju, Daejon and Ulsan. From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Organizations

Currently, there are two major political parties, the Grand National Party, or GNP, and the Democratic Party, or DP. The 18th legislative general election was held on April 9, 2008 and the term of the National Assembly members elected in the 18th legislative general election commenced on May 30, 2008.

As of June 17, 2011, the parties control the following number of seats in the National Assembly:

	GNP	DP	Others	Total
Number of Seats	169	87	41	297

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War, which took place between 1950 and 1953 began with the invasion of the Republic by communist forces from North Korea and, following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel.

North Korea maintains a regular military force estimated at more than 1,000,000 troops, mostly concentrated near the northern border of the demilitarized zone. The Republic’s military forces, composed of approximately 650,000 regular troops and almost 3.0 million reserves, maintain a state of military preparedness along the southern border of the demilitarized zone. In addition, the United States has historically maintained its military presence in the Republic. In October 2004, the United States and the Republic agreed to a three-phase withdrawal of approximately one-third of the 37,500 troops stationed in the Republic by the end of 2008. By the end of 2004, 5,000 U.S. troops departed the Republic in the first phase of such withdrawal and in the plan’s second phase, the United States removed 5,000 troops by the end of 2006. In the final phase, another 2,500 U.S. troops were scheduled to depart by the end of 2008. In April 2008, however, the United States and the Republic decided not to proceed with the final phase of withdrawal and agreed to maintain 28,500 U.S. troops in the Republic. In February 2007, the United States and the Republic agreed to dissolve their joint command structure by 2012, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In recent years, there have been heightened security concerns stemming from North Korea’s nuclear weapons and long-range missile programs and increased uncertainty regarding North Korea’s actions and possible responses from the international community. In December 2002, North Korea removed the seals and surveillance equipment from its Yongbyon nuclear power plant and evicted inspectors from the United Nations International Atomic Energy Agency. In January 2003, North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty. Since the renouncement, the Republic, the United States, North Korea, China, Japan and Russia have held numerous rounds of six party multi-lateral talks in an effort to resolve issues relating to North Korea’s nuclear weapons program.

In addition to conducting test flights of long-range missiles, North Korea announced in October 2006 that it had successfully conducted a nuclear test, which increased tensions in the region and elicited strong objections worldwide. In response, the United Nations Security Council passed a resolution that prohibits any United Nations member state from conducting transactions with North Korea in connection with any large scale arms and material or technology related to missile development or weapons of mass destruction and from providing luxury goods to North Korea, imposes an asset freeze and travel ban on persons associated with North Korea’s weapons program, and calls upon all United Nations member states to take cooperative action, including thorough inspection of cargo to or from North Korea. In response, North Korea agreed in February 2007 at the six-party talks to shut down and seal the Yongbyon nuclear facility, including the reprocessing facility, and readmit international inspectors to conduct all necessary monitoring and verifications.

In April 2009, North Korea launched a long-range rocket over the Pacific Ocean. The Republic, Japan and the United States responded that the launch poses a threat to neighboring nations and that it was in violation of the United Nations Security Council resolution adopted in 2006 against nuclear tests by North Korea, and the United Nations Security Council unanimously passed a presidential statement that condemned North Korea for the launch and decided to tighten sanctions against North Korea. Subsequently, North Korea announced that it would permanently pull out of the six-party talks and restart its nuclear program, and the International Atomic Energy Agency reported that its inspectors had been ordered to remove surveillance devices and other equipment at the Yongbyon nuclear power plant and to leave North Korea. In May 2009, North Korea announced that it had successfully conducted a second nuclear test and test-fired three short-range, surface-to-air missiles. In response, the United Nations Security Council unanimously passed a resolution that condemned North Korea for the nuclear test and decided to expand and tighten sanctions against North Korea. In March 2010, a Korean warship was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking in May 2010. North Korea has denied responsibility for the sinking and has threatened retaliation for any attempt to punish it for the act. On November 23, 2010, North Korean forces fired more than one hundred artillery shells targeting Yeonpyeong Island located near the maritime border between the Republic and North Korea on the west coast of the Korean peninsula, killing two Korean soldiers and two civilians as well as causing substantial property damage. The Republic responded by firing approximately 80 artillery shells and putting the military on its highest alert level. The Government condemned North Korea for the act and vowed stern retaliation should there be further provocation.

There recently has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for economic and political stability in the region. In June 2009, U.S. and Korean officials announced that Kim Jong-il, the North Korean ruler who reportedly suffered a stroke in August 2008, designated his third son, Kim Jong-eun, who is reportedly in his twenties, to become his successor. In September 2010, Kim Jong-eun was made a general in the North Korean army, named the vice chairman of the Central Military Commission and appointed to the Central Committee of the Workers’ Party in a series of measures widely believed to be part of the succession plan. In addition, North Korea’s economy faces severe challenges. For example, in November 2009, the North Korean government redenominated its currency at a ratio of 100 to 1 as part of a currency reform undertaken in an attempt to control inflation and reduce income gaps. In tandem with the currency redenomination, the North Korean government banned the use or possession of foreign currency by its residents and closed down privately run markets, which led to severe inflation and food shortages. Such developments may further aggravate social and political tensions within North Korea.

There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy or its ability to obtain future funding. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or military hostilities occur, could have a material adverse effect on the Republic’s economy.

Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic. In President Lee’s national address on August 15, 2010, he suggested the possible adoption of a reunification tax as a potential means of alleviating the potential long-term economic burden associated with reunification. Such discussions on reunification are very preliminary, and it has not been decided whether or when such a reunification tax would be implemented. If a reunification tax is implemented, depending on how it is structured, it may lead to a decrease in domestic consumption, which in turn may have a material adverse effect on the Republic’s economy.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Trade Organization, or WTO; and

•	the Inter-American Development Bank, or IDB.

In September 1991, the Republic and North Korea became members of the United Nations. During the 1996 and 1997 sessions, the Republic served as a non-permanent member of the United Nations Security Council.

In March 1995, the Republic applied for admission to the Organization for Economic Cooperation and Development, or the OECD, which the Republic officially joined as the twenty-ninth regular member in December 1996.

The Economy

Current Worldwide Economic and Financial Difficulties

Recent difficulties affecting the U.S. and global financial sectors, adverse conditions and volatility in the U.S. and worldwide credit and financial markets, fluctuations in oil and commodity prices and the general weakness of the U.S. and global economy during the second half of 2008 and first half of 2009 increased the uncertainty of global economic prospects in general and adversely affected, and may continue to adversely affect, the Korean economy. During the second and third quarter of 2007, credit markets in the United States started to experience difficult conditions and volatility that in turn have affected worldwide financial markets. In particular, in late July and early August 2007, market uncertainty in the U.S. sub-prime mortgage sector increased dramatically and further expanded to other markets such as those for leveraged finance, collateralized debt obligations and other structured products. In September and October 2008, liquidity and credit concerns and volatility in the global credit and financial markets increased significantly with the bankruptcy or acquisition of, and government assistance to, several major U.S. and European financial institutions. These developments resulted in reduced liquidity, greater volatility, widening of credit spreads and a lack of price transparency in the United States and global credit and financial markets.

As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, the value of the Won relative to the U.S. dollar depreciated at an accelerated rate during the fourth quarter of 2008 and first half of 2009. See “Monetary Policy—Foreign Exchange.” Such depreciation of the Won increased the cost of imported goods and services and the Won revenue needed by Korean companies to service foreign currency-denominated debt. Furthermore, as a result of adverse global and Korean economic conditions, there was a significant overall decline and continuing volatility in the stock prices of Korean companies. The Korea Composite Stock Price Index declined by 27.8% from 1,852.0 on May 30, 2008 to 1,336.7 on April 16, 2009. See “The Financial System—Securities Markets”. Further declines in the Korea Composite Stock Price Index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies to raise capital. In addition, increases in credit spreads, as well as limitations on the availability of credit resulting from heightened concerns about the stability of the markets generally and the strength of counterparties specifically that led many lenders and institutional investors to reduce or cease funding to borrowers, adversely affected Korean banks’ ability to borrow, particularly with respect to foreign currency funding, during the fourth quarter of 2008 and first half of 2009. Moreover, GDP in the first quarter of 2009 contracted by 4.3% at chained 2005 year prices compared with the same period in 2008, and exports in the first quarter of 2009 decreased by 24.8% to US$74.7 billion from US$99.4 billion in the same period in 2008. In the event that such difficult conditions in the global credit markets continue or the global economy deteriorates in the future, the Korean economy could be adversely affected and Korean banks, including us, may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

In response to these developments, legislators and financial regulators in the United States and other jurisdictions, including Korea, implemented a number of policy measures designed to add stability to the financial markets, including the provision of direct and indirect assistance to distressed financial institutions. In particular, the Government has implemented or announced, among other things, the following measures during the fourth quarter of 2008 and in 2009:

•

in October 2008, the Government implemented a guarantee program to guarantee foreign currency- denominated debt incurred by Korean banks and their overseas branches between October 20, 2008 and June 30, 2009 (subsequently extended to December 31, 2009), up to an aggregate amount of US$100 billion, for a period of three years (subsequently extended to five years) from the date such debt was incurred;

•

in October 2008, The Bank of Korea established a temporary reciprocal currency swap arrangement with the Federal Reserve Board of the United States for up to US$30 billion, effective until April 30, 2009 (subsequently extended to October 30, 2009). The Bank of Korea provided U.S. dollar liquidity, through competitive auction facilities, to financial institutions established in Korea, using funds from the swap line;

•

in December 2008, a (Won)10 trillion bond market stabilization fund was established to purchase financial and corporate bonds and debentures in order to provide liquidity to companies and financial institutions;

•

in December 2008, The Bank of Korea agreed with the People’s Bank of China to establish a bilateral currency swap arrangement for up to (Won)38 trillion, effective for three years, and agreed with the Bank of Japan to increase the maximum amount of their bilateral swap arrangement from US$3 billion to US$20 billion, effective until April 30, 2009;

•	in December 2008 and March 2009, the Government, through Korea Asset Management Corporation, purchased non-performing loans held by savings banks in the amount of approximately (Won)1.7 trillion;

•	in February 2009, the Government announced its plan to contribute capital to Korean banks through a (Won)20 trillion bank recapitalization fund and received applications from 14 banks;

•

during the first quarter of 2009, the Government, through the Bank of Korea and the Korea Development Bank, purchased from Korean banks hybrid securities and subordinated bonds in the amount of approximately (Won)4 trillion;

•

during the fourth quarter of 2008 and the first quarter of 2009, The Bank of Korea decreased the policy rate by a total of 3.25% points to 2.00% in order to address financial market instability and to help combat the slowdown of the domestic economy;

•

in April 2009, the National Assembly authorized the expansion of the 2009 national budget by (Won)28.4 trillion to provide stimulus for the Korean economy. The stimulus plan includes (Won)17.2 trillion to be used for cash handouts, low-interest loans, infrastructure spending and job training, as well as (Won)11.2 trillion in various tax incentives; and

•

in December 2009, the Government, together with the member countries of the Association of Southeast Asian Nations, China and Japan, signed the Chiang Mai Initiative Multilateralization Agreement to address balance-of-payments and short-term liquidity difficulties in the region and to supplement the existing international financial arrangements.

However, the overall impact of these legislative and regulatory efforts on the financial markets is uncertain, and they may not have the intended stabilizing effects.

While the rate of deterioration of the global economy slowed in the second half of 2009 and into 2010, with some signs of stabilization and possible improvement, the overall prospects for the Korean and global economy in 2010 and beyond remain uncertain. For example, in November 2009, the Dubai government announced a moratorium on the outstanding debt of Dubai World, a government-affiliated investment company.

In addition, many governments in Europe are showing increasing signs of fiscal stress and may experience difficulties in meeting their debt service requirements. For example, in November 2008, the Icelandic government, facing mounting debt problems, reached an agreement with the IMF to receive loans in the amount of US$2.1 billion over a two-year period. In addition, in May 2010, the Greek government reached an agreement with the IMF and the European Union to receive loans in the amount of Euro 115 billion over a three-year period. Any of these or other developments could potentially trigger another financial and economic crisis, which could have a material adverse effect on the Korean economy and financial markets (including depreciation of the value of the Won, decline and volatility in the stock prices of Korean companies, increases in credit spreads and funding costs and decreases in exports) and our financial conditions and results of operations.

Furthermore, while many governments worldwide are considering or are in the process of implementing “exit strategies”, in the form of reduced government spending, higher interest rates or otherwise, with respect to the economic stimulus measures adopted in response to the global financial crisis, such strategies may, for reasons related to timing, magnitude or other factors, have the unintended consequence of prolonging or worsening global economic and financial difficulties.

Moreover, the catastrophic earthquake and tsunami that struck Japan in March 2011 and the nuclear crisis that resulted may adversely affect the Korean economy by causing a decline in exports to Japan and a decrease in foreign direct investment in the Republic, reducing demand in the retail and tourism industry and disrupting supplies to certain manufacturers that depend on components made in Japan, which in turn may have a material adverse effect on our financial condition and results of operations. In addition, the price of oil has increased recently due to, among others, political unrest and military conflict in North Africa and Middle East, which could have a material adverse effect on the global and Korean economies.

In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets.

Gross Domestic Product

Gross domestic product, or GDP, measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods.

The following table sets out the composition of the Republic’s GDP at current and chained 2005 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2006	2007	2008	2009	2010(1)	As % of GDP 2010(1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	494,917.6	530,264.1	561,627.5	575,970.2	615,406.9	52.5
Government	131,900.7	143,262.2	156,944.1	170,324.7	180,053.8	15.4
Gross Capital Formation	269,187.8	286,917.6	320,368.8	279,858.1	341,902.8	29.2
Exports of Goods and Services	360,625.3	408,754.1	544,110.7	529,645.1	614,451.0	52.4
Less Imports of Goods and Services	(348,022.9)	(394,026.2)	(556,197.9)	(490,188.3)	(581,735.8)	(49.6)
Statistical Discrepancy	135.3	(158.9)	(401.4)	(573.0)	2,724.6	0.2
Expenditures on Gross Domestic Product	908,743.8	975,013.0	1,026,451.8	1,065,036.8	1,172,803.4	100.0
Net Factor Income from the Rest of the World	1,390.3	1,800.9	7,663.6	4,746.2	320.0	0.0
Gross National Income(2)	910,134.2	976,813.9	1,034,115.4	1,069,783.1	1,173,123.4	100.0
Gross Domestic Product at Chained 2005 Year Prices:
Private	487,439.0	512,094.8	518,820.8	518,776.0	540,254.7	51.8
Government	127,908.9	134,806.9	140,633.6	148,471.7	152,948.6	14.7
Gross Capital Formation	268,215.8	277,729.0	277,772.8	240,411.7	277,460.4	26.6
Exports of Goods and Services	378,374.7	426,070.6	454,248.9	448,813.8	514,032.7	49.3
Less Imports of Goods and Services	(352,087.7)	(393,207.1)	(410,567.7)	(377,795.8)	(441,692.8)	(42.4)
Statistical Discrepancy	198.3	91.3	(323.6)	(528.1)	(1,028.7)	(0.1)
Expenditures on Gross Domestic Product(3)	910,048.9	956,514.5	978,498.8	981,625.1	1,042,111.3	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	1,341.6	1,622.9	6,776.2	4,055.5	114.9	0.0
Trading Gains and Losses from Changes in the Terms of Trade	(13,196.4)	(16,827.8)	(50,031.9)	(35,622.1)	(39,741.5)	(3.8)
Gross National Income(4)	898,194.2	941,317.3	935,248.8	950,041.1	1,002,473.2	96.2
Percentage Increase (Decrease) of GDP over Previous Year At Current Prices	5.0	7.3	5.3	3.8	10.1	—
At Chained 2005 Year Prices	5.2	5.1	2.3	0.3	6.2	—

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national product.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add to the total Gross National Income.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at current prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2006	2007	2008	2009	2010(1)	As % of GDP 2010(1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	25,751.2	25,208.8	24,686.0	26,615.0	27,018.7	2.3
Mining and Manufacturing	222,865.9	240,612.1	258,545.4	268,798.7	325,287.2	27.7
Mining and Quarrying	1,925.8	2,001.2	2,336.0	2,220.5	2,237.3	0.2
Manufacturing	220,940.1	238,610.9	256,209.4	266,578.2	323,049.9	27.6
Electricity, Gas and Water	18,546.9	19,155.3	12,298.6	17,258.2	21,044.6	1.8
Construction	61,359.3	64,979.0	64,612.2	66,576.6	68,800.8	5.9
Services:	486,162.9	524,826.9	559,545.8	579,587.5	614,860.2	52.4
Wholesale and Retail Trade, Restaurants and Hotels	87,320.8	93,405.5	100,419.3	103,994.8	114,245.4	9.7
Transportation, Storage and Communication	36,424.2	40,070.5	41,613.1	40,162.5	42,909.6	3.7
Financial Intermediation	55,234.7	61,114.0	65,132.2	65,035.5	72,476.6	6.2
Real Estate, Renting and Business Activities	65,534.7	69,435.7	71,886.2	74,361.1	74,773.1	6.4
Information, Communication	37,969.9	39,198.1	39,666.8	41,225.0	43,159.5	3.7
Business Activities	41,292.3	45,056.0	49,905.7	51,001.9	53,956.6	4.6
Public Administration and Defense;
Compulsory Social Security	52,262.6	55,515.9	59,396.8	63,706.6	66,031.0	5.6
Education	51,036.7	55,554.4	60,940.1	63,448.7	65,139.4	5.6
Health and Social Work	31,617.7	35,451.6	38,452.1	43,092.1	47,332.0	4.0
Recreational, Cultural and Sporting	10,859.2	12,209.1	13,048.9	13,693.8	14,056.9	1.2
Other Service Activities	16,610.1	17,816.1	19,084.6	19,865.5	20,780.1	1.8
Taxes less subsidies on products	94,057.8	100,231.0	106,763.8	106,200.8	115,791.6	9.9
Gross Domestic Product at Current Prices	908,743.8	975,013.0	1,026,451.8	1,065,036.8	1,172,803.4	100.0
Net Factor Income from the Rest of the World	1,390.3	1,800.9	7,663.6	4,746.2	320.0	0.0
Gross National Income at Current Price	910,134.2	976,813.9	1,034,115.4	1,069,783.1	1,173,123.4	100.0

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2006	2007	2008	2009	2010(1)
GDP per capita (thousands of Won)	18,820	20,120	21,120	21,848	23,996
GDP per capita (U.S. dollar)	19,692	21,655	19,153	17,117	20,753
Average Exchange Rate (in Won per U.S. dollar)	955.5	929.2	1,102.6	1,276.4	1,156.3

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2006	2007	2008	2009	2010(1)
GNI per capita (thousands of Won)	18,840	20,160	21,280	21,946	24,003
GNI per capita (U.S. dollar)	19,772	21,695	19,296	17,193	20,759
Average Exchange Rate (in Won per U.S. dollar)	955.5	929.2	1,102.6	1,276.4	1,156.3

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at chained 2005 year prices:

Gross Domestic Product by Economic Sector

(at chained 2005 year prices)

	2006	2007	2008	2009	2010(1)	As % of GDP 2010(1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	26,240.2	27,294.0	28,826.9	29,759.2	28,475.4	2.7
Mining and Manufacturing	232,884.5	249,317.9	254,658.8	252,473.7	289,358.3	27.8
Mining and Quarrying	1,991.9	1,909.8	1,922.1	1,906.0	1,758.2	0.2
Manufacturing	230,892.6	247,408.1	254,466.7	250,567.7	287,600.1	27.6
Electricity, Gas and Water	18,332.9	19,026.2	20,199.0	21,023.6	22,020.4	2.1
Construction	60,564.4	62,134.9	60,611.1	61,716.0	61,681.6	5.9
Services:	477,658.0	502,050.0	515,983.6	521,915.10	540,293.60	51.9
Wholesale and Retail Trade, Restaurants and Hotels	85,792.6	90,291.3	91,512.4	90,725.7	96,878.5	9.3
Transportation and Storage	37,082.6	39,136.8	41,033.4	38,666.2	42,367.1	4.1
Financial Intermediation	55,611.7	61,614.4	64,612.2	67,425.2	69,080.2	6.6
Real Estate, Renting and Business Activities	64,603.9	65,524.8	66,491.6	66,368.7	66,570.8	6.4
Information and Communication	38,238.7	39,664.7	41,024.7	41,933.8	43,473.1	4.2
Business Activities	39,720.8	41,800.2	42,990.6	42,727.5	43,211.9	4.2
Public Administration and Defense: Compulsory Social Security	50,520.8	52,183.9	52,903.0	54,887.7	55,821.1	5.4
Education	48,532.9	49,971.2	51,619.6	52,135.1	52,658.8	5.1
Health and Social Work	30,389.3	32,905.8	34,197.6	36,897.6	39,509.6	3.8
Culture and Entertainment Services	10,744.2	11,781.1	12,175.8	12,477.2	12,562.3	1.2
Other Service Activities	16,420.5	17,175.8	17,422.7	17,670.4	18,160.2	1.7
Taxes less subsidies on products	94,368.8	96,992.4	97,090.1	95,514.0	101,396.0	9.7
Gross Domestic Product at Market Prices(2)	910,048.9	956,514.5	978,498.8	981,625.1	1,042,111.3	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.

Source: The Bank of Korea.

GDP growth in 2006 was 5.2% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 5.1% and gross domestic fixed capital formation increased by 3.4%, each compared with 2005.

GDP growth in 2007 was 5.1% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 5.1% and gross domestic fixed capital formation increased by 4.2%, each compared with 2006.

GDP growth in 2008 was 2.3% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.0% and gross domestic fixed capital formation decreased by 1.9%, each compared with 2007.

GDP growth in 2009 was 0.3% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 1.2% but gross domestic fixed capital formation decreased by 1.0%, each compared with 2008.

Based on preliminary data, GDP growth in 2010 was 6.2% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 3.9% and gross domestic fixed capital formation increased by 7.0%, each compared with 2009.

Based on preliminary data, GDP growth in the first quarter of 2011 was 4.2% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.7% and exports of goods and services increased by 16.8%, which more than offset a 2.2% decrease in gross domestic fixed capital formation, each compared with the corresponding period of 2010.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2005 = 100)

	Index Weight(1)	2006	2007	2008	2009	2010(2)
All Industries	10,000.0	108.4	115.9	119.4	119.0	138.7
Mining and Manufacturing	9,458.5	108.6	116.3	119.7	119.1	139.4
Mining	36.5	95.8	91.5	8-0.9	87.0	80.6
Petroleum, Crude Petroleum and Natural Gas	8.7	93.4	82.1	65.7	89.1	87.3
Metal Ores	0.5	113.2	171.0	154.8	122.2	221.5
Non-metallic Minerals	27.3	96.3	93.0	84.4	85.6	75.9
Manufacturing	9,422.0	108.7	116.4	119.9	119.2	139.6
Food Products	479.2	101.7	101.8	100.5	99.1	104.0
Beverage Products	159.0	99.4	101.7	104.7	99.7	104.1
Tobacco Products	55.1	111.9	116.2	120.8	120.3	116.2
Textiles	226.0	100.2	98.9	91.2	85.5	95.1
Wearing Apparel, Clothing Accessories and Fur Articles	174.6	109.6	116.3	117.2	112.5	116.7
Tanning and Dressing of Leather, Luggage and Footwear	47.9	102.5	100.5	95.7	86.0	83.0

Wood and Products of Wood and Cork (Except Furniture)	46.7	109.6	107.1	100.0	87.2	88.2
Pulp, Paper and Paper Products	145.0	102.1	104.8	103.3	100.2	106.6
Printing and Reproduction of Recorded Media	77.0	102.0	101.8	110.6	100.1	114.1
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	315.2	101.3	102.5	103.2	102.0	105.4
Chemicals and Chemical Products	772.2	102.5	109.6	110.4	116.3	123.3
Pharmaceuticals, Medicinal Chemicals and Botanical Products	187.1	111.2	120.6	130.3	134.7	140.8
Rubber and Plastic Products	434.2	106.8	113.0	109.2	100.5	112.7
Non-metallic Minerals	309.9	106.1	112.2	113.4	111.4	116.1
Basic Metals	753.2	103.7	108.4	109.1	100.3	120.4
Fabricated Metal Products	490.8	106.3	112.0	116.0	106.5	115.9
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	1,970.4	122.3	138.9	152.0	163.5	204.1
Medical, Precision and Optical Instruments, Watches and Clocks	102.8	107.3	112.5	116.9	118.5	135.9
Electrical Equipment	449.5	100.3	104.8	111.5	114.4	130.3
Other Machinery and Equipment	737.5	109.5	120.4	119.8	107.3	151.4
Motor Vehicles, Trailers and Semitrailers	1,101.2	108.0	114.8	110.6	103.4	131.7
Other Transport Equipment	254.3	108.3	115.9	145.1	160.3	148.7
Furniture	79.0	101.4	100.6	96.6	91.7	95.9
Other Products	54.2	94.8	93.9	78.3	74.7	84.4
Electricity, Gas	541.5	104.1	108.8	114.6	116.4	126.9
Publishing activities	109.3	101.2	96.0	94.8	91.2	91.6
Total Index (including Publishing Activities)	10,109.3	108.3	115.7	119.2	118.7	138.2

(1)	Index weights were established on the basis of an industrial census in 2005 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.
(2)	Preliminary

Source: The Bank of Korea; Korea National Statistical Office.

Industrial production increased by 8.4% in 2006, primarily due to increased exports and domestic consumption. Industrial production increased by 6.9% in 2007, primarily due to solid export growth and domestic consumption. Industrial production growth was only 3.4% in 2008, primarily due to a slowdown in growth of exports and domestic consumption as a result of adverse global and Korean economic conditions beginning in the second half of 2008. Industrial production decreased by 0.8% in 2009, primarily due to decreased exports as a result of adverse global economic conditions. Based on preliminary data, industrial production increased by 16.7% in 2010, primarily due to increased exports and domestic consumption.

Manufacturing

The manufacturing sector increased production by 6.3% in 2005, 8.7% in 2006, 7.1% in 2007 and 2.9% in 2008. In 2009, the manufacturing sector decreased production by 1.5%. Based on preliminary data, in 2010, the manufacturing sector increased production by 14.8%.

Automobiles. In 2006, automobile production increased by 3.8%, domestic sales volume recorded an increase of 1.9% and export sales volume recorded an increase of 2.4%, compared with 2005. In 2006, export sales of automobiles constituted approximately 9.4% of the Republic’s total exports. In 2007, automobile production increased by 6.4%, domestic sales volume recorded an increase of 4.7% and export sales volume recorded an increase of 7.5%, compared with 2006. In 2007, export sales of automobiles constituted approximately 9.3% of the Republic’s total exports. In 2008, automobile production decreased by 6.4%, domestic sales volume recorded a decrease of 5.3% and export sales volume recorded a decrease of 5.7%, compared with 2007, primarily due to a decrease in the domestic and global demand for automobiles as a result of adverse global and Korean economic conditions. In 2008, export sales of automobiles constituted approximately 7.4% of the Republic’s total exports. In 2009, automobile production decreased by 8.2%, domestic sales volume recorded an increase of 20.7% and export sales volume recorded a decrease of 19.9%, compared with 2008, primarily due to the continued decrease in global demand for automobiles. In 2009, export sales of automobiles constituted approximately 6.2% of the Republic’s total exports. The automobile stimulus programs of a number of governments, including those in the United States and Europe, encouraged demand for automobiles in the relevant countries for the first nine months of 2009, the effect of which partially offset the decrease in global demand for Korean automobiles during the duration of such stimulus programs. In the fourth quarter of 2009, export sales of automobiles increased compared to previous quarters of 2009, primarily due to the recovery of global demand for automobiles, the effect of which more than offset the negative impact of termination of most of such governments’ automobile stimulus programs in the second half of 2009. Based on preliminary data, in 2010, automobile production increased by 21.6%, domestic sales volume recorded an increase of 5.1% and export sales volume recorded an increase of 29.0%, compared with 2009.

Electronics. In 2006, electronics production increased by 22.3% and exports increased by 18.6%, each compared with 2005. In 2006, export sales of semiconductor memory chips constituted approximately 11.5% of the Republic’s total exports. In 2007, electronics production increased by 13.6% and exports increased by 13.7%, each compared with 2006. In 2007, export sales of semiconductor memory chips constituted approximately 10.5% of the Republic’s total exports. In 2008, electronics production increased by 9.4% and exports increased by 8.9%, each compared with 2007. In 2008, export sales of semiconductor memory chips constituted approximately 7.8% of the Republic’s total exports. In 2009, electronics production increased by 0.8% and exports increased by 5.5%, each compared with 2008. In 2009, export sales of semiconductor memory chips constituted approximately 8.5% of the Republic’s total exports.

Iron and Steel. In 2006, crude steel production totaled 48.5 million tons, an increase of 1.3% from 2005. Domestic sales volume increased by 5.7% and export sales volume increased by 11.9%. In 2007, crude steel production totaled 51.5 million tons, an increase of 6.3% from 2006. Domestic sales volume increased by 10.8% and export sales volume increased by 5.2%. In 2008, crude steel production totaled 53.3 million tons, an increase of 3.8% from 2007. Domestic sales volume increased by 6.2% and export sales volume increased by 8.6%. In 2009, crude steel production totaled 48.6 million tons, a decrease of 8.9% from 2008. Domestic sales volume and export sales volume decreased by 22.5% and 1.2%, respectively. Based on preliminary data, in 2010, crude steel production totaled 58.4 million tons, an increase of 20.2% from 2009. Domestic sales volume and export sales volume increased by 14.3% and 21.1%, respectively.

Shipbuilding. In 2006, the Republic’s shipbuilding orders amounted to 20.6 million compensated gross tons, an increase of 68.9% compared to 2005. In 2007, the Republic’s shipbuilding orders amounted to 33.0 million compensated gross tons, an increase of 60.2% compared to 2006. In 2008, the Republic’s shipbuilding orders amounted to 14.0 million compensated gross tons, a decrease of 57.6% compared to 2007. In 2009, the Republic’s shipbuilding orders amounted to 1.9 million compensated gross tons, a decrease of 86.4% compared to 2008 as a result of a decrease in ship orders due to adverse global economic conditions. In the first nine months of 2010, the Republic’s ship building orders amounted to 7.0 million compensated gross tons.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness in anticipation of opening the domestic agricultural market.

In 2006, rice production decreased 2.1% from 2005 to 4.7 million tons. In 2007, rice production decreased 6.4% from 2006 to 4.4 million tons. In 2008, rice production increased 9.1% from 2007 to 4.8 million tons. Based on preliminary data, in 2009, rice production increased 2.1% from 2008 to 4.9 million tons. Based on preliminary data, in 2010, rice production decreased 12.6% from 2009 to 4.3 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2006, the agriculture, forestry and fisheries industry increased by 1.5% compared to 2005 primarily due to an increase in the cultivation and livestock industry. In 2007, the agriculture, forestry and fisheries industry increased by 4.0% compared to 2006 primarily due to an increase in fishing catch which offset a decrease in the production of rice. In 2008, the agriculture, forestry and fisheries industry increased by 5.6% compared to 2007. In 2009, the agriculture, forestry and fisheries industry increased by 3.2% compared to 2008. Based on preliminary data, in 2010, the agriculture, forestry and fisheries industry decreased by 4.3% compared to 2009.

Construction

In 2006, the construction industry increased by 2.2% compared to 2005 primarily due to an increase in the construction of residential and commercial buildings. In 2007, the construction industry increased by 2.6% compared to 2006 primarily due to an increase in the construction of commercial buildings which offset a slight decrease in the construction of residential buildings. In 2008, the construction industry decreased by 2.4% compared to 2007 primarily due to a significant decrease in the construction of commercial and residential buildings. In 2009, the construction industry increased by 1.8% compared to 2008. Based on preliminary data, in 2010, the construction industry decreased by 0.1% compared to 2009. The construction industry has experienced a significant downturn since the second half of 2009, due to excessive investment in recent years in residential property development projects, stagnation of real property prices and reduced demand for residential property, especially in areas outside of Seoul, as a result of deteriorating conditions in the Korean economy in the second half of 2009 and into 2010. The Government has taken measures to support the Korean construction industry, including a (Won)5 trillion program to buy unsold housing units and land from construction companies. However, the effect of these measures is uncertain and the construction industry may continue to experience adverse conditions.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Energy Consumption	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents, except ratios)
2006	233.4	225.2	96.5
2007	236.5	228.3	96.5
2008	240.8	232.2	96.4
2009	243.3	234.7	96.5
2010(1)	260.5	251.2	96.4

(1)	Preliminary

Source: Korea Energy Economics Institute.

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy consumed in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Consumption of Energy by Source

	Coal		Petroleum		Nuclear		Others(1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
2006	56.7	24.3	101.8	43.6	37.2	15.9	37.7	16.2	233.4	100.0
2007	59.7	25.2	105.5	44.6	30.7	13.0	40.6	17.2	236.5	100.0
2008	66.1	27.5	100.2	41.6	32.5	13.5	42.0	17.4	240.8	100.0
2009	68.6	28.2	102.3	42.1	31.8	13.1	40.6	16.7	243.3	100.0
2010(2)	76.0	29.2	104.3	40.1	31.7	12.3	48.4	18.6	260.5	100.0

(1)	Includes natural gas, hydroelectric power and renewable energy.
(2)	Preliminary

Source: Korea Energy Economics Institute.

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. Construction of an additional 18 nuclear power plants was completed by July 2004, adding 16,129 megawatts of generating capacity. The Republic’s total nuclear power generating capacity is estimated to be 17,716 megawatts as of December 31, 2008.

Services Sector

In 2006, the transportation and storage sector increased by 5.1%, the financial intermediation sector increased by 4.2% and the real estate, renting and business activities sector increased by 2.2%, each compared with 2005. In 2007, the transportation and storage sector increased by 5.5%, the financial intermediation sector increased by 10.8% and the real estate, renting and business activities sector increased by 1.4%, each compared with 2006. In 2008, the transportation and storage sector increased by 4.8%, the financial intermediation sector increased by 4.9% and the real estate, renting and business service sector increased by 1.5%, each compared with 2007. In 2009, the transportation and storage sector decreased by 5.8%, the financial intermediation sector increased by 4.4% and the real estate, renting and business activities sector decreased by 0.2%, each compared with 2008. Based on preliminary data, in 2010, the transportation and storage sector increased by 9.6%, the financial intermediation sector increased by 2.5% and the real estate, renting and business activities sector increased by 0.3%, each compared with 2009.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index(1)	Increase Over Previous Year	Consumer Price Index(1)	Increase Over Previous Year	Wage Index(1)(2)		Increase Over Previous Year		Unemployment Rate(1)(3)
	(2005=100)	(%)	(2005=100)	(%)	(2005=100)		(%)		(%)
2006	100.9	0.9	102.2	2.2	105.7		5.7		3.5
2007	102.3	1.4	104.8	2.5	106.5		0.7		3.2
2008	111.1	8.6	109.7	4.7	109.9		3.1		3.2
2009	110.9	(0.2)	112.8	2.8	109.1		(0.7)		3.6
2010	115.1	3.8	116.1	2.9	N/A	(4)	N/A	(4)	3.7

(1)	Average for year.
(2)	Nominal wage index of earnings in all industries.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available.

Source: The Bank of Korea; Korea National Statistical Office.

The inflation rate, on an annualized basis, was 2.2% in 2006, 2.5% in 2007, 4.7% in 2008, 2.8% in 2009, 2.9% in 2010 and 4.5% in the first quarter of 2011. The unemployment rate was 3.5% in 2006, 3.2% in 2007, 3.2% in 2008, 3.6% in 2009, 3.7% in 2010 and 4.2% in the first quarter of 2011.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 60% and 63% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2010, the economically active population of the Republic was 24.8 million and the number of employees was 23.8 million.

As of July 1, 2004, the Republic adopted a five-day workweek for large corporations with over 1,000 employees, publicly-owned (state-run) companies, banks and insurance companies, reducing working hours from 44 to 40 hours a week. The adoption of the five-day workweek has been extended to companies with over 300 employees and to government employees as of July 1, 2005 and to companies with over 100 employees as of July 1, 2006. Companies with more than 50 employees adopted the five-day workweek as of July 1, 2007 and those with over 20 adopted the five-day workweek as of July 1, 2008. Companies with less than 20 employees are also scheduled to adopt the five-day workweek by July 1, 2011.

Approximately 10.5% of the Republic’s workers were unionized as of December 31, 2008. In the early 2000s, the labor unions of several of the Republic’s largest commercial banks, including Kookmin Bank, Chohung Bank (which was later acquired by Shinhan Bank) and Citibank Korea Inc. (formerly KorAm Bank), staged strikes in response to consolidation in the banking industry. In addition, in the summer of 2004 and 2005, respectively, unionized workers of GS Caltex Corporation and Asiana Airlines staged strikes demanding better compensation and working conditions. In the fall of 2005, unionized workers at Hyundai Motor Company and Kia Motors Corp. went on strikes during annual contract talks. In December 2005, Korean Air’s unionized pilots also staged strikes demanding a higher wage increase. In the summer of 2006, unionized workers of Hyundai Motor Company and Kia Motors Corp. went on partial strikes demanding better compensation and working conditions, and unionized workers of Ssangyong Motor Company went on strike in response to the company’s proposed layoff plans. In July 2006, unionized workers of POSCO’s subcontractors initiated a sit-in strike at POSCO’s headquarters in Pohang demanding better wages and working conditions, disrupting POSCO’s operations for nine days. In June 2007, unionized workers of Hyundai Motor Company went on partial strikes demanding a higher bonus increase. Also, in May 2009, unionized workers of Ssangyong Motor Company went on full-scale strike and illegally occupied the company’s factory premises in Pyungtaek opposing the company’s reorganization plan. Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party, which seeks to represent the interests of workers, controls five seats in the National Assembly from May 30, 2008 as a result of the 18th legislative general election held on April 9, 2008.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. To ease the liquidity crisis, the Government altered the real-name financial transactions system during 1998, to allow the sale or deposit of foreign currencies through domestic financial institutions and the purchase of certain bonds, including Government bonds, without identification. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act or FSCMA, under which various industry-based capital markets regulatory systems currently were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements. The Enforcement Decree of the FSCMA classifies the financial investment companies into a total of 77 categories depending on the types of (i) financial investment services, (ii) financial investment products, and (iii) investors.

Prior to the effective date of the Financial Investment Services and Capital Markets Act, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Business Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the Financial Investment Services and Capital Markets Act attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the Financial Investment Services and Capital Markets Act categorizes capital markets-related businesses into six different functions, as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, “Financial Investment Businesses”).

Accordingly, all financial businesses relating to financial investment products are reclassified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the Financial Investment Services and Capital Markets Act, derivative businesses conducted by securities companies and future companies will be subject to the same regulations under the Financial Investment Services and Capital Markets Act, at least in principle.

The banking business and the insurance business are not subject to the Financial Investment Services and Capital Markets Act and will continue to be regulated under separate laws; provided, however, that they are subject to the Financial Investment Services and Capital Markets Act if their activities involve any Financial Investment Businesses requiring a license based on the Financial Investment Services and Capital Markets Act.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2010, commercial banks consisted of seven nationwide banks, all of which have branch networks throughout the Republic, six regional banks and 53 branches of 37 foreign banks operating in the country. Nationwide and regional banks had, in the aggregate, 5,531 domestic branches and offices, 41 overseas branches, 17 overseas representative offices and 32 overseas subsidiaries as of December 31, 2010.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include:

•	The Korea Development Bank;

•	The Export-Import Bank of Korea;

•	The Industrial Bank of Korea;

•	National Agricultural Cooperative Federation (which merged with the National Livestock Cooperative Federation in July 2000); and

•	National Federation of Fisheries Cooperatives.

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing loans that more closely followed international standards. The new criteria increased the level of non-performing loans held by banks and other financial institutions. The following table sets out the total loans and discounts and non-performing assets of the banking sector.

	Total Loans	Non-Performing Assets(1)	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2006	930.2	7.8	0.8
December 31, 2007	1,073.8	7.7	0.7
December 31, 2008	1,288.1	14.7	1.1
December 31, 2009	1,285.8	16.0	1.2
December 31, 2010	1,308.9	24.6	1.9

(1)	Assets classified as substandard, doubtful and estimated loss in accordance with the Republic’s banking regulations.

Source: Financial Supervisory Service.

Most of the growth in total loans since the end of 2002 has been attributable to loans to the retail sector, accounting for 38.1% of total loans as of December 31, 2010, compared to 34.3% as of December 31, 1999.

In 2006, a group of the Republic’s banks, including seven nationwide commercial banks, six regional commercial banks and five special banks, posted an aggregate net profit of (Won)13.6 trillion. In 2007, these banks posted an aggregate net profit of (Won)15.0 trillion. In 2008, these banks posted an aggregate net profit of (Won)7.7 trillion, compared to an aggregate net profit of (Won)15.0 trillion in 2007, primarily due to increased loan loss provisions. In 2009, these banks posted an aggregate net profit of (Won)6.9 trillion, compared to an aggregate net profit of (Won)7.7 trillion in 2008, primarily due to increased non-performing loans. Based on preliminary data, in 2010, these banks posted an aggregate net profit of (Won)9.4 trillion, compared to an aggregate net profit of (Won)6.9 trillion, primarily due to increased net interest income.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

The country had 105 mutual savings banks as of December 31, 2010, with assets totaling (Won)86.9 trillion.

As of December 31, 2010, 13 domestic life insurance institutions, two joint venture life insurance institutions and nine wholly-owned subsidiaries of foreign life insurance companies, with assets totaling approximately (Won)408.5 trillion as of December 31, 2010, were operating in the Republic.

As of December 31, 2010, six credit card companies operated in the country with loans totaling approximately (Won)54.5 trillion.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short- term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Exchange Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three different markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a limited liability company, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 29, 2005	1,379.4
January 31, 2006	1,399.8
February 28, 2006	1,371.6
March 31, 2006	1,359.6
April 28, 2006	1,419.7
May 30, 2006	1,317.7
June 30, 2006	1,295.2
July 31, 2006	1,297.8
August 31, 2006	1,352.7
September 29, 2006	1,371.4
October 31, 2006	1,364.6
November 30, 2006	1,432.2
December 28, 2006	1,434.5
January 31, 2007	1,360.2
February 28, 2007	1,417.3
March 31, 2007	1,452.6
April 30, 2007	1,542.2
May 31, 2007	1,700.9
June 30, 2007	1,743.6
July 31, 2007	1,933.3
August 31, 2007	1,873.2
September 28, 2007	1,946.5
October 31, 2007	2,064.9
November 30, 2007	1,906.0
December 28, 2007	1,897.1
January 31, 2008	1,624.7
February 29, 2008	1,711.6
March 31, 2008	1,704.0
April 30, 2008	1,825.5
May 30, 2008	1,852.0
June 30, 2008	1,674.9
July 31, 2008	1,594.7
August 29, 2008	1,474.2
September 30, 2008	1,448.1
October 31, 2008	1,113.1
November 28, 2008	1,076.1
December 31, 2008	1,124.5
January 30, 2009	1,162.1
February 27, 2009	1,063.0
March 31, 2009	1,206.3
April 30, 2009	1,369.4
May 29, 2009	1,395.9
June 30, 2009	1,390.1
July 31, 2009	1,557.3
August 31, 2009	1,591.9
September 30, 2009	1,673.1
October 31, 2009	1,580.7
November 30, 2009	1,555.6
December 31, 2009	1,682.8

January 29, 2010	1,602.4
February 26, 2010	1,594.6
March 31, 2010	1,692.9
April 30, 2010	1,741.6
May 31, 2010	1,641.3
June 30, 2010	1,698.3
July 30, 2010	1,759.3
August 31, 2010	1,742.8
September 30, 2010	1,872.8
October 29, 2010	1,883.0
November 30, 2010	1,904.6
December 31, 2010	2,051.0
January 31, 2011	2,069.7
February 28, 2011	1,939.3
March 31, 2011	2,106.7
April 30, 2011	2,192.4
May 31, 2011	2,142.5
June 30, 2011	2,100.7

On December 27, 1997, the last day of trading in 1997, the index stood at 376.3, a sharp decline from 647.1 on September 30, 1997. The fall resulted from growing concerns about the Republic’s weakening financial and corporate sectors, the Republic’s falling foreign currency reserves, the sharp depreciation of the Won against the U.S. Dollar and other external factors, such as a sharp decline in stock prices in Hong Kong on October 24, 1997 and financial turmoil in Southeast Asian countries. The Korea Composite Stock Price Index recovered to reach a high of 2,064.9 in late 2007 but since then the index declined. As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, there was a significant overall decline and continuing volatility in the stock prices of Korean companies during the fourth quarter of 2008 and first half of 2009. The index was 2,171.2 on July 6, 2011.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Services Commission. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Strategy and Finance (formerly the Ministry of Finance and Economy) focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to (Won)50 million regardless of the amount deposited.

The Government recently excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate,” the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On October 11, 2005, The Bank of Korea raised the policy rate from 3.25% to 3.5%, which was further raised to 3.75% on December 8, 2005, to 4.0% on February 9, 2006, to 4.25% on June 8, 2006 and to 4.50% on August 10, 2006, in response to the increasing side-effects of a low interest rate environment including inflationary pressures coupled with signs of recovery of the real economy. On July 12, 2007, The Bank of Korea raised the policy rate to 4.75% from 4.5%, and raised it further to 5.0% on August 9, 2007. The rationale for this change was the concern that the ample market liquidity might put upside pressure on inflation in the medium to long term as the economic upswing continued. On August 7, 2008, The Bank of Korea raised the policy rate to 5.25% from 5.0%, taking the view that inflation in consumer prices had picked up its pace, due to the direct and indirect effects of high oil prices, at a time when domestic economic activity had slackened. On October 9, 2008, The Bank of Korea cut its policy rate to 5.0% from 5.25%, and continued to lower it further to 4.25% on October 27, 2008, 4.0% on November 7, 2008, 3.0% on December 11, 2008, 2.5% on January 9, 2009 and 2.0% on February 12, 2009, in order to address financial market instability and to help combat the slowdown of the domestic economy. On July 9, 2010, The Bank of Korea raised the policy rate to 2.25% from 2.0%, which was further raised to 2.5% on November 16, 2010, in response to signs of inflationary pressures and the continued growth of domestic economy. On January 13, 2011, The Bank of Korea raised the policy rate to 2.75%, which was further raised to 3.0% on March 10, 2011 and 3.25% on June 10, 2011, in response to inflationary pressures driven mainly by rises in the prices of petroleum products and farm products.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2006	2007	2008	2009	2010
	(billions of Won)
Money Supply (M1)(1)	371,087.6	316,382.7	330,623.7	389,394.5	427,791.6
Quasi-money(2)	778,174.5	957,229.2	1,095,263.8	1,177,455.5	1,232,738.4
Money Supply (M2)(3)	1,149,262.1	1,273,611.9	1,425,887.5	1,566,850.0	1,660,530.0
Percentage Increase Over Previous Year	12.5%	10.8%	12.0%	9.9%	6.0%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.

(2)	Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.
(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea.

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Strategy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Strategy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and was subsequently amended in October 2000, December 2000, December 2005, October 2006, January 2007, August 2007, February 2008, January 2009 and April 2009. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Strategy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions.” The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a foreign exchange forward, option or swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a foreign exchange forward, option or swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Exchange Rates

Won/U.S. Dollar
Exchange Rate
December 30, 2005	1,013.0
January 31, 2006	971.0
February 28, 2006	969.0
March 31, 2006	975.9
April 28, 2006	945.7
May 30, 2006	947.4
June 30, 2006	960.3
July 31, 2006	953.1
August 31, 2006	959.6
September 29, 2006	945.2
October 31, 2006	944.2
November 30, 2006	929.9
December 29, 2006	929.6
January 31, 2007	940.9
February 28, 2007	938.3
March 31, 2007	940.3
April 30, 2007	929.4
May 31, 2007	929.9
June 30, 2007	926.8
July 31, 2007	923.2
August 31, 2007	939.9
September 28, 2007	920.7
October 31, 2007	907.4
November 30, 2007	929.6
December 31, 2007	938.2
January 31, 2008	943.9
February 29, 2008	937.3
March 31, 2008	991.7
April 30, 2008	999.7
May 31, 2008	1,031.4
June 30, 2008	1,043.4
July 31, 2008	1,008.5
August 29, 2008	1,081.8

Won/U.S. Dollar
Exchange Rate
September 30, 2008	1,187.7
October 31, 2008	1,291.4
November 28, 2008	1,482.7
December 31, 2008	1,257.5
January 31, 2009	1,368.5
February 27, 2009	1,516.4
March 31, 2009	1,377.1
April 30, 2009	1,348.0
May 29, 2009	1,272.9
June 30, 2009	1,284.7
July 31, 2009	1,240.5
August 31, 2009	1,244.9
September 30, 2009	1,188.7
October 31, 2009	1,200.6
November 30, 2009	1,167.4
December 31, 2009	1,167.6
January 29, 2010	1,156.5
February 26, 2010	1,158.4
March 31, 2010	1,130.8
April 30, 2010	1,115.5
May 31, 2010	1,200.2
June 30, 2010	1,210.3
July 30, 2010	1,187.2
August 31, 2010	1,189.1
September 30, 2010	1,142.0
October 29, 2010	1,126.6
November 30, 2010	1,157.3
December 31, 2010	1,138.9
January 31, 2011	1,114.3
February 28, 2011	1,127.9
March 31, 2011	1,107.2
April 30, 2011	1,172.3
May 31, 2011	1,080.6
June 30, 2011	1,078.1

Prior to November 1997, the Government permitted exchange rates to float within a daily range of 2.25%. In response to the substantial downward pressures on the Won caused by the Republic’s economic difficulties in late 1997, in November 1997, the Government expanded the range of permitted daily exchange rate fluctuations to 10%. The Government eliminated the daily exchange rate band in December 1997, and the Won now floats according to market forces. The value of the Won relative to the U.S. dollar depreciated from (Won)888.1 to US$1.00 on June 30, 1997 to (Won)1,964.8 to US$1.00 on December 24, 1997. Due to improved economic conditions and increases in trade surplus, the Won has generally appreciated against the U.S. dollar, although the trend reversed in March 2008. During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The market average exchange rate was (Won)1,065.6 to US$1.00 on July 6, 2011.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments(1)

Classification	2006	2007	2008	2009	2010(4)
	(millions of dollars)
Current Account	14,083.2	21,769.7	3,197.5	32,790.5	28,213.6
Goods	31,433.4	37,129.1	5,170.1	37,866.0	41,904.0
Exports(2)	336,494.4	389,568.5	434,651.5	358,189.7	464,286.9
Imports(2)	305,061.0	352,439.4	429,481.4	320,323.7	422,383.1
Services	(13,331.8)	(11,967.3)	(5,734.1)	(6,640.5)	(11,229.4)
Income	74.5	135.0	4,435.4	2,276.7	768.4
Current Transfers	(4,092.9)	(3,527.1)	(673.9)	(711.7)	(3,229.4)
Capital and Financial Account	(14,151.4)	(23,876.6)	(1,154.0)	(34,651.2)	(25,331.5)
Financial Account(3)	(3,126.1)	(2,387.5)	109.3	289.6	(174.2)
Capital Account	(11,025.3)	(21,489.1)	(1,263.3)	(34,940.7)	(25,157.3)
Net Errors and Omissions	68.2	2,106.9	(2,043.5)	1,860.7	(2,882.1)

(1)	Figures are prepared based on the sixth edition of Balance of Payment Manual, or BPM6, published by International Monetary Fund in December 2008 and implemented by the Government in December 2010.
(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea.

The Republic recorded a current account surplus of approximately US$32.8 billion in 2009 compared with a current account surplus of US$3.2 billion in 2008, primarily due to a significant increase in surplus from the goods account.

Based on preliminary data, the Republic recorded a current account surplus of approximately US$28.2 billion in 2010. The current account surplus in 2010 decreased from the current account surplus of US$32.8 billion in 2009, primarily due to an increase in deficit from the services account which more than offset an increase in surplus from the goods account.

Based on preliminary data, the Republic recorded a current account surplus of approximately US$2.7 billion in the first quarter of 2011. The current account surplus in the first quarter of 2011 increased from the current account surplus of US$0.3 billion in the corresponding period of 2010, primarily due to a decrease in deficit from the services account and an increase in surplus from the goods account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations, providing a framework for the conduct and regulation of foreign investment activities. In September 1998, the Government promulgated the Foreign Investment Promotion Act (the “FIPA”), which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2006	2007	2008	2009	2010
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment(1)	6.9	8.0	7.3	8.1	11.1
Merger & Acquisition	4.3	2.5	4.4	3.4	2.0

Total	11.2	10.5	11.7	11.5	13.1

Actual Investment	9.1	7.8	8.4	6.7	5.3

(1)	Includes building new factories and operational facilities.

Source: Ministry of Knowledge Economy

In 2010, the contracted and reported amount of foreign direct investment in the Republic increased to US$13.1 billion from US$11.5 billion in 2009, primarily due to an increase in foreign investment in the manufacturing sector to US$6.7 billion in 2010 from US$3.7 billion in 2009, which was partially offset by a decrease in foreign investment in the service sector to US$6.3 billion in 2010 from US$7.6 billion in 2009.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2006	2007	2008	2009	2010
	(billions of dollars)
North America
U.S.A	1.7	2.3	1.3	1.5	2.0
Others	0.2	0.9	0.6	0.7	0.7

	1.9	3.2	1.9	2.2	2.7
Asia
Japan	2.1	1.0	1.4	1.9	2.1
Hong Kong	0.2	0.1	0.2	0.8	0.1
Singapore	0.6	0.5	0.9	0.4	0.8
China	0.0	0.4	0.4	0.2	0.4
Others	1.1	0.3	0.4	0.4	3.5

	4.0	2.3	3.3	3.7	6.9
European Union
England	0.7	0.3	1.2	2.0	0.6
Netherlands	0.8	2.0	1.2	1.9	1.2
Germany	0.5	0.4	0.7	0.6	0.3
France	1.2	0.4	0.5	0.1	0.2
Others	1.8	1.2	2.7	0.7	1.0

	5.0	4.3	6.3	5.3	3.3
Others regions and countries	0.3	0.7	0.2	0.3	0.2

Total	11.2	10.5	11.7	11.5	13.1

Source: Ministry of Knowledge Economy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	Imports(2)	Balance of Trade	Exports as % of Imports
	(millions of dollars, except percentages)
2006	325,464.9	309,382.7	16,082.2	105.2
2007	371,489.0	356,845.7	14,643.3	104.1
2008	422,007.3	435,274.7	(13,267.4)	97.0
2009	363,533.6	323,084.5	40,449.1	112.5
2010(3)	466,383.8	425,212.2	41,171.6	109.7

(1)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(2)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(3)	Preliminary.

Source: The Bank of Korea.

Overall exports increased during the period from 2005 to 2008 primarily due to the continued increase in global demand (including strong demand in China) for electronics products (including semiconductors and information technology products), iron and steel products and machinery and precision equipment. Overall exports decreased in 2009 compared to 2008 due to the effects of the global financial crisis on global demand for goods in general.

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (F.O.B.)(1)

	2006	As % of Total	2007	As % of Total	2008	As % of Total	2009	As % of Total	2010(2)	As % of Total(2)
	(billions of dollars, except percentages)
Foods & Consumer Goods	3.2	1.0	3.5	1.0	4.1	1.0	4.3	1.2	5.4	1.2
Raw Materials and Fuels	25.1	7.7	29.4	7.9	44.1	10.5	27.9	7.7	38.5	8.3
Petroleum & Derivatives	20.6	6.3	24.2	6.5	37.8	9.0	23.2	6.4	31.9	6.8
Light Industrial Products	26.9	8.3	27.5	7.4	29.4	7.0	27.5	7.6	32.7	7.0
Heavy & Chemical Industrial Products	270.4	83.1	311.0	83.7	344.4	81.6	303.9	83.6	389.9	83.6
Electronic & Electronic Products	115.7	35.6	126.9	34.2	127.2	30.0	121.2	33.3	154.2	33.1
Chemicals & Chemical Products	31.2	9.6	36.8	9.9	41.9	9.9	36.6	10.1	47.5	10.2
Metal Goods	27.2	8.3	31.6	8.5	38.1	9.0	29.9	8.2	37.7	8.1
Machinery & Precision Equipment	29.0	8.9	36.2	9.7	42.9	10.3	32.8	9.0	44.0	9.4
Passenger Cars	30.5	9.4	34.5	9.3	31.3	7.4	22.4	6.2	31.8	6.8
Ship & Boat	21.7	6.7	26.9	7.2	41.3	9.8	42.8	11.8	47.1	10.1

Total	325.5	100.0	371.5	100.0	422.0	100.0	363.5	100.0	466.4	100.0

(1)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(2)	Preliminary

Source: The Bank of Korea.

Imports by Major Commodity Groups (C.I.F.)(1)

	2006	As % of Total	2007	As % of Total	2008	As % of Total	2009	As % of Total	2010(2)	As % of Total(2)
	(billions of dollars, except percentages)
Industrial Materials and Fuels	173.9	56.2	201.7	56.5	269.0	61.8	184.4	57.1	247.2	58.1
Crude Petroleum	55.9	18.1	60.3	16.9	85.9	19.7	50.8	15.7	68.7	16.2
Mineral	13.0	4.2	16.0	4.5	19.6	4.5	13.7	4.2	21.4	5.0
Chemicals	25.2	8.1	29.2	8.8	33.1	7.6	28.7	8.9	37.7	8.9
Iron & Steel Products	17.7	5.7	24.1	6.7	37.1	8.5	21.6	6.7	27.3	6.4
Non-ferrous Metal	12.3	4.0	14.3	4.0	13.4	3.1	9.1	2.8	12.6	0.0
Capital Goods	105.1	34.0	118.1	33.1	124.1	28.5	104.5	32.4	135.7	31.9
Machinery & Precision Equipment	35.4	11.5	39.3	11.0	40.0	9.2	33.6	10.4	47.7	11.2
Electric & Electronic Machines	60.1	19.4	67.0	18.7	70.4	16.2	59.8	18.5	73.3	17.2
Transport Equipment	8.0	2.6	10.0	2.8	11.7	2.7	9.5	3.0	12.9	3.0
Consumer Goods	30.4	9.8	37.0	10.4	42.1	9.7	34.1	10.6	42.3	9.9
Cereals	3.5	1.1	4.7	1.3	7.4	1.7	5.3	1.6	5.9	1.4
Goods for Direct Consumption	8.3	2.7	9.7	2.7	10.2	2.3	8.9	2.7	11.0	2.6
Consumer Durable Goods	11.8	3.8	14.6	4.1	16.4	3.8	12.9	4.0	16.2	3.8
Consumer Nondurable Goods	6.8	2.2	8.0	2.2	8.2	1.9	7.1	2.2	9.2	2.2

Total	309.4	100.0	356.8	100.0	435.3	100.0	323.1	100.0	425.2	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary

Source: The Bank of Korea.

In 2005, the Republic recorded a trade surplus of US$23.2 billion. Exports increased by 12.0% to US$284.4 billion and imports increased by 16.4% to US$261.2 billion from US$253.8 billion of exports and US$224.5 billion of imports, respectively, in 2004.

In 2006, the Republic recorded a trade surplus of US$16.1 billion. Exports increased by 14.5% to US$325.5 billion and imports increased by 18.5% to US$309.4 billion from US$284.4 billion of exports and US$261.2 billion of imports, respectively, in 2005.

In 2007, the Republic recorded a trade surplus of US$ 14.6 billion. Exports increased by 14.1% to US$371.5 billion and imports increased by 15.3% to US$356.8 billion from US$325.5 billion of exports and US$309.4 billion of imports, respectively, in 2006.

In 2008, the Republic recorded a trade deficit of US$13.3 billion. Exports increased by 13.6% to US$422.0 billion and imports increased by 22.0% to US$435.3 billion from US$371.5 billion of exports and US$356.8 billion of imports, respectively, in 2007.

In 2009, the Republic recorded a trade surplus of US$40.4 billion. Exports decreased by 13.9% to US$363.5 billion and imports decreased by 25.8% to US$323.1 billion from US$422.0 billion of exports and US$435.3 billion of imports, respectively, in 2008.

Based on preliminary data, the Republic recorded a trade surplus of US$41.2 billion in 2010. Exports increased by 28.3% to US$466.4 billion and imports increased by 31.6% to US$425.2 billion from US$363.5 billion of exports and US$323.1 billion of imports, respectively, in 2009.

Based on preliminary data, the Republic recorded a trade surplus of US$8.0 billion in the first quarter of 2011. Exports increased by 29.9% to US$131.3 billion and imports increased by 25.6% to US$123.3 billion from US$101.1 billion of exports and US$98.2 billion of imports, respectively, in the corresponding period of 2010.

On October 6, 2010, the Republic and the EU signed a FTA, which is expected to come into effect on July 1, 2011.

The following table sets forth the Republic’s exports trading partners:

Exports

	2006	As % of 2006 Total	2007	As % of 2007 Total	2008	As % of 2008 Total	2009	As % of 2009 Total	2010(1)	As % of 2010 Total(1)
	(millions of dollars, except percentages)
China	69,459.2	21.3	81,985.2	22.1	91,388.9	21.7	86,703.2	23.9	116,837.8	32.1
United States	43,183.5	13.3	45,766.1	12.3	46,376.6	11.0	37,649.9	10.4	49,816.1	13.7
Japan	26,534.0	8.2	26,370.2	7.1	28,252.5	6.7	21,770.8	6.0	28,176.3	7.8
Hong Kong	18,978.9	5.8	18,654.5	5.0	19,771.9	4.7	19,661.1	5.4	25,294.3	7.0
Singapore	9,489.3	2.9	11,949.5	3.2	16,293.0	3.9	13,617.0	3.7	15,244.2	4.2
Taiwan	12,995.7	4.0	13,027.1	3.5	11,462.0	2.7	9,501.1	2.6	14,830.5	4.1
Germany	10,056.2	3.1	11,542.5	3.1	10,522.7	2.5	8,820.9	2.4	10,702.2	2.9
India	5,532.8	1.7	6,600.0	1.8	8,977.1	2.1	8,013.3	2.2	11,434.6	3.2
Russia	5,179.2	1.6	8,087.7	2.2	9,748.0	2.3	4,194.1	1.2	7,759.8	2.1
Indonesia	4,873.5	1.5	5,770.6	1.6	7,933.6	1.9	5,999.9	1.7	8,897.3	2.5
Others(2)	119,182.5	36.6	141,735.7	38.2	171,281.0	40.6	147,602.3	40.6	74,540.5	20.4

Total	325,464.8	100.0	371,489.1	100.0	422,007.3	100.0	363,533.6	100.0	363,533.6	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions with lower exports levels than those shown above.

Source: The Bank of Korea.

The following table sets forth the Republic’s imports trading partners:

Imports

	2006	As % of 2006 Total	2007	As % of 2007 Total	2008	As % of 2008 Total	2009	As % of 2009 Total	2010(1)	As % of 2010 Total(1)
	(millions of dollars, except percentages)
China	48,556.7	15.7	63,027.8	17.7	76,930.3	17.7	54,246.1	16.8	71,573.6	16.8
Japan	51,926.3	16.8	56,250.1	15.8	60,956.4	14.0	49,427.5	15.3	64,296.1	15.1
United States	33,654.2	10.9	37,219.3	10.4	38,364.8	8.8	29,039.5	9.0	40,402.7	9.5
Saudi Arabia	20,552.1	6.6	21,163.5	5.9	33,781.5	7.8	19,736.8	6.1	26,820.0	6.3
Australia	11,309.4	3.7	13,232.5	3.7	18,000.3	4.1	14,756.1	4.6	20,456.2	4.8
Germany	11,364.6	3.7	13,534.3	3.8	14,769.1	3.4	12,298.5	3.8	14,304.9	3.4
Taiwan	9,287.5	3.0	9,966.5	2.8	10,642.9	2.4	9,851.4	3.0	13,647.1	3.2
United Arab Emirates	12,930.9	4.2	12,656.2	3.5	19,248.5	4.4	9,310.0	2.9	12,170.1	2.9
Indonesia	8,848.6	2.9	9,113.8	2.6	11,320.3	2.6	9,264.1	2.9	13,985.8	3.3
Malaysia	7,242.5	2.3	8,442.2	2.4	9,909.1	2.3	7,574.1	2.3	9,531.0	2.2
Others(2)	93,709.9	30.3	112,239.5	31.4	141,351.5	32.5	107,580.4	33.3	138,024.7	32.5

Total	309,382.7	100.0	356,845.7	100.0	435,274.7	100.0	323,084.5	100.0	425,212.2	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions with lower imports levels than those shown above.

Source: The Bank of Korea.

In 2003, the outbreak of severe acute respiratory syndrome, or SARS, and the avian influenza in Asia (including China) and other parts of the world increased uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. The avian influenza carried by migrating wild birds spread to several Asian countries, Russia, Romania and Turkey. In response to these outbreaks of avian influenza, the Government issued an advisory on disease prevention as of October 14, 2005 and conducted special monitoring of poultry farms. In addition, the Government continued to cooperate with regional and international efforts to develop and implement additional measures to contain and prevent SARS, the avian influenza and other diseases. Another outbreak of SARS, the avian influenza or similar incidents in the future may have an adverse effect on Korean and world economies and on international trade.

In April 2007, the Republic and the United States reached an agreement on a bilateral free trade agreement, or FTA, which was subsequently renegotiated and signed by both nations in December 2010. As of April 6, 2011, the FTA has not been ratified by the Korean National Assembly nor the U.S. Congress.

Non-Commodities Trade Balance

The non-commodities trade deficit was US$17.4 billion in 2006, US$15.4 billion in 2007, US$2.0 billion in 2008, US$5.8 billion in 2009 and US$13.7 billion in 2010.

Foreign Currency Reserves

The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2006	2007	2008	2009	2010
	(millions of dollars)
Gold (1)	$74.2	$74.3	$75.7	$79.0	$79.6
Foreign Exchange	238,387.9	261,770.7	200,479.1	265,202.3	286,926.4
Total Gold and Foreign Exchange	238,462.1	261,845.0	200,554.8	265,281.3	287,006.0
Reserve Position at IMF	440.0	310.5	582.6	981.6	1,024.7
Special Drawing Rights	54.0	68.6	86.0	3,731.8	3,539.9

Total Official Reserves	$238,956.1	$262,224.1	$201,223.4	$269,994.7	$291,570.7

(1)	For this purpose, domestically-owned gold is valued at US$42.22 per troy ounce (31.1035 grams) and gold deposited overseas is calculated at cost of purchase.

Source: The Bank of Korea.

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions and to defend the value of the Won against depreciation. The Government’s foreign currency reserves increased in 2009 and 2010, due among others to the retrieval of the foreign currency reserve previously used to provide foreign currency liquidity to Korean financial institutions, as well as gains on investment. The amount of the Government’s foreign currency reserve was US$304.5 billion as of June 30, 2011.

Government Finance

The Ministry of Strategy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Strategy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	December 31,
	2004	2005	2006	2007	2008	2009(1)
	(billions of Won)
Total Revenues	178,784	191,446	209,573	243,633	250,713	255,252
Current Revenues	177,453	190,165	208,091	241,693	248,809	252,720
Total Tax Revenues	117,796	127,466	138,044	161,459	167,306	164,542
Income Profits and Capital Gains	48,112	54,456	60,367	74,273	75,510	69,675
Tax on Property	2,996	4,683	6,281	8,725	7,694	7,171
Tax on Goods and Services	51,800	53,401	54,996	59,835	63,060	63,496
Customs Duties	6,796	6,318	6,858	7,411	8,776	9,169
Others	8,090	8,608	9,542	11,216	12,267	15,031
Social Security Contribution	22,848	24,905	27,315	29,739	32,896	33,896
Non-Tax Revenues	36,788	37,795	42,733	50,495	48,607	54,283
Capital Revenues	1,331	1,281	1,482	1,940	1,904	2,532
Total Expenditures and Net Lending	173,538	187,946	205,928	209,810	238,834	272,873
Total Expenditures	172,140	184,922	200,181	202,703	233,354	254,823
Current Expenditures	144,148	160,274	173,688	169,658	196,879	209,689
Goods and Services	33,869	36,165	38,987	34,496	37,375	N/A	(2)
Interest Payments	8,710	10,094	12,150	13,444	14,356	N/A	(2)
Subsidies and Other Transfers(3)	99,537	111,448	119,997	119,565	142,782	N/A	(2)
Subsidies	748	724	764	680	730	N/A	(2)
Other Transfers (3)	98,789	110,724	119,233	118,885	142,052	N/A	(2)
Non-Financial Public Enterprises Expenditures	3,031	2,566	2,554	2,153	2,366	N/A	(2)
Capital Expenditures	26,992	24,648	26,493	33,045	36,475	45,134
Net Lending	1,398	3,024	5,746	7,107	5,480	18,049

(1)	Preliminary.
(2)	Not available.
(3)	Includes transfers to local governments, non-profit institutions, households and abroad.

Source: Ministry of Strategy and Finance; Korea National Statistical Office.

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2005, revenues increased by approximately 7.1%, which represented 23.6% of the Republic’s GDP, principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)3.5 trillion in 2005.

For 2006, revenues increased by approximately 9.5%, which represented 24.7% of the Republic’s GDP, principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)3.6 trillion in 2006.

For 2007, revenues increased by approximately 16.3%, which represented 27.0% of the Republic’s GDP, principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)33.8 trillion in 2007.

For 2008, revenues increased by approximately 2.9% principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)11.9 trillion in 2008.

Based on preliminary data, the Republic recorded total revenues of (Won)255.3 trillion and total expenditures and net lending of (Won)272.9 trillion in 2009. The Republic had a fiscal deficit of (Won)17.6 trillion in 2009.

Based on preliminary data, the Republic recorded total revenues of (Won)232.1 trillion and total expenditures and net lending of (Won)216.6 trillion in the first ten months of 2010. The Republic had a fiscal surplus of (Won)15.5 trillion in the first ten months of 2010.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2010 amounted to approximately (Won)405.5 trillion, an increase of 8.8% over the previous year.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the estimated outstanding direct external debt of the Government as of December 31, 2010:

Direct External Debt of the Government

	Amount in Original Currency		Equivalent Amount in U.S. Dollars (1)
	(millions)
US$	US$	7,401.7	US$	7,401.7
Japanese Yen (¥)		¥10,963.1		134.5
Euro (EUR)	EUR	876.6		1,165.0

Total			US$	8,701.2

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2010.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2006	262,380.6
2007	278,800.8
2008	288,719.8
2009	331,904.1
2010	360,804.5

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2006	2007	2008	2009	2010
	(billions of Won)
Domestic	36,436.6	33,031.1	28,112.8	28,292.4	33,291.7
External(1)	73.4	31.8	—	1,508.4	1,508.3

Total	36,510.1	33,062.9	28,112.8	29,800.8	34,800.0

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Debt

The following tables set out certain information regarding the Republic’s external debt calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2008 and implemented by the Government in December 2010. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from external debt.

	December 31,
	2006	2007	2008	2009	2010
	(billions of dollars)
Long-term Debt	111.5	173.2	167.5	196.2	225.0
General Government	10.3	31.7	21.1	27.8	44.2
Monetary Authorities	5.7	12.3	13.1	28.3	25.3
Banks	40.4	58.9	59.0	64.6	72.4
Other Sectors	55.0	70.2	74.2	75.5	83.1
Short-term Debt	113.7	160.2	149.9	149.2	135.0
Monetary Authorities	3.9	9.6	18.3	11.7	10.3
Banks	96.1	134.0	110.4	115.7	101.3
Other Sectors	13.7	16.7	21.2	21.8	23.4
Total External Liabilities	225.2	333.4	317.4	345.4	360.0

Tables and Supplementary Information

A. External Debt of the Government

(1)	External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2010
			(%)
2003-001	June 3, 2003	June 1, 2013	4.25	USD	1,000,000,000		1,000,000,000
2004-001	September 22, 2004	September 22, 2014	4.875	USD	1,000,000,000		1,000,000,000
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2005-002	November 2, 2005	November 2, 2015	3.625	EUR	500,000,000		500,000,000
2006-001	December 7, 2006	December 7, 2016	5.125	USD	500,000,000		500,000,000
2006-002	December 7, 2006	December 7, 2021	4.25	EUR	375,000,000		375,000,000
2009-001	April 16, 2009	April 16, 2014	5.75	USD	1,500,000,000		1,500,000,000
2009-002	April 16, 2009	April 16, 2019	7.125	USD	1,500,000,000		1,500,000,000

Total External Bonds in Original Currencies							USD 5,900,000,000
							EUR 875,000,000

Total External Bonds in Equivalent Amount of Won(1)						(Won)	8,043,910,000,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to (Won)1,138.9, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR1.00 to (Won)1,513.6, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

a. Borrowings in U.S. Dollars

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (USD)	Principal Amount Outstanding as of December 31, 2010 (USD)
February 26, 1969	42	3	5,000,000		132,538
March 20, 1970	40	3	4,000,000		119,629
June 3, 1970	41	3	10,000,000		214,773
January 29, 1971	40	3	29,300,000		943,903
January 29, 1971	41	3	29,200,000		1,878,810
March 6, 1971	40	3	35,000,000		788,451
April 12, 1971	40	3	29,600,000		895,449
April 12, 1971	30	3	400,000		21,777
June 24, 1971	40	3	14,000,000		1,024,817
August 31, 1971	41	3	6,000,000		433,064
January 20, 1972	41	3	2,000,000		264,311
February 14, 1972	41	3	40,000,000		3,460,416
February 14, 1972	40	3	162,200,000		10,064,083
March 16, 1972	41	3	17,000,000		2,043,685
June 27, 1972	40	3	5,000,000		467,668
September 13, 1972	41	3	2,500,000		286,646
February 28, 1973	40	3	25,000,000		3,458,373
April 12, 1973	42	3	96,300,000		15,042,830
April 12, 1973	43	3	5,300,000		991,249
April 12, 1973	40	3	25,200,000		2,367,574
January 28, 1974	40	3	5,000,000		649,508
April 19, 1974	40	3	2,800,000		473,686
September 11, 1974	41	3	25,700,000		5,400,863
September 13, 1975	41	3	5,000,000		982,945
September 13, 1975	41	3	5,000,000		981,867
September 13, 1975	41	3	5,000,000		1,358,594
February 18, 1976	40	3	11,900,000		1,862,543
February 18, 1976	40	3	27,900,000		4,644,194
February 18, 1976	40	3	23,400,000		5,829,298
February 18, 1976	40	3	90,800,000		16,528,863
July 21, 1977	41	3	59,500,000		14,349,380
July 21, 1977	40	3	43,800,000		9,268,853
June 7, 1979	30	3	40,000,000		10,882,277
January 25, 1980	40	3	30,000,000		9,068,823
May 18, 1981	40	3	27,000,000		8,789,239
October 12, 1994	20	6.25	1,640,370,000		489,108,316
March 27, 1998	15	LIBOR+0.75	2,000,000,000		268,856,448
September 14, 1998	16	LIBOR+0.5	48,000,000		7,813,369
October 23, 1998	15	LIBOR+0.75	2,000,000,000		600,000,000

Subtotal in Original Currency					USD 1,501,749,112
Subtotal in Equivalent Amount of Won(1)				(Won)	1,710,342,064,040

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to (Won)1,138.9, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.

b. Borrowings in Euro

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (EUR)	Principal Amount Outstanding as of December 31, 2010 (EUR)
April 19, 1982	39	2	7,029,215		957,624
March 27, 1985	30	2	2,039,087		658,088

Subtotal in Original Currency					EUR 1,615,712
Subtotal in Equivalent Amount of Won(1)				(Won)	2,445,541,350

(1)	Euro amounts are converted to Won amounts at the rate of EUR1.00 to (Won)1,513.6, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.

c. Borrowings in Japanese Yen

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (JPY)	Principal Amount Outstanding as of December 31, 2010 (JPY)
August 18, 1987	25	4.25	7,750,000,000		837,836,000
August 18, 1987	25	4.25	12,911,000,000		1,307,244,000
May 24, 1988	24	Floating	7,567,732,075		694,717,775
June 22, 1988	25	4.25	2,679,000,000		357,325,000
June 22, 1988	25	4.25	5,920,000,000		777,375,000
June 22, 1988	25	4.25	5,254,000,000		518,585,000
June 22, 1988	25	4.25	4,440,000,000		599,125,000
December 13, 1989	25	Floating	8,745,658,966		3,562,106,766
October 31, 1990	25	4	4,320,000,000		1,126,610,000
October 31, 1990	25	4	5,414,000,000		598,740,000
October 31, 1990	25	4	2,160,000,000		583,390,000

Subtotal in Original Currency				JPY	10,963,054,541

Subtotal in Equivalent Amount of Won(1)				(Won)	153,162,642,380

Total External Borrowings in Equivalent Amount of Won				(Won)	1,865,950,247,770

(1)	Japanese yen amounts are converted to Won amounts at the rate of JPY100.00 to (Won)1,397.08, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.

B. External Guaranteed Debt of the Government

Borrower	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2010
Hana Bank	April 9, 2009	April 9, 2012	6.5	USD	1,000,000,000		1,000,000,000
Hana Bank	June 30, 2009	December 30, 2011	4.8	MYR	710,000,000		710,000,000
Hana Bank	June 30, 2009	June 29, 2012	4.85	MYR	290,000,000		290,000,000

Total External Guaranteed Debt in Original Currencies							USD 1,000,000,000
							MYR 1,000,000,000

Total External Guaranteed Debt in Equivalent Amount of Won(1)						(Won)	1,508,250,000,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to (Won)1,138.9, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd. Malaysian ringgit amounts are converted to Won amounts at the rate of MYR1.00 to (Won)369.35, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2010
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	2.75-7.65	2001-2010	2011-2030	310,076.7
Interest-Bearing Treasury Bond for National Housing I	3.0	2001-2010	2006-2015	44,067.0
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1986-2010	2006-2030	4,383.1
Interest-Bearing Treasury Bond for National Housing III	0	2005	2015	594.2
Non-interest-Bearing Treasury Bond for Contribution to International Organizations (1)	—	1967-1985	—	11.3

Total Bonds				359,132.3
2. Borrowings
Borrowings from The Bank of Korea	2.24	2010	2011	1,117.2
Borrowings from the Sports Promotion Fund	3.64-5.0	2009-2010	2012-2015	400.0
Borrowings from the Private School Teachers’ Pension Fund	5.17-5.27	2006	2011	65.0
Borrowings from the Korea Foundation Fund	4.31	2009	2012	30.0
Borrowings from the Government Employees’ Pension Fund	2.8	2009	2012	10.0
Borrowings from the Film Industry Development Fund	3.04-3.85	2010	2013	30.0
Borrowings from the Culture and Arts Promotion Fund	3.29	2010	2013	20.0

Total Borrowings				1,672.2

Total Internal Funded Debt				360,804.5

(1)	Interest Rates and Years of Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2010
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	4.09-6.32	2006-2010	2011-2015	26,690.0
KAMCO	Floating-5.27	2009-2010	2012-2014	3,969.1
Korea Student Aid Foundation	Floating-5.26	2010	2012-2020	2,510.0

Total Bonds				33,169.1
2. Borrowings of Government-Affiliated Corporations
Rural Development Corporation and Federation of Farmland	5.5	1989	2023	122.6

Total Borrowings				122.6

Total Internal Guaranteed Debt				33,291.7

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities;

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean law, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and three years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•

you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations;

•	rank at least equally in right of payment among themselves, regardless of when issued or currency of payment; and

•	rank at least equally in right of payment with all of our other unsecured and unsubordinated obligations, subject to certain statutory exceptions under Korean law.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities.

We may, however, create or permit a security interest:

•

on any promissory debt securities or commercial paper discounted or otherwise provided as security to or issued or held by us created in favor of The Bank of Korea in the normal operation of The Bank of Korea’s discount facilities or facilities for the funding of loans by us to our customers; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity; or

•	of a statutory nature arising in the ordinary course of our business but unrelated to our activities of borrowing or raising money; or

•	on any real estate owned by us imposed by a tenant of such real estate as security for repayment of any key money paid by the tenant; or

•	arising by operation of Korean law or given preference by law following our failure to meet an obligation, although we will not permit such a security interest to exist for more than 30 days.

Events of Default

Unless otherwise specified in the applicable prospectus supplement in connection with a particular offering of debt securities, each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.	Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount.

4.	Moratorium/Default:

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated; or

•	we cease to conduct the banking business.

6.	Cessation of Government Control or Failure of Support: the Republic ceases to (directly or indirectly) control us or fails to provide financial support for us as required under Article 44 of the KDB Act as of the issue date of the debt securities of such series, provided, however, that neither such event will constitute an event of default if, at such time, the debt securities of such series shall have the benefit of a Government Guarantee (as defined below).

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

As used in paragraph 6 above, “Government Guarantee” means a direct and irrevocable obligation by the Republic to guarantee or repay in full, or otherwise protect against any losses on any amount due under, or to purchase, the debt securities of such series, including principal of, premium, if any, and interest on the debt securities of such series, provided that:

a)	the Republic shall have expressly assumed the payment obligations in respect of the debt securities of such series under such Government Guarantee by way of agreement, deed, statute or any other instrument or law or regulation having a similar effect;

b)	the Government Guarantee shall be subject to the obligation to make all payments of principal of, premium, if any, and interest on the debt securities of such series without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions; any obligation to pay additional amounts as described in “—Additional Amounts” above shall apply to the Government Guarantee and the Republic, as guarantor; and

c)	we shall have obtained an opinion of independent legal advisers that the Government Guarantee is binding upon and enforceable against the Republic, and that the debt securities of such series shall remain our valid, binding and enforceable obligations.

We will notify holders of the debt securities of the occurrence of the cessation of government control or failure of support described under paragraph 6 above as soon as practicable thereafter setting out details of the event, cessation or failure described above and the establishment of the Government Guarantee, and shall make available for inspection by the holders copies of the documentation or statute, law or regulation, as the case may be, evidencing the Government Guarantee and the opinion described in paragraph (c) of the definition of “Government Guarantee” above, during normal business hours at the office of the fiscal agent.

As used in paragraph 6 above, “control” means the acquisition or control of a majority of our voting share capital or the right to appoint and/or remove all or the majority of the members of our board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3 % in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

We may at any time call a meeting of the holders of a series of debt securities to seek the holders of the debt securities’ approval of the modification, or amendment, or obtain a waiver, of any provision of that series of debt securities. The meeting will be held at the time and place in the Borough of Manhattan in New York City as determined by the fiscal agent. The notice calling the meeting must be given at least 30 days and not more than 60 days prior to the meeting.

While an event of default with respect to a series of debt securities is continuing, holders of at least 10% of the aggregate principal amount of that series of debt securities may compel the fiscal agent to call a meeting of all holders of debt securities of that series.

Holders of debt securities who hold, in the aggregate, a majority in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum at a meeting. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum for taking any action set out in the original notice. To vote at a meeting, a person must either hold outstanding debt securities of the relevant series or be duly appointed as a proxy for a debt securityholder. The fiscal agent will make all rules governing the conduct of any meeting.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•

permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities). We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

We may offer additional debt securities with original issue discount (“OID”) for U.S. federal income tax purposes as part of a further issue. Purchasers of debt securities after the date of any further issue will not be able to differentiate between debt securities sold as part of the further issue and previously issued debt securities of the same series. If we were to issue further debt securities with OID, purchasers of debt securities after such further issue may be required to accrue OID (or greater amounts of OID that they would otherwise have accrued) with respect to their debt securities. This may affect the price of outstanding debt securities following a further issue. Purchasers are advised to consult legal counsel with respect to the implications of any future decision by us to undertake a further issue of debt securities with OID.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•	the terms of the debt securities purchasable upon exercise of the warrants, as described above under “—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most of our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel, Hwang Mok Park P. C., has informed us that there would be certain conditions to be met under Korean law regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws.

We have appointed the General Manager of our New York Branch, Mr. In Joo Kim, and the Senior Deputy General Manager of our New York Branch, Mr. Joo Yung Sung, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Branch is located at 320 Park Avenue, 32nd Floor, New York, New York 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Strategy and Finance of Korea must receive a report with respect to the issuance by us of debt securities in accordance with the Foreign Exchange Transaction Act and Regulation of Korea. After issuance of debt securities outside the Republic, we are required to notify the Minister of Strategy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees to be Issued by Us

The description below summarizes some of the provisions of the guarantees that we may issue from time to time. Copies of the forms of guarantees are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The description of a guarantee that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by us as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to our other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

Description of Guarantees to be Issued by The Republic of Korea

In response to the adverse conditions in global financial markets since September 2008, the Government announced in October 2008 that it would guarantee foreign currency-denominated debt (but excluding foreign currency deposits and subordinated debt) of 18 Korean banks and their overseas branches owed to non-residents (including branches of foreign banks located in the Republic and as defined in Article 3 of the Foreign Exchange Transaction Act of Korea) issued or incurred between October 20, 2008 and June 30, 2009 (subsequently extended to December 31, 2009), up to an aggregate amount of US$100 billion (or its equivalent in other currencies), for a period of three years from the date such debt was issued or incurred. The National Assembly approved this government guarantee program (the “Government Guarantee Program”) on October 30, 2008 and the Minister of Strategy and Finance published the Guarantee Rules, which set forth details of the Government Guarantee Program, including the form of guarantee and the form of demand, on October 31, 2008. We filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part in December 2008. The Government Guarantee Program was terminated on December 31, 2009 and no longer applies to Korean banks including us.

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax consideration applies to you so long as you are not:

•	a citizen of Korea;

•	a resident of Korea;

•	a corporation organized under Korean law;

•	a corporation of which the place of management is located in Korea; or

•	maintaining a permanent establishment or any other place of business, trade or otherwise in Korea.

Tax on Interest Payments

Under current Korean tax laws, when we make payments of interest to you on the foreign currency-denominated debt securities issued outside of Korea, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the debt securities, as long as such debt securities are denominated in a currency other than Won and issued outside of Korea, provided that the disposition does not involve a transfer of such debt securities within Korea and the disposition does not involve a transfer of such debt securities by a resident of Korea or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation). If you sell or otherwise dispose of such debt securities within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lesser of 22.0% of net gain or 11% of gross sale proceeds with respect to transactions), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the debt securities, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “Tax Treaties” below.

Inheritance Tax and Gift Tax

If you die while you are the holder of the debt security, the subsequent transfer of the debt security by way of succession will be subject to Korean inheritance tax. Similarly, if you transfer the debt security as a gift, the donee will be subject to Korean gift tax and you may be required to pay the gift tax if the donee fails to do so or the donee is a non-resident.

Stamp Duty

You will not be subject to any Korean transfer tax, stamp duty, registration duty or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Guarantees

Although there are no Korean tax laws, regulations or rulings specific to the payment under the guarantee herein, we believe any payments of interest on and principal amount of the debt securities (or the issued price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency and issued by us outside of Korea or any payments of interest on and principal amount of the debt securities (or the issued price if the debt securities were originally issued at a discount) by us under our guarantee on the debt securities denominated in a foreign currency and issued by a third-party Korean issuer outside of Korea are not subject to withholding tax. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic or third-party debt securities guaranteed by us may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, Chile, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Greece, Hungary, India, Indonesia, Iran, Ireland, Israel, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Russia, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 16.5% (including local income tax), and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under “—Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company handling the debt securities, as applicable, a certificate as to your country of residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at the normal rates.

At present, Korea has not entered into tax treaties regarding inheritance or gift tax.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

United States Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•	a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, a “foreign currency”, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. Under present law, the Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual investors. The ability of U.S. holders to offset capital losses against ordinary income is limited.

The gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity, the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their stated redemption price at maturity will be the “original issue discount.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by the Company, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain

Treasury regulations (the “OID regulations”). You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you receive the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the debt security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain debt securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the debt securities.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands.

In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Notes and Other Notes Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

In addition, a U.S. holder should be aware that recently enacted legislation imposes new reporting requirements with respect to the holding of certain foreign financial assets, including debt of foreign issuers, if the aggregate value of all of such assets exceeds US$50,000. A U.S. holder should consult its own tax advisor regarding the application of the information reporting rules to our debt securities and the application of the recently enacted legislation to its particular situation.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Guarantees

A description of the tax consequences of an investment in guarantees will be provided in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities, warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities, warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents. We may offer guarantees as consideration for transactions involving securities of other issuers.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities or any guarantees will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. In Joo Kim, General Manager of our New York Branch, or Mr. Joo Yung Sung, Senior Deputy General Manager of our New York Branch. The address of our New York Branch is 320 Park Avenue, 32nd Floor, New York, New York 10022. The authorized representative of the Republic in the United States is Mr. Byeong Sun Song, Financial Attache, Korean Consulate General in New York, located at 335 East 45th Street, New York, New York 10017.

OFFICIAL STATEMENTS AND DOCUMENTS

Our President and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth under “The Korea Development Bank” (except for the information set out under “The Korea Development Bank—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Strategy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Korea Development Bank—Business—Government Support and Supervision” and “The Republic of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

Our non-consolidated financial statements as of December 31, 2010 and 2009 and for the years ended December 31, 2010 and 2009, appearing in this prospectus, have been audited by Ernst & Young Han Young, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•	continuing difficulties in the housing and financial sectors in the United States and elsewhere and the resulting adverse effects on the global financial markets;

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar or Japanese Yen exchange rates or revaluation of the Chinese Renminbi), interest rates and stock markets;

•	substantial decreases in the market prices of Korean real estate;

•	increasing delinquencies and credit defaults by consumer and small and medium sized enterprise borrowers;

•	declines in consumer confidence and a slowdown in consumer spending;

•	adverse developments in the economies of countries that are important export markets for the Republic, such as the United States, Japan and China, or in emerging market economies in Asia or elsewhere;

•

the continued emergence of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from the Republic to China);

•	social and labor unrest;

•

a decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs that, together, would lead to an increased government budget deficit;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities and corporate governance issues at certain Korean conglomerates;

•	the economic impact of any pending or future free trade agreements;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•	the recurrence of severe acute respiratory syndrome, or SARS, or an outbreak of swine or avian flu in Asia and other parts of the world;

•	deterioration in economic or diplomatic relations between the Republic and its trading partners or allies, including deterioration resulting from trade disputes or disagreements in foreign policy;

•	political uncertainty or increasing strife among or within political parties in the Republic;

•	hostilities or unrest involving oil producing countries in the Middle East and Northern Africa and any material disruption in the supply of oil or increase in the price of oil;

•

the occurrence of severe earthquakes, tsunamis or other natural disasters in Korea and other parts of the world, particularly in trading partners (such as the March 2011 earthquake in Japan, which also resulted in the release of radioactive materials from a nuclear plant that had been damaged by the earthquake); and

•	an increase in the level of tension or an outbreak of hostilities between North Korea and the Republic or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

HEAD OFFICE OF THE BANK

16-3, Youido-dong,

Youngdeungpo-gu, Seoul 150-973

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

101 Barclay Street, 21st Floor West

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Lee & Ko 18th Floor Hanjin Main Building 118 Namdaemunro 2-ga, Jung-gu Seoul, Korea 100-770	Cleary Gottlieb Steen & Hamilton LLP c/o 39th Floor Bank of China Tower One Garden Road Hong Kong

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP

c/o 18th Floor

The Hong Kong Club Building

3A Chater Road

Hong Kong

AUDITOR OF THE BANK

Ernst & Young

3rd to 8th Floor, Taeyoung Building

10-2 Youido-dong

Youngdeungpo-gu, Seoul 150-777

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542